As filed with the Securities and Exchange Commission on May 22, 2017

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

INPIXON

(Exact name of Registrant as specified in its charter)

Nevada	7379	88-0434915
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195

Palo Alto, CA 94303

(408) 702-2167

(Address and telephone number of principal executive offices)

Nadir Ali

Chief Executive Officer

Inpixon

2479 E. Bayshore Road, Suite 195

Palo Alto, CA 94303

(408) 702-2167

(Name, address and telephone number of agent for service)

Copies to:

Melanie Figueroa, Esq. Mitchell Silberberg & Knupp LLP 12 E. 49th Street, 30th Floor New York, NY 10017 Telephone: (917) 546-7707 Facsimile: (917) 546-7677	M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Times Square New York, NY 10036 Telephone: (212) 326-0820 Facsimile: (212) 798-6319

Approximate Date of Proposed Sale to the Public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company )		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)		Amount of Registration Fee
Class A Units, each consisting of (i) common stock, par value $0.001 per share (3), and (ii) warrants to purchase common stock (2)(4)	$		$
Class B Units, each consisting of (i) shares of Series 2 convertible preferred stock, par value $0.001 per share (2)(4), and (ii) warrants to purchase common stock (2)(4)	$		$
Shares of common stock issuable upon conversion of the Series 2 convertible preferred stock (2)(3)(4)	$		$
Shares of common stock issuable upon exercise of warrants to purchase common stock (3)	$		$
Total		$15,000,000.00		$1,738.50

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	No registration fee required pursuant to Rule 457(g) under the Securities Act.

(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(4)	No additional consideration is payable upon conversion of the Series 2 convertible preferred stock or upon issuance of the warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 22, 2017

Class A Units Consisting of Common Stock and Warrants

Class B Units Consisting of Series 2 Convertible Preferred Stock and Warrants

We are offering up to $10,000,000 of Class A Units (the “Class A Units”) to purchasers in this offering, with each Class A Unit consisting of one share of our common stock, par value $0.001 per share, and one warrant to purchase one half share of our common stock. The warrants will have an exercise price of not less than      % of the public offering price of the Class A Units, will be exercisable upon issuance and will expire five years from the date of issuance. Each share of common stock and warrant that are part of a Class A Unit are immediately separable and will be issued separately in this offering.

We are also offering to those purchasers, if any, whose purchase of Class A Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing Class A Units, to purchase Class B Units (the “Class B Units” and, together with the Class A Units, the “Units”). Each Class B Unit will consist of one share of our newly designated Series 2 convertible preferred stock (the “Series 2 Preferred”) with a stated value of $     and convertible into shares of our common stock at a conversion price of not less than      % of the public offering price of the Units, and one warrant to purchase one half share of our common stock. The shares of Series 2 Preferred and warrants that are part of a Class B Unit are immediately separable and will be issued separately in this offering.

The Units will be sold for a purchase price equal to $      per Unit. Units will not be issued or certificated. Subject to certain ownership limitations, the Series 2 Preferred is convertible at any time at the option of the holder into shares of our common stock at a conversion price per share equal to $      , which is       % of the last reported sale price of our common stock on The NASDAQ Capital Market on the date we entered into the underwriting agreement. Subject to certain ownership limitations, the warrants are immediately exercisable and expire on the fifth anniversary of the date of issuance.

For a more detailed description of the Units, see the section entitled “Description of Securities” beginning on page 77. We refer to the common stock offered hereunder, the Series 2 Preferred, the warrants issued hereunder and the shares of common stock issuable upon conversion of the Series 2 Preferred and upon exercise of the warrants issued hereunder, collectively, as the securities.

Our common stock is listed on The NASDAQ Capital Market under the symbol “INPX.” On May 16, 2017, the last reported sale price of our common stock was $2.16. Neither the Series 2 Preferred nor the warrants will be listed on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Series 2 Preferred and the warrants will be limited.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. As an emerging growth company, we are able to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We chose to “opt out” of this provision. Therefore, we are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Class A Unit	Per Class B Unit	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds to us, before expenses	$	$	$

(1)	We have agreed to reimburse the underwriter for certain expenses. See “Underwriting” on page 37 of this prospectus for a description of the compensation payable to the underwriter.

We have granted to the underwriter a 45-day option to purchase up to an additional           shares of our common stock at a price of $     per share and/or             additional shares of Series 2 Preferred from us at a price of $     per share of Series 2 Preferred and/or             additional warrants from us at a price of $     per warrant to cover over-allotments, if any.

The underwriter expects to deliver the Units against payment on or about                       , 2017, subject to satisfaction of certain conditions.

 Aegis Capital Corp.

Prospectus dated             , 2017

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us or on our behalf. We have not, and the underwriter has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell or soliciting an offer to buy the securities offered hereby in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any authorized free writing prospectus or the time of issuance or sale of any securities. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus entitled “Where You Can Find More Information.”

We are offering to sell, and seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus contains market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and any related free writing prospectus. Accordingly, investors should not place undue reliance on this information.

Our logo and some of our trademarks used in this prospectus remain our intellectual property. This prospectus also includes trademarks, tradenames, and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the TM symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

Unless otherwise stated or the context otherwise requires, the terms “Inpixon,” “we,” “us,” “our,” “the Corporation” and the “Company” refer collectively to Inpixon, f/k/a Sysorex Global, and its subsidiaries.

Note Regarding Reverse Stock Split

Effective March 1, 2017, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada to effect a 1-for-15 reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001. This prospectus reflects the proforma impact of the reverse stock split unless otherwise noted.

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CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in the “Prospectus Summary,” “Use of Proceeds,” “Risk Factors,” “Management Discussion and Analysis of Financial Condition and Result of Operations,” and “Business” sections. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimates,” “expects,” “intends,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words.

We have based these forward looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus, regarding, among other things:

●	our limited cash and our history of losses;

●	our ability to achieve profitability;

●	our limited operating history with recent acquisitions;

●	emerging competition and rapidly advancing technology in our industry that may outpace our technology;

●	customer demand for the products and services we develop;

●	the impact of competitive or alternative products, technologies and pricing;

●	our ability to manufacture any products we develop;

●	general economic conditions and events and the impact they may have on us and our potential customers;

●	our ability to obtain adequate financing in the future;

●	our ability to continue as a going concern; and

●	our success at managing the risks involved in the foregoing items.

These risks are not exhaustive. Other sections of this prospectus may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward looking statements. You should read this prospectus with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. Except as required by law, we undertake no obligation to update publicly any forward looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

We qualify all of our forward looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

The Company

Inpixon is a technology company that helps to secure, digitize and optimize any premises with Indoor Positioning Analytics, sometimes referred to in this prospectus as “IPA,” for businesses and governments in the connected world. Inpixon Indoor Positioning Analytics is based on radically new sensor technology that finds all accessible cellular, Wi-Fi, Bluetooth and RFID signals anonymously. Paired with a high-performance, data analytics platform, this technology delivers visibility, security and business intelligence on any commercial or government premises world-wide. Inpixon’s products, infrastructure solutions and professional services group help customers take advantage of mobile, Big Data, analytics and the Internet of Things (“IoT”).

Inpixon Indoor Positioning Analytics offer:

●	Radically new sensors with proprietary technology that can find all accessible cellular, Wi-Fi, Bluetooth and RF signals. Utilizing various radio signal technologies ensures precision device positioning accurately down to arm’s length. This enables highly detailed understanding of customer journey and dwell time in retail scenarios, detection and identification of authorized and unauthorized devices, and prevention of rogue devices through alert notification based on rules when unknown devices are detected in restricted areas.

●	Data science analytics with lightning fast data mining using an in-memory database that uses a dynamic blend of RAM and NAND along with specially optimized algorithms that both minimize data movement and maximize system performance. This enables the system to deliver reports with valuable insights to the user as well as to integrate with common third party visualization, charting, graphing and dashboard systems.

●	Insights that deliver visibility and business intelligence about detailed customer journey and flow analysis of in-stores and storefronts allowing businesses to better understand customer preferences, measure campaign effectiveness, uncover revenue opportunities and deliver an exceptional shopping experience.

Inpixon Indoor Positioning Analytics can assist all types of establishments, including brands, retailers, shopping malls and shopping centers, hotels and resorts, gaming operators, airports, healthcare facilities, office buildings and government agencies, by providing greater security, gaining better business intelligence, increasing consumer confidence and reducing risk while being compliant with applicable “Personal Identifiable Information” regulations.

Inpixon also provides supporting products and services including enterprise computing and storage, virtualization, business continuity, data migration, custom application development, networking and information technology business consulting services. These allow Inpixon to offer turnkey solutions when requested by customers.

Our Products and Services

We provide the following products and services that may be used by any number of businesses and government agencies. The AirPatrol products and LightMiner Studio product and their related services form the foundation and have been integrated into our IPA for businesses and governments.

●	LightMiner Analytics Platform — This is an advanced solution for aggregating and mining multi-terabyte Big Data sets in real time for instant insights. The product is Cloud-based so there’s nothing to install and it is fully scalable to meet even the most demanding business requirements. Our quick start analytics modules are available for a variety of industry verticals and applications.

●	Data Science and Advanced Analytics Consulting Services — Our consulting services are backed by our data science and analytics team that develops data driven solutions for the most complex challenges. Our team’s extensive experience and unique strategies allow it to leverage Big Data in new ways to uncover hidden insights and create new business opportunities.

●

AirPatrol for Security (formerly ZoneDefense) —  This is a mobile security and detection product that locates devices operating within a monitored area, determines their compliance with network security policies for that zone, and if the device is not compliant, can trigger policy modification of device apps and/or features either directly or via third party mobile device, application and network management tools.

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●

AirPatrol for Retail (formerly ZoneAware) —  This is a commercial product for enabling location and/or context-based marketing services and information delivery to mobile devices based on zones as small as 10 feet or as large as a square mile. The monitored areas may include a building, a campus, a mall, and outdoor regions like a downtown.  Unlike other mobile locationing technologies, AirPatrol technologies use passive sensors that work over both cellular and WiFi networks and offer device locationing and zone-based app and information delivery accurate to within 10 feet. Additionally, unlike geo-fencing systems, AirPatrol technologies are capable of simultaneously enabling different policies and delivering different apps or information to multiple devices within the same zone based on contexts such as the type of device, the device user and time of day.

●

Shoom Products (eTearsheets; eInvoice, AdDelivery, ePaper) —  The Shoom products are Cloud based applications and analytics for the media and publishing industry. These products also generate critical data analytics for the customers.

●	Enterprise Infrastructure Solutions and Services — These products and services help organizations tackle challenges and accelerate business goals by implementing best of breed technology solutions. We believe that our expertise in a broad range of infrastructure solutions, from storage and Big Data solutions to converged infrastructure and cyber security, delivers the results our clients want and need.

●	IT Services — From enterprise architecture design to custom application development, Inpixon offers a full range of information technology development and implementation services with expertise in a broad range of IT practices including project design and management, systems integration, outsourcing, independent validation and verification, cyber security and more.

Corporate History and Structure

The Company was formed in Nevada in April 1999.

On July 29, 2011, we acquired all of the stock of the U.S. federal government business of the Company, which included Sysorex Federal, Inc. and its subsidiary Sysorex Government Services, Inc., and 50.2% of the stock of the operating unit of the Company engaged in Saudi Arabian government contracts, Sysorex Arabia, LLC.

On March 20, 2013, we completed the acquisition of the assets of Lilien LLC, including all the outstanding capital stock of Lilien Systems. In conjunction with our name change to Inpixon, effective on March 1, 2017, Lilien Systems was renamed Inpixon USA. Inpixon USA, based in Larkspur, California, is an information technology company that provides a Big Data analytics platform and enterprise infrastructure capabilities. Inpixon USA delivers right-fit information technology solutions in enterprise computing and storage, virtualization, business continuity, networking and IT business consulting that help organizations reach their next level of business advantage.

Effective August 31, 2013, we acquired 100% of the stock of Shoom, Inc.. Shoom, Inc., which was merged into Inpixon USA in January 2016, provides us with Cloud based data analytics and enterprise solutions to the media, publishing and entertainment industries.

Effective April 18, 2014, we acquired 100% of the stock of AirPatrol Corporation (“AirPatrol”). AirPatrol, which was merged into Inpixon USA in January 2016, developed indoor device locationing, monitoring and management technologies for mobile devices operating on WiFi, cellular and wideband RF networks. Through AirPatrol we acquired two product lines, ZoneDefense (now rebranded “AirPatrol for Security”) and ZoneAware (now rebranded “AirPatrol for Retail”). These products and technologies deliver solutions to address an exploding global location-based mobile security and services (“LBS”) and real-time location systems (“RTLS”) market estimated to be more than $15.0 billion in 2016 and to grow to $77.8 billion by 2021, growing      at      37.5% (Source: http://www.marketsandmarkets.com/Market Reports/location based service market 96994431.html?gclid=CKz8gKml69ICFQx6fgodTkoBNQ). AirPatrol for Retail also serves as a location-based services, sales and marketing system. The security platform, which connects to third party apps on a user’s mobile device, provides functions including, but not limited to, location-based offers, discounts and suggestive selling, VIP service functions (for hotels, resorts, casinos, etc.), and location-based information delivery such as mobile-based guided tours of historic sites, points of interest and museums, shopping center maps and building floor plans. These products require no app installation for anonymous collection of behavioral data such as traffic flow, entry and exit patterns, length of stay and other business intelligence and analytics functions.

On April 24, 2015, we completed the acquisition of substantially all of the assets of LightMiner Systems, Inc. (“LightMiner”), which was in the business of developing and commercializing in-memory structured query language, or SQL, databases. The assets acquired from LightMiner included an in-memory, real-time, data analysis system designed to perform very large, highly complex and extremely difficult calculations using off-the-shelf hardware and memory. The system supports both traditional SQL-based business intelligence and analytics applications as well as a host of integrated statistical, machine learning and artificial intelligence algorithms allowing it to provide supercomputer-like performance at competitive prices.

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On December 4, 2015 and effective January 1, 2016, our board of directors (“Board” or “Board of Directors”) approved a series of reorganization transactions to streamline the organizational structure of the Company and its direct and indirect subsidiaries. In 2015, we had five operating subsidiaries:  (i) Sysorex Federal, Inc. (100% ownership) (“Sysorex Federal”) and its wholly owned subsidiary Sysorex Government Services, Inc. (“Sysorex Government” or “Sysorex Government Services”) based in Herndon, Virginia, which focused on the U.S. federal government market; (ii) Lilien Systems (100% ownership) (“Lilien”) based in Larkspur, California; (iii) Shoom, Inc. (100% ownership) (“Shoom”) based in Encino, California, (iv) AirPatrol Corporation (100% ownership) (“AirPatrol”) based in Maple Lawn, Maryland and its wholly owned subsidiary AirPatrol Research Corp. based in Coquitlam, British Columbia, and (v) Sysorex Arabia LLC (50.2% ownership) (“Sysorex Arabia”) based in Riyadh, Saudi Arabia. As a result of the reorganization transactions, effective January 1, 2016 we have three operating subsidiaries: (i) Inpixon USA (100% ownership) based in Larkspur, California and its wholly-owned subsidiary Inpixon Federal, Inc. (“Inpixon Federal”) based in Herndon, Virginia, which focuses on the U.S. federal government market; (ii) Inpixon Canada Corp. based in Coquitlam, British Columbia; and (iii) Sysorex Arabia LLC (50.2% ownership) based in Riyadh, Saudi Arabia.

On November 21, 2016 we completed the acquisition of the business and certain assets of Integrio Technologies, LLC (“Integrio” or “Integrio Technologies”) and Emtech Federal, LLC (“Emtech Federal”). Integrio, together with Emtech Federal, is an IT integration and engineering company that provides solutions for network performance, secure wireless infrastructure, software application lifecycle support, and physical cyber security for federal, state and local government agencies.

Effective March 1, 2017, the Company changed its name to Inpixon through a statutory merger with a wholly owned subsidiary. Each of its wholly-owned subsidiaries, Sysorex USA, Sysorex Government Services, Inc. and Sysorex Canada Corp. also amended their corporate charters and changed their names to Inpixon USA, Inpixon Federal, Inc. and Inpixon Canada, Inc., respectively. Also effective March 1, 2017, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada to effect a 1-for-15 reverse stock split of the Company’s issued and outstanding shares of common stock.

Our consolidated subsidiaries operate in the following business segments:

●	Indoor Positioning Analytics: This segment includes Inpixon’s proprietary products and services delivered on premise or in the Cloud as well as our hosted SaaS based solutions. Our Indoor Positioning Analytics product is based on a unique and patented sensor technology that detects and locates accessible cellular, Wi-Fi and Bluetooth devices and then uses a lightning fast data-analytics engine to deliver actionable insights and intelligent reports for security, marketing, asset management, etc.

●	Infrastructure: This segment includes third party hardware, software and related maintenance/warranty products and services that Inpixon resells to commercial and government customers. It includes but is not limited to products for enterprise computing; storage; virtualization; networking; etc. as well as services including custom application/software design; architecture and development; staff augmentation and project management.

Although the subsidiaries are separate legal entities, the Company is structured by function and organized to operate in an integrated fashion as one business.

Corporate Strategy

Management’s corporate strategy is to continue to build and develop Inpixon as a technology company that provides turnkey solutions from the collection of data to delivering insights from that data to our customers with a focus on securing, digitizing and optimizing premises with IPA for businesses and governments. In connection with such strategy and in order to facilitate our long-term growth, we have acquired certain companies, technologies and intellectual property (“IP”) that complement such goals and will continue to consider completing additional strategic acquisitions as long as our financial condition permits. An important element of this mergers and acquisitions strategy is to acquire companies with complementary capabilities and/or innovative and commercially proven technologies in indoor positioning and Big Data analytics and to obtain an established customer base. We believe that acquiring complementary products and/or IP will add value to the Company, and the customer base of each potential acquisition will also present an opportunity to cross-sell our existing solutions. Candidates with proven technologies that complement our overall strategy may come from anywhere in the world, so long as there are strategic and financial reasons to make the acquisition. If we make any acquisitions in the future, we expect to pay for such acquisitions using restricted common stock, cash and debt financing in combinations appropriate for each acquisition. In connection with our strategic business plan, Inpixon may also consider the sale or divestment of certain assets for strategic and financial purposes should management deem such transactions necessary or desirable in order to facilitate its overall strategy.

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Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, which we refer to as the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable, in general, to public companies that are not emerging growth companies. These provisions include:

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding shareholder advisory votes on executive compensation or golden parachute arrangements;

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting; and

●	reduced disclosure of financial information in this prospectus, limited to two years of audited financial information and two years of selected financial information.

We may take advantage of these exemptions as an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in a public offering, (ii) we have more than $1.0 billion in annual revenues as of the end of a fiscal year, (iii) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission (the “SEC” or the “Commission”), or (iv) the date on which we issue more than $1.0 billion of non-convertible debt over a three-year-period.

The JOBS Act permits an emerging growth company to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have chosen to “opt out” of this provision. Therefore, we are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Corporate Information

Our principal executive offices are located at 2479 E. Bayshore Road, Suite 195, Palo Alto, California 94303, and our telephone number is (408) 702-2167. Our subsidiaries maintain offices in Herndon Virginia, Larkspur California, Honolulu Hawaii, Bellevue Washington, Carlsbad California, Encino California, and Coquitlam, British Columbia. Our Internet website is www.inpixon.com. The information contained on, or that may be obtained from, our website is not a part of this prospectus and should not be considered a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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The Offering

The following summary contains basic information about the offering and the securities we are offering and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the securities we are offering, please refer to the sections of this prospectus titled “Description of Securities” and “Description of Securities We Are Offering.”

Class A Units offered	We are offering up to Class A Units. Each Class A Unit will consist of one share of our common stock and one warrant to purchase one half share of our common stock. The Class A Units will not be certificated and the shares of common stock and warrants part of such Units are immediately separable and will be issued separately in this offering.

Class B Units offered	We are also offering to those purchasers, if any, whose purchase of Class A Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing Class A Units, to purchase Class B Units. Each Class B Unit will consist of one share of Series 2 Preferred, with a stated value of $ per share and convertible into one share of our common stock, at a conversion price of not less than % of the public offering price of the Units, and one warrant to purchase one half share of our common stock. The Class B Units will not be certificated and the shares of Series 2 Preferred and warrants part of such Units are immediately separable and will be issued separately in this offering.

Over-allotment option	We have granted the underwriter a 45-day option to purchase up to an additional shares of our common stock at a price of $ per share and/or additional shares of Series 2 Preferred from us at a price of $ per share of Series 2 Preferred and/or additional warrants from us at a price of $ per warrant, to cover over-allotments, if any, of the shares of common stock, shares of Series 2 Preferred and warrants comprising the Units.

Offering price	$ per Unit.

Description of the Series 2 Preferred	Each Class B Unit includes one share of Series 2 Preferred. Series 2 Preferred has a liquidation preference and is subject to certain ownership limitations. In addition, we have the right to require holders to convert the Series 2 Preferred if certain equity conditions are met and if the volume weighted average price of our common stock exceeds 200% of the conversion price for any 20 of 30 consecutive trading days and the daily dollar trading volume during such period exceeds $200,000 per trading day. See the section entitled “Description of Securities—Series 2 Preferred” beginning on page 77. This prospectus also relates to the offering of shares of common stock issuable upon conversion of the Series 2 Preferred.

Conversion price of Series 2 Preferred	Not less than % of the public offering price of the Units.

Shares of common stock underlying the shares of Series 2 Preferred	(1)

Description of warrants	The warrants will have an exercise price not less than % of the public offering price of the Class A Units, will be immediately exercisable and will expire on the fifth anniversary of the date of issuance. This prospectus also relates to the offering of shares of common stock issuable upon exercise of the warrants.

Shares of common stock underlying the warrants	(1)

Common Stock outstanding before this offering	2,442,747 shares as of May 15, 2017

Common Stock to be outstanding after this offering, including shares of common stock underlying shares of Series 2 Preferred	shares (1)(2)

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Use of proceeds	We expect to use the net proceeds received from this offering for working capital and general corporate purposes (including research and development and sales and marketing). For a more complete description of our anticipated use of proceeds from this offering, see “Use of Proceeds.”

Limitations on beneficial ownership	Notwithstanding anything herein to the contrary, no holder will be permitted to convert its Series 2 Preferred or exercise its warrants if, after such conversion or exercise, such holder would beneficially own more than 4.99% of the shares of common stock then outstanding (subject to the right of the holder to increase or decrease such beneficial ownership limitation upon not less than 61 days prior notice provided that such limitation can never exceed 9.99% and such 61 day period cannot be waived).

Market for our common stock	Our common stock currently trades on The NASDAQ Capital Market under the symbol “INPX.”

No market for the Series 2 Preferred or warrants	The Units will not be certificated and the securities part of such Units are immediately separable and will be issued separately in this offering. There is no established public trading market for the Series 2 Preferred or the warrants underlying the Units issued in this offering, and we do not intend to apply to list such Series 2 Preferred or warrants on any securities exchange or automated quotation system.

Lock-up agreements	Each of our officers and directors have agreed that for a period of days after the date of the underwriting agreement, they will be subject to a lockup prohibiting certain sales, transfers or hedging transactions in our securities held by them. See section titled “Lock-Up Agreements” in this prospectus.

Risk factors	See “Risk Factors” beginning on page 11 and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding whether to purchase our securities.

Prior Investors’ Participation Rights	Until December 12, 2017, the investors that purchased shares of our common stock pursuant to that certain Securities Purchase Agreement, dated December 12, 2016, have the right to participate in any financing by us of our common stock or common stock equivalents up to an amount equal to 50% of such financing. Accordingly, such investors have a right to participate in this offering up to 50% of the aggregate offering price.

Anti-Dilution Adjustment	Pursuant to that certain 8% Original Issue Discount Senior Convertible Debenture (“Debenture”), if we issue securities at an effective price per share that is lower than $22.50, then the conversion price of the Debenture will be automatically adjusted to such lower price.

(1)	Based on a Series 2 Preferred conversion price of $ per share, which was the last reported sale price of our common stock on The NASDAQ Capital Market on , 2017. The number of shares of our common stock for which each warrant is exercisable equals 50% of the number of shares of our common stock issuable upon conversion of a share of Series 2 Preferred at the conversion price.

(2)	The number of shares of our common stock outstanding after this offering is based on 2,442,747 shares of common stock outstanding as of May 15, 2017 and excludes, as of that date:

●	377,569 shares of common stock issuable upon the exercise of outstanding non-plan stock options and stock options under our Amended and Restated 2011 Employee Stock Incentive Plan, as amended (the “2011 Employee Stock Incentive Plan”), having a weighted average exercise price of $23.56 per share;

●	287,426 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted average exercise price of $9.68 per share;

●	253,333 shares of common stock issuable upon the conversion of the outstanding balance of $5,700,000 of the Debenture at the present conversion price of $22.50 per share; and

●	shares of common stock that may be issued under the Series 2 Preferred and the warrants to be issued in this offering.

Unless otherwise indicated, all information in this prospectus:

●	has been adjusted to give effect to the 1-for-15 reverse stock split effected on March 1, 2017;

●	assumes no exercise of any outstanding options or warrants to purchase our common stock;

●	assumes no conversion of our outstanding Debenture; and

●	assumes no exercise by the underwriter of its over-allotment option.

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Summary Selected Consolidated Financial Information

The following summary consolidated statement of operations data for the years ended December 31, 2016 and 2015 have been derived from our audited financial statements included in this prospectus. The statements of operations data for each of the three-month periods ended March 31, 2017 and 2016 and the balance sheet data as of March 31, 2017 set forth below are derived from our unaudited quarterly consolidated financial statements included in this prospectus and contain all adjustments, consisting of normal recurring adjustments, that management considers necessary for a fair presentation of our financial position and results of operations for the periods presented. Our historical results are not necessarily indicative of the results that may be expected in the future, and our interim results are not necessarily indicative of the results to be expected for the full fiscal year. You should read the following summary financial and other data in conjunction with the section titled “Management Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in this prospectus.

	For the Years Ended
	December 31,
	2016	2015
Revenues
Products	$37,510	$51,381
Services	15,657	15,576
Total Revenues	53,167	66,957

Cost of Revenues
Products	29,025	40,763
Services	9,215	6,865
Total Cost of Revenues	38,240	47,628

Gross Profit	14,927	19,329

Operating Expenses
Research and development	2,277	635
Sales and marketing	8,500	11,531
General and administrative	15,269	14,226
Acquisition related costs	876	355
Impairment of goodwill	7,400	--
Amortization of intangibles	4,328	3,994

Total Operating Expenses	38,650	30,741

Loss from Operations	(23,723)	(11,412)

Other Income (Expense)
Interest expense	(1,743)	(448)
Other income/(expense)	(266)	25
Change in fair value of derivative liability	51	--
Loss on the settlement of obligation	--	(85)
Reserve for the recoverability of note receivable	(1,077)	--
Change in fair value of shares to be issued	13	211
Total Other Income (Expense)	(3,022)	(297)

Net Loss from Continuing Operations	(26,745)	(11,709)

Net Loss from Discontinued Operations, Net of Tax	(758)	(20)

Net Loss	(27,503)	(11,729)

Net Loss Attributable to Non-controlling Interest	(389)	(10)

Net Loss Attributable to Stockholders of Inpixon	$(27,114)	$(11,719)

Net Loss Per Basic and Diluted Common Share
Loss from continuing operations attributable to common stockholders	$(15.40)	$(8.29)
Loss from discontinued operations, net of tax	$(0.21)	$(0.01)
Net Loss Per Basic and Diluted Common Share	$(15.61)	$(8.30)

Weighted Average Shares Outstanding
Basic and Diluted	1,737,120	1,412,094

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	For the Three Months Ended
	March 31,
	2017	2016
	(Amounts in thousands except per share data)
Revenues
Products	$9,448	$10,348
Services	4,033	3,739
Total Revenues	13,481	14,087

Cost of Revenues
Products	8,054	8,042
Services	2,139	2,098
Total Cost of Revenues	10,193	10,140

Gross Profit	3,288	3,947

Operating Expenses
Research and development	558	587
Sales and marketing	2,040	2,501
General and administrative	4,658	3,965
Acquisition related costs	3	20
Amortization of intangibles	1,383	1,056

Total Operating Expenses	8,642	8,129

Loss from Operations	(5,354)	(4,182)

Other Income (Expense)
Interest expense	(684)	(143)
Change in fair value of shares to be issued	--	(1)
Change in fair value of derivative liability	56	--
Other (expense) income	(65)	20
Total Other Income (Expense)	(693)	(124)

Net Loss from Continuing Operations	(6,047)	(4,306)

Loss from Discontinued Operations, Net of Tax	(9)	--

Net Loss	(6,056)	(4,306)

Net Loss Attributable to Non-controlling Interest	(4)	(4)

Net Loss Attributable to Stockholders of Inpixon	$(6,052)	$(4,302)

Net Loss Per Share - Basic and Diluted	$(2.79)	$(2.57)

Weighted Average Shares Outstanding
Basic and Diluted	2,170,909	1,673,714

	March 31, 2017	December 31, 2016

Consolidated Balance Sheet Data:
Cash, cash equivalents and short-term investments	$738	$1,821
Working capital	(25,298)	(21,023)
Total assets	54,577	66,473
Total liabilities	57,060	63,760
Stockholders' equity	(2,483)	2,713

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RISK FACTORS

Investing in our securities involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included in this prospectus, before purchasing our securities. There are numerous and varied risks that may prevent us from achieving our goals. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. In such case, the trading price of our common stock could decline and investors in our securities could lose all or part of their investment.

Risks Related to Our Consolidated Operations

We have completed five acquisitions since 2013, including Lilien, Shoom, AirPatrol, LightMiner and Integrio, which may make it difficult for potential investors to evaluate our future consolidated business. Furthermore, due to the risks and uncertainties related to the acquisition of new businesses, any such acquisition does not guarantee that we will be able to attain profitability.

Between March 2013 and November 2016, we completed five acquisitions. Our limited combined operating history makes it difficult for potential investors to evaluate our business or prospective operations or the merits of an investment in our securities. We are subject to the risks inherent in the financing, expenditures, complications and delays characteristic of a newly combined business. These risks are described below under the risk factor titled “Any future acquisitions that we may make could disrupt our business, cause dilution to our stockholders and harm our business, financial condition or operating results.” In addition, while the former affiliates of four of these businesses have indemnified the Company from any undisclosed liabilities, there may not be adequate resources to cover such indemnities. Furthermore, there are risks that the vendors, suppliers and customers of these acquired entities may not renew their relationships for which there is no indemnification. Accordingly, our business faces risks from uncertainties inherent to developing companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

We may not be able to successfully integrate the business and operations of entities that we have acquired or may acquire in the future into our ongoing business operations, which may result in our inability to fully realize the intended benefits of these acquisitions, or may disrupt our current operations, which could have a material adverse effect on our business, financial position and/or results of operations.

We continue to integrate the operations of Lilien, AirPatrol, Shoom and LightMiner into Inpixon USA, and Integrio into Inpixon Federal and this process involves complex operational, technological and personnel-related challenges, which are time-consuming and expensive and may disrupt our ongoing business operations.  Furthermore, integration involves a number of risks, including, but not limited to:

●	difficulties or complications in combining the companies’ operations;

●	differences in controls, procedures and policies, regulatory standards and business cultures among the combined companies;

●	the diversion of management's attention from our ongoing core business operations;

●	increased exposure to certain governmental regulations and compliance requirements;

●	the potential loss of key personnel;

●	the potential loss of key customers or suppliers who choose not to do business with the combined business;

●	difficulties or delays in consolidating the acquired companies’ technology platforms, including implementing systems designed to continue to ensure that the Company maintains effective disclosure controls and procedures and internal control over financial reporting for the combined company and enable the Company to continue to comply with U.S. GAAP and applicable U.S. securities laws and regulations;

●	unanticipated costs and other assumed contingent liabilities;

●	difficulty comparing financial reports due to differing financial and/or internal reporting systems;

●	making any necessary modifications to internal financial control standards to comply with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder; and/or

●	possible tax costs or inefficiencies associated with integrating the operations of the combined company.

These factors could cause us to not fully realize the anticipated financial and/or strategic benefits of the acquisitions and the recent reorganization, which could have a material adverse effect on our business, financial condition and/or results of operations.

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Even if we are able to successfully operate the businesses of Lilien, Shoom, AirPatrol, LightMiner and Integrio within Inpixon, we may not be able to realize the revenue and other synergies and growth that we anticipate from these acquisitions and the recent reorganization in the time frame that we currently expect, and the costs of achieving these benefits may be higher than what we currently expect, because of a number of risks, including, but not limited to:

●	the possibility that the acquisition may not further our business strategy as we expected;

●	the possibility that we may not be able to expand the reach and customer base for the acquired companies current and future products as expected; and

●	the possibility that the carrying amounts of goodwill and other purchased intangible assets may not be recoverable.

As a result of these risks, the acquisitions and integration may not contribute to our earnings as expected, we may not achieve expected revenue synergies or our return on invested capital targets when expected, or at all, and we may not achieve the other anticipated strategic and financial benefits of the acquisitions and the reorganization.

The risks arising with respect to the historic business and operations of Lilien, Shoom, AirPatrol, LightMiner and Integrio may be different from what we anticipate, which could significantly increase the costs and decrease the benefits of the acquisition and materially and adversely affect our operations going forward.

Although we performed significant financial, legal, technological and business due diligence with respect to Lilien, Shoom, AirPatrol LightMiner and Integrio, we may not have appreciated, understood or fully anticipated the extent of the risks associated with the acquisitions.  As mentioned above, we have secured indemnification for certain matters from the former equity holders of Lilien, Shoom, AirPatrol and Integrio in order to mitigate the consequences of breaches of representations, warranties and covenants under the merger agreements and the risks associated with historic operations, including those with respect to compliance with laws, accuracy of financial statements, financial reporting controls and procedures, tax matters and undisclosed liabilities, and certain matters known to us. We believe that the indemnification provisions of the merger agreements, together with the holdback escrow (in the case of AirPatrol, Shoom and LightMiner) and insurance policies that we and Lilien, Shoom, AirPatrol (which all merged into Inpixon USA) and Integrio have in place will limit the economic consequences of the issues we have identified in our due diligence to acceptable levels. Notwithstanding our exercise of due diligence and risk mitigation strategies, the risks of the acquisition and the costs associated with these risks may be greater than we anticipate. We may not be able to contain or control the costs associated with unanticipated risks or liabilities, which could materially and adversely affect our business, liquidity, capital resources or results of operations.

A significant portion of the purchase price for our acquisition of Lilien, Shoom, AirPatrol, LightMiner and Integrio is allocated to goodwill and intangible assets that are subject to periodic impairment evaluations. An impairment loss could have a material adverse impact on our financial condition and results of operations.

The Company acquired $4.5 million of goodwill and $5.4 million of intangible assets relating to our acquisition of Lilien, $1.2 million of goodwill and $2.8 million of intangible assets relating to our acquisition of Shoom, $7.4 million of goodwill and $13.3 million of intangible assets relating to our acquisition of AirPatrol, $3.5 million of intangible assets relating to our acquisition of LightMiner and $3.8 million of goodwill and $4.4 million of intangible assets relating to our acquisition of Integrio. As required by current accounting standards, we review intangible assets for impairment either annually or whenever changes in circumstances indicate that the carrying value may not be recoverable.  The risk of impairment to goodwill is higher during the early years following an acquisition. This is because the fair values of these assets align very closely with what we paid to acquire the reporting units to which these assets are assigned. As a result, the difference between the carrying value of the reporting unit and its fair value (typically referred to as “headroom”) is smaller at the time of acquisition.  Until this headroom grows over time, due to business growth or lower carrying value of the reporting unit, a relatively small decrease in reporting unit fair value can trigger impairment charges.  When impairment charges are triggered, they tend to be material due to the size of the assets involved.  Our business would be adversely affected, and impairment of goodwill could be triggered, if any of the following were to occur: higher attrition rates than planned as a result of the competitive environment or our inability to provide products and services that are competitive in the marketplace, lower-than-planned adoption rates by customers, higher-than-expected expense levels to provide services to clients, and changes in our business model that may impact one or more of these variables. During the year ended December 31, 2016 we recorded an impairment charge for goodwill in the amount of $7.4 million. There was no goodwill impairment for the three months ended March 31, 2017.

Our acquisitions may expose us to additional liabilities, and insurance and indemnification coverage may not fully protect us from these liabilities.

Upon completion of acquisitions, we may be exposed to unknown or contingent liabilities associated with the acquired entity, and if these liabilities exceed our estimates, our results of operations and financial condition may be materially and negatively affected.

12

Failure to manage or protect growth may be detrimental to our business because our infrastructure may not be adequate for expansion.

The Lilien, Shoom, AirPatrol, LightMiner and Integrio acquisitions and any other companies which we may acquire in the future, require a substantial expansion of the Company’s systems, workforce and facilities. Future growth will also impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional employees. We may fail to adequately manage our anticipated future growth. The substantial growth in our operations as a result of our acquisitions has, and is expected to continue to, place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources.  For instance the growth strategy of Inpixon USA (formerly Lilien) includes broadening its service and product offerings, implementing an aggressive marketing plan and employing leading technologies.  There can be no assurance that our systems, procedures and controls will be adequate to support our operations as they expand.  We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems.

The ability to effectively manage growth in a rapidly evolving market requires effective planning and management processes. We will need to continue to improve operational, financial and managerial controls, reporting systems and procedures, and will need to continue to expand, train and manage our work force.  All of these measures will require significant expenditures and will demand the attention of management. If we do not continue to enhance our management personnel and our operational and financial systems and controls in response to growth in our business, we could experience operating inefficiencies that could impair our competitive position and could increase our costs more than we had planned. There is also no assurance that the Company would be able to accomplish an expansion of our infrastructure on a timely basis. If the Company is unable to effect any required expansion and is unable to perform its contracts on a timely and satisfactory basis, its reputation and eligibility to secure additional contracts in the future could be damaged. The failure to perform could also result in contract terminations and significant liability. Any such result would adversely affect the Company’s business and financial condition.

Our ability to successfully execute our business plan may require additional debt or equity financing, which may otherwise not be available on reasonable terms or at all.

According to our business plan we may need additional debt or equity financing. Future financings through equity offerings by us will be dilutive to existing stockholders.  Also, the terms of securities we may issue in future capital transactions may be more favorable to new investors than our current investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities. We may also issue incentive awards under employee equity incentive plans, which may have additional dilutive effects.  We may also be required to recognize non-cash expenses in connection with certain securities we may issue in the future such as convertible notes and warrants, which would adversely impact our financial condition and results of operations. Our ability to obtain needed financing may be impaired by factors, including the condition of the economy and capital markets, both generally and specifically in our industry, and the fact that we are not profitable, which could impact the availability or cost of future financing. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, we may need to reduce our operations by, for example, selling certain assets or business segments.

Our financial status raises doubt about our ability to continue as a going concern.

Our cash and cash equivalents were $738,000 at March 31, 2017, compared with $1,821,000 at March 31, 2016. We continue to incur significant operating losses, and management expects that significant on-going operating expenditures will be necessary to successfully implement our business plan and develop and market our products. These circumstances raise substantial doubt about our ability to continue as a going concern within one year after the date that the financial statements included elsewhere in this prospectus are issued. Implementation of our plans and our ability to continue as a going concern will depend upon our ability to market our technology and raise additional capital.

Management believes that we have access to capital resources through possible public or private equity offerings, exchange offers, debt financings, corporate collaborations or other means. In addition, we continue to explore opportunities to strategically monetize our technology and our services, although there can be no assurance that we will be successful with such plans. We have historically been able to raise capital through equity and debt offerings, although no assurance can be provided that we will continue to be successful in the future. If we are unable to raise sufficient capital through 2017 or otherwise, we may be required to severely curtail, or even to cease, our operations.

The reorganization transactions we carried out in 2015 and the name change completed in 2017 may cause us to be in a technical breach of certain third-party agreements.

In 2015, we carried out a series of reorganization transactions to streamline the organizational structure within the Company and both its direct and indirect subsidiaries. In addition, effective March 1, 2017, the Company and its wholly-owned subsidiaries changed their corporate names. Although these transactions occurred solely within the Company and its subsidiaries, there still may have been an obligation to either provide notice and/or seek consent from certain third parties pursuant to the contracts we have with these parties. We have reviewed and addressed these requirements; however, our failure to comply with any of these notice or consent requirements may have left us in a technical breach, thus possibly subjecting us to potential liabilities or an early termination under the applicable contracts. As of the date of this filing we have not been informed by any third party to a contract that we are in breach as a result of the reorganization transactions and name change.

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Our business depends on experienced and skilled personnel, and if we are unable to attract and integrate skilled personnel, it will be more difficult for us to manage our business and complete contracts.

The success of our business depends on the skill of our personnel. Accordingly, it is critical that we maintain, and continue to build, a highly experienced management team and specialized workforce, including those who create software programs and sales professionals. Competition for personnel, particularly those with expertise in government consulting and a security clearance, is high, and identifying candidates with the appropriate qualifications can be costly and difficult. As a result, we may not be able to hire the necessary personnel to implement our business strategy given our anticipated hiring needs, or we may need to provide higher compensation or more training to our personnel than we currently anticipate.  In addition, our ability to recruit, hire and indirectly deploy former employees of the U.S. government is subject to complex laws and regulations, which may serve as an impediment to our ability to attract such former employees.

Our business is labor intensive and our success depends on our ability to attract, retain, train and motivate highly skilled employees, including employees who may become part of our organization in connection with our acquisitions. The increase in demand for consulting, technology integration and managed services has further increased the need for employees with specialized skills or significant experience in these areas. Our ability to expand our operations will be highly dependent on our ability to attract a sufficient number of highly skilled employees and to retain our employees and the employees of companies that we have acquired. We may not be successful in attracting and retaining enough employees to achieve our desired expansion or staffing plans. Furthermore, the industry turnover rates for these types of employees are high and we may not be successful in retaining, training or motivating our employees. Any inability to attract, retain, train and motivate employees could impair our ability to adequately manage and complete existing projects and to accept new client engagements. Such inability may also force us to increase our hiring of independent contractors, which may increase our costs and reduce our profitability on client engagements. We must also devote substantial managerial and financial resources to monitoring and managing our workforce. Our future success will depend on our ability to manage the levels and related costs of our workforce.

In the event we are unable to attract, hire and retain the requisite personnel and subcontractors, we may experience delays in completing contracts in accordance with project schedules and budgets, which may have an adverse effect on our financial results, harm our reputation and cause us to curtail our pursuit of new contracts. Further, any increase in demand for personnel may result in higher costs, causing us to exceed the budget on a contract, which in turn may have an adverse effect on our business, financial condition and operating results and harm our relationships with our customers.

Any future acquisitions that we may make could disrupt our business, cause dilution to our stockholders and harm our business, financial condition or operating results.

If we are successful in consummating acquisitions, those acquisitions could subject us to a number of risks, including, but not limited to:

●	the purchase price we pay and/or unanticipated costs could significantly deplete our cash reserves or result in dilution to our existing stockholders;

●	we may have difficulty integrating the operations and personnel of the acquired company, as the combined operations will place significant demands on the Company’s management, technical, financial and other resources;

●	key personnel and customers of the acquired company may terminate their relationships with the acquired company as a result of the acquisition;

●	we may experience additional financial and accounting challenges and complexities in areas such as tax planning and financial reporting;

●	we may assume or be held liable for risks and liabilities, for example, for unpaid employee benefit liabilities, as a result of our acquisitions, some of which we may not be able to discover during our due diligence investigation or adequately adjust for in our acquisition arrangements;

●	our ongoing business and management’s attention may be disrupted or diverted by transition or integration issues and the complexity of managing geographically or culturally diverse enterprises;

14

●	we may incur one-time write-offs or restructuring charges in connection with the acquisition;

●	we may acquire goodwill and other intangible assets that are subject to amortization or impairment tests, which could result in future charges to earnings; and

●	we may not be able to realize the cost savings or other financial benefits we anticipated.

We cannot assure you that, following any acquisition, our continued business will achieve sales levels, profitability, efficiencies or synergies that justify the acquisition or that the acquisition will result in increased earnings for us in any future period. These factors could have a material adverse effect on our business, financial condition and operating results.

Insurance and contractual protections may not always cover lost revenue, increased expenses or liquidated damages payments, which could adversely affect our financial results.

Although we maintain insurance and intend to obtain warranties from suppliers, obligate subcontractors to meet certain performance levels and attempt, where feasible, to pass risks we cannot control to our customers, the proceeds of such insurance or the warranties, performance guarantees or risk sharing arrangements may not be adequate to cover lost revenue, increased expenses or liquidated damages payments that may be required in the future.

Our obligations to our senior secured lender, GemCap Lending I, LLC, and our junior secured lender, Hillair Capital Investments L.P., are secured by a security interest in substantially all of our assets, so if we default on those obligations, the lenders could foreclose on, liquidate and/or take possession of our assets. If that were to happen, we could be forced to curtail, or even to cease, our operations.

We entered into a Loan and Security Agreement (the “Loan Agreement”) with GemCap Lending I, LLC, or GemCap, dated as of November 14, 2016. Under the terms of the Loan Agreement, and subject to the satisfaction of certain conditions to funding, GemCap has agreed to make revolving credit loans to us provided that in no event can the aggregate amount of the revolving credit loans outstanding at any time exceed $10 million (subject to certain conditions). As of March 31, 2017, we had $4.4 million in outstanding revolving credit loans. All amounts due under the Loan Agreement upon funding are secured by our assets. As a result, if we default on our obligations under the Loan Agreement, GemCap could foreclose on its security interest and liquidate or take possession of some or all of these assets, which would harm our business, financial condition and results of operations and could require us to curtail, or even to cease, operations.

We entered into a Securities Purchase Agreement with Hillair Capital Investments L.P., or Hillair, dated August 9, 2016, pursuant to which we issued and sold an 8% Original Issue Discount Senior Convertible Debenture (also referred to herein as the Debenture) in an aggregate principal amount of $5.7 million. The Debenture is secured with a subordinated lien by certain of our property. As a result, if we default on our obligations under the Debenture, Hillair could foreclose on its security interest and liquidate or take possession of some or all of these assets, subject to Gemcap’s interest set forth above, which would harm our business, financial condition and results of operations and could require us to curtail, or even to cease, operations.

GemCap and Hillair have certain rights upon an event of default under their respective agreements that could harm our business, financial condition and results of operations and could require us to curtail or cease our operations.

GemCap and Hillair have certain rights upon an event of default. With respect to Gemcap, such rights include an increase in the interest rate on any advances made pursuant to the Loan Agreement, the right to accelerate the payment of any outstanding advances made pursuant to the Loan Agreement, the right to directly receive payments made by account debtors and the right to foreclose on our assets, among other rights. The Loan Agreement includes in its definition of an event of default, among other occurrences, the failure to pay any principal when due within two business days, the termination, winding up, liquidation or dissolution of any borrower, the filing of a tax lien by a governmental agency against any borrower, and any reduction in ownership of our wholly owned subsidiaries, Inpixon USA and Inpixon Federal.

With respect to Hillair, such rights include the right to accelerate all amounts outstanding under the Debenture and demand a mandatory default payment in an amount equal to the greater of (i) the outstanding principal amount of the Debenture, plus all accrued and unpaid interest, divided by the conversion price on the date the mandatory default amount is either (A) demanded (if demand or notice is required to create an event of default) or otherwise due or (B) paid in full, whichever has a lower conversion price, multiplied by the VWAP (as defined in the Debenture) on the date the mandatory default amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 125% of the outstanding principal amount plus 100% of accrued and unpaid interest, and (b) all other amounts, costs, expenses and liquidated damages due in respect of the Debenture. Each of the following events shall constitute an event of default: failure to make a payment obligation, failure to observe certain covenants of the Debenture or related agreements (subject to applicable cure periods), breach of representation or warranty, bankruptcy, default under another significant contract or credit obligation, delisting of the common stock, a change in control, or failure to deliver stock certificates in a timely manner.

The exercise of any of these rights upon an event of default could substantially harm our financial condition and force us to curtail, or even to cease, our operations.

If we are unable to comply with certain financial and operating restrictions required by the Loan Agreement with GemCap, we may be limited in our business activities and access to credit or may default under the Loan Agreement.

Provisions in the Loan Agreement with GemCap impose restrictions or require prior approval on our ability, and the ability of certain of our subsidiaries to, among other things:

●	sell, lease, transfer, convey, or otherwise dispose of any or all of our assets or collateral, except in the ordinary course of business;

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●	make any loans to any person, as that term is defined in the Loan Agreement, with the exception of employee loans made in the ordinary course of business;

●	declare or pay cash dividends, make any distribution on, redeem, retire or otherwise acquire directly or indirectly, any of our Equity Interests, as defined in the Loan Agreement;

●	guarantee the indebtedness of any person;

●	compromise, settle or adjust any claims in any amount relating to any of the collateral;

●	incur, create or permit to exist any lien on any of our property or assets;

●	engage in new lines of business;

●	change, alter or modify, or permit any change, alteration or modification of our organizational documents in any manner that might adversely affect GemCap’s rights;

●	sell, assign, transfer, discount or otherwise dispose of any accounts or any promissory note payable to us, with or without recourse;

●	incur, create, assume, or permit to exist any indebtedness or liability on account of either borrowed money or the deferred purchase price of property; and

●	make any payments of cash or other property to any affiliate.

The Loan Agreement also contains other customary covenants. We may not be able to comply with these covenants in the future. Our failure to comply with these covenants may result in the declaration of an event of default and cause us to be unable to borrow under the Loan Agreement. In addition to preventing additional borrowings under the Loan Agreement, an event of default, if not cured or waived, may result in the acceleration of the maturity of indebtedness outstanding under the Loan Agreement, which would require us to pay all amounts outstanding.  If the maturity of our indebtedness is accelerated, we may not have sufficient funds available for repayment or we may not have the ability to borrow or obtain sufficient funds to replace the accelerated indebtedness on terms acceptable to us or at all.  Our failure to repay the indebtedness would result in GemCap foreclosing on all or a portion of our assets and force us to curtail, or even to cease, our operations.

We may be subject to damages resulting from claims that the Company or our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

Upon completion of any acquisitions by the Company, we may be subject to claims that our acquired companies and their employees may have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of former employers or competitors.  Litigation may be necessary to defend against these claims.  Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.  If we fail in defending such claims, in addition to paying money claims, we may lose valuable intellectual property rights or personnel.  A loss of key research personnel or their work product could hamper or prevent our ability to commercialize certain products, which could severely harm our business.

The loss of our Chief Executive Officer or other key personnel may adversely affect our operations.

The Company’s success depends to a significant extent upon the operation, experience, and continued services of certain of its officers, including our Chief Executive Officer, as well as other key personnel. While our Chief Executive Officer and key personnel are employed under employment contracts, there is no assurance we will be able to retain their services. The loss of our Chief Executive Officer or several of the other key personnel could have an adverse effect on the Company. If our Chief Executive Officer or other executive officers were to leave we would face substantial difficulty in hiring a qualified successor and could experience a loss in productivity while any successor obtains the necessary training and experience. Furthermore, we do not maintain “key person” life insurance on the lives of any executive officer and their death or incapacity would have a material adverse effect on us. The competition for qualified personnel is intense, and the loss of services of certain key personnel could adversely affect our business.

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Internal system or service failures could disrupt our business and impair our ability to effectively provide our services and products to our customers, which could damage our reputation and adversely affect our revenues and profitability.

Any system or service disruptions, on our hosted Cloud infrastructure or those caused by ongoing projects to improve our information technology systems and the delivery of services, if not anticipated and appropriately mitigated, could have a material adverse effect on our business including, among other things, an adverse effect on our ability to bill our customers for work performed on our contracts, collect the amounts that have been billed and produce accurate financial statements in a timely manner. We are also subject to systems failures, including network, software or hardware failures, whether caused by us, third-party service providers, cyber security threats, natural disasters, power shortages, terrorist attacks or other events, which could cause loss of data and interruptions or delays in our business, cause us to incur remediation costs, subject us to claims and damage our reputation. In addition, the failure or disruption of our communications or utilities could cause us to interrupt or suspend our operations or otherwise adversely affect our business. Our property and business interruption insurance may be inadequate to compensate us for all losses that may occur as a result of any system or operational failure or disruption and, as a result, our future results could be adversely affected.

Customer systems failures could damage our reputation and adversely affect our revenues and profitability.

Many of the systems and networks that we develop, install and maintain for our customers on premise or host on our infrastructure involve managing and protecting personal information and information relating to national security and other sensitive government functions. While we have programs designed to comply with relevant privacy and security laws and restrictions, if a system or network that we develop, install or maintain were to fail or experience a security breach or service interruption, whether caused by us, third-party service providers, cyber security threats or other events, we may experience loss of revenue, remediation costs or face claims for damages or contract termination. Any such event could cause serious harm to our reputation and prevent us from having access to or being eligible for further work on such systems and networks. Our errors and omissions liability insurance may be inadequate to compensate us for all of the damages that we may incur and, as a result, our future results could be adversely affected.

Our financial performance could be adversely affected by decreases in spending on technology products and services by our public sector customers.

Our sales to our public sector customers are impacted by government spending policies, budget priorities and revenue levels. Although our sales to federal, state and local government are diversified across multiple agencies and departments, they collectively accounted for approximately 13%, 12% and 35% of 2016, 2015 and the three months ended March 31, 2017 net sales, respectively. An adverse change in government spending policies (including budget cuts at the federal level), budget priorities or revenue levels could cause our public sector customers to reduce their purchases or to terminate or not renew their contracts with us, which could adversely affect our business, results of operations or cash flows.

Our business could be adversely affected by the loss of certain vendor partner relationships and the availability of their products.

We purchase products for resale from vendor partners, which include OEMs, software publishers, and wholesale distributors. For the year ended December 31, 2016, approximately 73% of our revenue was from purchases from vendor partners as defined above. In addition, for the three months ended March 31, 2017, approximately 71% of our revenue was from purchases from vendor partners. We are authorized by vendor partners to sell all or some of their products via direct marketing activities. Our authorization with each vendor partner is subject to specific terms and conditions regarding such things as sales channel restrictions, product return privileges, price protection policies and purchase discounts.  In the event we were to lose one of our significant vendor partners, our business could be adversely affected.

We have entered, and expect to continue to enter, into joint venture, teaming and other arrangements, and these activities involve risks and uncertainties.  A failure of any such relationship could have a material adverse effect on our business and results of operations.

We have entered, and expect to continue to enter, into joint venture, teaming and other arrangements. These activities involve risks and uncertainties, including the risk of the joint venture or applicable entity failing to satisfy its obligations, which may result in certain liabilities to us for guarantees and other commitments, the challenges in achieving strategic objectives and expected benefits of the business arrangement, the risk of conflicts arising between us and our partners and the difficulty of managing and resolving such conflicts, and the difficulty of managing or otherwise monitoring such business arrangements. A failure of our business relationships could have a material adverse effect on our business and results of operations.

Our business and operations expose us to numerous legal and regulatory requirements and any violation of these requirements could harm our business.

We are subject to numerous federal, state and foreign legal requirements on matters as diverse as data privacy and protection, employment and labor relations, immigration, taxation, anticorruption, import/export controls, trade restrictions, internal control and disclosure control obligations, securities regulation and anti-competition. Compliance with diverse and changing legal requirements is costly, time-consuming and requires significant resources.  We are also focused on expanding our business in certain identified growth areas, such as health information technology, energy and environment, which are highly regulated and may expose us to increased compliance risk. Violations of one or more of these diverse legal requirements in the conduct of our business could result in significant fines and other damages, criminal sanctions against us or our officers, prohibitions on doing business and damage to our reputation. Violations of these regulations or contractual obligations related to regulatory compliance in connection with the performance of customer contracts could also result in liability for significant monetary damages, fines and/or criminal prosecution, unfavorable publicity and other reputational damage, restrictions on our ability to compete for certain work and allegations by our customers that we have not performed our contractual obligations.

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If we do not adequately protect our intellectual property rights, we may experience a loss of revenue and our operations and growth prospects may be materially harmed.

The success of our business depends, in part, on our ability to protect proprietary methods and technologies that we develop under patent, copyright and other intellectual property laws of the United States so that we can prevent others from using our inventions and proprietary information.  We cannot assure you that we can adequately protect our intellectual property or successfully prosecute actual or potential infringement of our intellectual property rights. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our inability to protect our property rights could adversely affect our financial condition, operating results and growth prospects.

If we or our subsidiaries fail to protect intellectual property rights adequately, competitors might gain access to our technology, and our business might be adversely affected. However, defending our intellectual property rights might entail significant expenses. Any patents issued may not provide us with any competitive advantages, and our patent applications may never be granted. The process of obtaining patent protection is expensive and time-consuming, and we may not be able to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Even if issued, there can be no assurance that these patents will adequately protect our intellectual property, as the legal standards relating to the validity, enforceability and scope of protection of patent and other intellectual property rights are complex and often uncertain.

Our proprietary software is protected by common law copyright laws, as opposed to registration under copyright statutes.  We have not registered copyrights on any of the software we have developed. Common law protection may be narrower than that which we could obtain under registered copyrights.  As a result, we may experience difficulty in enforcing our copyrights against certain third party infringements.  As part of our confidentiality-protection procedures, we generally enter into agreements with our employees and consultants and limit access to, and distribution of, our software, documentation and other proprietary information.  There can be no assurance that the steps we have taken will prevent misappropriation of our technology or that agreements entered into for that purpose will be enforceable.  The laws of other countries may afford us little or no protection of our intellectual property.  We also rely on a variety of technology that we license from third parties.  There can be no assurance that these third party technology licenses will continue to be available to us on commercially reasonable terms, if at all. The loss of or inability to maintain or obtain upgrades to any of these technology licenses could result in delays in completing software enhancements and new development until equivalent technology could be identified, licensed or developed and integrated.  Any such delays would materially and adversely affect our business.

The growth of our business is dependent on increasing sales to our existing clients and obtaining new clients, which, if unsuccessful, could limit our financial performance.

Our ability to increase revenues from existing clients by identifying additional opportunities to sell more of our products and services and our ability to obtain new clients depends on a number of factors, including our ability to offer high quality products and services at competitive prices, the strength of our competitors and the capabilities of our sales and marketing departments. If we are not able to continue to increase sales of our products and services to existing clients or to obtain new clients in the future, we may not be able to increase our revenues and could suffer a decrease in revenues as well.

Our business depends on the continued growth of the market for IT products and services, which is uncertain.

The storage and computing and professional services segments of our business include IT products and services solutions that are designed to address the growing markets for on and off-premises services (including migrations, consolidations, Cloud computing and disaster recovery), technology integration services (including storage and data protection services and the implementation of virtualization solutions) and managed services (including operational support and client support). These markets are continuously changing. Competing technologies and services, reduction in technology refreshes or reductions in corporate spending may reduce the demand for our products and services.

Decreases, or slow growth, in the newspaper publishing industry may negatively impact our results from operation as it relates to our Cloud based applications and analytics for media and publishing.

The newspaper industry as a whole is experiencing challenges to maintain and grow print circulation and revenues. This results from, among other factors, increased competition from other media, particularly the growth of electronic media, and shifting preferences among some consumers to receive all or a portion of their news other than from a newspaper. The customer base for our Cloud based applications and analytics for media and publishing is focused on the newspaper publishing industry and therefore sales from this operating sector will be subject to the future of the newspaper industry.

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Our competitiveness depends significantly on our ability to keep pace with the rapid changes in IT. Failure by us to anticipate and meet our clients’ technological needs could adversely affect our competitiveness and growth prospects.

We operate and compete in an industry characterized by rapid technological innovation, changing client needs, evolving industry standards and frequent introductions of new products, product enhancements, services and distribution methods. Our success depends on our ability to develop expertise with these new products, product enhancements, services and distribution methods and to implement IT solutions that anticipate and respond to rapid changes in technology, the IT industry, and client needs. The introduction of new products, product enhancements and distribution methods could decrease demand for current products or render them obsolete. Sales of products and services can be dependent on demand for specific product categories, and any change in demand for or supply of such products could have a material adverse effect on our net sales if we fail to adapt to such changes in a timely manner.

We operate in a highly competitive market and we may be required to reduce the prices for some of our products and services to remain competitive, which could adversely affect our results of operations.

Our industry is developing rapidly and related technology trends are constantly evolving. In this environment, we face significant price competition from our competitors. We may be unable to offset the effect of declining average sales prices through increased sales volumes and/or reductions in our costs. Furthermore, we may be forced to reduce the prices of the products and services we sell in response to offerings made by our competitors. Finally, we may not be able to maintain the level of bargaining power that we have enjoyed in the past when negotiating the prices of our services.

We face substantial competition from other national, multi-regional, regional and local value-added resellers and IT service providers, some of which may have greater financial and other resources than we do or that may have more fully developed business relationships with clients or prospective clients than we do. Many of our competitors compete principally on the basis of price and may have lower costs or accept lower selling prices than we do and, therefore, we may need to reduce our prices. In addition, manufacturers may choose to market their products directly to end-users, rather than through IT solutions providers such as us, and this could adversely affect our business, financial condition and results of operations.

Our profitability is dependent on the rates we are able to charge for our products and services. The rates we are able to charge for our products and services are affected by a number of factors, including:

●	our clients’ perceptions of our ability to add value through our services;

●	introduction of new services or products by us or our competitors;

●	our competitors’ pricing policies;

●	our ability to charge higher prices where market demand or the value of our services justifies it;

●	procurement practices of our clients; and

●	general economic and political conditions.

If we are not able to maintain favorable pricing for our products and services, our results of operations could be adversely affected.

Sales of our IT products and services are subject to quarterly and seasonal variations that may cause significant fluctuations in our operating results, therefore period-to-period comparisons of our operating results may not be reliable predictors of future performance.

The timing of our revenues can be difficult to predict. Our sales efforts involve educating our clients about the use and benefit of the products we sell and our services and solutions, including their technical capabilities and potential cost savings or advantages to an organization. Clients typically undertake a significant evaluation process that has in the past resulted in a lengthy sales cycle, which typically lasts several months, and may last a year or longer. We spend substantial time, effort and money on our sales efforts without any assurance that our efforts will produce any sales during a given period.

In addition, many of our clients spend a substantial portion of their IT budgets in the second half of the year. Other factors that may cause our quarterly operating results to fluctuate include changes in general economic conditions and the impact of unforeseen events. We believe that our revenues will continue to be affected in the future by cyclical trends. As a result, you may not be able to rely on period-to-period comparisons of our operating results as an indication of our future performance.

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A delay in the completion of our clients’ budget processes could delay purchases of our products and services and have an adverse effect on our business, operating results and financial condition.

We rely on our clients to purchase products and services from us to maintain and increase our earnings, and client purchases are frequently subject to budget constraints, multiple approvals and unplanned administrative, processing and other delays. If sales expected from a specific client are not realized when anticipated or at all, our results could fall short of public expectations and our business, operating results and financial condition could be materially adversely affected.

The profit margins from our IT products and services depend, in part, on the volume of products and services sold.  A failure to achieve increases in our profit margins in the future could have a material adverse effect on our financial condition and results of operations.

Given the significant levels of competition that characterize the IT reseller market, it is unlikely that we will be able to increase gross profit margins through increases in sales of IT products alone. Any increase in gross profit margins from this operating sector in the future will depend, in part, on the growth of our higher margin businesses such as IT consulting and professional services. In addition, low margins increase the sensitivity of our results of operations to increases in costs of financing. Any failure by us to maintain or increase our gross profit margins could have a material adverse effect on our financial condition and results of operations.

Any failures or interruptions in our services or systems could damage our reputation and substantially harm our business and results of operations.

Our success depends in part on our ability to provide reliable remote services, technology integration and managed services to our clients.  The operations of our IT products and services as well as our Cloud based applications and analytics are susceptible to damage or interruption from human error, fire, flood, power loss, telecommunications failure, terrorist attacks and similar events. We could also experience failures or interruptions of our systems and services, or other problems in connection with our operations, as a result of:

●	damage to or failure of our computer software or hardware or our connections;

●	errors in the processing of data by our systems;

●	computer viruses or software defects;

●	physical or electronic break-ins, sabotage, intentional acts of vandalism and similar events;

●	increased capacity demands or changes in systems requirements of our clients; and

●	errors by our employees or third-party service providers.

Our inventory management systems and related supply chain tools may not be able to forecast accurately and effectively manage supply of our products. If we ultimately determine that we have excess supply, we may have to reduce our prices and write-down inventory, which in turn could result in lower gross margins. If actual component usage and product demand are lower than the forecast, losses on manufacturing commitments in excess of forecasted demand may be accrued.

Any production interruptions for any reason, such as a natural disaster, epidemic, capacity shortages, or quality problems, at one of our manufacturing partners would negatively affect sales of product lines manufactured by that manufacturing partner and adversely affect our business and operating results.

Any interruptions in our systems or services could damage our reputation and substantially harm our business and results of operations. While we maintain disaster recovery plans and insurance with coverage we believe to be adequate, claims may exceed insurance coverage limits, may not be covered by insurance or insurance may not continue to be available on commercially reasonable terms.

Some of our services and solutions involve storing and replicating mission-critical data for our clients and are highly technical in nature. If client data is lost or corrupted, our reputation and business could be harmed.

Our IT data center and technology integration services and Software-as-a-Service solutions include storing and replicating mission-critical data for our clients. The process of storing and replicating that data within their data centers or at our facilities is highly technical and complex. If any data is lost or corrupted in connection with the use of our products and services, our reputation could be seriously harmed and market acceptance of our IT solutions could suffer. In addition, our solutions have contained, and may in the future contain, undetected errors, defects or security vulnerabilities. Some errors in our solutions may only be discovered after a solution has been in use by clients. Any errors, defects or security vulnerabilities discovered in our solutions after use by clients could result in loss of revenues, loss of clients, increased service and warranty cost and diversion of attention of our management and technical personnel, any of which could significantly harm our business. In addition, we could face claims for product liability, tort or breach of warranty. Defending a lawsuit, regardless of its merit, is costly and may divert management’s attention and adversely affect the market’s perception of us and our service offerings and solutions.

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We do not have long-term recurring revenue generating contracts with our clients that utilize our IT products and services, and such clients may cease providing new purchase orders at any time or reduce the amount of purchases they make that would depress the revenues we receive from our IT products and services and harm our results of operations.

Our operations depend upon our relationships with our clients. Revenues from out IT products and services are typically driven by purchase orders received every month. The majority of revenues from our IT products and services come from one time purchase orders that do not guarantee any future recurring revenues.  During the three months ended March 31, 2017, approximately 40% of the Company’s revenues were recurring and based on contracts that range from 1-5 years for warranty and maintenance support.  For these contracts the customer is invoiced one time and pays up front for the full term of the warranty and maintenance contract. Revenue from these contracts is determinable ratably over the contract period with the unearned revenue recorded as deferred revenue and amortized over the contract period. Clients with this type of contact may cease providing new purchase orders at any time, may elect not to renew such contracts, cancel and request a refund of maintenance/warranty services that have not yet been provided (upon 30 days advance written notice) or reschedule purchases. If clients cease providing us with new purchase orders, diminish the services purchased from us, cancel executed purchase orders or delay future purchase orders, revenues received from the sale of our IT products and services would be negatively impacted, which could have a material adverse effect on our business and results of operations. There is no guarantee that we will be able to retain or generate future revenue from our existing clients or develop relationships with new clients.

We rely on a limited number of key customers, the importance of which may vary dramatically from year to year, and a loss of one or more of these key customers may adversely affect our operating results.

Our top three customers accounted for approximately 40%, 41% and 29% of our gross revenue during the years ended December 31, 2016 and 2015, and the three months ended March 31, 2017, respectively. One customer accounted for 28% of our gross revenue in 2016, and this customer may or may not continue to be a significant contributor to revenue in 2017. The loss of a significant amount of business from one of our major customers would materially and adversely affect our results of operations until such time, if ever, as we are able to replace the lost business. Significant clients or projects in any one period may not continue to be significant clients or projects in other periods. To the extent that we are dependent on any single customer, we are subject to the risks faced by that customer to the extent that such risks impede the customer's ability to stay in business and make timely payments to us.

Consolidation in the industries that we serve or from which we purchase could adversely affect our business.

Some of the clients we serve may seek to achieve economies of scale by combining with or acquiring other companies. If two or more of our current clients combine their operations, it may decrease the amount of work that we perform for these clients. If one of our current clients merges or consolidates with a company that relies on another provider for its consulting, systems integration and technology, or outsourcing services, we may lose work from that client or lose the opportunity to gain additional work. If two or more of our suppliers merge or consolidate operations, the increased market power of the larger company could also increase our product costs and place competitive pressures on us. Any of these possible results of industry consolidation could adversely affect our business.

The loss of any key manufacturer or distributor relationships, or related industry certifications, could have an adverse effect on our business.

As part of our end-to-end IT solutions, we are authorized resellers of the products and services of leading IT manufacturers and distributors. In many cases, we have achieved the highest level of relationship the manufacturer or distributor offers. In addition, our employees hold certifications issued by these manufacturers and by industry associations relating to the configuration, installation and servicing of these products. We differentiate ourselves from our competitors by the range of manufacturers and distributors we represent, the relationship level we have achieved with these manufacturers and distributors and the scope of the manufacturer and industry certifications our employees hold. There can be no assurance that we will be able to retain these relationships with our manufacturers and distributors, that we will be able to retain the employees holding these manufacturer and industry certifications, or that our employees will maintain their manufacturer or industry certifications. The loss of any of these relationships or certifications could have a material adverse effect on our business.

We may experience a reduction in the incentive programs offered to us by our vendors.  Any such reduction could have a material adverse effect on our business, results of operations and financial condition.

We receive payments and credits from vendors, including consideration pursuant to volume sales incentive programs and marketing development funding programs. These programs are usually of finite terms and may not be renewed or may be changed in a way that has an adverse effect on us. Vendor funding is used to offset, among other things, inventory costs, cost of goods sold, marketing costs and other operating expenses. Certain of these funds are based on our volume of net sales or purchases, growth rate of net sales or purchases and marketing programs. If we do not grow our net sales or if we are not in compliance with the terms of these programs, there could be a material negative effect on the amount of incentives offered or paid to us by vendors. No assurance can be given that we will continue to receive such incentives or that we will be able to collect outstanding amounts relating to these incentives in a timely manner, or at all. Any sizeable reduction in, the discontinuance of, or a significant delay in receiving or the inability to collect such incentives, particularly related to incentive programs with one of our largest partners, Hewlett-Packard Company, could have a material adverse effect on our business, results of operations and financial condition. If we are unable to react timely to any fundamental changes in the programs of vendors, including the elimination of funding for some of the activities for which we have been compensated in the past, such changes would have a material adverse effect on our business, results of operations and financial condition.

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We may need additional cash financing and any failure to obtain cash financing, could limit our ability to grow our business and develop or enhance our service offerings to respond to market demand or competitive challenges.

We expect that we will need to raise funds in order to continue our operations and implement our plans to grow our business. However, if we decide to seek additional capital, we may be unable to obtain financing on terms that are acceptable to us or at all. If we are unable to raise the required cash, our ability to grow our business and develop or enhance our service offerings to respond to market demand or competitive challenges could be limited.

We rely on inventory financing and vendor credit arrangements for our daily working capital and certain operational functions, the loss of which could have a material adverse effect on our future results.

We rely on inventory financing and vendor financing arrangements for daily working capital and to fund equipment purchases for our technology sales business. The loss of any of our inventory financing or vendor credit financing arrangements, a reduction in the amount of credit granted to us by our vendors, or a change in any of the material terms of these arrangements could increase our need for, and the cost of, working capital and have a material adverse effect on our future results. These credit arrangements are discretionary on the part of our creditors and require the performance of certain operational covenants. There can be no assurance that we will continue to meet those covenants and failure to do so may limit availability of, or cause us to lose, such financing. There can be no assurance that such financing will continue to be available to us in the future on acceptable terms.

If we cannot collect our receivables or if payment is delayed, our business may be adversely affected by our inability to generate cash flow, provide working capital or continue our business operations.

Our business depends on our ability to successfully obtain payment from our clients of the amounts they owe us for products received from us and any work performed by us. The timely collection of our receivables allows us to generate cash flow, provide working capital and continue our business operations. Our clients may fail to pay or delay the payment of invoices for a number of reasons, including financial difficulties resulting from macroeconomic conditions or lack of an approved budget.  An extended delay or default in payment relating to a significant account will have a material and adverse effect on the aging schedule and turnover days of our accounts receivable. If we are unable to timely collect our receivables from our clients for any reason, our business and financial condition could be adversely affected.

If our location based security and detection and context aware marketing products fail to satisfy customer demands or to achieve increased market acceptance our results of operations, financial condition and growth prospects could be materially adversely affected.

The market acceptance of our products, particularly our location based security and detection and context aware marketing products, are critical to our continued success. Demand for these products is affected by a number of factors beyond our control, including continued market acceptance, the timing of development and release of new products by competitors, technological change, and growth or decline in the mobile device management market. We expect the proliferation of mobile devices to lead to an increase in the data security demands of our customers, and our products may not be able to scale and perform to meet those demands. If we are unable to continue to meet customer demands or to achieve more widespread market acceptance of these products, our business operations, financial results and growth prospects will be materially and adversely affected.

Defects, errors, or vulnerabilities in our location based security and detection products or services or the failure of such products or services to prevent a security breach, could harm our reputation and adversely impact our results of operations.

Because our location based security products and services are complex, they have contained and may contain design or manufacturing defects or errors that are not detected until after their commercial release and deployment by customers. Defects may cause such products to be vulnerable to advanced persistent threats (“APTs”) or security attacks, cause them to fail to help secure information or temporarily interrupt customers’ networking traffic. Because the techniques used by hackers to access sensitive information change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques and provide a solution in time to protect customers’ data. In addition, defects or errors in our subscription updates or products could result in a failure to effectively update customers’ hardware products and thereby leave customers vulnerable to APTs or security attacks.

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Any defects, errors or vulnerabilities in our products could result in:

●	expenditure of significant financial and product development resources in efforts to analyze, correct, eliminate, or work-around errors or defects or to address and eliminate vulnerabilities;

●	delayed or lost revenue;

●	loss of existing or potential customers or partners;

●	increased warranty claims compared with historical experience, or increased cost of servicing warranty claims, either of which would adversely affect gross margins; and

●	litigation, regulatory inquiries, or investigations that may be costly and harm our reputation

Our Cloud strategy, including our Software as a Service (“SaaS”), Platform as a Service (“PaaS”), Infrastructure as a Service (“IaaS”) and Data as a Service (“DaaS”) offerings, may adversely affect our revenues and profitability.

We offer customers a full range of consumption models including the deployment of our products via our Cloud based SaaS, PaaS, IaaS and DaaS offerings. These business models continue to evolve, and we may not be able to compete effectively, generate significant revenues or maintain the profitability of our Cloud offerings. Additionally, the increasing prevalence of Cloud and SaaS delivery models offered by us and our competitors may unfavorably impact the pricing of our on-premises enterprise software offerings and our Cloud offerings, and has a dampening impact on overall demand for our on-premises software product and service offerings, which could reduce our revenues and profitability, at least in the near-term. If we do not successfully execute our Cloud computing strategy or anticipate the Cloud computing needs of our customers, our reputation as a Cloud services provider could be harmed and our revenues and profitability could decline.

Our Cloud offerings are generally purchased by customers on a subscription basis and revenues from these offerings are generally recognized ratably over the term of the subscriptions. The deferred revenue that results from sales of our Cloud offerings may prevent any deterioration in sales activity associated with our Cloud offerings from becoming immediately observable in our consolidated statement of operations. This is in contrast to revenues associated with our new software licenses arrangements whereby new software licenses revenues are generally recognized in full at the time of delivery of the related software licenses. We incur certain expenses associated with the infrastructure and marketing of our Cloud offerings in advance of our ability to recognize the revenues associated with these offerings. As customer demand for our Cloud offerings increases, we experience volatility in our reported revenues and operating results due to the differences in timing of revenue recognition between our new software licenses arrangements and Cloud offering arrangements.

Our current research and development efforts may not produce successful products or features that result in significant revenue, cost savings or other benefits in the near future.  If we do not realize significant revenue from our research and development efforts, our business and operating results could be adversely affected.

Developing products and related enhancements in our field is expensive.  Investments in research and development may not result in significant design improvements, marketable products or features or may result in products that are more expensive than anticipated.  We may not achieve the cost savings or the anticipated performance improvements expected, and we may take longer to generate revenue from products in development, or generate less revenue than expected.

Our future plans include significant investments in research and development and related product opportunities. Our management believes that we must continue to dedicate a significant amount of resources to research and development efforts to maintain a competitive position. However, we may not receive significant revenue from these investments in the near future, or these investments may not yield the expected benefits, either of which could adversely affect our business and operating results.

Misuse of our products could harm our reputation.

Our products, particularly our location based security and detection and context aware marketing may be misused by customers or third parties that obtain access to such products. For example, these products could be used to protect information kept by criminals from government agencies. Such use of these products for censorship could result in negative press coverage and negatively affect our reputation.

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If the general level of advanced attacks declines, or is perceived by current or potential customers to have declined, this could harm our location based security and detection operating segment, and our financial condition, operating results and growth prospects.

Our location based security and detection operating segment is substantially dependent upon enterprises and governments recognizing that advanced persistent threats (“APTs”) and other security attacks are pervasive and are not effectively prevented by legacy security solutions. High visibility attacks on prominent enterprises and governments have increased market awareness of the problem of APTs and security attacks and help to provide an impetus for enterprises and governments to devote resources to protecting against attacks, such as testing our platform, purchasing it, and broadly deploying it within their organizations. If APTs and other security attacks were to decline, or enterprises or governments perceived that the general level of attacks has declined, our ability to attract new customers and expand its offerings for existing customers could be materially and adversely affected, which would, in turn, have a material adverse effect on our financial condition, results of operations and growth prospects.

If our location based security and detection products do not effectively interoperate with our customers’ IT infrastructure, installations could be delayed or cancelled, which would harm our financial condition, operating results and growth prospects.

Our products must effectively interoperate with our customers’ existing or future IT infrastructure, which often has different specifications, utilizes multiple protocol standards, deploys products from multiple vendors, and contains multiple generations of products that have been added over time. As a result, when problems occur in a company’s infrastructure, it may be difficult to identify the sources of these problems. If we find errors in the existing software or defects in the hardware used in our customers’ infrastructure, we may have to modify its software or hardware so that our products will interoperate with the infrastructure of our customers. In such cases, our products may be unable to provide significant performance improvements for applications deployed in the infrastructure of our customers. These issues could cause longer installation times for our products and could cause order cancellations, either of which would adversely affect our business, results of operations and financial condition.  In addition, other customers may require products to comply with certain security or other certifications and standards.  If our products are late in achieving or fail to achieve compliance with these certifications and standards, or competitors sooner achieve compliance with these certifications and standards, we may be disqualified from selling our products to such customers, or may otherwise be at a competitive disadvantage, either of which would harm our business, results of operations, and financial condition.

We depend on the U.S. government for a substantial portion of our business and government budget impasses together with changes in government defense spending could have adverse consequences on our financial position, results of operations and business.

A substantial portion of our U.S. revenues from our operations have been from and will continue to be from sales and services rendered directly or indirectly to the U.S. government. Consequently, our revenues are highly dependent on the government’s demand for computer systems and related services. Our revenues from the U.S. government largely result from contracts awarded to us under various U.S. government programs, primarily defense-related programs with the Department of Defense (“DoD”), as well as a broad range of programs with the Federal Bureau of Investigation (“FBI”), Bureau of Prisons, National Institute of Health (“NIH”), National Aeronautics and Space Administration (“NASA”), Department of Homeland Security, the Intelligence Community and other departments and agencies.  Cost cutting including through consolidation and elimination of duplicative organizations and insurance has become a major initiative for DoD.  The funding of our programs is subject to the overall U.S. government budget and appropriation decisions and processes which are driven by numerous factors, including geo-political events and macroeconomic conditions.  It is expected that U.S. government spending on IT will decrease from 6% Compound Annual Growth Rate (“CAGR”) during the first decade of the 21st century to 3%.  (Source:  Market Research Media - U.S. Federal IT Market Forecast 2013-2018).  The overall level of U.S. defense spending increased in recent years for numerous reasons, including combating a resurgent ISIS and operations in Iraq, Syria and Afghanistan.

The Budget Control Act of 2011 enacted 10-year discretionary spending caps which are expected to generate over $1 trillion in savings for the U.S. government, a substantial portion of which comes from DoD baseline spending reductions. In addition, the Budget Control Act of 2011 provides for additional automatic spending cuts (referred to as “sequestration”) totaling $1.2 trillion over nine years which were implemented beginning in the U.S. government fiscal year ending September 30, 2013. These reduction targets will further reduce DoD and other federal agency budgets. Although the Office of Management and Budget has provided guidance to agencies on implementing sequestration cuts, there remains much uncertainty about how exactly sequestration cuts will be implemented and the impact those cuts will have on contractors supporting the government. Although Congress has recently approved an increase in defense spending for the remaining 2017 fiscal year, it is uncertain to what level Congress will approve for DoD spending in future budgets. Therefore, defense spending levels are becoming increasingly difficult to predict and are expected to be affected by numerous factors including the priorities of the Administration and the Congress, the overall health of the U.S. and world economies and the state of governmental finances. We are not able to predict whether the DoD budgetary spending for the category of products and services our Company provides will remain the same and the impact this will have on our financial results.

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A significant reduction in defense spending could have long-term consequences for our size and structure. In addition, reduction in government priorities and requirements could impact the funding, or the timing of funding, of our programs, which could negatively impact our results of operations and financial condition.  In addition, we are involved in U.S. government programs which are classified by the U.S. government and our ability to discuss these programs, including any risks and disputes and claims associated with and our performance under such programs, could be limited due to applicable security restrictions.

The U.S. government systems integration business is intensely competitive and we may not be able to win government bids when competing against much larger companies, which could reduce our revenues.

Large computer systems integration contracts awarded by the U.S. government are few in number and are awarded through a formal competitive bidding process, including indefinite delivery/indefinite quantity (“IDIQ”), GSA Schedule and other multi-award contracts. Bids are awarded on the basis of price, compliance with technical bidding specifications, technical expertise and, in some cases, demonstrated management ability to perform the contract. There can be no assurance that the Company will win and/or fulfill additional contracts. Moreover, the award of these contracts is subject to protest procedures and there can be no assurance that the Company will prevail in any ensuing legal protest. The Company’s failure to secure a significant dollar volume of U.S. government contracts in the future would adversely affect our Inpixon Federal subsidiary.

The U.S. government systems integration business is intensely competitive and subject to rapid change. The Company competes with a large number of systems integrators, hardware and software manufacturers, and other large and diverse companies attempting to enter or expand their presence in the U.S. government market. Many of the existing and potential competitors have greater financial, operating and technological resources than the Company. The competitive environment may require us to make changes in our pricing, services or marketing. The competitive bidding process involves substantial costs and a number of risks, including significant cost and managerial time to prepare bids and proposals for contracts that may not be awarded to us, or that may be awarded, but for which we do not receive meaningful revenues. Accordingly, our success depends on our ability to develop services and products that address changing needs and to provide people and technology needed to deliver these services and products. To remain competitive, we must consistently provide superior service, technology and performance on a cost-effective basis to our customers.  Our response to competition could cause us to expend significant financial and other resources, disrupt our operations and strain relationships with partners, any of which could harm our business and/or financial condition.

Inpixon Federal’s financial performance is dependent on our ability to perform on our U.S. government contracts, which are subject to termination for convenience, which could harm our results of operations and financial condition.

Inpixon Federal’s financial performance is dependent on our performance under our U.S. government contracts. With the Integrio acquisition our government contract revenue has increased significantly and could represent more than 50% of this revenue in the year ending December 31, 2017 and beyond. Government customers have the right to cancel any contract at their convenience. An unanticipated termination of, or reduced purchases under, one of the Company’s major contracts whether due to lack of funding, for convenience or otherwise, or the occurrence of delays, cost overruns and product failures could adversely impact our results of operations and financial condition.  If one of our contracts were terminated for convenience, we would generally be entitled to payments for our allowable costs and would receive some allowance for profit on the work performed. If one of our contracts were terminated for default, we would generally be entitled to payments for our work that has been accepted by the government. A termination arising out of our default could expose us to liability and have a negative impact on our ability to obtain future contracts and orders. Furthermore, on contracts for which we are a subcontractor and not the prime contractor, the U.S. government could terminate the prime contract for convenience or otherwise, irrespective of our performance as a subcontractor.  The termination or cancellation of U.S. government contracts, no matter what the reason, could harm our results of operations and financial condition.

Our failure to comply with a variety of complex procurement rules and regulations could result in our being liable for penalties, including termination of our U.S. government contracts, disqualification from bidding on future U.S. government contracts and suspension or debarment from U.S. government contracting that could adversely affect our financial condition.

We must comply with laws and regulations relating to the formation, administration and performance of U.S. government contracts, which affect how we do business with our customers and may impose added costs on our business. U.S. government contracts generally are subject to the Federal Acquisition Regulation (“FAR”), which sets forth policies, procedures and requirements for the acquisition of goods and services by the U.S. government, department-specific regulations that implement or supplement FAR, such as the DoD’s Defense Federal Acquisition Regulation Supplement (“DFARS”) and other applicable laws and regulations. We are also subject to the Truth in Negotiations Act, which requires certification and disclosure of cost and pricing data in connection with certain contract negotiations; the Procurement Integrity Act, which regulates access to competitor bid and proposal information and government source selection information, and our ability to provide compensation to certain former government officials; the Civil False Claims Act, which provides for substantial civil penalties for violations, including for submission of a false or fraudulent claim to the U.S. government for payment or approval; and the U.S. Government Cost Accounting Standards, which impose accounting requirements that govern our right to reimbursement under certain cost-based U.S. government contracts. These regulations impose a broad range of requirements, many of which are unique to government contracting, including various procurement, import and export, security, contract pricing and cost, contract termination and adjustment, and audit requirements. A contractor’s failure to comply with these regulations and requirements could result in reductions to the value of contracts, contract modifications or termination, and the assessment of penalties and fines and lead to suspension or debarment, for cause, from government contracting or subcontracting for a period of time. In addition, government contractors are also subject to routine audits and investigations by U.S. government agencies such as the Defense Contract Audit Agency (“DCAA”) and Defense Contract Management Agency (“DCMA”). These agencies review a contractor’s performance under its contracts, cost structure and compliance with applicable laws, regulations and standards. The DCMA also reviews the adequacy of and a contractor’s compliance with its internal control systems and policies, including the contractor’s purchasing, property, estimating, compensation and management information systems. During the term of any suspension or debarment by any U.S. government agency, contractors can be prohibited from competing for or being awarded contracts by U.S. government agencies. The termination of any of the Company’s significant government contracts or the imposition of fines, damages, suspensions or debarment would adversely affect the Company’s business and financial condition.

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The U.S. government may adopt new contract rules and regulations or revise its procurement practices in a manner adverse to us at any time.

Our industry has experienced, and we expect it will continue to experience, significant changes to business practices as a result of an increased focus on affordability, efficiencies, and recovery of costs, among other items. U.S. government agencies may face restrictions or pressure regarding the type and amount of services that they may obtain from private contractors. Legislation, regulations and initiatives dealing with procurement reform, mitigation of potential conflicts of interest and environmental responsibility or sustainability, as well as any resulting shifts in the buying practices of U.S. government agencies, such as increased usage of fixed price contracts, multiple award contracts and small business set-aside contracts, could have adverse effects on government contractors, including us. Any of these changes could impair our ability to obtain new contracts or renew our existing contracts when those contracts expire and are subject to a renewed bidding process. Any new contracting requirements or procurement methods could be costly or administratively difficult for us to implement and could adversely affect our future revenues, profitability and prospects.

We may incur cost overruns as a result of fixed priced government contracts, which would have a negative impact on our operations.

Most of our U.S. government contracts are multi-award, multi-year IDIQ task order based contracts, which generally provide for fixed price schedules for products and services, have no pre-set delivery schedules, have very low minimum purchase requirements, are typically competed for among multiple contractors and force us to carry the burden of any cost overruns. Due to their nature, fixed-priced contracts inherently have more risk than cost reimbursable contracts.  If we are unable to control costs or if our initial cost estimates are incorrect, we can lose money on these contracts. In addition, some of our contracts have provisions relating to cost controls and audit rights, and if we fail to meet the terms specified in those contracts, we may not realize their full benefits. Lower earnings caused by cost overruns and cost controls would have a negative impact on our results of operations.  The U.S. government has the right to enter into contracts with other suppliers, which may be competitive with the Company’s IDIQ contracts. The Company also performs fixed price contracts under which the Company agrees to provide specific quantities of products and services over time for a fixed price.  Since the price competition to win both IDIQ and fixed price contracts is intense and the costs of future contract performance cannot be predicted with certainty, there can be no assurance as to the profits, if any, that the Company will realize over the term of such contracts.

Misconduct of employees, subcontractors, agents and business partners could cause us to lose existing contracts or customers and adversely affect our ability to obtain new contracts and customers and could have a significant adverse impact on our business and reputation.

Misconduct could include fraud or other improper activities such as falsifying time or other records and violations of laws, including the Anti-Kickback Act. Other examples could include the failure to comply with our policies and procedures or with federal, state or local government procurement regulations, regulations regarding the use and safeguarding of classified or other protected information, legislation regarding the pricing of labor and other costs in government contracts, laws and regulations relating to environmental, health or safety matters, bribery of foreign government officials, import-export control, lobbying or similar activities, and any other applicable laws or regulations. Any data loss or information security lapses resulting in the compromise of personal information or the improper use or disclosure of sensitive or classified information could result in claims, remediation costs, regulatory sanctions against us, loss of current and future contracts and serious harm to our reputation. Although we have implemented policies, procedures and controls to prevent and detect these activities, these precautions may not prevent all misconduct, and as a result, we could face unknown risks or losses. Our failure to comply with applicable laws or regulations or misconduct by any of our employees, subcontractors, agents or business partners could damage our reputation and subject us to fines and penalties, restitution or other damages, loss of security clearance, loss of current and future customer contracts and suspension or debarment from contracting with federal, state or local government agencies, any of which would adversely affect our business, reputation and our future results.

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We may fail to obtain and maintain necessary security clearances, which may adversely affect our ability to perform on certain U.S. government contracts and depress our potential revenues.

Many U.S. government programs require contractors to have security clearances. Depending on the level of required clearance, security clearances can be difficult and time-consuming to obtain. If we or our employees are unable to obtain or retain necessary security clearances, we may not be able to win new business, and our existing clients could terminate their contracts with us or decide not to renew them. To the extent we are not able to obtain and maintain facility security clearances or engage employees with the required security clearances for a particular contract, we may not be able to bid on or win new contracts, or effectively rebid on expiring contracts, as well as lose existing contracts, which may adversely affect our operating results and inhibit the execution of our growth strategy.

Our future revenues and growth prospects could be adversely affected by our dependence on other contractors.

If other contractors with whom we have contractual relationships either as a prime contractor or subcontractor eliminate or reduce their work with us, or if the U.S. government terminates or reduces these other contractors’ programs, does not award them new contracts or refuses to pay under a contract our financial and business condition may be adversely affected. Companies that do not have access to U.S. government contracts may perform services as our subcontractor and that exposure could enhance such companies’ prospect of securing a future position as a prime U.S. government contractor which could increase competition for future contracts and impair our ability to perform on contracts.

We may have disputes with our subcontractors arising from, among other things, the quality and timeliness of work performed by the subcontractor, customer concerns about the subcontractor, our failure to extend existing task orders or issue new task orders under a subcontract, our hiring of a subcontractor’s personnel or the subcontractor’s failure to comply with applicable law. Current uncertain economic conditions heighten the risk of financial stress of our subcontractors, which could adversely impact their ability to meet their contractual requirements to us. If any of our subcontractors fail to timely meet their contractual obligations or have regulatory compliance or other problems, our ability to fulfill our obligations as a prime contractor or higher tier subcontractor may be jeopardized. Significant losses could arise in future periods and subcontractor performance deficiencies could result in our termination for default. A termination for default could eliminate a revenue source, expose us to liability and have an adverse effect on our ability to compete for future contracts and task orders, especially if the customer is an agency of the U.S. government.

Sysorex Arabia is currently without contracts and is unable to repay its indebtedness, which could have an adverse impact on our financial condition.

As of March 31, 2017, Sysorex Arabia had minimal cash and its assets are being carried at their estimated realized value of approximately $23,000. Sysorex Arabia had an accumulated deficit balance of approximately $2.1 million. Sysorex Arabia is currently without business. Sysorex Arabia also has aging liabilities due to vendors, employees, social insurance payments, and partners amounting to approximately $2.0 million and owes $950,000 to Inpixon. The failure of Sysorex Arabia’s business resulted primarily from the failure of the OCC Data Center project, which has been cancelled. Sysorex Arabia is working with local suppliers on payment plans.

Sysorex Arabia has a judgment in the amount of $800,000 for non-performance by an Inpixon partner. That amount has been paid by the partner and Sysorex Arabia is waiting for the Saudi Courts to release these funds from any claims. Sysorex Arabia has incurred several loans to finance its losses to date and to pay some of its liabilities. In the event that any unsatisfied claims are made against us, as the parent, the claims could have a material adverse effect on our financial condition if not resolved satisfactorily, as Sysorex Arabia is not expected to be able to satisfy its liabilities.

The assets and liabilities of Sysorex Arabia are shown as held for sale as our management decided to close Sysorex Arabia and to shift its business activities to resellers and strategic partners in the region.

Our international business exposes us to geo-political and economic factors, regulatory requirements and other risks associated with doing business in foreign countries.

Foreign operations pose complex management, foreign currency, legal, tax and economic risks, which we may not adequately address. We have foreign operations in the Middle East which we are winding down. At the same time, we provide our products and services to customers worldwide and expect to do business in South Asia.  These risks differ from and potentially may be greater than those associated with our domestic business.

Our international business is sensitive to changes in the priorities and budgets of international customers and geo-political uncertainties, which may be driven by changes in threat environments and potentially volatile worldwide economic conditions, various regional and local economic and political factors, risks and uncertainties, as well as U.S. foreign policy. Our international sales are subject to U.S. laws, regulations and policies, including the International Traffic in Arms Regulations (“ITAR”) and the Foreign Corrupt Practices Act (see below) and other export laws and regulations. Due to the nature of our products, we must first obtain licenses and authorizations from various U.S. government agencies before we are permitted to sell our products outside of the U.S. We can give no assurance that we will continue to be successful in obtaining the necessary licenses or authorizations or that certain sales will not be prevented or delayed. Any significant impairment of our ability to sell products outside of the U.S. could negatively impact our results of operations and financial condition.

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Our international sales are also subject to local government laws, regulations and procurement policies and practices which may differ from U.S. government regulations, including regulations relating to import-export control, investments, exchange controls and repatriation of earnings, as well as to varying currency, geo-political and economic risks. Our international contracts may include industrial cooperation agreements requiring specific in-country purchases, manufacturing agreements or financial support obligations, known as offset obligations, and provide for penalties if we fail to meet such requirements. Our international contracts may also be subject to termination at the customer’s convenience or for default based on performance, and may be subject to funding risks. We also are exposed to risks associated with using foreign representatives and consultants for international sales and operations and teaming with international subcontractors, partners and suppliers in connection with international programs.  As a result of these factors, we could experience award and funding delays on international programs and could incur losses on such programs, which could negatively impact our results of operations and financial condition.

We are also subject to a number of other risks including:

●	the absence in some jurisdictions of effective laws to protect our intellectual property rights;

●	multiple and possibly overlapping and conflicting tax laws;

●	restrictions on movement of cash;

●	the burdens of complying with a variety of national and local laws;

●	political instability;

●	currency fluctuations;

●	longer payment cycles;

●	restrictions on the import and export of certain technologies;

●	price controls or restrictions on exchange of foreign currencies; and

●	trade barriers.

Our international operations are subject to special U.S. government laws and regulations, such as the Foreign Corrupt Practices Act, and regulations and procurement policies and practices, including regulations to import-export control, which may expose us to liability or impair our ability to compete in international markets.

Our international operations are subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. and other business entities for the purpose of obtaining or retaining business. We have operations and deal with governmental customers in countries known to experience corruption, including certain countries in the Middle East and in the future, the Far East. Our activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees, consultants or contractors that could be in violation of various laws including the FCPA, even though these parties are not always subject to our control. We are also subject to import-export control regulations restricting the use and dissemination of information classified for national security purposes and the export of certain products, services, and technical data, including requirements regarding any applicable licensing of our employees involved in such work.

As a U.S. defense contractor we are vulnerable to security threats and other disruptions that could negatively impact our business.

As a U.S. defense contractor, we face certain security threats, including threats to our information technology infrastructure, attempts to gain access to our proprietary or classified information, and threats to physical security. These types of events could disrupt our operations, require significant management attention and resources, and could negatively impact our reputation among our customers and the public, which could have a negative impact on our financial condition, results of operations and liquidity.  We are continuously exposed to cyber-attacks and other security threats, including physical break-ins. Any electronic or physical break-in or other security breach or compromise may jeopardize security of information stored or transmitted through our information technology systems and networks. This could lead to disruptions in mission-critical systems, unauthorized release of confidential or otherwise protected information and corruption of data. Although we have implemented policies, procedures and controls to protect against, detect and mitigate these threats, we face advanced and persistent attacks on our information systems and attempts by others to gain unauthorized access to our information technology systems are becoming more sophisticated. These attempts include covertly introducing malware to our computers and networks and impersonating authorized users, among others, and may be perpetrated by well-funded organized crime or state sponsored efforts. We seek to detect and investigate all security incidents and to prevent their occurrence or recurrence. We continue to invest in and improve our threat protection, detection and mitigation policies, procedures and controls. In addition, we work with other companies in the industry and government participants on increased awareness and enhanced protections against cyber security threats. However, because of the evolving nature and sophistication of these security threats, which can be difficult to detect, there can be no assurance that our policies, procedures and controls have or will detect or prevent any of these threats and we cannot predict the full impact of any such past or future incident. We may experience similar security threats to the information and technology systems that we develop, install or maintain under customer contracts. Although we work cooperatively with our customers and other business partners to seek to minimize the impacts of cyber and other security threats, we must rely on the safeguards put in place by those entities. Any remedial costs or other liabilities related to cyber or other security threats may not be fully insured or indemnified by other means. Occurrence of any of these security threats could expose us to claims, contract terminations and damages and could adversely affect our reputation, ability to work on sensitive U.S. Government contracts, business operations and financial results.

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Risks Related to Our Securities

Our common stock may be delisted from The NASDAQ Capital Market if we cannot satisfy NASDAQ’s continued listing requirements in the future.

On May 19, 2017, we received written notice from the Listing Qualifications Staff of NASDAQ notifying us that we no longer comply with NASDAQ Listing Rule 5550(b)(1) due to our failure to maintain a minimum of $2,500,000 in stockholders’ equity (the “Minimum Stockholders’ Equity Requirement”) or any alternatives to such requirement. We reported stockholders’ equity of ($2,483,000) in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017.

NASDAQ’s notice has no immediate effect on the listing of our common stock on The NASDAQ Capital Market. Under NASDAQ Listing Rule 5810(c)(2), we have 45 days, or until July 3, 2017, to provide NASDAQ with a plan to regain compliance with the Minimum Stockholders’ Equity Requirement. If NASDAQ accepts our plan, NASDAQ may grant an extension of up to 180 calendar days from the date of the notice, or until November 15, 2017, to evidence compliance with the Minimum Stockholders’ Equity Requirement. If NASDAQ does not accept our plan, we will have the right to appeal such decision to a NASDAQ hearings panel.

If we are unable to comply with the Minimum Stockholders’ Equity Requirement and/or NASDAQ does not accept our compliance plan, our common stock may be delisted, which could make trading our common stock more difficult for investors, potentially leading to declines in our share price and liquidity. Without a NASDAQ listing, stockholders may have a difficult time getting a quote for the sale or purchase of our stock, the sale or purchase of our stock would likely be made more difficult and the trading volume and liquidity of our stock could decline. Delisting from NASDAQ could also result in negative publicity and could also make it more difficult for us to raise additional capital. Further, if we are delisted, we would also incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common stock and the ability of our stockholders to sell our common stock in the secondary market. If our common stock is delisted by NASDAQ, our common stock may be eligible to trade on an over-the-counter quotation system, such as the OTCQB market, where an investor may find it more difficult to sell our stock or obtain accurate quotations as to the market value of our common stock. We cannot assure you that our common stock, if delisted from NASDAQ, will be listed on another national securities exchange or quoted on an over-the counter quotation system.

Investors should be aware that the value of an investment in our company may go down as well as up. In addition, there can be no certainty that the market value of an investment in our company will fully reflect its underlying value.

We are eligible to be treated as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which we refer to as the Sarbanes-Oxley Act, (2) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (3) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, as an emerging growth company, we are only required to provide two years of audited financial statements and two years of selected financial data in this prospectus. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700.0 million as of any June 30 before that time or if we have total annual gross revenue of $1.0 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of the following December 31 or, if we issue more than $1.0 billion in non-convertible debt during any three-year period before that time, we would cease to be an emerging growth company immediately. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of our second annual report or the first annual report required to be filed with the Commission following the date we are no longer an “emerging growth company” as defined in the JOBS Act. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal controls in the future.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We do not intend to pay cash dividends to our stockholders, so it is unlikely that stockholders will receive any return on their investment in our Company prior to selling their stock in the Company.

We have never paid any dividends to our common stockholders as a public company. We currently intend to retain any future earnings for funding growth and, therefore, do not expect to pay any cash dividends in the foreseeable future. If we determine that we will pay cash dividends to the holders of our common stock, we cannot assure that such cash dividends will be paid on a timely basis. The success of your investment in the Company will likely depend entirely upon any future appreciation.  As a result, you will not receive any return on your investment prior to selling your shares in our Company and, for the other reasons discussed in this “Risk Factors” section, you may not receive any return on your investment even when you sell your shares in our Company.

Some provisions of our articles of incorporation and bylaws may deter takeover attempts, which may inhibit a takeover that stockholders consider favorable and limit the opportunity of our stockholders to sell their shares at a favorable price.

Under our articles of incorporation, our Board of Directors may issue additional shares of common or preferred stock.  Our Board of Directors has the ability to authorize “blank check” preferred stock without future stockholder approval. This makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares and/or any other transaction that might otherwise be deemed to be in their best interests, and thereby protects the continuity of our management and limits an investor’s opportunity to profit by their investment in the Company.  Specifically, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

●	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group,

●	putting a substantial voting bloc in institutional or other hands that might undertake to support the incumbent Board of Directors, or

●	effecting an acquisition that might complicate or preclude the takeover.

Our indemnification of our officers and directors may cause us to use corporate resources to the detriment of our stockholders.

Our articles of incorporation require us to indemnify our directors and officers to the fullest extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law.

Under Nevada law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

●	conducted himself or herself in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Company; and

●	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against all expenses, liability and loss, including attorneys’ fees, judgments, fines and amounts paid in settlement, reasonably incurred by the person in connection with the proceeding.  If the person is found liable to the corporation, no indemnification will be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us under the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable.

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The obligations associated with being a public company require significant resources and management attention, which may divert from our business operations.

Following consummation of our initial public offering, we became subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”). The Exchange Act requires that we file annual, quarterly and current reports, proxy statements, and other information. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective internal controls and procedures for financial reporting.  Our Chief Executive Officer and Chief Financial Officer are required to certify that our disclosure controls and procedures are effective in ensuring that material information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. We will need to hire additional financial reporting, internal controls and other financial personnel in order to enhance appropriate internal controls and reporting procedures.  As a result, we will incur significant legal, accounting and other expenses. Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. In addition, we cannot predict or estimate the amount of additional costs we may incur in order to comply with these requirements. We anticipate that these costs will materially increase our selling, general and administrative expenses.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting.  In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies.  Additionally, in the event we are no longer a smaller reporting company, as defined under the Exchange Act, and we are unable to comply with the internal controls over financial reporting requirements of the Sarbanes-Oxley Act of 2002, then we may not be able to obtain the independent registered public accountants' certifications required by that act, which may preclude us from keeping our filings with the SEC current, and interfere with the ability of investors to trade our securities and our shares to continue to be listed on The Nasdaq Capital Market.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  With each prospective acquisition we may make we will conduct whatever due diligence is necessary or prudent to assure us that the acquisition target can comply with the internal controls requirements of the Sarbanes-Oxley Act.  Notwithstanding our diligence, certain internal controls deficiencies may not be detected.  As a result, any internal control deficiencies may adversely affect our financial condition, results of operations and access to capital.  We may, in the future, discover areas of our internal controls that need improvement.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, these rules and regulations increase our compliance costs and make certain activities more time consuming and costly. As a public company, these rules and regulations may make it more difficult and expensive for us to maintain our director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	our ability to execute our business plan and complete prospective acquisitions;

●	changes in our industry;

●	competitive pricing pressures;

●	our ability to obtain working capital financing;

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●	additions or departures of key personnel;

●	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

●	sales of our common stock (particularly following effectiveness of this registration statement);

●	operating results that fall below expectations;

●	regulatory developments;

●	economic and other external factors;

●	period-to-period fluctuations in our financial results;

●	our inability to develop or acquire new or needed technologies;

●	the public’s response to press releases or other public announcements by us or third parties, including filings with the SEC;

●	changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;

●	the development and sustainability of an active trading market for our common stock; and

●	any future sales of our common stock by our officers, directors and significant stockholders.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our shares of common stock may be thinly traded, and the price may not reflect our value, and there can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Our shares of common stock are thinly traded, our common stock is available to be traded and is held by a small number of holders, and the price may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things.  We will take certain steps including utilizing investor awareness campaigns, investor relations firms, press releases, road shows and conferences to increase awareness of our business. Any steps that we might take to bring us to the awareness of investors may require that we compensate consultants with cash and/or stock. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business, and trading may be at an inflated price relative to the performance of the Company due to, among other things, the availability of sellers of our shares. If an active market should develop, the price may be highly volatile. Because there is currently a relatively low per-share price for our common stock, many brokerage firms or clearing firms are not willing to effect transactions in the securities or accept our shares for deposit in an account. Many lending institutions will not permit the use of low priced shares of common stock as collateral for any loans.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market upon the expiration of any statutory holding period under Rule 144, or shares issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and, in anticipation of which, the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

In general, a non-affiliated person who has held restricted shares for a period of six months, under Rule 144, may sell into the market our common stock all of their shares, subject to the Company being current in its periodic reports filed with the SEC. As of March 31, 2017, approximately 1,568,798 shares of common stock of the 2,181,745 shares outstanding were free trading.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect the price of our common stock and could impair our ability to raise capital through the sale of additional shares.

In addition, as of March 31, 2017, there were 287,417 shares subject to outstanding warrants, 381,330 shares subject to outstanding options (including 41,667 shares outside of our plan), 1,002 shares issuable upon the vesting of certain stock options, 100,000 shares subject to the conversion of the Series 1 convertible preferred stock and 253,333 shares subject to the conversion of the debenture issued to Hillair Capital Investments L.P., and an additional 110,739 shares reserved for future issuance under our 2011 Employee Stock Incentive Plan that will become, or have already become, eligible for sale in the public market to the extent permitted by any applicable vesting requirements, the lock-up agreements and Rule 144 under the Securities Act.

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Risks Associated with this Offering

You will experience immediate dilution in the book value per share of common stock as a result of this offering.

Investors in this offering will experience immediate dilution in their net tangible book value per share to the extent of the difference between the conversion price per share of common stock and the “adjusted” net tangible book value per share after giving effect to the offering. Our net tangible book value as of March 31, 2017 was approximately $(30 million), or $(13,751) per share of our common stock based on 2,181,745 shares outstanding. Assuming that we issue an aggregate of       Class A Units and Class B Units at a price of $       per unit, the last reported sale price of our common stock on The NASDAQ Capital Market on May       , 2017, and assuming the conversion of all the shares of Series 2 Preferred sold in the offering (not taking into account any anti-dilution adjustments in the Series 2 Preferred, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value as of March 31, 2017 would have been approximately $       million, or $       per share of our common stock. This calculation excludes the proceeds, if any, from the exercise of the warrants issued in this offering. This amount represents a decrease in net tangible book value of $       per share to our existing stockholders and an immediate dilution in net tangible book value of $       per share to investors in this offering. If outstanding options and warrants to purchase our common stock are exercised, you will experience dilution. See the section entitled “Dilution” below.

Our management might not use the proceeds of this offering effectively.

Our management has broad discretion over the use of proceeds of this offering. In addition, our management has not designated a specific use for a substantial portion of the proceeds of this offering. Accordingly, it is possible that our management may allocate the proceeds in ways that do not improve our operating results. In addition, cash proceeds received in the offering may be temporarily used to purchase short-term, low-risk investments, and such investments might not be invested to yield a favorable rate of return.

There is no established public market for the Series 2 Preferred or the warrants to purchase shares of our common stock being offered by us in this offering.

There is no established public trading market for the Series 2 Preferred or the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list either the Series 2 Preferred or the warrants on any national securities exchange or other nationally recognized trading system, including The NASDAQ Capital Market. Without an active market, the liquidity of the Series 2 Preferred and the warrants will be limited.

The warrants may not have any value.

The warrants issued in this offering will be immediately exercisable and expire on the fifth anniversary of the date of issuance. The warrants will have an initial exercise price per share equal to $    , which is    % of the last reported sale price of our common stock on The NASDAQ Capital Market on the date we entered into the underwriting agreement. In the event that our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

Holders of our warrants will have no rights as a common stockholder until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of your warrants, you will have no rights with respect to our common stock. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

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USE OF PROCEEDS

We expect to receive net proceeds from the sale of the Units that we are offering, without exercise of the underwriter’s over-allotment option, to be approximately $       million, after deduction of underwriting discounts and commissions and estimated expenses payable by us, as described in the section below titled “Underwriting.” If the underwriter’s over-allotment option is exercised in full, we estimate the net proceeds will be approximately $     million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, as described in the section below titled “Underwriting.” This amount does not include the proceeds that we may receive in connection with any exercise of the warrants issued in this offering. Assuming all of the warrants issued in this offering were exercised in full at the exercise price of $       per share, which is       % of the last reported sale price of our common stock on The NASDAQ Capital Market on , 2017, we estimate that we would receive additional net proceeds of approximately $      million. We cannot predict when or if the warrants will be exercised, however, and it is possible that the warrants may expire and never be exercised.

We intend to use the net proceeds from this public offering for working capital and general corporate purposes (including research and development and sales and marketing). General corporate purposes may include capital expenditures. We will continue to invest in research and development to drive our business growth in securing, digitizing and optimizing premises with indoor positioning analytics for businesses and governments. The amounts and timing of our actual expenditures will depend on numerous factors. We may find it necessary or advisable to use portions of the net proceeds for other purposes, and we will have broad discretion in the application and allocation of the net proceeds from this offering. Additionally, we may use a portion of the net proceeds of this offering to finance acquisitions of, or investments in, competitive and complementary businesses, products or services as a part of our growth strategy. However, we currently have no commitments with respect to any such acquisitions or investments.

Pending use of the net proceeds from this offering, we may invest the net proceeds in short-term, interest-bearing, investment-grade securities. We cannot predict whether the proceeds invested will yield a favorable return.

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CAPITALIZATION

The following table sets forth our actual cash and cash equivalents and our capitalization as of March 31, 2017, and as adjusted to give effect to the sale of the units offered hereby and the use of proceeds, as described in the section entitled “Use of Proceeds.”

You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

	As of March 31, 2017 (in thousands, except number of shares and par value data)
	Actual	As Adjusted (1)(2)(3)(4)
Cash and cash equivalents	$738	$
Stockholders’ Equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 2,250 issued and outstanding which are designated as Convertible Series 1 Preferred Stock
Series 1 convertible preferred stock - $1,000.00 stated value; 2,250 issued and outstanding, actual and as adjusted	1,340
Series 2 convertible preferred stock - $ stated value; shares authorized; none issued and outstanding, actual and as adjusted
Common stock - $0.001 par value; 50,000,000 shares authorized; 2,197,667 shares issued and 2,181,745 shares outstanding, actual and as adjusted
Additional paid-in capital	64,997
Treasury stock, at cost, 15,922 shares	(695)
Due from Sysorex Consulting Inc.	(666)
Accumulated other comprehensive income	63
Accumulated deficit (excluding $2,442 reclassified to additional paid in capital in quasi-reorganization)	(65,525)
Stockholders’ Equity Attributable to Inpixon	(484)
Non-controlling Interest	(1,999)
Total stockholders’ equity	(2,483)

(1) Assumes that an aggregate of Class A Units and Class B Units are sold at a price of $      per unit, that the Series 2 Preferred sold in this offering has a conversion price of $      per share, which was the last reported sale price of our common stock on The NASDAQ Capital Market on May 16, 2017, and that the net proceeds thereof are approximately $      million after deducting underwriting discounts and commissions and our estimated expenses.

(2) Does not include the shares of common stock that may be issued under the warrants to be issued in this offering.

(3) Assumes the conversion of all the shares of Series 2 Preferred sold in the offering.

(4) Assumes no exercise by the underwriter of its over-allotment option.

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DILUTION

If you invest in the Units, your interest in the common stock underlying the Series 2 Preferred and the warrants offered hereunder may be diluted to the extent of the difference between the price you pay for each share of common stock and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of March 31, 2017 was approximately $(30 million), or $(13,751) per share of our common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by 2,181,745 shares of common stock outstanding as of March 31, 2017.

Assuming that we issue an aggregate of      Class A Units and Class B Units at a price of $      per Unit, the last reported sale price of our common stock on The NASDAQ Capital Market on May       , 2017, and after deducting the commissions and estimated offering expenses payable by us, our net tangible book deficit as of March 31, 2017 would have been approximately $      million, or $      per share of our common stock. This calculation excludes the proceeds, if any, from the exercise of warrants issued in this offering. This amount represents an immediate decrease in net tangible book value of $     per share to our existing stockholders and an immediate dilution in net tangible book value of $       per share to new investors in this offering.

We determine dilution by subtracting the adjusted net tangible book value per share after this offering from the conversion price per share of our common stock. The following table illustrates the per share dilution to investors purchasing securities in the offering:

Assumed public offering price per share of common stock (and our Series 2 Preferred on an as converted basis per share of common stock)		$
Net tangible book value per share as of March 31, 2017	$
Decrease in net tangible book value per share attributable to new investors	$
Adjusted net tangible book value per share as of March 31, 2017 after giving effect to this offering		$
Dilution in net tangible book value per share to new investors		$
Dilution as a percentage of assumed conversion price			%

The amounts above are based on 2,181,745 shares of common stock outstanding as of March 31, 2017, and assuming: (i) no conversion from the Debenture or convertible preferred stock issued and outstanding; and (ii) no exercise of outstanding options or warrants since that date. The number of shares of common stock anticipated to be outstanding after this offering excludes as of that date:

●	381,330 shares of common stock issuable upon the exercise of outstanding non-plan stock options and stock options under our 2011 Employee Stock Incentive Plan, having a weighted average exercise price of $23.64 per share;

●	1,000 shares of common stock issuable upon the vesting of certain restricted stock units under our 2011 Employee Stock Incentive Plan;

●	287,417 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted average exercise price of $9.68 per share;

●	253,333 shares of common stock issuable upon the conversion of the outstanding balance of $5,700,000 of the Debenture at the present conversion price of $22.50 per share;

●	100,000 shares of common stock issuable upon the conversion of outstanding Series 1 convertible preferred stock at the present conversion price of $22.50 per share (which shares were issued subsequent to March 31, 2017);

●	additional shares of common stock that may be issuable upon conversion of Series 1 preferred stock and our outstanding Debenture pursuant to the anti-dilution provisions thereof;

●	shares of common stock that may be issued under the Series 2 Preferred and the warrants to be issued in this offering; and

●	shares of common stock, Series 2 Preferred and/or additional warrants subject to the underwriter’s over-allotment option.

To the extent that any of our outstanding options or warrants, including the warrants issued in this offering, are exercised or the Debenture or any preferred stock converted, we grant additional options under our stock option plans or issue additional warrants or preferred stock, or we issue additional shares of common stock in the future, there may be further dilution to new investors.

An investor that acquires additional shares of common stock through the exercise of the warrants offered hereby may experience additional dilution depending on our net tangible book value at the time of exercise. Assuming that we issue an aggregate of      Class A Units and Class B Units, that the warrants have an exercise price of $      per share, which is      % of the last reported sale price of our common stock on The NASDAQ Capital Market on      , 2017, and that all such warrants are exercised, our net tangible book value as of March 31, 2017 would have been approximately $      million, or $      per share of our common stock. This amount represents an increase in net tangible book value of $      per share to our existing stockholders and a dilution in net tangible book value of $    per share to new investors exercising such warrants.

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UNDERWRITING

We have entered into an underwriting agreement, dated        , 2017, with Aegis Capital Corp. The underwriting agreement provides for the purchase of a specific number of Units. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase the number of shares of Class A Units and Class B Units listed next to its name in the following table:

Name of Underwriter	Number of Class A Units	Number of Class B Units
Aegis Capital Corp.
Total

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus is part.

We have been advised that the underwriter proposes to offer the Units directly to the public at the public offering price set forth on the cover page of this prospectus. The underwriting agreement provides that the underwriter’s obligation to purchase the securities we are offering is subject to conditions contained in the underwriting agreement, including the condition that the certificate of designation of preferences, rights and limitations of Series 2 Preferred shall have been filed with the Secretary of State of Nevada. The underwriter is obligated to purchase and pay for all of the Class A Units and Class B Units, as applicable, offered by this prospectus. However, the underwriter is not required to take or pay for the common stock and warrants covered by the underwriter’s over-allotment option described below.

No action has been taken by us or the underwriter that would permit a public offering of the Units, or the Series 2 Preferred and warrants to purchase common stock included in the Units, or the common stock underlying the Series 2 Preferred and warrants in any jurisdiction where action for that purpose is required. None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the Units, the Series 2 Preferred and warrants to purchase common stock, or the common stock underlying the Series 2 Preferred and warrants be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of the Units, the Series 2 Preferred and warrants to purchase common stock, or the common stock underlying the Series 2 Preferred and warrants and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the Units, the Series 2 Preferred and warrants to purchase common stock, or the common stock underlying the Series 2 Preferred and warrants in any jurisdiction where that would not be permitted or legal.

We have been advised that the underwriter does not intend to confirm sales to any accounts over which its exercises discretionary authority.

Over-Allotment Option

We have granted the underwriter a 45-day option to purchase up to an additional            shares of our common stock at a price of $     per share and/or additional           shares of Series 2 Preferred from us at a price of $     per share of Series 2 Preferred and/or additional warrants from us at a price of $     per warrant to cover over-allotments, if any. The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Class A Units and Class B Units offered by this prospectus. If the underwriter exercises this option, the underwriter will be obligated, subject to certain conditions, to purchase the additional shares of common stock and/or shares of Series 2 Preferred and/or warrants for which the option has been exercised.

Underwriting Discount and Expenses

The following table summarizes the underwriting discount and expenses to be paid to the underwriter by us. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s over-allotment option.

	Per Class A Unit	Per Class B Unit	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price	$	$	$	$
Underwriting discount to be paid to the underwriter by us (7.0%)	$	$	$	$
Proceeds to us (before expenses)(1)	$	$	$	$

(1)	We estimate that our total expenses of this offering, excluding the underwriting discount, will be approximately $ .

In addition to the underwriting discount to be paid by us, we have agreed to reimburse the underwriter for certain of its out-of-pocket expenses incurred in connection with this offering, including road show costs and expenses incurred in connection with this offering, and the disbursements for the fees and expenses of the counsel for the underwriter and the underwriter’s use of i-Deal’s book-building, prospectus and compliance software, subject to a total expense reimbursement cap of $100,000, and subject to compliance with FINRA Rule 5110(f)(2)(D). We have also agreed to provide a non-accountable expense allowance in an amount equal to 1% of the public offering price.

The securities we are offering are being offered by the underwriter subject to certain conditions specified in the underwriting agreement.

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Other Relationships

Upon completion of this offering, we have granted the underwriter a right of first refusal under certain circumstances to act as underwriter or placement agent in connection with any subsequent public or private offering of equity securities or other capital markets financing by us. This right of first refusal extends for nine months from the effective date of the registration statement of which this prospectus forms a part. The terms of any such engagement of Aegis Capital Corp. will be determined by separate agreement.

The underwriter may, from time to time, engage in transactions with or perform services for us in the ordinary course of its business and may continue to receive compensation from us for such services.

Determination of Offering Price

The public offering price of the Units is $       per Unit. The conversion price per share of the Series 2 Preferred is       % of the last reported sale price of our common stock on The NASDAQ Capital Market on the date we entered into the underwriting agreement, and the exercise price per share of the warrants is       % of the last reported sale price of our common stock on The NASDAQ Capital Market on the date we entered into the underwriting agreement. The public offering price of the Units, the conversion price and other terms of the Series 2 Preferred and the exercise price and other terms of the warrants were negotiated between us and the underwriter, based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the Units we are offering, the conversion price and other terms of the Series 2 Preferred and the exercise price and other terms of the warrants include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Lock-up Agreements

Our officers and directors have agreed with the underwriter to be subject to a lock-up period of       days following the date of this prospectus. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. The      day lock-up period is subject to an additional extension to accommodate for our reports of financial results or material news releases. We have also agreed, in the underwriting agreement, to not issue or sell securities involving a variable rate transaction for one year following the date of this prospectus. A variable rate transaction is a transaction in which we (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for the common stock or (ii) enter into any agreement, including, but not limited to, an equity line of credit, whereby we may issue securities at a future determined price. The underwriter may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Transfer Agent, Registrar and Warrant Agent

Corporate Stock Transfer Inc. is (i) the transfer agent and registrar for our common stock and our Series 2 Preferred, and (ii) the warrant agent for the warrants.

Stock Market Listing

Our common stock trades on The NASDAQ Capital Market under the symbol “INPX” and was previously traded under the symbol “SYRX” before our name change, which was effective as of March 1, 2017.

We do not intend to apply to list the Series 2 Preferred or the warrants we are offering on The NASDAQ Capital Market.

Stabilization, Short Positions and Penalty Bids

The underwriter may engage in syndicate covering transactions, stabilizing transactions, over-allotment transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock:

●	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. A naked short position occurs if the underwriter sells more shares than could be covered by the over-allotment option. Such a naked short position would be closed out by buying securities in the open market.

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●	A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.

●	Over-allotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

●	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or slowing a decline in the market prices of our securities. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on The NASDAQ Capital Market, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter also may engage in passive market making transactions in our common stock on The NASDAQ Capital Market in accordance with Regulation M during a period before the commencement of offers or sales of the securities in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transactions, once commenced, will not be discontinued without notice.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make with respect to any of these liabilities.

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MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is listed and traded on The NASDAQ Capital Market under the symbol “INPX” and was traded under the symbol “SYRX” prior to the March 1, 2017. For the periods indicated, the following table sets forth the high and low sales prices per share of our common stock on The NASDAQ Capital Market. These prices represent prices among dealers, do not include retail markups, markdowns or commissions, and may not represent actual transactions. The amounts reflected in the following table are also adjusted to reflect the impact of our 1-for-15 reverse stock split, which became effective on March 1, 2017.

Period	High	Low
2017
Second quarter (through May 19, 2017)	$4.61	$1.40
First quarter	$4.65	$2.48

2016
Fourth quarter	$11.08	$2.40
Third quarter	$8.38	$4.95
Second quarter	$9.60	$4.04
First quarter	$10.80	$7.03

2015
Fourth quarter	$19.50	$8.10
Third quarter	$30.30	$14.85
Second quarter	$46.04	$15.90
First quarter	$34.50	$16.04

Holders

As of May 15, 2017, we had 588 holders of record of our common stock. This number does not include an indeterminate number of stockholders whose shares are held by brokers in street name.

Dividend Policy

We have not declared or paid any cash dividends on our common stock, and we currently intend to retain future earnings, if any, to finance the expansion of our business; we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our Board of Directors, in their discretion, and will depend on our financial condition, results of operations, capital requirements and other factors that our Board of Directors considers significant. Holders of Series 2 Preferred will not be entitled to receive any dividends, unless and until specifically declared by our Board.

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OUR BUSINESS

Introduction

Inpixon is a technology company that helps to secure, digitize and optimize any premises with Indoor Positioning Analytics (“IPA”) for Businesses and Governments in the connected world. Inpixon indoor positioning analytics is based on radically new sensor technology that finds all accessible cellular, Wi-Fi, Bluetooth and RFID signals anonymously. Paired with a high-performance, data analytics platform, this technology delivers visibility, security and business intelligence on any commercial or government premises world-wide. Inpixon’s products, infrastructure solutions and professional services group help customers take advantage of mobile, big data, analytics and the Internet of Things (“IoT”).

Inpixon indoor positioning analytics offer:

●	Radically new sensors with proprietary technology that can find all accessible cellular, Wi-Fi, Bluetooth and RF signals. Utilizing various radio signal technologies ensures precision device positioning accurately down to arm’s length. This enables highly detailed understanding of customer journey and dwell time in retail scenario; detection and identification of authorized and unauthorized devices; and prevention of rogue devices through alert notification based on rules when unknown devices are detected in restricted areas.

●	Data Science analytics with lightning fast data mining using in-memory database that uses a dynamic blend of RAM and NAND along with specially optimized algorithms that both minimize data movement and maximize system performance. This enables the system to deliver reports with valuable Insights to the user as well as integrate with common 3rd party visualization, charting, graphing and dashboard systems.

●	Insights that deliver visibility and business intelligence about detailed customer journey and flow analysis of in stores and storefronts allowing businesses to better understand customer preferences, measure campaign effectiveness, uncover revenue opportunities and deliver an exceptional shopping experience.

Inpixon indoor positioning analytics can assist all types of establishments, including brands, retailers, shopping malls and shopping centers, hotels and resorts, gaming operators, airports, healthcare facilities, office buildings and government agencies, by providing greater security, gaining better business intelligence, increasing consumer confidence and reducing risk while being compliant with applicable “personal identifiable information” regulations.

Inpixon also provides supporting products and services including enterprise computing and storage, virtualization, business continuity, data migration, custom application development, networking and information technology business consulting services. These allow Inpixon to offer turnkey solutions when requested by customers.

Corporate Strategy

Management’s corporate strategy is to continue to build and develop Inpixon as a technology company that provides turnkey solutions from the collection of data to delivering insights from that data to our customers with a focus on securing, digitizing and optimizing premises with IPA for businesses and governments. In connection with such strategy and in order to facilitate our long-term growth, we have acquired certain companies, technologies and intellectual property, or IP, that complement such goals and will continue to consider completing additional strategic acquisitions as long as our financial condition permits. An important element of this mergers and acquisitions strategy is to acquire companies with complementary capabilities and/or innovative and commercially proven technologies in indoor positioning and big data analytics and to obtain an established customer base. We believe that acquiring complementary products and/or IP will add value to the Company, and the customer base of each potential acquisition will also present an opportunity to cross-sell our existing solutions. Candidates with proven technologies that complement our overall strategy may come from anywhere in the world, so long as there are strategic and financial reasons to make the acquisition. If we conduct any acquisitions in the future, we expect to pay for such acquisitions using restricted common stock, cash and debt financing in combinations appropriate for each acquisition. In connection with our strategic business plan, Inpixon may also consider the sale or divestment of certain assets for strategic and financial purposes should the management deem such transactions necessary or desirable in order to facilitate its overall strategy.

Industry Overview

We believe that more and more enterprises are realizing the importance of employing Information Technology in their operations. The technology growth story has long focused on the consumer, but as enterprises in every industry sector, including the government sector, look to technology to facilitate and transform their own operations, the opportunities for technology companies have broadened considerably. The following information illustrates the ways in which various IT markets are expected to grow.

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The indoor location market is estimated to grow from $4.72 billion in 2016 to $23.13 billion by 2021, at a compound annual growth rate, or CAGR of 37.4%. (Source: http://www.marketsandmarkets.com/PressReleases/indoor-location.asp)

The location analytics market is expected to grow from $8.20 billion in 2016 to $16.34 billion by 2021, at a CAGR of 17.6% from 2016 to 2021. (Source: http://www.marketsandmarkets.com/Market-Reports/location-analytics-market-177193456.html?gclid=CMzC4pzkztICFVY7gQodHsoFzQ)

The location-based services (“LBS”) and real-time location systems (“RTLS”) market has grown considerably over the past few years and is expected to grow further with increasing portable personal digital assistant (“PDA”)-based e-commerce. The overall market is expected to grow from $15.04 billion in 2016 to $77.84 billion by 2021, at a CAGR of 38.9%.

The IDC Worldwide Semiannual Big Data and Analytics Spending Guide, released October 3, 2016, predicts that the Big Data and business analytics market will grow from $130 billion by the end of this year to $203 billion by 2020. That is a CAGR of 11.7% over the next years, according to IDC. (Source: http://www.informationweek.com/big-data/big-data-analytics-market-to-hit-$203-billion-in-2020-/d/d-id/1327092)

In July 2013, Cisco forecasted that The Internet of Things, which consists of smart connected objects in homes, businesses and our surroundings that have the ability communicate over a multimodal network without human-to-human or human-to-computer involvement, would grow to 50 billion devices by the year 2020.

According to a report by Allied Market Research titled, “Global Mobile Security Market, Solution, Types, OS, Trends, Opportunities, Growth and Forecast, 2013 – 2020”, the global mobile security market would reach $34.8 billion by 2020, registering a CAGR of 40.8% during 2014 - 2020.

The cyber security market size is estimated to grow from USD 122.45 Billion in 2016 to USD 202.36 Billion by 2021, at a CAGR of 10.6% during the forecast period. 2015 is considered to be the base year while the forecast period is 2016–2021. (Source: http://www.marketsandmarkets.com/Market-Reports/cyber-security-market-505.html?gclid=COSEpv-Ho9MCFYVgfgodYmAJXw)

According to industry sources, the cloud analytics market is expected to grow from $7.5 Billion in 2015 to $23.1 Billion in 2020 at a CAGR of 25.1% during the forecast period. (source: http://www.marketsandmarkets.com/PressReleases/cloud-based-business-analytics.asp)

The U.S. Federal IT market will reach $140 billion by 2023, growing at CAGR 3.6% in the period 2018-2023 according to Market Research Media (Source: https://www.marketresearchmedia.com/?p=193)

We expect that investment in IT research and development will continue to be strong in the future and that technologies like ours will deliver new level of value and opportunities for business enterprises.

Corporate Structure

In 2015 we had five operating subsidiaries:  (i) Sysorex Federal, Inc. (100% ownership) (“Sysorex Federal”) and its wholly owned subsidiary Sysorex Government Services, Inc. (“Sysorex Government” or “Sysorex Government Services”) based in Herndon, Virginia, which focused on the U.S. Federal government market; (ii) Lilien Systems (100% ownership) (“Lilien”) based in Larkspur, California; (iii) Shoom, Inc. (100% ownership) (“Shoom”) based in Encino, California, (iv) AirPatrol Corporation (100% ownership) (“AirPatrol”) based in Maple Lawn, Maryland and its wholly owned subsidiary AirPatrol Research Corp. (“AirPatrol Research”) based in Coquitlam, British Columbia, and (v) Sysorex Arabia LLC (50.2% ownership) (“Sysorex Arabia”) based in Riyadh, Saudi Arabia. On December 4, 2015, the Company’s Board of Directors approved a series of reorganization transactions to streamline the organizational structure of the Company and its direct and indirect subsidiaries.

Effective January 1, 2016 we have three operating subsidiaries: (i) Inpixon USA (100% ownership) based in Larkspur, California and its wholly-owned subsidiary Inpixon Federal, Inc. based in Herndon, Virginia, which focuses on the U.S. Federal government market; (ii) Inpixon Canada Corp. based in Coquitlam, British Columbia; and (iii) Sysorex Arabia LLC (50.2% ownership) based in Riyadh, Saudi Arabia.

These consolidated subsidiaries operate in the following business segments:

●	Indoor Positioning Analytics: This segment includes Inpixon’s proprietary products and services delivered on premise or in the Cloud as well as our hosted SaaS based solutions. Our Indoor Positioning Analytics product is based on a unique and patented sensor technology that detects and locates accessible cellular, Wi-Fi and Bluetooth devices and then uses a lightning fast data-analytics engine to deliver actionable insights and intelligent reports for security, marketing, asset management, etc.

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●	Infrastructure: This segment includes third party hardware, software and related maintenance/warranty products and services that Inpixon resells to commercial and government customers. It includes but is not limited to products for enterprise computing; storage; virtualization; networking; etc. as well as services including custom application/software design; architecture and development; staff augmentation and project management.

Although the subsidiaries are separate legal entities, the Company is structured by function and organized to operate in an integrated fashion as one business.

Corporate History

The Company was formed in Nevada in April 1999.

On July 29, 2011, we acquired all of the stock of the U.S. Federal government business of the Company, which included Sysorex Federal and its subsidiary Sysorex Government, and 50.2% of the stock of the operating unit of the Company engaged in Saudi Arabian government contracts, Sysorex Arabia, LLC.

On March 20, 2013, we completed the acquisition of the assets of Lilien LLC, including all the outstanding capital stock of Lilien Systems. In conjunction with our name to Inpixon effective on March 1, 2017, Lilien Systems was renamed Inpixon USA. Inpixon USA, based in Larkspur, California, is an information technology company that provides a Big Data analytics platform and enterprise infrastructure capabilities. Inpixon USA delivers right-fit information technology solutions in enterprise computing and storage, virtualization, business continuity, networking and IT business consulting that help organizations reach their next level of business advantage.

Effective August 31, 2013, we acquired 100% of the stock of Shoom. Shoom, which was merged into Inpixon USA in January 2016, provides us with Cloud based data analytics and enterprise solutions to the media, publishing and entertainment industries.

Effective April 18, 2014, we acquired 100% of the stock of AirPatrol Corporation. AirPatrol, which was merged into Inpixon USA in January 2016, developed indoor device locationing, monitoring and management technologies for mobile devices operating on WiFi, cellular and wideband RF networks. Through AirPatrol we acquired two product lines, ZoneDefense (now rebranded “AirPatrol for Security”) and ZoneAware (now rebranded “AirPatrol for Retail”). These products and technologies deliver solutions to address an exploding global location-based mobile security and services (“LBS”) and real-time location systems (“RTLS”) market estimated to be more than $15.0 billion in 2016 and to grow to $77.8 billion by 2021, growing at 37.5% (Source: http://www.marketsandmarkets.com/Market-Reports/location-based-service-market-96994431.html?gclid=CKz8gKml69ICFQx6fgodTkoBNQ). AirPatrol for Retail also serves as a location-based services, sales and marketing system. The security platform connects to third party apps on a user’s mobile device that provide functions such as location-based offers, discounts and suggestive selling, VIP service functions (for hotels, resorts, casinos, etc.), and location-based information delivery such as mobile-based guided tours of historic sites, points of interest and museums, shopping center maps, building floor plans and so on. These products require no app installation for anonymous collection of behavioral data such as traffic flow, entry and exit patterns, length of stay and other business intelligence and analytics functions.

On April 24, 2015, we completed the acquisition of substantially all of the assets of LightMiner Systems, Inc. (“LightMiner”), which was in the business of developing and commercializing in-memory Structured Query Language databases. The assets acquired from LightMiner included an in-memory, real-time, data analysis system designed to perform very large, highly complex and extremely difficult calculations using off-the-shelf hardware and memory. The system supports both traditional SQL-based business intelligence and analytics applications as well as a host of integrated statistical, machine learning and artificial intelligence algorithms allowing it to provide supercomputer-like performance at competitive prices.

On November 21, 2016 we completed the acquisition of the business and certain assets of Integrio Technologies, LLC (“Integrio” or “Integrio Technologies”) and Emtech Federal, LLC (“Emtech Federal”). Integrio, together with Emtech Federal, is an IT integration and engineering company that provides solutions for network performance, secure wireless infrastructure, software application lifecycle support, and physical cyber security for federal, state and local government agencies.

On December 4, 2015 and effective January 1, 2016, our Board of Directors approved the following reorganization transactions: (1) statutory mergers of AirPatrol and Shoom with and into Lilien, pursuant to which Lilien was the surviving corporation and changed its name to “Sysorex USA”; and (2) a short-form statutory merger of the Company with a newly-formed wholly-owned Nevada corporation, pursuant to which the Company changed its name to “Sysorex Global”. Immediately prior to the consummation of these mergers, the Company carried out (i) an assignment from AirPatrol to the Company of all shares of capital stock of AirPatrol Research, pursuant to which AirPatrol Research became a direct subsidiary of the Company; (ii) the amendment of AirPatrol Research’s Notice of Articles to change its name to “Sysorex Canada Corp.”; (iii) the dissolution and winding up of Sysorex Federal, in which Sysorex Federal assigned and transferred all of its assets, including all outstanding shares of capital stock of Sysorex Government, to the Company, and the Company assumed Sysorex Federal’s debts and liabilities; (iv) an assignment from the Company to Lilien of all outstanding shares of capital stock of Sysorex Government, pursuant to which Sysorex Government became a direct subsidiary of Lilien.

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On February 27, 2017, we entered into an Agreement and Plan of Merger with Inpixon, our wholly-owned Nevada subsidiary formed solely for the purpose of changing our corporate name from Sysorex Global to Inpixon. As part of the name change, each of our subsidiaries also amended their corporate charters to change their names from Sysorex USA, Sysorex Government Services, Inc. and Sysorex Canada Corp. to Inpixon USA, Inpixon Federal, Inc. and Inpixon Canada, Inc., respectively, effective as of March 1, 2017. Also effective March 1, 2017, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada to effect a 1-for-15 reverse stock split of the Company’s common stock.

Our Products and Services

We provide the following products and services that may be used by any number of businesses and government agencies.

●	LightMiner Analytics Platform — This is an advanced solution for aggregating and mining multi-terabyte Big Data sets in real time for instant insights. The product is Cloud-based so there’s nothing to install and it is fully scalable to meet even the most demanding business requirements. Our quick start analytics modules are available for a variety of industry verticals and applications.

●	Data Science and Advanced Analytics Consulting Services — Our consulting services are backed by our data science and analytics team that develops data driven solutions for the most complex challenges. Our team’s extensive experience and unique strategies allow it to leverage Big Data in new ways to uncover hidden insights and create new business opportunities.

●	AirPatrol for Security (formerly ZoneDefense) – This is a mobile security and detection product that locates devices operating within a monitored area, determines their compliance with network security policies for that zone, and if the device is not compliant, can trigger policy modification of device apps and/or features either directly or via third party mobile device, application and network management tools.

●	AirPatrol for Retail (formerly ZoneAware) – This is a commercial product for enabling location and/or context-based marketing services and information delivery to mobile devices based on zones as small as 10 feet or as large as a square mile. The monitored areas may include a building, a campus, a mall, and outdoor regions like a downtown. Unlike other mobile locationing technologies, AirPatrol technologies use passive sensors that work over both cellular and WiFi networks and offer device locationing and zone-based app and information delivery accurate to within 10 feet. Additionally, unlike geo-fencing systems, AirPatrol technologies are capable of simultaneously enabling different policies and delivering different apps or information to multiple devices within the same zone based on contexts such as the type of device, the device user and time of day.

●	Shoom Products (eTearsheets; eInvoice, AdDelivery, ePaper) - The Shoom products are Cloud based applications and analytics for the media and publishing industry. These products also generate critical data analytics for the customers.

●	Enterprise Infrastructure Solutions and Services — These products and services help organizations tackle challenges and accelerate business goals by implementing best of breed technology solutions. We believe that our deep expertise in a broad range of infrastructure solutions, from storage and Big Data solutions to converged infrastructure and cyber security, delivers impactful results for our clients.

●	IT Services — From enterprise architecture design to custom application development, Inpixon offers a full range of information technology development and implementation services with expertise in a broad range of IT practices including project design and management, systems integration, outsourcing, independent validation and verification, cyber security and more.

Research and Development Expenses

Our future plans include significant investments in research and development and related product opportunities. Our management believes that we must continue to dedicate a significant amount of resources to research and development efforts to maintain a competitive position. Research and development expenses for the years ended December 31, 2016 and 2015 totaled $2.3 million and $635,000, respectively. Research and development expenses for the first quarter of 2017 totaled $558,000.

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Sales and Marketing

We utilize direct marketing through approximately 44 outside and inside sales representatives, who are compensated with a base salary and some sales positions receive incentive plans such as commission or bonus plans. We utilize webinars, conferences, tradeshows and other direct and indirect marketing activities to generate demand for our products and services. We also have extensive relationships with channel partners to directly engage with customers and to perform the installation services. We train our partners and we have our own channel/partner managers to support and augment partners as needed.

We have built a core competency in bidding on government requests for proposals. We utilize our internal bid and proposal team as well as consultants to prepare the proposal responses for government clients. We also use business development, sales and account management employees or consultants.

As part of our end-to-end IT solutions, we are authorized resellers of the products and services of leading IT manufacturers and distributors. In many cases, we have achieved the highest level of relationship the manufacturer or distributor offers. In addition, our employees hold certifications issued by these manufacturers and by industry associations relating to the configuration, installation and servicing of these products. We differentiate ourselves from our competitors by the range of manufacturers and distributors we represent, the relationship level we have achieved with these manufacturers and distributors and the scope of the manufacturer and industry certifications our employees hold.

Inpixon has a variety of contracts that vary from cost plus to time and material in its storage and computing and professional services segments. These apply to both commercial and government customers including contracts recently acquired from Integrio Technologies. Our proprietary products such as AirPatrol and Lightminer are sold on a license or SaaS model. In our licensing model we also typically charge an annual maintenance fee. Our Shoom product is on a monthly subscription model based on 2-3 year contracts.

Customers

Inpixon has worked with over 1,000 customers company-wide since inception. These customers include many civilian and defense federal, state and local government agencies as well as enterprise customers in retail, manufacturing, life sciences, bio-tech, high-tech, agriculture, financial services, state and local government, utilities, media and entertainment, telecom and many other verticals. A partial list of recent customers include Healthnet, Gilead Sciences, Dow Jones Local Media Group, Gannett, RockStar Games, Hewlett Packard, Evault, Hawaii Electric, Hearst Corporation, E& J Gallo Winery, U.S. Army, U.S. Navy, Business Wire, Premera Blue Cross and the City of Seattle. The Company does not depend on one or a few customers, however, as a result of our acquisition of Integrio, there are a few large government contracts (SEWP, CIO-CS, ADMC, GSA) that may generate a significant portion of our revenues during 2017, but these are task order contracts that come from a variety of end-user customers. In the private sector we have long term client relationships that may generate approximately 5%-10% of our revenue in a particular quarter as a result of a large project that may be in process, but once the project is completed another project may not be immediately undertaken.

Competition

We face substantial competition from other national, multi-regional, regional and local value-added resellers and IT service providers, some of which may have greater financial and other resources than we do or that may have more fully developed business relationships with clients or prospective clients than we do. Many of our competitors compete principally on the basis of price and may have lower costs or accept lower selling prices than we do and, therefore, we may need to reduce our prices. In addition, manufacturers may choose to market their products directly to end-users, rather than through IT solutions providers such as us, and this could adversely affect our business, financial condition and results of operations.

We face competition from various companies, both small and large, for different parts of our business. In the Big Data analytics market, these competitors, and sometimes partners, could include HP, IBM, Splunk, Fusion Storm, Global Inc., Bear Data, LLC.

Our AirPatrol products compete with WiFi based detection companies such as Aruba, Cisco, Euclid Analytics and other smaller companies. However, these companies currently offer only WiFi detection and therefore we believe they cannot achieve the accuracy that AirPatrol can achieve. AirPatrol has partnered with or replaced some of these companies because it offers WiFi, cellular, RFID and Bluetooth and has a location accuracy of approximately 10-feet. Mobile device management companies like AirWatch, Mobile Iron and Good Technology have also integrated with AirPatrol instead of developing competing products. MerlinOne and PressTeligence compete with the functionality of our Shoom products, but typically provide information only for the specific customer and not for the customer’s competitors or for the industry.

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The U.S. government systems integration business is intensely competitive and subject to rapid change. We compete with a large number of systems integrators, hardware and software manufacturers, and other large and diverse companies attempting to enter or expand their presence in the U.S. government market. Many of the existing and potential competitors have greater financial, operating and technological resources than we have. The competitive environment may require us to make changes in our pricing, services or marketing. The competitive bidding process involves substantial costs and a number of risks, including significant cost and managerial time to prepare bids and proposals for contracts that may not be awarded to us, or that may be awarded, but for which we do not receive meaningful revenues. Accordingly, our success depends on our ability to develop services and products that address changing needs and to provide people and technology needed to deliver these services and products. In the government services sector our competition includes large systems integrators and defense contractors as well as small businesses such as 8a, Women Owned, Veteran Disabled, Alaskan Native, etc. Some of these competitors include global defense and IT service companies including IBM Global Services, LogicaCMG, CSC, ATOS Origins, Northrop Grumman, Raytheon IT Services and SAIC.

This complex landscape of domestic and multi-national services companies creates a challenging environment. To remain competitive, we must consistently provide superior service, technology and performance on a cost-effective basis to our customers. While we believe that, due to the functionality of our products, we can successfully compete in all of these markets, at this time we do not represent a significant presence in any these markets.

Intellectual Property

The Company expects to file trademark applications for the names Inpixon, Inpixon – Indoor Positioning & Analytics, and Inpixon – Security Dome. The Company uses several trademarks relating to the products and services of AirPatrol and owns one registered mark, ZoneDefense®. The Company also owns three issued patents, two of which are registered in the United States and one of which is registered in Mexico, and has ten patent applications pending in various countries, including the United States, relating to AirPatrol products and two pending patent applications, both of which are filed in the United States, relating to Lightminer products. The awarded patents were issued September 23, 2015, September 23, 2014 and September 16, 2014 and will expire in the years 2032, 2031 and 2028, respectively.

Government Regulation

In general, we are subject to numerous federal, state and foreign legal requirements on matters as diverse as data privacy and protection, employment and labor relations, immigration, taxation, anticorruption, import/export controls, trade restrictions, internal and disclosure control obligations, securities regulation and anti-competition.

Furthermore, U.S. government contracts generally are subject to the Federal Acquisition Regulation (“FAR”), which sets forth policies, procedures and requirements for the acquisition of goods and services by the U.S. government, department-specific regulations that implement or supplement DFAR, such as the DoD’s Defense Federal Acquisition Regulation Supplement (“DFARS”) and other applicable laws and regulations. We are also subject to the Truth in Negotiations Act, which requires certification and disclosure of cost and pricing data in connection with certain contract negotiations; the Procurement Integrity Act, which regulates access to competitor bid and proposal information and government source selection information, and our ability to provide compensation to certain former government officials; the Civil False Claims Act, which provides for substantial civil penalties for violations, including for submission of a false or fraudulent claim to the U.S. government for payment or approval; and the U.S. Government Cost Accounting Standards, which impose accounting requirements that govern our right to reimbursement under certain cost-based U.S. government contracts.

Violations of one or more of these diverse legal requirements in the conduct of our business could result in significant fines and other damages, criminal sanctions against us or our officers, prohibitions on doing business and damage to our reputation. Violations of these regulations or contractual obligations related to regulatory compliance in connection with the performance of customer contracts could also result in liability for significant monetary damages, fines and/or criminal prosecution, unfavorable publicity and other reputational damage, restrictions on our ability to compete for certain work and allegations by our customers that we have not performed our contractual obligations. To date, compliance with these regulations has not been financially burdensome.

Employees

As of May 15, 2017, we have 159 employees including 5 part-time employees. This includes 7 officers, 44 sales people, 5 marketing people, 79 technical/engineering people and 24 finance and administration persons.

Properties

The Company’s executive offices consist of approximately 4,377 square feet and are located at 2479 E. Bayshore Road, Suite 195, Palo Alto, CA 94303. In October 2014 the Company entered into a 64-month lease for the facility at a monthly base rent of $14,225, which increases by approximately 3% in accordance with a schedule provided in the lease agreement. The term of the lease expires January 31, 2020.

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Inpixon Federal’s offices and warehouse are located at:

●	13800 Coppermine Road, Suite 300, Herndon, VA 20171. This is a shared office lease with a monthly rent of $182. The lease will expire in July 2017. The Company does not intend to renew this lease.

●	2355 Dulles Corner Blvd., Suite 600, Dulles Corner, Herndon, VA 20171. The current monthly rent is approximately $29,000 for approximately 11,000 square feet of office space. The monthly rent will increase by approximately 3% as of April 1, 2018. The lease expires on September 30, 2018.

●	23020 Eaglewood Court, Sterling, VA 20166. This is subleased warehouse space for which we pay $3,000 per month. The sublease expires on July 31, 2018.

Inpixon USA’s executive offices are located at:

●	101 Larkspur Landing Circle, Suite 120, Larkspur, CA 94939. The current monthly rent is approximately $24,700 for approximately 6,211 square feet of office space under a lease that expires on February 28, 2022. The monthly rent will increase by approximately 3% as of December 31, 2017 and each anniversary date thereafter.

●	6345 Balboa Boulevard, Suite 247, Encino, CA 91316. The monthly rent was $10,780 until April 1, 2017 and has been reduced to $6,814 per month since April 1, 2017 with an approximately 2.5% increase on August 1, 2018 and each anniversary date thereafter, for approximately 5,986 square feet of office space under a lease that expires on July 31, 2017 with a five-year option to extend. The lease has been extended for an additional 48 months from August 1, 2017 through July 31, 2021. We will relocate our operations to and occupy Suite 140, which is approximately 3,169 square feet, as of June 1, 2017. We currently pay the landlord a pro rata share of operating costs. Pursuant to the lease extension agreement, the operating expense calculation will change on April 1, 2017 and be reset to a base year of 2017.

●	8171 Maple Lawn Blvd., Suite 310, Maple Lawn, MD 20759. The monthly base rent is $12,920 under a lease that expires on December 31, 2018 with a five-year option to extend. We pay the landlord a pro rata share of 6.10% for operating costs. The Company has vacated this property and the office space is currently being subleased for $10,767 per month through December 31, 2018.

Inpixon USA’s sales offices are located at:

●	841 Bishop Street, Suite 2208, Honolulu, HI 96813. The monthly base rent is $1,000 under a lease that expires on August 31, 2017. The Company expects to extend this lease for another year.

●	11235 SE 6th Street, Suite 155, Bellevue, WA 98804. The monthly base rent is $6,000 under a lease that expires on April 30, 2018.

●	2175 Salk Avenue, Suite 150, Carlsbad, CA 92008. The monthly base rent is $9,000 under a lease that expires on September 14, 2017. The Company does not intend to renew this lease.

Inpixon Canada Inc. has an office of approximately 6,656 square feet that is located at 2963 Glen Drive, Suites 405 and 400, Coquitlam, BC V3P 2B7.  The monthly rent under the lease is comprised of a base rent of approximately $11,650 CAD (subject to an increase by approximately 10% as of October 1, 2018) plus the pro rata share of the operating costs which approximates $8,000 CAD per month. The lease expires on September 30, 2021 with a five-year option to extend.

We believe that each of our properties is suitable and adequate for the operations conducted therein.

Legal Proceedings

There are no material pending legal proceedings as defined by Item 103 of Regulation S-K, to which we are a party or of which any of our property is the subject, other than ordinary routine litigation incidental to the Company’s business.

There are no proceedings in which any of the directors, officers or affiliates of the Company, or any registered or beneficial holder of more than 5% of the Company’s voting securities, is an adverse party or has a material interest adverse to that of the Company.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the financial statements and the related notes contained elsewhere in this prospectus. In addition to historical information, the following discussion contains forward looking statements based upon current expectations that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including, but not limited to, risks described in the section entitled “Risk Factors” and elsewhere in this prospectus.

Overview of Our Business

We provide a number of different technology products and services to private and public sector customers. Effective January 1, 2017 the Company has changed the way it analyzes and assesses divisional performance of the Company. The Company has therefore re-aligned its operating segments along those division business lines and now operates in two segments, namely Indoor Positioning Analytics and Infrastructure. Our premier proprietary product secures, digitizes and optimizes the interior of any premises with indoor positioning and data analytics that provide rich positional information, similar to a global positioning system, and browser-like intelligence for the indoors. Other products and services that we provide include enterprise computing and storage, virtualization, business continuity, data migration, custom application development, networking and information technology, and business consulting services.

Indoor Positioning Analytics Segment

Our Indoor Positioning Analytics segment is expected to grow in 2017; however, sales cycles proved to be longer than we expected in 2016. The long sales cycles result from customer related issues such as budget and procurement processes but also because of the early stages of indoor-positioning technology and the learning curve required for customers to implement such solutions. Customers also engage in a pilot program first which prolongs sales cycles and is typical of most emerging technology adoption curves. We anticipate sales cycles to improve in 2017 and more so in 2018 as our customer base moves from innovators to mainstream customer adoption. The sales cycle is also improving with the increased presence and awareness of beacon and Wi-Fi locationing technologies in the market. IPA segment sales can be licensed based with government customers but are primarily SaaS model with commercial customers. Our other SaaS products include cloud-based applications for media customers, which allow us to generate industry analytics that complement our indoor-positioning solutions.

Infrastructure Segment

Our storage and computing component of our Infrastructure segment revenues are typically driven by purchase orders that are received on a monthly basis. Approximately 40% of Company revenues are from these purchase orders which are recurring contracts that range from one to five years for warranty and maintenance support. For these contracts the customer is invoiced one time and pays Inpixon upfront for the full term of the warranty and maintenance contract. Revenue from these contracts is determinable ratably over the contract period with the unearned revenue recorded as deferred revenue and amortized over the contract period. We have a 30-year history and a high repeat customer rate of approximately 55% annually. Our revenues are diversified over hundreds of customers and typically no one customer exceeds 15% of revenues however from time to time a large order from a customer could put it temporarily above 15%. During the three months ended March 31, 2017, there were no customers that generated sales of 15% or more of total revenues. Management believes this diversification provides stability to our revenue streams.

Our professional services group provides consulting services ranging from enterprise architecture design to custom application development to data modeling. We offer a full scope of information technology development and implementation services with expertise in a broad range of IT practices including project design and management, systems integration, outsourcing, independent validation and verification, cyber security and more.

Inpixon has many key vendor, technology, wholesale distribution and strategic partner relationships. These relationships are critical for us to deliver solutions to our customers. We have a variety of vendors and also products that we provide to our customers, and most of these products are purchased through the distribution partners. We also have joint venture partnerships and teaming agreements with various technology and service providers for this segment as well as our other business segments. These relationships range from joint-selling activities to product integration efforts.

In addition our business is required to meet certain regulatory requirements. The federal government agencies who are our customers in particular have a range of regulatory requirements including ITAR certifications, DCAA compliancy in our government contracts and other technical or security clearance requirements as may be required from time to time.

We experienced a net loss of $27.5 million for the year ended December 31, 2016 and a net loss of $6.1 million for the quarter ended March 31, 2017. We cannot assure that we will ever earn revenues sufficient to support our operations, or that we will ever be profitable. In order to continue our operations, we have supplemented the revenues we earned with proceeds from the sale of our equity and debt securities and proceeds from loans and bank credit lines. Furthermore, except as discussed in this prospectus, we have no committed source of financing and we cannot assure that we will be able to raise money as and when we need it to continue our operations. If we cannot raise funds as and when we need them, we may be required to scale back our business operations by reducing expenditures for employees, consultants, business development and marketing efforts, selling assets or one or more segments of our business, or otherwise severely curtailing our operations.

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Recent Events

August 2016 Sale of Securities

On August 9, 2016, the Company entered into a Purchase Agreement with Hillair Capital Investments L.P. pursuant to which it issued and sold (i) an 8% Original Issue Discount Senior Convertible Debenture in an aggregate principal amount of $5,700,000 due on August 9, 2018 and (ii) 2,250 shares of newly created Series 1 Convertible Preferred Stock, par value $0.001 per share, for an aggregate purchase price of $5,000,000.

The debenture is due on August 9, 2018 and interest is payable quarterly on February 9, May 9, August 9 and November 9, commencing on May 9, 2017, as well as the dates on which principal payments are made, as described in the agreement in cash, or upon notice to the holder and compliance with certain equity conditions as set forth in the agreement in shares of the Company’s common stock. Subject to certain equity conditions, the Company has the option to redeem the debenture before its maturity by payment in cash of 120% or 110% (depending on the timing of the redemption) of the then outstanding principal amount plus accrued interest and other charges. The Company is required to redeem 25% of the initial principal amount of the debenture plus accrued unpaid interest and other charges in November 2017, February 2018, May 2018, and August 2018.

The debenture is convertible into common stock at any time at the option of the holder at a conversion price of $22.50 per share, subject to adjustments provided in the agreement. In addition, under the terms of the debenture if, at any time following the six month anniversary of the original issuance date or, in the event the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues any shares of common stock or common stock equivalents at an effective price per share that is lower than the conversion price then the conversion price is reduced to equal the lower price. The conversion price will have a floor price of $7.05 per share.

The Series 1 Convertible Preferred Stock authorized has a stated price of $1,000 per share, par value of $0.001 and the Company is authorized to issue 5,000,0000 shares. The Series 1 Convertible Preferred Stock is not cumulative, has no redemption features outside the control of the Company, has a liquidation preference of $2,250,000 and is subject to certain typical anti-dilution provisions, such as in the event of the payment of a stock dividend or upon the Company effecting a stock split.

The Series 1 Convertible Preferred Stock is convertible at any time by the shareholder at $22.50 per share. In addition, under the terms of the certificate of designation if, at any time following the six month anniversary of the original issuance date or, in the event the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues any shares of common stock or common stock equivalents at an effective price per share that is lower than the conversion price, then the conversion price is reduced to equal the lower price. The conversion price will have a floor price of $7.05 per share. The holders of the Company’s Series 1 Convertible Preferred Stock have no voting rights however, the Company shall not take certain actions without the consent of a majority of the outstanding holder(s) of the Series 1 Convertible Preferred Stock.

Integrio Asset Acquisition

On November 14, 2016, the Company and its wholly-owned subsidiary, Sysorex Government Services, Inc. (collectively, the “Buyer”), entered into an Asset Purchase Agreement, as amended by the Amendment No. 1 to Asset Purchase Agreement (as so amended, the “Purchase Agreement”) with Integrio Technologies, LLC (“Integrio”) and Emtec Federal, LLC, a wholly-owned subsidiary of Integrio, (collectively, the “Seller”) which are in the business of providing IT integration and engineering services to customers, primarily government agencies. The transaction closed on November 21, 2016. The consideration paid for the assets included an aggregate of (A) $1,800,000 in cash, of which $1,400,000 minus certain amounts payable to creditors of the Seller were paid upon the closing of the acquisition and $400,000 will be paid in two annual installments of $200,000 each on the respective anniversary dates of the closing, subject to certain set offs and recoupment by Buyer; (B) 35,333 unregistered restricted shares of the Company’s voting common stock valued at $22.50 per share; (C) certain specified assumed liabilities as detailed in the purchase price table below; and (D) up to an aggregate of $1,200,000 in earnout payments, of which up to $400,000 shall be payable to the Seller per year for the three years following the closing. Inpixon acquired these assets to pursue its previously stated strategy to expand its business into the federal government sector because of the large long-term contracts that the government sector offers. Inpixon started with bidding on government contracts directly and this acquisition provided an opportunity to accelerate this expansion. In addition, the acquisition allows Inpixon to offset the revenue softening in the commercial vertical for this business segment that it experienced in 2016.

Hillair Share Issuance

On April 19, 2017, the Company entered into an exchange agreement (the “Exchange Agreement”) with Hillair Capital Investments L.P. in connection with an interest payment due on May 9, 2017, pursuant to the Company’s 8% Original Issue Discount Senior Secured Convertible Debenture in the principal amount of $5,700,000. In accordance with the Exchange Agreement, solely in respect of the interest payment in the amount of $343,267 due on May 9, 2017, the parties agreed that $315,700 of such interest payment will be made in in the form of 110,000 shares of the Company’s common stock issued at an interest conversion rate equal to $2.87 per share. The shares were issued on April 20, 2017.

Conversion of Series 1 Convertible Preferred Stock

On May 8, 2017, Hillair Capital Investments L.P. delivered a conversion notice to the Company pursuant to which it converted 2,250 shares of the Company’s Series 1 Convertible Preferred Stock into 100,000 shares of the Company’s common stock. Such shares of common stock were issued on May 9, 2017.

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GemCap Lending Loan Agreement

The Company and its wholly-owned subsidiaries, Inpixon USA and Inpixon Federal (jointly and severally, the “Borrower”), entered into a Loan and Security Agreement (the “Loan Agreement”) and a Loan Agreement Schedule (the “Loan Schedule”) with GemCap Lending I, LLC, a Delaware limited liability company (the “Lender”) dated as of November 14, 2016.

Under the terms of the Loan Agreement, and subject to the satisfaction of certain conditions to funding, the Lender agreed to make revolving credit loans to the Borrower in an aggregate principal amount which does not exceed 85% of Eligible Accounts (as defined in the Loan Agreement) at any one time outstanding, net of all taxes, discounts, allowances and credits given or claimed, provided that in no event can the aggregate amount of the revolving credit loans outstanding at any time exceed $10 million, subject to certain conditions (the “Credit Facility”). All amounts due under the Loan Agreement upon funding are secured by the assets of the Borrower.

Borrowings pursuant to the Loan Agreement bear interest at an annual rate equal to the greater of (a) 9.5% and (b) the sum of (i) the “Prime Rate” as reported in the “Money Rates” column of The Wall Street Journal, adjusted as and when such Prime Rate changes, plus (ii) 6%. The interest rate on borrowings is subject to increase by 4% if an event of default has occurred and is continuing.

In connection with the Loan Agreement, the Borrower paid to the Lender a $100,000 closing fee. The Lender also receives (a) an annual line fee equal to $100,000; (b) an unused line fee equal to 0.5% of the daily average unused portion of the maximum amount of Availability (as defined in the Loan Agreement), calculated on an annualized basis, due and payable monthly; (c) a loan administration and monitoring fee equal to 0.5% of the daily average used portion of Availability calculated on a monthly basis, due and payable monthly; and (d) certain other audit and wire fees.

Upon closing, the Loan Agreement provided the Borrower with a revolving line of credit, the proceeds of which were used to repay in full the existing indebtedness owed to Western Alliance Bank, as successor in interest to Bridge Bank, N.A., pay certain expenses related to obtaining the revolving line of credit and for general working capital purposes.

GemCap Loan Agreement and Loan Schedule Amendment 1

On December 9, 2016, the Borrower entered into an Amendment Number 1 to the Loan and Security Agreement and to the Loan Agreement Schedule (the “Amendment 1”), to amend the Loan Agreement and the Loan Schedule, including:

●	Amending the definition of “Borrowing Base” in the Loan Agreement, under which Borrower Base will be calculated at any time as the sum of (i) at any time as the product obtained by multiplying the outstanding amount of all Eligible Accounts (not including and specifically excluding Eligible Unbilled Accounts), net of all taxes, discounts, allowances and credits given or claimed, by up to eighty-five percent (85%), and (ii) (A) for the period from December 9, 2016 through and including January 9, 2017, the product obtained by multiplying the amount of only Eligible Unbilled Accounts net of all taxes, discounts, allowances and credits given or claimed, by up to eighty- five percent (85%), (B) for the period from January 10, 2017 through and including February 8, 2017, the product obtained by multiplying the amount of only Eligible Unbilled Accounts net of all taxes, discounts, allowances and credits given or claimed, by up to seventy percent (70%), (C) for the period from February 9, 2017 through and including March 9, 2017, the product obtained by multiplying the amount of only Eligible Unbilled Accounts net of all taxes, discounts, allowances and credits given or claimed, by up to fifty percent (50%), and (D) from and after March 10, 2017, the product obtained by multiplying the amount of only Eligible Unbilled Accounts net of all taxes, discounts, allowances and credits given or claimed, by zero percent (0%), it being the understanding of Borrower, that on and after March 10, 2017, Lender shall not make advances against Eligible Unbilled Accounts; provided, that, at all times, the aggregate amount of Eligible Unbilled Accounts shall not exceed twenty percent (20%) of the aggregate amount of Eligible Accounts.

●	Adding the definition of “Eligible Unbilled Accounts” to the Loan Agreement, which means accounts (i) for which goods are to be provided to an account debtor or work or services are to be performed for an account debtor and the Borrower has not invoiced the account debtor within thirty (30) days after such accounts are first included on the Borrowing Certificate, and (ii) which otherwise satisfy (1), (3), (5) through and including (12) and (14) through and including (22) of the definition of Eligible Accounts as provided in the Loan Agreement.

●	Amending the deadline for Borrower to deliver Monthly Financial Statements (as defined in the Loan Schedule) to Lender from not later than twenty (20) days after the end of each calendar month to not later than thirty (30) days after the end of each calendar month.

●	Adding “Inventory schedules” to the definition of “Other Weekly Reports” under the Loan Schedule.

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In connection with the Amendment 1, the Lender agreed to (i) waive any default of the Borrower under the Loan Agreement and the Loan Schedule arising from the Borrower’s failure to deposit Collections of Accounts (as defined in the Loan Agreement) received by the Borrower in the account designated by the Lender for the period from November 21, 2016 through and including December 6, 2016 and (ii) provide the Borrower with additional availability for unbilled accounts in accordance with the Amendment 1.

In consideration of the Lender’s consent to waive the default and the accommodation to provide additional availability, the Borrower agreed to pay all of the Lender’s fees and costs, including the Lender’s attorneys’ fees and costs, in respect of the transactions regarding the Amendment 1 and an accommodation fee of $50,000.

GemCap Loan Agreement and Loan Schedule Amendment 2

On January 24, 2017, the Borrower entered into an Amendment Number 2 to the Loan and Security Agreement (the “Amendment 2”) to amend the Loan Agreement and the Loan Schedule, whereby Section (21) of the definition of “Eligible Accounts” in Section 1.29 of the Loan Agreement was deleted and restated in its entirety as follows: Accounts that satisfy the criteria set forth in the foregoing items (1) – (20), which are owed by any other single Account Debtor or its Affiliates so long as such Accounts, in the aggregate, constitute no more than twenty percent (20%) of all Eligible Accounts, provided, that only for the period commencing on January 24, 2017 through and including April 24, 2017, Accounts in the aggregate only from and owed by Centene Corporation or its Affiliates may exceed twenty percent (20%) of all Eligible Accounts by an amount not to exceed $500,000, provided, further, that, from and after April 25, 2017, Accounts in the aggregate that are owed by Centene Corporation or its Affiliates that satisfy the criteria set forth in the foregoing items (1) – (20) shall not exceed twenty percent (20%) of all Eligible Accounts. Initial capitalized terms above have the meaning as defined in the Loan Agreement and the Loan Schedule. In connection with the Amendment 2, Borrower paid to Lender an accommodation fee in the amount of $5,000 on February 2, 2017.

December 2016 Registered Direct Offering

On December 12, 2016, the Company entered into a Securities Purchase Agreement with certain investors (the “Investors”) for the sale by the Company of 333,333 shares (the “Common Shares”) of the Company’s common stock at a purchase price of $6.00 per share. Concurrently with the sale of the Common Shares, pursuant to the Purchase Agreement the Company also sold warrants to purchase up to 250,000 shares of common stock (the “Warrants”). The aggregate gross proceeds for the sale of the Common Shares and Warrants was approximately $2.0 million. Subject to certain ownership limitations, the Warrants will be exercisable on or after the 6-month anniversary of the issuance date (the “Initial Exercise Date”) at an exercise price equal to $6.75 per share of common stock, subject to adjustments as provided under the terms of the Warrants. The Warrants are exercisable for five years from the Initial Exercise Date.

The net proceeds to the Company from the transactions, after deducting the placement agent’s fees and expenses but before paying the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants was approximately $1.8 million. The Company intends to use the net proceeds from the transactions for general corporate purposes, which may include business development activities, capital expenditures, working capital and general and administrative expenses.

The Common Shares (but not the Warrants or shares issuable upon exercise of the Warrants) were offered and sold by the Company pursuant to a prospectus supplement dated as of December 12, 2016, which was filed with the Securities and Exchange Commission, in connection with a takedown from the Company’s effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission on May 14, 2016 and subsequently declared effective on May 28, 2016 (File No. 333-204159), and a related prospectus dated as of May 28, 2016 contained in such registration statement.

Company Name Change and Stock Split

On February 27, 2017, the Company, then known as Sysorex Global, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Inpixon, its wholly-owned Nevada subsidiary formed solely for the purpose of changing the Company’s corporate name from Sysorex Global to Inpixon (the “Name Change”). In accordance with the Merger Agreement, effective as of March 1, 2017 (the “Effective Date”), the subsidiary was merged with and into the Company with the Company as the surviving corporation (the “Merger”). In accordance with Section 92A.180 of the Nevada Revised Statutes, stockholder approval of the Merger was not required.

As part of the Company’s Name Change, each of the Company’s subsidiaries also amended their corporate charters to change their names from Sysorex USA, Sysorex Government Services, Inc., and Sysorex Canada Corp. to Inpixon USA, Inpixon Federal, Inc., and Inpixon Canada, Inc., respectively, effective as of March 1, 2017.

Also on the Effective Date, the Company filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of Nevada to effect a 1-for-15 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock. Pursuant to the Amendment, effective as of the Effective Date, every 15 shares of the issued and outstanding common stock were converted into one share of common stock, without any change in the par value per share. The Reverse Stock Split was approved by the Company’s stockholders at its 2016 annual meeting of stockholders held on November 8, 2016.

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The common stock began trading on a Reverse Stock Split-adjusted basis on The NASDAQ Capital Market at the opening of trading on March 1, 2017. In connection with the Reverse Stock Split and the Name Change, the common stock also commenced trading under a new NASDAQ symbol, “INPX,” and a new CUSIP number, 45790J107, at such time.

JOBS Act

Pursuant to Section 107 of the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected to opt out of this exemption from new or revised accounting standards and, therefore, are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles, or GAAP. In connection with the preparation of our consolidated financial statements, we are required to make assumptions and estimates about future events, and apply judgments that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumptions, estimates and judgments on historical experience, current trends and other factors that management believes to be relevant at the time our consolidated financial statements are prepared. On a regular basis, we review the accounting policies, assumptions, estimates and judgments to ensure that our consolidated financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such differences could be material.

Our significant accounting policies are discussed in Note 2 of the audited consolidated financial statements for the years ended December 31, 2016 and 2015 and Note 3 of the condensed consolidated financial statements for the three months ended on March 31, 2017 and 2016, which are included elsewhere in this prospectus. We believe that the following accounting estimates are the most critical to aid in fully understanding and evaluating our reported financial results, and they require our most difficult, subjective or complex judgments, resulting from the need to make estimates about the effect of matters that are inherently uncertain. There have been no changes to estimates during the periods presented in the filing. Historically changes in management estimates have not been material.

Revenue Recognition

We provide IT solutions and services to customers with revenues currently derived primarily from the sale of third-party hardware and software products, software, assurance, licenses and other consulting services, including maintenance services. The products and services we sell, and the manner in which they are bundled, are technologically complex and the characterization of these products and services requires judgment in order to apply revenue recognition policies. For all of these revenue sources, we determine whether we are the principal or the agent in accordance with Accounting Standards Codification Topic, 605-45 Principal Agent Considerations.

We allocate the total arrangement consideration to the deliverables based on an estimated selling price of our products and services and report revenues containing multiple deliverable arrangements under ASC 605-25 “Revenue Arrangements with Multiple Deliverables” (“ASC-605-25”). These multiple deliverable arrangements primarily consist of the following deliverables: third-party computer hardware, third-party software, hardware and software maintenance (a.k.a. support), and third-party services. We determine the estimated selling price using cost plus a reasonable margin for each deliverable, which was based on our established policies and procedures for providing customers with quotes, as well as historical gross margins for our products and services. From time to time our personnel are contracted to perform installation and services for the customer. In situations where we bundle all or a portion of the separate elements, Vendor Specific Objective Evidence (“VSOE”) is determined based on prices when sold separately. Our revenue recognition policies vary based upon these revenue sources and the mischaracterization of these products and services could result in misapplication of revenue recognition polices.

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We recognize revenue when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) shipment (software or hardware) or fulfillment (maintenance) has occurred and applicable services have been rendered; (3) the sales price is fixed or determinable; and (4) collectability is reasonably assured. Generally, these criteria are met upon shipment to customers with respect to the sales of hardware and software products. With respect to our maintenance and other service agreements, this criteria is met once the service has been provided. Revenue from the sales of our services on time and material contracts is recognized based on a fixed hourly rate as direct labor hours are expended. We recognize revenue for sales of all services on a fixed fee ratably over the term of the arrangement as such services are provided. The Company evaluates whether the revenues it receives from the sale of hardware and software products, licenses, and services, including maintenance and professional consulting services, should be recognized on a gross or net basis on a transaction by transaction basis. We maintain primary responsibility for the materials and procedures utilized to service our customers, even in connection with the sale of third party-products and maintenance services as we are responsible for the fulfillment and acceptability of the products and services purchased by our customers. In addition, the nature of the products sold to our customers are such that they need configuration in order to be utilized properly for the purposes intended by the customer and therefore we assume certain responsibility for product staging, configuration, installation, modification, and integration with other client systems, or retain general inventory risk upon customer return or rejection. Our customers rely on us to develop the appropriate solutions and specifications applicable to their specific systems and then integrate any such required products or services into their systems. As described above, we are responsible for the day to day maintenance and warranty services provided in connection with all of our existing customer relationships, whether such services are ultimately provided directly by the Company and its employees or by the applicable third party service provider. As of the date of this filing, after an evaluation of all of our existing customer relationships, we have concluded that we are the primary obligor to all of our existing customers and therefore recognize all revenues on a gross basis.

Long-lived Assets

We account for our long-lived assets in accordance with Accounting Standards Codification (“ASC”) 360, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“ASC 360”), which requires that long-lived assets be evaluated whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed. Some of the events or changes in circumstances that would trigger an impairment test include, but are not limited to:

●	significant under-performance relative to expected and/or historical results (negative comparable sales growth or operating cash flows for two consecutive years);

●	significant negative industry or economic trends;

●	knowledge of transactions involving the sale of similar property at amounts below our carrying value; or

●	our expectation to dispose of long-lived assets before the end of their estimated useful lives, even though the assets do not meet the criteria to be classified as “held for sale.”

Long-lived assets are grouped for recognition and measurement of impairment at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets. The impairment test for long-lived assets requires us to assess the recoverability of our long-lived assets by comparing their net carrying value to the sum of undiscounted estimated future cash flows directly associated with and arising from our use and eventual disposition of the assets. If the net carrying value of a group of long-lived assets exceeds the sum of related undiscounted estimated future cash flows, we would be required to record an impairment charge equal to the excess, if any, of net carrying value over fair value.

When assessing the recoverability of our long-lived assets, which include property and equipment and finite-lived intangible assets, we make assumptions regarding estimated future cash flows and other factors. Some of these assumptions involve a high degree of judgment and also bear a significant impact on the assessment conclusions. Included among these assumptions are estimating undiscounted future cash flows, including the projection of comparable sales, operating expenses, capital requirements for maintaining property and equipment and residual value of asset groups. We formulate estimates from historical experience and assumptions of future performance, based on business plans and forecasts, recent economic and business trends, and competitive conditions. In the event that our estimates or related assumptions change in the future, we may be required to record an impairment charge. Based on our evaluation we did not record a charge for impairment for the years ended December 31, 2016 and 2015, or for the three months ended March 31, 2017.

We evaluate the remaining useful lives of long-lived assets and identifiable intangible assets whenever events or circumstances indicate that a revision to the remaining period of amortization is warranted. Such events or circumstances may include (but are not limited to): the effects of obsolescence, demand, competition, and/or other economic factors including the stability of the industry in which we operate, known technological advances, legislative actions, or changes in the regulatory environment. If the estimated remaining useful lives change, the remaining carrying amount of the long-lived assets and identifiable intangible assets would be amortized prospectively over that revised remaining useful life. We have determined that there were no events or circumstances during the years ended December 31, 2016 and 2015, or during the three months ended March 31, 2017, which would indicate a revision to the remaining amortization period related to any of our long lived assets. Accordingly, we believe that the current estimated useful lives of long-lived assets reflect the period over which they are expected to contribute to future cash flows and are therefore deemed appropriate.

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Goodwill and Indefinite-lived Assets

We have recorded goodwill and other indefinite-lived assets in connection with our acquisitions of Lilien, Shoom, AirPatrol, LightMiner and Integrio. Goodwill, which represents the excess of acquisition cost over the fair value of the net tangible and intangible assets of the acquired company, is not amortized. Indefinite-lived intangible assets are stated at fair value as of the date acquired in a business combination. Our goodwill balance and other assets with indefinite lives are evaluated for potential impairment during the fourth quarter of each year and in certain other circumstances. The evaluation of impairment involves comparing the current fair value of the business to the recorded value, including goodwill. To determine the fair value of the business, we utilize both the income approach, which is based on estimates of future net cash flows, and the market approach, which observes transactional evidence involving similar businesses. As discussed further in Note 12 to the “Notes to Consolidated Financial Statements” during the fourth quarter of the year ended December 31, 2016 we recognized a $7.4 million non-cash goodwill impairment charge related to our Mobile IoT & Big Data Products reporting unit. There was no goodwill impairment for the three months ended March 31, 2017.

Deferred Income Taxes

In accordance with ASC 740 “Income Taxes” (“ASC 740”), management routinely evaluates the likelihood of the realization of its income tax benefits and the recognition of its deferred tax assets. In evaluating the need for any valuation allowance, management will assess whether it is more likely than not that some portion, or all, of the deferred tax asset may not be realized. Ultimately, the realization of deferred tax assets is dependent upon the generation of future taxable income during those periods in which temporary differences become deductible and/or tax credits and tax loss carry-forwards can be utilized. In performing its analyses, management considers both positive and negative evidence including historical financial performance, previous earnings patterns, future earnings forecasts, tax planning strategies, economic and business trends and the potential realization of net operating loss carry-forwards within a reasonable timeframe. To this end, management considered (i) that we have had historical losses in the prior years and cannot anticipate generating a sufficient level of future profits in order to realize the benefits of our deferred tax asset; (ii) tax planning strategies; and (iii) the adequacy of future income as of and for the three months ended March 31, 2017, based upon certain economic conditions and historical losses through March 31, 2017. After consideration of these factors management deemed it appropriate to establish a full valuation allowance.

A liability for “unrecognized tax benefits” is recorded for any tax benefits claimed in the Company’s tax filings that do not meet these recognition and measurement standards. As of December 31, 2016 and 2015 and for the three months ended March 31, 2017, no liability for unrecognized tax benefits was required to be reported. The guidance also discusses the classification of related interest and penalties on income taxes. The Company’s policy is to record interest and penalties on uncertain tax positions as a component of income tax expense. No interest or penalties were recorded during the years ended December 31, 2016 and 2015 or during the three months ended March 31, 2017.

Allowance for Doubtful Accounts

We maintain our reserves for credit losses at a level believed by management to be adequate to absorb potential losses inherent in the respective balances. We assign an internal credit quality rating to all new customers and update these ratings regularly, but no less than annually. Management’s determination of the adequacy of the reserve for credit losses for our accounts and notes receivable is based on the age of the receivable balance, the customer’s credit quality rating, an evaluation of historical credit losses, current economic conditions, and other relevant factors.

As of March 31, 2017, December 31, 2016 and December 31, 2015, reserves for credit losses included a reserve for doubtful accounts of approximately $378,000, $378,000 and $285,000, respectively, due to the aging of the items greater than 120 days outstanding and other potential non-collections.

Business Combinations

We account for business combinations using the acquisition method of accounting, and accordingly, the assets and liabilities of the acquired business are recorded at their fair values at the date of acquisition. The excess of the purchase price over the estimated fair value is recorded as goodwill. Any changes in the estimated fair values of the net assets recorded for acquisitions prior to the finalization of more detailed analysis, but not to exceed one year from the date of acquisition, will change the amount of the purchase price allocable to goodwill. Any subsequent changes to any purchase price allocations that are material to our consolidated financial results will be adjusted. All acquisition costs are expensed as incurred and in-process research and development costs are recorded at fair value as an indefinite-lived intangible asset and assessed for impairment thereafter until completion, at which point the asset is amortized over its expected useful life. Separately recognized transactions associated with business combinations are generally expensed subsequent to the acquisition date. The application of business combination and impairment accounting requires the use of significant estimates and assumptions.

Upon acquisition, the accounts and results of operations are consolidated as of and subsequent to the acquisition date and are included in our Consolidated Financial Statements from the acquisition date.

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Stock-Based Compensation

We account for equity instruments issued to non-employees in accordance with accounting guidance which requires that such equity instruments are recorded at their fair value on the measurement date, which is typically the date the services are performed.

We account for equity instruments issued to employees in accordance with accounting guidance that requires that awards are recorded at their fair value on the date of grant and are amortized over the vesting period of the award. We recognize compensation costs over the requisite service period of the award, which is generally the vesting term of the equity instrument issued.

The Black-Scholes option valuation model is used to estimate the fair value of the options or the equivalent security granted. The model includes subjective input assumptions that can materially affect the fair value estimates. The model was developed for use in estimating the fair value of traded options or warrants. The expected volatility is estimated based on the average of historical volatilities for industry peers.

The principal assumptions used in applying the Black-Scholes model along with the results from the model were as follows:

	For the Three Months Ended March 31,
	2017	2016
Risk-free interest rate	2.27%	1.47%
Expected life of option grants	7	7
Expected volatility of underlying stock	47.34%	49.02%
Dividends	-	-

For the three months ended March 31, 2017 and 2016, the Company incurred stock-based compensation charges of $283,000 and $364,000, respectively.

	December 31, 2016	December 31, 2015
Risk-free interest rate	1.35% to 1.47%	1.73% to 2.27%
Expected life of option grants	7 years	7 years
Expected volatility of underlying stock	47.47% to 49.02%	39.4% to 51.45%
Dividends	-	-

For the years ended December 31, 2016 and 2015, the Company incurred stock-based compensation charges of $1.4 million.

Operating Segments

Effective January 1, 2017, the Company has changed the way it analyzes and assesses divisional performance of the Company. The Company has therefore re-aligned its operating segments along those division business lines and has created the following operating segments. The Company has retroactively applied these new segment categories to the prior periods presented below for comparative purposes.

●	Indoor Positioning Analytics: This segment includes Inpixon’s proprietary products and services delivered on premise or in the Cloud as well as our hosted SaaS based solutions. Our Indoor Positioning Analytics product is based on a unique and patented sensor technology that detects and locates accessible cellular, Wi-Fi and Bluetooth devices and then uses a lightning fast data-analytics engine to deliver actionable insights and intelligent reports for security, marketing, asset management, etc.

●	Infrastructure: This segment includes third party hardware, software and related maintenance/warranty products and services that Inpixon resells to commercial and government customers. It includes but is not limited to products for enterprise computing; storage; virtualization; networking; etc. as well as services including custom application/software design; architecture and development; staff augmentation and project management.

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Results of Operations

Three Months Ended March 31, 2017 Compared to Three Months Ended March 31, 2016

The following table sets forth selected unaudited condensed consolidated financial data as a percentage of our revenue and the percentage of period-over-period change

	For the Three Months ended
	March 31, 2017		March 31, 2016
(in thousands, except percentages)	Amount	% of Revenues	Amount	% of Revenues	% Change

Product Revenues	$9,448	70%	$10,348	73%	(9%)
Services Revenues	$4,033	30%	$3,739	27%	8%
Cost of net revenues - Products	$8,054	60%	$8,042	57%	0%
Cost of net revenues - Services	$2,139	16%	$2,098	15%	2%
Gross profit	$3,288	24%	$3,947	28%	(17%)
Operating expenses	$8,642	64%	$8,129	58%	6%
Loss from operations	$(5,354)	(40%)	$(4,182)	(30%)	28%
Net loss	$(6,056)	(45%)	$(4,306)	(31%)	41%
Net loss attributable to common stockholders	$(6,052)	(45%)	$(4,302)	(31%)	41%

Year Ended December 31, 2016 compared to the Year Ended December 31, 2015

The following table sets forth selected consolidated financial data as a percentage of our revenue and the percentage of period-over-period change:

	Years ended
	December 31, 2016		December 31, 2015
(in thousands, except percentages)	Amount	% of Revenues	Amount	% of Revenues	% Change

Product Revenues	$37,510	71%	$51,381	77%	(27)%
Services Revenues	$15,657	29%	$15,576	23%	1%
Cost of net revenues - Products	$29,025	55%	$40,763	61%	(29)%
Cost of net revenues - Services	$9,215	17%	$6,865	10%	34%
Gross profit	$14,927	28%	$19,329	29%	(23)%
Operating expenses	$38,650	73%	$30,741	46%	26%
Loss from operations	$(23,723)	(45)%	$(11,412)	(17)%	108%
Net loss	$(27,503)	(52)%	$(11,729)	(18)%	134%
Net loss attributable to stockholders	$(27,114)	(51)%	$(11,719)	(18)%	131%

Revenues

Net revenues for the three months ended March 31, 2017 were $13.5 million compared to $14.1 million for the comparable period in the prior year. This $600,000 decrease in revenues was primarily attributable to a delay in order processing at the end of the quarter. We experienced credit constraints that were compounded by the Integrio acquisition, that pushed a substantial amount of infrastructure related orders to the quarter ending June 30, 2017. The Company is addressing these credit limitations with the relevant vendors/distributors to minimize impact in future quarters. For the three months ended March 31, 2017, Indoor Positioning Analytics revenue was $981,000 compared to $1 million for the prior year period. Infrastructure revenue was $12.5 million for the three months ended March 31, 2017, and $13.1 million for the prior year period.

Revenues for the year ended December 31, 2016 were $53.2 million compared to $67.0 million for the comparable period in the prior year. The decrease of $13.8 million, or approximately 20.6%, is primarily associated with a decline in revenues earned by the storage and computing segment. Revenue earned by mobile, IoT & Big Data products and services for the year ended December 31, 2016 was $1.6 million compared to $1.7 million for the prior year period. Revenue earned by storage and computing products and services was $36.1 million for the year ended December 31, 2016 as compared to $50.0 million for the prior year period. SaaS revenue was $3.3 million during the year ended December 31, 2016 as compared to $3.7 million during the prior year period. Professional services revenue was $12.2 million during the year ended December 31, 2016 and $11.6 million during the prior year period. Revenues declined during the year ended December 31, 2016 because of the challenges the Value-Added Reseller (VAR) industry is facing with customers moving to Cloud services; refreshing technology less frequently as products improve and more SaaS based solutions in the market place. These industry wide factors impacted our Storage & Computing and Professional Services segment significantly in 2016. We have taken steps to address this decline by diversifying our customer base to now include federal government customers with the Integrio acquisition. Federal government customers are not making these changes as quickly and the expanded customer base will allow us to grow these segments.

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Cost of Revenues

Cost of net revenues for the three months ended March 31, 2017 was $10.2 million compared to $10.1 million for the prior year period. Indoor Positioning Analytics cost of net revenues was $343,000 for the three months ended March 31, 2017 as compared to $286,000 for the prior period. Infrastructure cost of net revenues was $9.9 million for the three months ended March 31, 2017, and 2016.

The gross profit margin for the three months ended March 31, 2017 was 24% compared to 28% during the three months ended March 31, 2016. Indoor Positioning Analytics gross margins for the three months ended March 31, 2017 and 2016 were 65% and 72%, respectively. Gross margins for the Infrastructure segment for the three months ended March 31, 2017 and 2016 were 21% and 25%, respectively.

Cost of revenues for the year ended December 31, 2016 was $38.2 million compared to $47.6 million for the comparable period in the prior year. This decrease of $9.4 million, or approximately 19.7%, was primarily attributable to lower sales. Mobile, IoT & Big Data products cost of net revenues was $553,000 for the year ended December 31, 2016 as compared to $510,000 for the prior year period. Storage and computing cost of net revenues was $28.5 million for the year ended December 31, 2016, and $40.3 million for the prior year period. SaaS cost of net revenues was $938,000 during the year ended December 31, 2016 and $824,000 during the prior year period. Professional services cost of net revenues was $8.3 million during the year ended December 31, 2016 and $6.0 million during the prior year period.

The gross profit margin for the year ended December 31, 2016 was 28% compared to 29% for the year ended December 31, 2015. This decrease in margin is based on the sales mix. Mobile, IoT & Big Data products gross margins for the year ended December 31, 2016 and 2015 were 66% and 69%, respectively. Gross margins for the storage and computing segment for the year ended December 31, 2016 and 2015 were 21% and 19%, respectively. Gross margins for SaaS revenues for the year ended December 31, 2016 and 2015 were 71% and 78%, respectively. Gross margins for professional services revenues for the year ended December 31, 2016 and 2015 were 32% and 48%, respectively.

Operating Expenses

Operating expenses for the three months ended March 31, 2017 were $8.6 million compared to $8.1 million for the prior year period. This increase of approximately $500,000 includes a $1.3 million increase in operating expenses related to the Integrio acquisition offset by a $1.1 million decrease in salaries, commissions and bonuses, travel expenses and other operating expenses related to Inpixon USA and a $300,000 increase in amortization of intangibles and depreciation related to the Integrio acquisition.

Operating expenses for the year ended December 31, 2016 were $38.7 million and $30.7 million for the comparable period ended December 31, 2015. This increase of $8.0 million includes a $1.6 million increase in research and development costs associated with new product development, a $1.1 million increase in general and administrative costs primarily attributable to an increase in amortization of internally developed software and stock-based compensation, a non-cash goodwill impairment charge of $7.4 million, a $0.5 million increase in acquisition related costs associated with the Integrio acquisition, a $0.4 million increase in the amortization of intangibles offset by a $3.0 million decrease in sales and marketing expenses related to the decrease in sales in the period.

Loss From Operations

Loss from operations for the three months ended March 31, 2017 was $5.4 million compared to $4.2 million for the prior year period. This increase in loss of $1.2 million was primarily attributable to the lower gross profit, increase in amortization of intangibles and depreciation costs, additional costs incurred for the Integrio operations offset by a reduction in operating expenses related to Inpixon USA.

Loss from operations for the year ended December 31, 2016 was $23.7 million as compared to $11.4 million for the comparable period in the prior year. This increase of $12.3 million was primarily attributable to a decrease in gross profit of approximately $4.4 million and an increase in operating expenses of approximately $7.9 million which includes a non-cash goodwill impairment charge of $7.4 million.

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Other Income/Expense

Total other income/expense for the three months ended March 31, 2017 and 2016 was $693,000 and $124,000, respectively. This increase of $569,000 is primarily attributable to interest attributable to a convertible debenture and higher interest on the Company’s Credit Facility, and amortization of debt discount and deferred financing fees.

Other income/expense consisted primarily of interest expense, reserve for recoverability of note receivable, loss on the disposition of assets and change in the fair value of shares to be issued. Interest expenses for the years ended December 31, 2016 and 2015 was $1,743,000 and $448,000, respectively. The increase of approximately $1.3 million was primarily attributable to interest attributable to the August 2016 Senior Convertible Debenture and a higher revolving line of credit balance. For the year ended December 31, 2016, other income/expense included a $1,077,000 reserve for recoverability of note receivable, a $338,000 expense for AirPatrol pre-acquisition obsolete inventory offset by $72,000 of interest income.

Provision for Income Taxes

There was no provision for income taxes for the three months ended March 31, 2017 and 2016. Deferred tax assets resulting from such losses are fully reserved as of March 31, 2017 and 2016 since, at present, we have no history of taxable income and it is more likely than not that such assets will not be realized.

There was no provision for income taxes for the years ended December 31, 2016 and 2015 as the Company was in a net taxable loss position. Deferred tax assets resulting from such losses are fully reserved as of December 31, 2016 and 2015 since, at present the Company has no history of taxable income and it is more likely than not that such assets will not be realized.

Net Loss Attributable To Non-Controlling Interest

Net loss attributable to non-controlling interest for the three months ended March 31, 2017 and 2016 was $4,000.

Net loss attributable to non-controlling interest for the years ended December 31, 2016 and December 31, 2015 were $389,000 and $10,000, respectively. This increase in loss of $379,000 was attributable to an increased loss incurred at Sysorex Arabia due to reserve related to the settlement of obligations related to the wind down of the entity.

Net Loss Attributable To Stockholders of Inpixon

Net loss attributable to common stockholders for the three months ended March 31, 2017 was $6.1 million compared to $4.3 million for the prior year period. This increase in net loss of $1.8 million was attributable to the changes discussed above.

Net loss attributable to stockholders of Inpixon for the year ended December 31, 2016 was $27.1 million compared to $11.7 million for the comparable period in the prior year. This increase in loss of $15.4 million was attributable to the changes described for the various reporting captions discussed above.

Non-GAAP Financial information

EBITDA

EBITDA is defined as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization. Adjusted EBITDA is used by our management as the matrix in which it manages the business. It is defined as EBITDA plus adjustments for other income or expense items, non-recurring items and non-cash stock-based compensation.

Adjusted EBITDA for the three months ended March 31, 2017 was a loss of $3.3 million compared to a loss of $2.5 million for the prior year period.

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The following table presents a reconciliation of net income/loss attributable to stockholders of Inpixon, which is our GAAP operating performance measure, to Adjusted EBITDA for the fiscal quarters ended March 31, 2017 and 2016 (in thousands):

	For the Three Months Ended March 31,
	2017	2016
Net loss attributable to common stockholders	$(6,052)	$(4,302)
Adjustments:
Non-recurring one-time charges:
Acquisition transaction/financing costs	3	20
Change in the fair value of shares to be issued	--	1
Change in the fair value of derivative liability	(56)	--
Severance	27	--
Stock based compensation – acquisition costs	7	--
Stock based compensation – compensation and related benefits	276	364
Interest expense	684	143
Depreciation and amortization	1,785	1,319
Adjusted EBITDA	$(3,326)	$(2,455)

Adjusted EBITDA for the year ended December 31, 2016 was a loss of $9.8 million compared to a loss of $3.4 million for the prior year period.

The following table presents a reconciliation of net income/loss attributable to stockholders of Inpixon, which is our GAAP operating performance measure, to Adjusted EBITDA for the year ended December 31, 2016 and 2015 (in thousands):

	For the Years Ended December 31,
	2016	2015
Net loss attributable to stockholders	$(27,114)	$(11,719)
Adjustments:
Non-recurring one-time charges:
Provision for doubtful accounts	685	1,206
Reserve for recoverability of note receivable	1,077	--
Costs associated with public offering	4	46
Acquisition transaction/financing costs	876	355
Severance	55	307
(Gain)/Loss on the settlement of obligations	(1,541)	85
Change in the fair value of shares to be issued	(13)	(211)
Change in the fair value of derivative liability	(51)	--
Stock-based compensation - compensation and related benefits	1,377	1,424
Interest expense	1,743	448
Impairment of goodwill	7,400	--
Depreciation and amortization	5,662	4,647
Adjusted EBITDA	$(9,840)	$(3,412)

We rely on Adjusted EBITDA, which is a non-GAAP financial measure for the following:

●	To review and assess the operating performance of our Company as permitted by Accounting Standards Codification Topic 280, Segment Reporting;

●	To compare our current operating results with corresponding periods and with the operating results of other companies in our industry;

●	As a basis for allocating resources to various projects;

●	As a measure to evaluate potential economic outcomes of acquisitions, operational alternatives and strategic decisions; and

●	To evaluate internally the performance of our personnel.

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We have presented Adjusted EBITDA above because we believe it conveys useful information to investors regarding our operating results. We believe it provides an additional way for investors to view our operations, when considered with both our GAAP results and the reconciliation to net income (loss). By including this information we can provide investors with a more complete understanding of our business. Specifically, we present Adjusted EBITDA as supplemental disclosure because of the following:

●	We believe Adjusted EBITDA is a useful tool for investors to assess the operating performance of our business without the effect of interest, income taxes, depreciation and amortization and other non-cash items including stock based compensation, amortization of intangibles, change in the fair value of shares to be issued, change in the fair value of derivative liability, impairment of goodwill and one time charges including gain/loss on the settlement of obligations, severance costs, provision for doubtful accounts, acquisition costs and the costs associated with the public offering.

●	We believe that it is useful to provide to investors with a standard operating metric used by management to evaluate our operating performance; and

●	We believe that the use of Adjusted EBITDA is helpful to compare our results to other companies.

Even though we believe Adjusted EBITDA is useful for investors, it does have limitations as an analytical tool. Thus, we strongly urge investors not to consider this metric in isolation or as a substitute for net income (loss) and the other consolidated statement of operations data prepared in accordance with GAAP. Some of these limitations include the fact that:

●	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

●	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

●	Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

●	Adjusted EBITDA does not reflect income or other taxes or the cash requirements to make any tax payments; and

●	Other companies in our industry may calculate Adjusted EBITDA differently than we do, thereby potentially limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business or as a measure of performance in compliance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and providing Adjusted EBITDA only as supplemental information.

Proforma Non-GAAP Net Loss per Share

Basic and diluted net loss per share for the three months ended March 31, 2017 was $(2.79) compared to ($2.57) for the prior year period. This increase in net loss per share was attributable to the changes discussed in our results of operations.

Basic and diluted net loss per share for the twelve months ended December 31, 2016 was ($15.61) compared to ($8.30) for the prior year period. This increase was attributable to the changes discussed in our results of operations.

Proforma non-GAAP net income (loss) per share is used by our Company’s management as an evaluation tool as it manages the business and is defined as net income (loss) per basic and diluted share adjusted for non-cash items including stock based compensation, amortization of intangibles and one time charges including gain on the settlement of obligations, severance costs, provision for doubtful accounts, change in the fair value of shares to be issued, acquisition costs and the costs associated with the public offering.

Proforma non-GAAP net loss per basic and diluted common share for the three months ended March 31, 2017 was ($2.03) compared to ($1.71) for the prior year period.

Proforma non-GAAP net loss per basic and diluted common share for the twelve months ended December 31, 2016 was ($7.44) compared to a loss of ($3.20) per share for the prior year period.

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The following tables present a reconciliation of net loss per basic and diluted share, which is our GAAP operating performance measure, to proforma non-GAAP net loss per share for the periods reflected (in thousands, except per share data):

	For the Three Months Ended March 31,
(thousands, except per share data)	2017	2016
Net loss attributable to common stockholders	$(6,052)	$(4,302)
Adjustments:
Non-recurring one-time charges:
Acquisition transaction/financing costs	3	20
Change in the fair value of shares to be issued	--	1
Change in the fair value of derivative liability	(56)	--
Severance	27	--
Stock based compensation – acquisition costs	7	--
Stock-based compensation – compensation and related benefits	276	364
Amortization of intangibles	1,383	1,056
Proforma non-GAAP net loss	$(4,412)	$(2,861)
Proforma non-GAAP net loss per basic and diluted common share	$(2.03)	$(1.71)
Weighted average basic and diluted common shares outstanding	2,170,909	1,673,714

	Years Ended December 31,
(thousands, except per share data)	2016	2015
Net loss attributable to stockholders	$(27,114)	$(11,719)
Adjustments:
Non-recurring one-time charges:
Provision for doubtful accounts	685	1,206
Reserve for recoverability of note receivable	1,077	--
Costs associated with public offering	4	46
Acquisition transaction/financing costs	876	355
Severance	55	307
(Gain)/Loss on the settlement of obligations	(1,541)	85
Change in the fair value of shares to be issued	(13)	(211)
Change in the fair value of derivative liability	(51)	--
Stock-based compensation - compensation and related benefits	1,377	1,424
Impairment of goodwill	7,400	--
Amortization of intangibles	4,328	3,994
Proforma non-GAAP net loss	$(12,917)	$(4,513)
Proforma non-GAAP net loss per basic and diluted common share	$(7.44)	$(3.20)
Weighted average basic and diluted common shares outstanding	1,737,120	1,412,094

We rely on proforma non-GAAP net loss per share, which is a non-GAAP financial measure:

●	To review and assess the operating performance of our Company as permitted by Accounting Standards Codification Topic 280, Segment Reporting;

●	To compare our current operating results with corresponding periods and with the operating results of other companies in our industry;

●	As a measure to evaluate potential economic outcomes of acquisitions, operational alternatives and strategic decisions; and

●	To evaluate internally the performance of our personnel.

We have presented proforma non-GAAP net loss per share above because we believe it conveys useful information to investors regarding our operating results. We believe it provides an additional way for investors to view our operations, when considered with both our GAAP results and the reconciliation to net income (loss), and that by including this information we can provide investors with a more complete understanding of our business. Specifically, we present proforma non-GAAP net loss per share as supplemental disclosure because:

●	We believe proforma non-GAAP net loss per share is a useful tool for investors to assess the operating performance of our business without the effect of non-cash items including stock based compensation, amortization of intangibles and one time charges including gain on the settlement of obligations, severance costs, provision for doubtful accounts, change in the fair value of shares to be issued, acquisition costs and the costs associated with the public offering.

●	We believe that it is useful to provide to investors a standard operating metric used by management to evaluate our operating performance; and

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●	We believe that the use of proforma non-GAAP net loss per share is helpful to compare our results to other companies.

Liquidity and Capital Resources as of March 31, 2017

Our current capital resources and operating results as of March 31, 2017, as described in the preceding paragraphs, consist of:

1)	an overall working capital deficit of $25.3 million;

2)	cash of $738,000;

3)	the Credit Facility for up to $10 million which we borrow against based on eligible assets with a maturity date of November 14, 2018 of which $4.4 million is utilized; and

4)	net cash provided by operating activities year-to-date of $1.6 million.

The breakdown of our overall working capital deficit is as follows (in thousands):

Working Capital	Assets	Liabilities	Net
Cash and cash equivalents	$738	$--	$738
Accounts receivable, net / accounts payable	6,418	22,528	(16,110)
Notes and other receivables	341	--	341
Prepaid licenses and maintenance contracts / deferred revenue	10,907	12,382	(1,475)
Short-term debt	--	4,618	(4,618)
Other	2,152	6,326	(4,174)
Total	$20,556	$45,854	$(25,298)

Deferred revenue exceeds the related prepaid contracts by $1.5 million and other liabilities exceed other assets by $4.2 million. These deficits are expected to be funded by our anticipated cash flow from operations and financing activities, as described below, over the next twelve months. We do not believe that the Credit Facility, with a balance of $4.4 million at March 31, 2017 will have a material adverse effect on our liquidity in the next twelve months as the Credit Facility principal balance is not due until November 2018.

Net cash provided by operating activities during the three months ended March 31, 2017 of $1.6 million consists of net loss of $6.1 million less non-cash expenses of $2.4 million and net cash provided by changes in operating assets and liabilities of $5.3 million. We expect net cash from operations to increase during 2017 as a result of the following:

1)	Our services are growing and becoming a larger part of our sales mix. These services generate gross margins of 40-60% and will be a larger contribution to our cash flow in the future.

2)	We are working with our key distributors and financing partners to address our credit limitation issues. Revenues during the three months ended March 31, 2017 were negatively impacted by our inability to timely process orders due to past due amounts and credit limitations with various vendors. We expect to relieve some of these issues during the three months ended June 30, 2017 as we secure additional financing, continue to grow our services revenue and as sales of our Inpixon product line increase.

The Company’s capital resources as of March 31, 2017, availability on the $10.0 million Credit Facility (of which $4.4 million is utilized as of March 31, 2017), higher margin business line expansion and credit limitation improvements, may not be sufficient to fund planned operations during 2017. The Company will need to raise outside capital under structures availability to it including debt and/or equity offerings. The Company also has an effective registration statement on Form S-3 which may allow it to raise additional capital from the sale of its securities, subject to certain limitations for registrants with a market capitalization of less than $75 million. The information in this prospectus concerning the Company’s Form S-3 registration statement does not constitute an offer of any securities for sale. If these sources do not provide the capital necessary to fund the Company’s operations during the next twelve months, the Company may need to curtail certain aspects of its expansion activities or consider other means of obtaining additional financing, such as through the sale of assets or of a business segment, although there is no guarantee that the Company could obtain the financing necessary to continue its operations.

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Our condensed consolidated financial statements as of March 31, 2017 have been prepared under the assumption that we will continue as a going concern for the next twelve months from the date the financial statements are issued. Our independent registered public accounting firm has issued a report as of March 31, 2017 that includes an explanatory paragraph referring to our recurring and continuing losses from operations and expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. Management’s plans and assessment of the probability that such plans will mitigate and alleviate any substantial doubt about the Company’s ability to continue as a going concern, is dependent upon the ability to obtain additional equity or debt financing, attain further operating efficiency, reduce expenditures, and, ultimately, to generate sufficient levels of revenue, which together represent the principal conditions that raise substantial doubt. Our condensed consolidated financial statements as of March 31, 2017 do not include any adjustments that might result from the outcome of this uncertainty.

Liquidity and Capital Resources as of March 31, 2017 Compared With March 31, 2016

The Company’s net cash flows used in operating, investing and financing activities for the three months ended March 31, 2017 and 2016 and certain balances as of the end of those periods are as follows (in thousands):

	For the Three Months ended March 31,
(thousands, except per share data)	2017	2016
Net cash provided by (used in) operating activities	$1,608	$(4)
Net cash used in investing activities	(433)	(462)
Net cash used in financing activities	(2,269)	(758)
Effect of foreign exchange rate changes on cash	11	17
Net decrease in cash	$(1,083)	$(1,207)

	March 31, 2017	December 31, 2016

Cash and cash equivalents	$738	$1,821
Working capital deficit	$(25,298)	$(21,023)

Operating Activities for the three months ended March 31, 2017

Net cash provided by operating activities during the three months ended March 31, 2017 was $1.6 million. Net cash used in operating activities during the three months ended March 31, 2016 was $4,000. Net cash used in operating activities during the three months ended March 31, 2017 consisted of the following (in thousands):

Net loss	$(6,056)
Non-cash income and expenses	2,378
Net change in operating assets and liabilities	5,286
Net cash provided by operating activities	$1,608

The non-cash income and expenses of $2.4 million consisted primarily of (in thousands):

Depreciation and amortization expense	$401
Amortization of intangibles primarily attributable to the Lilien, Shoom, AirPatrol, LightMiner and Integrio operations, which were acquired effective March 1, 2013, August 31, 2013, April 16, 2014, April 24, 2015 and November 21, 2016, respectively.	1,383
Stock-based compensation expense attributable to warrants and options issued as part of Company operations and prior acquisitions	283
Amortization of debt discount	294
Other	17
Total non-cash income and expenses	$2,378

The net use of cash due to changes in operating assets and liabilities totaled $5.3 million and consisted primarily of the following (in thousands):

Decrease in accounts receivable and other receivables	$5,392
Decrease in prepaid licenses and maintenance contracts	3,301
Decrease in accounts payable	(499)
Decrease in deferred revenue	(3,689)
Increase in accrued liabilities and other liabilities	86
Increase in inventory and other assets	695
Net use of cash in the changes in operating assets and liabilities	$5,286

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Investing Activities as of March 31, 2017 and 2016

Net cash used in investing activities during the three months ended March 31, 2017 was $433,000 compared to net cash used in investing activities of $462,000 for the prior year period. The net cash used in investing activities during the three months ended March 31, 2017 was comprised of $82,000 for the purchase of property and equipment and $351,000 investment in capitalized software.

Financing Activities as of March 31, 2017 and 2016

Net cash used in financing activities during the three months ended March 31, 2017 was approximately $2.3 million. Net cash used in financing activities for the three months ended March 31, 2016 was $758,000. The net cash used in financing activities during the three months ended March 31, 2017 was comprised of $2.3 million of repayments to the Credit Facility.

Liquidity and Capital Resources as of December 31, 2016

Our capital resources and operating results as of and through December 31, 2016, consisted of:

1)	an overall working capital deficit of $21.0 million;

2)	cash of $1.8 million;

3)	the Credit Facility for up to $10 million which we borrow against based on eligible assets with a maturity date of November 14, 2018 of which $6.7 million is utilized; and

4)	net cash used in operating activities of $2.8 million.

We believe our total working capital deficit of $21.0 million does not represent a severe impediment to our operations and growth when its principal components are separately identified and analyzed and the anticipated growth of our business is taken into account. The breakdown of our overall working capital deficit as of December 31, 2016 was as follows (in thousands):

	Current	Current
Working Capital	Assets	Liabilities	Net
Cash	$1,821	$--	$1,821
Accounts receivable / accounts payable	11,788	23,027	(11,239)
Notes and other receivables	362	--	362
Prepaid licenses and contracts / deferred revenue	13,321	15,043	(1,722)
Short term debt	--	6,887	(6,887)
Other	2,852	6,210	(3,358)
Net	$30,144	$51,167	$(21,023)

Deferred revenue exceeded the related prepaid contracts by $1.7 million and other liabilities exceeded other assets by $3.4 million. These deficits are expected to be funded by our anticipated cash flow from operations over the next twelve months. We do not believe that the credit facility, with a balance of $6.7 million at December 31, 2016 will have a material adverse effect on our liquidity in the next twelve months as the credit facility principal balance is not due until November 2018.

Net cash used in operating activities during the year ended December 31, 2016 of $2.8 million consisted of net loss of $27.5 million less non-cash expenses of $15.4 million and net cash provided of $9.3 million in changes in operating assets and liabilities. We expect net cash from operations to increase during 2017 as:

1)	Our services are growing and becoming a larger part of our sales mix. These services generate gross margins of 40-60% and will be a larger contribution to our cash flow in the future.

2)	Inpixon was awarded two large multiple-award government IDIQ Contracts in 2015 (NASA SEWP and NIH CIO-CS) that enable Inpixon to capture task orders issued by any government agency under these contract vehicles. The Company has captured task orders under the NASA SEWP contract and believes that it will be successful in securing additional task orders under both of these contracts, however there are no assurances that additional task orders under the contracts will ultimately be awarded to the Company. If such task orders are secured, then these contracts will provide the opportunity to increase our revenue and cash flows.

3)	Inpixon is generating revenue from new versions of its Inpixon product line that will contribute to operating cash flow.

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The Company’s capital resources as of December 31, 2016, availability on the $10.0 million line of credit (of which $6.7 million is utilized as of December 31, 2016), higher margin business line expansion and recent contract awards, may not be sufficient to fund planned operations during 2017. The Company also has an effective registration statement on Form S-3 which will allow it to raise additional capital from the sale of its securities, subject to certain limitations for registrants with a market capitalization of less than $75 million. If these sources do not provide the capital necessary to fund the Company’s operations during the next twelve months, the Company may need to curtail certain aspects of its expansion activities or consider other means of obtaining additional financing, such as through the sale of assets or of a business segment, although there is no guarantee that the Company could obtain the financing necessary to continue its operations.

Our consolidated financial statements as of December 31, 2016 have been prepared under the assumption that we will continue as a going concern for the next twelve months from the date the financial statements are issued. Our independent registered public accounting firm has issued a report as of December 31, 2016 that includes an explanatory paragraph referring to our recurring and continuing losses from operations and expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. Management’s plans and assessment of the probability that such plans will mitigate and alleviate any substantial doubt about the Company’s ability to continue as a going concern, is dependent upon the ability to obtain additional equity or debt financing, attain further operating efficiency, reduce expenditures, and, ultimately, to generate sufficient levels of revenue, which together represent the principal conditions that raise substantial doubt. Our consolidated financial statements as of December 31, 2016 do not include any adjustments that might result from the outcome of this uncertainty.

Liquidity and Capital Resources – GemCap Lending

See the discussion above in the section titled “Recent Events – GemCap Lending Loan Agreement” for information concerning this loan.

As of December 31, 2016, the principal amount outstanding under the Credit Facility was $6.7 million.

Liquidity and Capital Resources as of December 31, 2016 Compared With December 31, 2015

The Company’s net cash flows used in operating, investing and financing activities for the year ended December 31, 2016 and 2015 and certain balances as of the end of those periods are as follows (in thousands):

	Years Ended December 31,
	2016	2015
Net cash used in operating activities	$(2,785)	$(8,201)
Net cash used in investing activities	(2,665)	(1,550)
Net cash provided by financing activities	3,190	10,534
Effect of foreign exchange rate changes on cash	21	49
Net increase in cash	$(2,239)	$832

	December 31, 2016	December 31, 2015
Cash and cash equivalents	$1,821	$4,060
Working capital (deficit)	$(21,023)	$(4,238)

Operating Activities for the year ended December 31, 2016

Net cash used in operating activities during the years ended December 31, 2016 and 2015 were $2.8 million and $8.2 million, respectively. The net negative cash flows related to the year ended December 31, 2016 consisted of the following (in thousands):

Net loss	$(27,503)
Non-cash income and expenses	15,440
Net change in operating assets and liabilities	9,278
Net cash used in operating activities	$(2,785)

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The non-cash income and expense of $15.4 million consisted primarily of the following (in thousands):

Depreciation and amortization expenses (including amortization of intangibles) primarily attributable to the Lilien, Shoom, AirPatrol, LightMiner and Integrio operations, which were acquired effective March 1, 2013, August 31, 2013, April 16, 2014, April 24, 2015 and November 21, 2016, respectively	$5,661
Impairment of goodwill	7,400
Reserve for note receivable	1,077
Stock-based compensation expense attributable to warrants and options issued as part of Company operations and for the AirPatrol acquisition	1,377
Gain on settlement of obligations related to Integrio vendor liabilities	(1,541)
Amortization of debt discount	491
Reserve for settlement of bond related to the wind down of Sysorex Arabia	749
Provision for doubtful accounts	93
Other	133
Total non-cash expenses	$15,440

The net use of cash in the change in operating assets and liabilities aggregated $9.3 million and consisted primarily of the following (in thousands):

Decrease in accounts receivable and other receivables	$2,968
Increase in prepaid licenses and maintenance contracts	(232)
Increase in inventory and other assets	(949)
Increase in accounts payable	6,907
Increase in accrued liabilities and other liabilities	594
Decrease in deferred revenue	(10)
Net use of cash in the changes in operating assets and liabilities	$9,278

Operating Activities for the year ended December 31, 2015

Net cash flows used in operating activities during the year ended December 31, 2015 was $8.2 million and consisted of the following (in thousands):

Net loss	$(11,729)
Non-cash income and expenses	6,414
Net change in operating assets and liabilities	(2,886)
Net cash used in operating activities	$(8,201)

The non-cash income and expense of $6.4 million consisted primarily of the following (in thousands):

Depreciation and amortization expenses (including amortization of intangibles) primarily attributable to the Lilien, Shoom, AirPatrol and LightMiner operations, which were acquired effective March 1, 2013, August 31, 2013, April 16, 2014 and April 24, 2015, respectively	$4,647
Stock-based compensation expense attributable to warrants and options issued as part of Company operations and for the AirPatrol acquisition	1,424
Provision for doubtful accounts	1,032
Treasury shares received upon settlement of escrow	(695)
Other	6
Total non-cash expenses	$6,414

The net use of cash in the change in operating assets and liabilities aggregated $2.9 million and consisted primarily of the following (in thousands):

Increase in accounts receivable and other receivables	$(5,066)
Increase in prepaid licenses and maintenance contracts	(744)
Increase in inventory and other assets	(586)
Increase in accounts payable	1,944
Increase in accrued liabilities and other liabilities	439
Increase in deferred revenue	1,127
Net use of cash in the changes in operating assets and liabilities	$(2,886)

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Cash Flows from Investing Activities as of December 31, 2016 and 2015

Net cash flows used in investing activities during 2016 was $2.7 million compared to net cash flows used in investing activities during 2015 of $1.6 million. Cash flows related to investing activities during the year ended December 31, 2016 include $526,000 for the purchase of property and equipment, $1.6 million investment in capitalized software, $753,000 related to the acquisition of Integrio, offset by $189,000 of cash acquired in the Integrio acquisition. The cash flows related to investing activities during the year ended December 31, 2015 included $355,000 for the purchase of property and equipment, $1.2 million investment in capitalized software and $19,000 for the purchase of LightMiner.

Cash Flows from Financing Activities as of December 31, 2016 and 2015

Net cash flows from financing activities during the years ended December 31, 2016 and 2015 were $3.2 million and $10.5 million, respectively. The positive cash flows related to the year ended December 31, 2016 were primarily comprised of $5.0 million of proceeds from the August 2016 securities offering, net proceeds of $1.7 million from the December 2016 capital raise, offset by repayments to the credit line of $1.9 million, $1.6 million repayment of the term loan and $70,000 repayment of notes payable. The positive cash flows related to the year ended December 31, 2015 were primarily comprised of $4.7 million advances from the credit line, $2 million advance from the term loan and $4.7 million from the September 2015 capital raise offset by a $764,000 repayment of the term loan and $71,000 repayment of notes payable.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

Recently Issued Accounting Pronouncements

For a discussion of recently issued accounting pronouncements, please see Note 2 to our audited consolidated financial statements for the years ended December 31, 2016 and 2015 and Note 3 of the condensed consolidated financial statements for the three months ended on March 31, 2017 and 2016, which are included in this prospectus beginning on pages F-31 and F-9, respectively.

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MANAGEMENT

The following table sets forth the names and ages of all of our current directors and executive officers. Our officers are appointed by, and serve at the pleasure of, the Company’s Board of Directors.

Name	Age	Position
Nadir Ali	48	Chief Executive Officer and Director
Kevin Harris	48	Chief Financial Officer
Bret Osborn	51	Chief Sales Officer
Craig Harper	50	Chief Technology Officer
Soumya Das	44	Chief Marketing Officer
Wendy Loundermon	46	Vice President of Finance and Secretary of Inpixon, CFO and Secretary of Inpixon Federal, Inc., Vice President of Finance and Secretary of Inpixon USA and Secretary of Inpixon Canada, Inc.
Leonard Oppenheim	70	Director
Kareem Irfan	57	Director
Tanveer Khader	49	Director

Nadir Ali

Mr. Ali joined Inpixon as its Chief Executive Officer and as a director of the Company in September 2011.  Prior thereto, from 2001, he served as President of Sysorex Consulting Inc. and its subsidiaries. As the Chief Executive Officer of the Company, Mr. Ali is responsible for establishing the vision, strategic intent, and the operational aspects of Inpixon.  Mr. Ali works with the Inpixon executive team to deliver both operational and strategic leadership and has over 15 years of experience in the consulting and high tech industries.

Prior to joining Inpixon, from 1998-2001, Mr. Ali was the co-founder and Managing Director of Tira Capital, an early stage technology fund.  Immediately prior thereto, Mr. Ali served as Vice President of Strategic Planning for Isadra, Inc., an e-commerce software start-up. Mr. Ali led the company’s capital raising efforts and its eventual sale to VerticalNet. From 1995 through 1998, Mr. Ali was Vice President of Strategic Programs at Sysorex Information Systems (acquired by Vanstar Government Systems in 1997), a leading computer systems integrator. Mr. Ali played a key operations role and was responsible for implementing and managing the company’s $1 billion plus in multi-year contracts.  He worked closely with the investment bankers on the sale of Sysorex Information Systems to Vanstar in 1997. This started Mr. Ali’s mergers and acquisitions experience which was enhanced with additional M&A activity totaling $150 million. This experience is critical and relevant to Inpixon’s strategy today.  Mr. Ali’s extensive experience in Inpixon’s core government business, as well as extensive contacts and relationships in Silicon Valley and Washington, D.C. were further considered by the Company in appointing Mr. Ali to the Board of Directors. From 1989 to 1994 he was a management consultant, first with Deloitte & Touche LLC in San Francisco and then independently. Mr. Ali received a Bachelor of Arts degree in Economics from the University of California at Berkeley in 1989.  Mr. Ali’s valuable entrepreneurial, management, M&A and technology experience together with his in-depth knowledge of the Company provide him with the qualifications and skills to serve as a director of our Company.

Kevin Harris

Mr. Harris joined Inpixon as its Chief Financial Officer, effective as of October 19, 2015. Prior to his appointment as Chief Financial Officer of the Company, Mr. Harris had served as the Vice President and Chief Financial Officer of Response Genetics, Inc. (NASDAQ: RGDX), a company focused on the development and sale of molecular diagnostic tests that help determine a patient's response to cancer therapy, since June 12, 2013 and as the Interim Chief Financial Officer from August 2012 to June 12, 2013. Mr. Harris served as Chief Financial Officer and a director of CyberDefender Corporation (NASDAQ: CYDE listed from June 2010 to March 2014) from 2009 until August 2012 (and as interim Chief Executive Officer from August 2011 until August 2012). He also served as Chief Operating Officer of Statmon Technologies Corp. from 2004 to 2009. He began his career at KPMG Peat Marwick as a senior auditor. Mr. Harris’s other professional experience includes serving as Head of Production Finance at PolyGram Television, Director of Corporate Financial Planning at Metro-Goldwyn-Mayer Studios and Senior Vice President of Finance at RKO Pictures. Mr. Harris earned a Bachelor of Science in Business Administration from California State University, San Bernardino and is a Certified Public Accountant in the State of California.

Bret Osborn

Mr. Osborn joined Inpixon as President of Lilien Systems (“Lilien”, n.k.a. Inpixon USA) during the Company’s acquisition of Lilien on March 20, 2013.  On May 21, 2015, he was appointed as Chief Sales Officer of the Company. Mr. Osborn is a seasoned, highly successful sales executive with responsibility for Inpixon’s global sales teams. He oversees the Company’s direct sales teams as well as its worldwide reseller partner and systems integration channels. Prior to joining Lilien in 2005, Mr. Osborn held various sales management positions with Blue Arc, EMC Corporation, and Lanier Worldwide.

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Craig Harper

Mr. Harper joined Inpixon as Chief Technology Officer on June 24, 2014. Mr. Harper is a pioneer in Big Data, IaaS, SaaS, PaaS and Cloud based technologies. A visionary with nearly 30 years’ experience he leads Inpixon engineering and professional services teams in their development efforts. Mr. Harper’s prior experience includes 15 years of executive management experience within the Cloud infrastructure and mobile application industries including serving as President of Apishpere, a wireless, location-based services company providing secure, scalable orchestration between devices and clouds. Mr. Harper earned an MBA from Babson College and BS degrees in Quantitative Economics & Decision Science, and Computer Science, from the University of California, San Diego.

Soumya Das

Mr. Das joined Inpixon as Chief Marketing Officer, effective November 7, 2016. Prior to joining Inpixon, from November 2013 until January 2016, Mr. Das was the Chief Marketing Officer of Indetiv, a security technology company. From January 2012 until October 2013, Mr. Das was the Chief Marketing Officer of SecureAuth, a provider of multi-factor authentication, single sign-on, adaptive authentication and self-services tools for different applications. Prior to joining SecureAuth, Mr. Das was the Vice President, Marketing and Strategy of CrownPeak, a provider of web content management solutions, from April 2010 until January 2012. Mr. Das earned an MBA from Richmond College, London, United Kingdom, a post-graduate diploma in Export/Import Management and Bachelor of Business Management from Andhra University in India.

Wendy Loundermon

Ms. Loundermon has overseen all of Inpixon’s finance, accounting and HR activities from 2002 until October 2014 and was re-appointed as Interim CFO of the Company effective January 2015 through October 2015.  She has continued on with the Company as Vice President of Finance. Ms. Loundermon has over 20 years of finance and accounting experience. She is currently responsible for the preparation and filing of financial statements and reports for all companies, tax return filings, and managing the accounting staff.  Ms. Loundermon received a Bachelor of Science degree in Accounting and a Master of Science degree in Taxation from George Mason University.

Leonard A. Oppenheim

Mr. Oppenheim has served as a director of the Company since July 29, 2011.  Mr. Oppenheim retired from business in 2001 and has since been active as a private investor. From 1999 to 2001, he was a partner in Faxon Research, a company offering independent research to professional investors. From 1983 to 1999, Mr. Oppenheim was a principal in the Investment Banking and Institutional Sales division of Montgomery Securities. Prior to that, he was a practicing attorney. Mr. Oppenheim is a graduate of New York University Law School.  Mr. Oppenheim served on the Board of Apricus Biosciences, Inc. (Nasdaq: APRI), a publicly held bioscience company, from June 2005 to May 2014.  Mr. Oppenheim’s public company board experience is essential to the Company.  Mr. Oppenheim also meets the Audit Committee Member requirements as a financial expert. Mr. Oppenheim’s public company board experience and financial knowledge provide him with the qualifications and skills to serve as a director of our Company.

Kareem M. Irfan

Mr. Irfan has served as a director of the Company since July 8, 2014.  Since 2014, Mr. Irfan has been the CEO (Global Businesses) of Cranes Software International (Cranes), a business group offering business intelligence, data analytics and engineering software solutions and services. Previously, Mr. Irfan was Chief Strategy Officer at Cranes starting in 2011. From 2005 until 2011, he was General Counsel at Schneider Electric, a Paris-based global company which specializes in electricity distribution, automation and energy management solutions.  Mr. Irfan served earlier as Chief IP & IT Counsel at Square D Co., a US-based electrical distribution and automation business and also practiced law at two international IP law firms in Chicago.  Mr. Irfan is a graduate of DePaul University College of Law, holds a MS in Computer Engineering from the University of Illinois, and a BS in Electronics Engineering from Bangalore University. Mr. Irfan’s extensive experience in advising information technology companies, managing corporate governance and regulatory management policies, and over fifteen years of executive management leadership give him strong qualifications and skills to serve as a director of our Company.

Tanveer A. Khader

Mr. Khader has served as a director of the Company since July 8, 2014. Since 2010, Mr. Khader has been the Executive Vice President of Systat Software Inc., a company offering scientific software products for statisticians and researchers. Prior thereto he was Senior Vice President from 2008-2010, Vice President form 2004-2008, and General Manager from 2002-2004. Mr. Khader holds a BE in Engineering from Bangalore University and a degree in Business Administration from St. Joseph’s Commerce College. Mr. Khader’s extensive experience with software development, data analytics and strategic planning give him the qualifications and skills to serve as director of our Company.

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Board of Directors

Our Board may establish the authorized number of directors from time to time by resolution. The current authorized number of directors is seven. Our current directors, if elected, will continue to serve as directors until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.

We continue to review our corporate governance policies and practices by comparing our policies and practices with those suggested by various groups or authorities active in evaluating or setting best practices for corporate governance of public companies. Based on this review, we have adopted, and will continue to adopt, changes that the Board believes are the appropriate corporate governance policies and practices for our Company.

Independence of Directors

In determining the independence of our directors, we apply the definition of “independent director” provided under the listing rules of The NASDAQ Stock Market LLC (“NASDAQ”). Pursuant to these rules, the Board has determined that all of the directors currently serving on the Board, are independent within the meaning of NASDAQ Listing Rule 5605 with the exception of Nadir Ali, who is an executive officer.

Executive Compensation

The table below sets forth, for the last two fiscal years, the compensation earned by (i) each individual who served as our principal executive officer, (ii) our two other most highly compensated executive officers, other than our principal executive officer, who were serving as an executive officer at the end of the last fiscal year, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the preceding paragraph (ii) but for the fact that the individual was not serving as an executive officer of the Company at the end of the last completed fiscal year. Together, these three individuals are sometimes referred to as the “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)		All Other Compensation ($)		Total ($)

Nadir Ali,	2016	$252,400	$249,348	$--		$158,000	(3)	$659,748
Chief Executive Officer of Inpixon	2015	$252,400	$266,329	$507,500	(1)	$183,399	(2)	$1,209,628

Kevin Harris	2016	$285,000	$81,125	$--		$2,000	(6)	$368,125
Chief Financial Officer of Inpixon	2015	$58,461	$20,000	$130,500	(1)	$--		$208,961

Craig Harper,	2016	$240,000	$65,824	$23,300	(1)	$10,999	(4)	$340,123
Chief Technology Officer of Inpixon	2015	$220,001	$110,000	$180,050	(1)	$7,020	(5)	$517,071

(1)	The fair value of employee option grants are estimated on the date of grant using the Black-Scholes option pricing model with key weighted average assumptions, expected stock volatility and risk free interest rates based on US Treasury rates from the applicable periods.
(2)	Accrued vacation paid as compensation and housing allowance.
(3)	Represents housing allowance and fringe benefits.
(4)	Represents fringe benefits and auto allowance.
(5)	Represents an automobile allowance.
(6)	Represents fringe benefits.

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Outstanding Equity Awards at Fiscal Year-End

Other than as set forth below, there were no outstanding unexercised options, unvested stock, and/or equity incentive plan awards issued to our named executive officers as of December 31, 2016.

	Option Awards							Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested #	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Nadir Ali	8,333	(1)	-0-		-0-	4.68	12/21/2022	-0-	-0-	-0-	-0-
	28,646	(2)	13,021	(2)	-0-	40.50	08/12/2023	-0-	-0-	-0-	-0-
	17,361	(3)	15,972	(3)	-0-	34.80	04/17/2025	-0-	-0-	-0-	-0-

Kevin Harris	4,167	(4)	12,500	(4)	-0-	14.85	10/19/2025	-0-	-0-	-0-	-0-

Craig Harper	3,542	(3)	1,458	(3)	-0-	56.85	07/03/2024	-0-	-0-	-0-	-0-
	4,688	(3)	3,646	(3)	-0-	23.40	02/12/2025	-0-	-0-	-0-	-0-
	2,917	(3)	3,750	(3)	-0-	26.25	08/05/2025	-0-	-0-	-0-	-0-
	1,389	(3)	5,278	(3)	-0-	7.05	07/20/2026	-0-	-0-	-0-	-0-

(1)	This option is 100% vested.
(2)	This option vests 25% on August 14, 2015 and vests 25% over the following three anniversaries of the grant date.
(3)	This option vests 1/48th per month at the end of each month starting on the grant date.
(4)	This option vests 25% each year for 4 years.

Employment Agreements and Arrangements

Named Executive Officers

On July 1, 2010, Nadir Ali entered into an “at will” Employment and Non-Compete Agreement, as subsequently amended, with Sysorex Federal, Inc., Sysorex Government Services and Sysorex Consulting prior to their acquisition by the Company.  Under the terms of the Employment Agreement Mr. Ali serves as President.  The Employment Agreement was assumed by the Company and Mr. Ali became CEO in September 2011.  Mr. Ali’s salary under the Agreement was initially $240,000 per annum plus other benefits including a bonus plan, a housing allowance, health insurance, life insurance and other standard Sysorex employee benefits. If Mr. Ali’s employment is terminated without Cause (as defined), he will receive his base salary for 12 months from the date of termination.  Mr. Ali’s employment agreement provides that he will not compete with the Company for a period ending 12 months from termination and will be subject to non-solicitation provisions relating to employees, consultants and customers, distributors, partners, joint ventures or suppliers of the Company. On April 17, 2015, the Compensation Committee approved the increase of Mr. Ali’s annual salary to $252,400, effective January 1, 2015.

On October 12, 2015, effective as of October 19, 2015, Sysorex Global entered into an employment agreement with Kevin Harris (the “Harris Employment Agreement”). Mr. Harris currently serves as Chief Financial Officer of the Company. In accordance with the terms of the Harris Employment Agreement, Mr. Harris will receive a base salary of $285,000 per annum. In addition, Mr. Harris will receive a bonus that is between 25% and 50% of his base salary for each calendar quarter, provided that both the Company and Mr. Harris meet quarterly performance goals, and the specific amount of bonus shall be determined by the Company, in its sole discretion. The Harris Employment Agreement shall be effective for an initial term of twenty-four (24) months and shall automatically be renewed for one additional twelve (12) month period, unless either party terminates the agreement pursuant to the applicable provisions. The Company may terminate the services of Mr. Harris with or without “just cause,” as defined in the Harris Employment Agreement. If the Company terminates Mr. Harris’s employment without just cause, or if Mr. Harris resigns within twenty-four (24) months following a change of control (as defined in the Harris Employment Agreement) and as a result of a material diminution of his position or compensation, Mr. Harris will receive (1) his base salary at the then current rate and levels for four (4) months if Mr. Harris has been employed by the Company for under six (6) months as of the date of termination or resignation, for six (6) months if Mr. Harris has been employed by the Company at least six (6) but not more than twelve (12) months as of the date of termination or resignation, for nine (9) months if Mr. Harris has been employed by the Company more than twelve (12) but not more than twenty-four (24) months as of the date of termination or resignation, or for twelve (12) months if Mr. Harris has been employed by the Company for more than twenty-four (24) months as of the date of resignation or termination; (2) 50% of the value of any accrued but unpaid bonus that Mr. Harris otherwise would have received; (3) the value of any accrued but unpaid vacation time; and (4) any unreimbursed business expenses and travel expenses that are reimbursable under the Harris Employment Agreement. If the Company terminates Mr. Harris’s employment with just cause, Mr. Harris will receive only the portion of his base salary and accrued but unused vacation pay that has been earned through the date of termination.

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On June 20, 2014, Craig Harper entered into an offer letter with Inpixon USA (the “Harper Offer Letter”). Mr. Harper currently serves as Chief Technology Officer of the Company. Pursuant to the Harper Offer Letter, Mr. Harper’s compensation arrangements include: (1) an annual salary of $200,000; (2) a quarterly profitability bonus based on Inpixon USA’s EBITDA Percentage (as defined in the Harper Offer Letter); (3) a quarterly gross profit bonus based on the Company’s Gross Profit (as defined in the Harper Offer Letter); (4) a quarterly sales commission based on Inpixon USA’s Gross Profit (as defined in the Harper Offer Letter); (5) auto allowance of $585 per month; (6) 75,000 stock options subject to the Board approval; and (7) all the other benefits normally provided to full-time employees. The goals and rates for the above bonuses and commission are determined by the company. In addition, the quarterly bonuses and commission can only be earned if Mr. Harper is employed in good standing for a full quarter. Effective July 1, 2015 Mr. Harper’s annual salary was increased to $240,000 per year.

Other Executive Officers

On March 20, 2013, upon the Company’s acquisition of Lilien Systems, Lilien Systems (“Lilien”, n.k.a. “Inpixon USA”) entered into a two year employment agreement with Bret Osborn to serve as President of Lilien Systems (the “Osborn Employment Agreement”).  Under the Osborn Employment Agreement, Mr. Osborn’s salary was $180,000 per year and he was eligible to receive compensation under a bonus plan.  If the contract was terminated by Lilien for Cause (as defined in the Osborn Employment Agreement), or if Mr. Osborn resigned without Good Reason (as defined), Mr. Osborn would only receive his compensation earned through the termination date.  If the contract was terminated by Lilien without Cause or if Mr. Osborn terminated his employment for Good Reason, or upon a Change in Control (as defined), Mr. Osborn would also be entitled to one year’s severance pay; all non-vested equity in the Company would accelerate and vest on the date of termination and all healthcare and life insurance coverage through the end of the term shall be paid by the Company. The Osborn Employment Agreement expired on March 20, 2015 in accordance with its terms, after which Mr. Osborn continues to provide services to the Company.

On June 7, 2016, and effective as of January 1, 2016, Mr. Osborn entered into a compensation letter with the Company (the “Osborn Compensation Letter”). Mr. Osborn currently serves as Chief Sales Officer of the Company. Pursuant to the Osborn Compensation Letter, Mr. Osborn’s compensation arrangements include: (1) an annual salary of $180,000; (2) a quarterly sales commission based on Gross profit for all products and services sold by all Inpixon USA EAMs (as defined in the Osborn Compensation Letter) and all sales/net revenue for AirPatrol and LightMiner products; (3) quarterly bonuses based on various subsidiaries’ Gross Profit and/or Net Revenues (as defined in the Osborn Compensation Letter); (4) a recoverable draw of $10,000 per month against current and future quarterly commission or bonuses; and (5) auto allowance of $585 per month. The quarterly commission and bonuses can only be earned if Mr. Osborn is employed in good standing for a full quarter. The Company reserves the right to modify the compensation plan in the Osborn Compensation letter at any time and upon written notice to Mr. Osborn.

On October 21, 2014, and effective as of October 1, 2014, the Company entered into an at-will employment agreement with Wendy Loundermon (the “Loundermon Employment Agreement”). Ms. Loundermon currently serves as Vice President of Finance and Secretary of the Company, CFO and Secretary of Inpixon Federal, Inc., Vice President of Finance and Secretary of Inpixon USA and Secretary of Inpixon Canada, Inc. Pursuant to the Loundermon Employment Agreement, Ms. Loundermon is compensated at an annual rate of $200,000 and is entitled to benefits customarily provided to senior management including equity awards and cash bonuses subject to the satisfaction of certain performance goals determined by the Company. The standards and goals and the bonus targets is set by the Compensation Committee, in its sole discretion. The Company may terminate the services of Ms. Loundermon with or without “cause,” as defined in the Loundermon Employment Agreement. If the Company terminates Ms. Loundermon’s employment without cause or in connection with a change of control (as defined in the Loundermon Employment Agreement), Ms. Loundermon will receive (1) severance consisting of her base salary at the then current rate for twelve (12) months from the date of termination, and (2) her accrued but unpaid salary. If Ms. Loundermon’s employment is terminated under any circumstances other than the above, Ms. Loundermon will receive her accured but unpaid salary.

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On November 4, 2016, and effective as of November 7, 2016, Inpixon USA entered into an employment agreement with Soumya Das (the “Das Employment Agreement”). Mr. Das currently serves as Chief Marketing Officer of the Company. In accordance with the terms of the Das Employment Agreement, Mr. Das will receive a base salary of $250,000 per annum. In addition, Mr. Das will receive a bonuses up to $75,000 annually, provided that he completes the required tasks before their deadlines, and the tasks, their deadlines and the amount of corresponding bonuses shall be determined by the company and the CEO. The Das Employment Agreement shall be effective for an initial term of twenty-four (24) months and shall automatically be renewed for one additional twelve (12) month period, unless either party terminates the agreement pursuant to the applicable provisions. The company may terminate the services of Mr. Das with or without “just cause,” as defined in the Das Employment Agreement. If the company terminates Mr. Das’s employment without just cause, or if Mr. Das resigns within twenty-four (24) months following a change of control (as defined in the Das Employment Agreement) and as a result of a material diminution of his position or compensation, Mr. Das will receive (1) his base salary at the then current rate and levels for one (1) month if Mr. Das has been employed by the company for at least six (6) months but not more than twelve (12) months as of the date of termination or resignation, for three (3) months if Mr. Das has been employed by the company more than twelve (12) but not more than twenty-four (24) months as of the date of termination or resignation, or for six (6) months if Mr. Das has been employed by the company for more than twenty-four (24) months as of the date of resignation or termination; (2) 50% of the value of any accrued but unpaid bonus that Mr. Das otherwise would have received; (3) the value of any accrued but unpaid vacation time; and (4) any unreimbursed business expenses and travel expenses that are reimbursable under the Das Employment Agreement. If the company terminates Mr. Das’s employment with just cause, Mr. Das will receive only the portion of his base salary and accrued but unused vacation pay that has been earned through the date of termination.

Securities Authorized for Issuance under Equity Compensation Plans

On September 1, 2011 our Board of Directors and stockholders adopted our 2011 Employee Stock Incentive Plan, which was amended and restated on May 2, 2014. The purpose of the 2011 Employee Stock Incentive Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship, and to stimulate an active interest of these persons in our development and financial success. Under the 2011 Employee Stock Incentive Plan, we are authorized to issue up to 175,633 shares of Common Stock, with yearly increases equal to 10% of the number of shares issued during the prior calendar year, including incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, stock appreciation rights, performance shares, restricted stock and long term incentive awards. On June 18, 2015 the stockholders approved an amendment to the 2011 Employee Stock Incentive Plan increasing the number of shares of common stock authorized for awards under the 2011 Employee Stock Incentive Plan by 200,000, subject to annual increases. Thus, effective as of January 1, 2017, an aggregate of 498,858 shares are authorized for grant under the 2011 Employee Stock Incentive Plan. The 2011 Employee Stock Incentive Plan is administered by our Board until authority is delegated to a committee of the Board of Directors.

The table below provides information as of January 1, 2017 regarding the 2011 Employee Stock Incentive Plan and such other compensation plans under which equity securities of the Company have been authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options(a)		Weighted-average exercise price of outstanding (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)
Equity compensation plans approved by security holders	325,192		$22.87	173,666
Equity compensation plans not approved by security holders	41,667	(1)	$40.50	0
Total	366,859		$24.87	173,666

(1)	Options granted to Nadir Ali on August 14, 2013.

Director Compensation

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Directors in the year ended December 31, 2016 expect Nadir Ali, whose aggregate compensation information has been disclosed above.

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Name	Fees Earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity Incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)		Total ($)
Leonard Oppenheim	$54,500	$16,650	$-	-	-	$-		$71,150
Thomas Steding (2)	$37,417	$7,200	$-	-	-	$50,000	(1)	$94,617
Kareem Irfan	$43,583	$7,200	$-	-	-	$-		$50,783
Tanveer Khader	$43,667	$7,100	$-	-	-	$-		$50,767
A. Salam Qureishi (3)	$-	$-	$-	-	-	$270,000	(1)	$270,000
Geoffrey Lilien (2)	$29,500	$-	$-	-	-	$-		$29,500

(1)	Compensation under a consulting agreement as fully described in Item 13.
(2)	Board of Directors term ended on November 8, 2016.
(3)	Resigned from our Board of Directors on September 30, 2016.

Directors are entitled to reimbursement of ordinary and reasonable expenses incurred in exercising their responsibilities and duties as a director. Effective July 1, 2015 the Board approved the following compensation plan for the independent directors: $30,000 per year for their services rendered on the Board, $15,000 per year for service as the audit committee chair, $10,000 per year for service as the compensation committee chair, $6,000 per year for service on the audit committee, $4,000 per year for service on the compensation committee, $2,500 per year for service on the nominating committee, a non-qualified stock option grant to purchase 1,334 shares of the Company’s common stock under the Plan, and restricted stock awards of 1,336 shares of Common Stock under the Plan, which are granted in four equal installments on a quarterly basis and are each 100% vested upon grant.  The payment of any portion of the Compensation, including the grants of any securities under the Plan shall be subject to the terms and conditions of definitive agreements to be entered into between the Company and its independent directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of May 15, 2017, regarding the beneficial ownership of our common stock by the following persons:

●	each person or entity who, to our knowledge, owns more than 5% of our common stock;

●	our Named Executive Officers;

●	each director; and

●	all of our executive officers and directors as a group.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Inpixon, 2479 E. Bayshore Road, Suite 195, Palo Alto, California 94303. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of May 15, 2017, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding the options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

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Name and Address of Beneficial Owner	Amount and nature of beneficial ownership		Percent of Class (1)
Nadir Ali	114,205	(4)	4.6%
Bret Osborn	51,914	(8)	2.1%
Leonard Oppenheim	8,839	(9)	*
Kareem Ifran	4,860	(10)	*
Tanveer Khader	149,395	(6)	6.1%
Craig Harper	14,646	(11)	*
Kevin Harris	7,049	(12)	*
Wendy Loundermon	27,198	(2)	1.1%
Soumya Das	5,605	(3)	*
All Directors and Executive Officers as a Group (9 persons)	383,691	(7)	15.0%

More than 5% Beneficial Owners

SyHoldings Corporation (5)	144,535		5.9%

*	less than 1% of the issued and outstanding shares of common stock.
(1)	Based on 2,442,747 shares outstanding on May 15, 2017.
(2)	Includes (i) 1,220 shares of common stock held of record by Ms. Loundermon, (ii) 24,215 shares of common stock issuable to Ms. Loundermon upon exercise of outstanding stock options, and (iii) warrants for 1,450 shares held directly by Ms. Loundermon.
(3)	Includes (i) 4,667 shares of common stock held of record by Mr. Das, and (ii) 938 shares of common stock issuable to Mr. Das upon exercise of outstanding stock options.
(4)	Includes (i) 38,028 shares of common stock held of record by Nadir Ali, (ii) 51,302 shares of common stock issuable to Nadir Ali upon exercise of an outstanding stock option, (iii) 3,660 shares of common stock held of record by Lubna Qureishi, Mr. Ali’s wife, (iv) 18,298 shares of common stock held of record by the Qureishi Ali Grandchildren Trust, and (v) 2,917 shares of common stock issuable to Lubna Qureishi upon exercise of an outstanding common stock purchase warrant. Mr. Ali is the joint-trustee (with his wife Lubna Qureishi) of the Qureishi Ali Grandchildren Trust and has voting and investment control over the shares held.
(5)	The power to vote and dispose of these shares is held by Mr. Tanveer Khader, 1735 Technology Drive, #430, San Jose, CA 95110.
(6)	Includes (i) 144,535 shares of common stock owned directly by SyHolding Corp., (ii) 3,673 shares of common stock held of record by Mr. Khader and (iii) 1,187 shares of common stock issuable to Tanveer Khader upon exercise of outstanding stock options. Tanveer Khader holds the power to vote and dispose of the Sy Holdings Corporation shares.
(7)	Includes (i) 107,786 shares of common stock held directly, or by spouse, (ii) 162,832 shares of common stock held of record by entities, (iii) 101,942 shares of common stock issuable upon exercise of stock options, and (iv) 4,867 shares of common stock issuable upon exercise of common stock purchase warrants.
(8)	Includes (i) 44,067 shares of common stock held of record by Mr. Osborn and (ii) 7,847 shares of common stock issuable to Bret Osborn upon exercise of outstanding stock options.
(9)	Includes (i) 7,152 shares of common stock held of record by Mr. Oppenheim, (ii) 1,187 shares of common stock issuable to Leonard Oppenheim upon exercise of outstanding stock options, and (iii) warrants for 500 shares held directly by Mr. Oppenheim.
(10)	Includes (i) 3,673 shares of common stock held of record by Mr. Irfan and (ii) 1,187 shares of common stock issuable to Kareem Irfan upon exercise of outstanding stock options.
(11)	Includes (i) 1,000 shares of common stock held of record by Mr. Harper and (ii) 13,646 shares of common stock issuable to Craig Harper upon exercise of outstanding stock options.
(12)	Includes (i) 1,667 shares of common stock held of record by Mr. Harris and (ii) 5,382 shares of common stock issuable to Kevin Harris upon exercise of outstanding stock options.

Certain Relationships, Related PARTY Transactions AND DIRECTOR INDEPENDENCE

Related Party Transactions

SEC regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee, (ii) a beneficial owner of more than 5% of our common stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control.

For the period from January 1, 2014, through the date of this prospectus, described below are certain transactions or series of transactions between us and certain related persons.

Note Payable to Related Party

The Company has borrowed funds from Sysorex Consulting, Inc., which is a stockholder of the Company and for which Abdus Salam Qureishi, the former Chairman of the Board, is the majority stockholder, pursuant to an oral agreement with no stated interest rate and which is payable upon demand. Non-interest bearing amounts due on demand from Sysorex Consulting, Inc. to Sysorex Arabia LLC were $665,554 as of December 31, 2016, December 31, 2015 and December 31, 2014. These advances were made to fund operations of Sysorex Consulting and recorded as intercompany accounts without any written agreement. The largest aggregate amount of principal outstanding during the years ended December 31, 2016, 2015 and 2014 was $665,554 with no principal or interest paid during those periods.

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Agreements with Duroob Technology, Inc.

During 2015, the Company borrowed funds for working capital from Duroob Technology, Inc., a Saudi Arabian limited liability company (“Duroob”), a related party as Duroob’s CEO owns a minority interest in Sysorex Arabia LLC, pursuant to an oral agreement with no stated interest rate and which is payable upon demand. As of December 31, 2016 and 2015, Duroob was owed $1,600 and $1,867, respectively. The largest aggregate amount of principal outstanding during the years ended December 31, 2016 and 2015 was $2,401 and $1,867, respectively, and there were no interest payments paid during such years. Sysorex Arabia LLC is 50.2% owned by the Company and 49.8% owned by Abdul Aziz Salloum (“Salloum”), its general manager. Salloum is also the CEO and principal stockholder of Duroob.

Consulting Agreement

Effective April 1, 2013, the Company entered into a Consulting Services Ordering Agreement with its then Chairman of the Board, Mr. Abdus Salam Qureishi. Under the agreement, Mr. Qureishi, as the former CEO of the Company, would consult on various operations of the Company and be compensated at an hourly rate of $375 per hour. The original term was for one year, expiring March 31, 2014, which was extended to March 31, 2016 by two amendments to the agreement. On March 25, 2016, the Company entered into an Amendment No. 3 (the “Amended Agreement”) with Mr. Qureishi, effective March 16, 2016, pursuant to which the Company agreed to pay Mr. Qureishi a fee of $20,000 per month for all consulting services performed during the term of the agreement. In addition, the Amended Agreement provided for an extension of the term for an additional nine months from March 31, 2016 to December 31, 2016. Mr. Qureishi received $270,000, $360,000 and $360,000 during 2016, 2015 and 2014, respectively.

Thomas Steding, a director, resigned from the Audit Committee of the Company’s Board effective November 1, 2015. Mr. Steding signed an agreement (the “Steding Consulting Agreement”) to provide consulting services to the Company subsequent to that date. The services required by the consulting agreement include providing guidance on general management and leadership, cultural practices and reinforcement, marketing strategy and positioning, product development best practice, weekly control practices, executive development, and similar services. The term of the agreement expired on October 31, 2016. Mr. Steding was paid $5,000 per month as compensation for his services, received an option to purchase 50,000 shares of the Company’s common stock and was reimbursed, in accordance with the Company’s travel and entertainment policy, expenses incurred by him in providing the services. The right to purchase 1/48th of the option shares will vest for each month of Mr. Steding’s continuous service to the Company, starting on the date the Board approves the option grant. Mr. Steding was not elected as a director at the Company’s 2016 Annual Meeting of Stockholders and no longer served on the Company’s Board or any committees after November 8, 2016.

Employment Agreements with Prior Officers

On March 20, 2013, upon the Company’s acquisition of Lilien, Lilien entered into a two-year employment agreement with Geoffrey Lilien, as CEO of Lilien (the “Lilien Employment Agreement”). Under the Lilien Employment Agreement, Mr. Lilien’s salary was $238,704 and he was eligible to receive compensation under a bonus plan. If the agreement is terminated by Lilien for Cause (as defined in the Lilien Employment Agreement), or if Mr. Lilien resigns without Good Reason (as defined in the Lilien Employment Agreement), Mr. Lilien shall only receive his compensation earned through the termination date. If the agreement is terminated by Mr. Lilien without Cause or if Mr. Lilien terminates his employment for Good Reason, or upon a Change in Control (as defined in the Lilien Employment Agreement), Mr. Lilien shall also be entitled to one year’s severance pay; all non-vested equity in the Company shall accelerate and vest on the date of termination and all healthcare and life insurance coverage through the end of the term shall be paid by the Company. For purposes of this agreement, Cause shall include, among other things: the gross profits for calendar years ending December 31, 2013 and 2014 attributable to Mr. Lilien are more than 25% below the Gross Profit Projections for Lilien provided by Mr. Lilien. After the expiration of the Lilien Employment Agreement and effective April 1, 2015, Mr. Lilien’s compensation arrangement includes a salary of $10,000 a month. He was eligible for commissions and bonuses during the 1st quarter of 2015 and was eligible to participate in the Company’s health insurance plan until December 31, 2015.

On April 18, 2014, upon the Company’s acquisition of AirPatrol, AirPatrol entered into an employment agreement with A. Sage Osterfeld to serve as Chief Marketing Officer of AirPatrol (the “Osterfeld Employment Agreement”). Under the Osterfeld Employment Agreement, Mr. Osterfeld’s base salary is $180,000 per year and he is eligible to receive compensation under the company’s bonus programs and participate in the Company’s equity incentive plans. Either AirPatrol or Mr. Osterfeld may terminate this agreement with 30-day prior notice. If this agreement is terminated for any reason, Mr. Osterfeld shall receive (1) any earned but unpaid base salary and annual bonus through the date of termination; (2) any unreimbursed expenses incurred through the date of termination; (3) the value of any accrued but unpaid vacation time; and (4) any other vested accrued benefits Mr. Osterfeld may be entitled to. If AirPatrol terminates this agreement without “Cause” (as defined in the Osterfeld Employment Agreement), Mr. Osterfeld terminates this agreement with Good Reason (as defined in the Osterfeld Employment Agreement), or Mr. Osterfeld’s employment is not assumed upon a Change of Control (as defined in the Osterfeld Employment Agreement), in addition to the above payments, AirPatrol shall pay Mr. Osterfeld three-month base salary less all applicable taxes on the date of such termination. Mr. Osterfeld’s annual salary was increased to $200,000 on March 1, 2015. The Osterfeld Employment Agreement was terminated as of August 31, 2016 and the Company did not make any severance payment upon the termination.

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DESCRIPTION OF SECURITIES

Authorized and Outstanding Capital Stock

We have authorized 55,000,000 shares of capital stock, par value $0.001 per share, of which 50,000,000 are shares of common stock and 5,000,000 are shares of “blank check” preferred stock. As of May 15, 2017, we had 2,442,747 shares of common stock outstanding and held by 588 stockholders of record, and no shares of preferred stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive pro rata dividends, if any, declared by our Board of Directors out of legally available funds; however, the current policy of our Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our Board of Directors and issued in the future.

Preferred Stock

Our Board of Directors are authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our Board of Directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action. We have no current plan to issue any shares of preferred stock.

Series 2 Preferred

Our Board of Directors has designated       shares of preferred stock as Series 2 Preferred. As of May       , 2017, there were no shares of Series 2 Preferred outstanding. Although there is no current intent to do so, our Board may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the common stock or the convertible preferred stock, except as prohibited by the certificate of designation of preferences, rights and limitations of Series 2 Preferred.

The following is a summary of the material terms of our Series 2 Preferred. For more information, please refer to the certificate of designation of preferences, rights and limitations of Series 2 Preferred to be filed as an exhibit to the registration statement of which this prospectus is a part.

Liquidation. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series 2 Preferred will be entitled to receive distributions out of our assets, whether capital or surplus, of an amount equal to $0.001 per share of Series 2 Preferred before any distributions shall be made on the common stock or any series of preferred stock ranked junior to the Series 2 Preferred, but after distributions shall be made on any of our existing or future indebtedness.

Dividends. Holders of the Series 2 Preferred will be entitled to receive dividends equal (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock when, as and if such dividends are paid on shares of our common stock. No other dividends will be paid on shares of Series 2 Preferred.

Conversion. Each share of Series 2 Preferred is convertible, at any time and from time to time at the option of the holder thereof, into that number of shares of common stock determined by dividing       by the conversion price of $       (subject to adjustment described below), which is       % of the last reported sale price of our common stock on The NASDAQ Capital Market on the date we entered into the underwriting agreement. This right to convert is limited by the beneficial ownership limitation described below.

Forced Conversion. Subject to certain ownership limitations as described below and certain equity conditions being met, until such time that during any 20 of 30 consecutive trading days, the volume weighted average price of our common stock exceeds 200% of the conversion price and the daily dollar trading volume during such period exceeds $200,000 per trading day, we shall have the right to force the conversion of the Series 2 Preferred into common stock.

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Beneficial Ownership Limitation. A holder shall have no right to convert any portion of Series 2 Preferred, to the extent that, after giving effect to such conversion, such holder, together with such holder's affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon such conversion (subject to the right of the holder to increase such beneficial ownership limitation upon not less than 61 days prior notice provided that such limitation can never exceed 9.99% and such 61 day period cannot be waived). Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Holders of Series 2 Preferred who are subject to such beneficial ownership limitation are and will remain responsible for ensuring their own compliance with Regulation 13D-G promulgated under the Exchange Act, consistent with their individual facts and circumstances. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Exchange Act, any person who acquires Series 2 Preferred with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock.

Conversion Price Adjustment

Subsequent Equity Sales. The Series 2 Preferred has full ratchet price based anti-dilution protection, subject to customary carve outs, in the event of a down-round financing at a price per share below the conversion price of the Series 2 Preferred. If during any 20 of 30 consecutive trading days the volume weighted average price of our common stock exceeds 200% of the then-effective conversion price of the Series 2 Preferred and the daily dollar trading volume for each trading day during such period exceeds $200,000, the anti-dilution protection in the Series 2 Preferred will expire and cease to apply.

Stock Dividends and Stock Splits. If we pay a stock dividend or otherwise make a distribution payable in shares of common stock on shares of common stock or any other common stock equivalents, subdivide or combine outstanding common stock, or reclassify common stock, the conversion price will be adjusted by multiplying the then conversion price by a fraction, the numerator of which shall be the number of shares of common stock outstanding immediately before such event, and the denominator of which shall be the number of shares outstanding immediately after such event.

Warrants

 As of May 15, 2017, we have warrants issued and outstanding for the purchase of up to 287,426 shares of our common stock, at exercise prices ranging from $4.68 to $112.50. The warrants are held by 23 security holders. Outstanding warrants to purchase our common stock are as follows:

Issuance Date	Number of Shares	Exercise Period	Exercise Price
December 21, 2012	18,113	From December 21, 2012 to December 21, 2017	$4.68
March 20, 2013	5,556	From March 20, 2013 to March 20, 2020 (except the Lock-Up Period as defined in the warrant)	$13.50
August 29, 2013	3,750	From August 29, 2013 to August 29, 2020 (except the Lock-Up Period as defined in the warrant)	$36.00
April 15, 2014	6,672	From April 15, 2015 to April 14, 2019	$112.50
November 17, 2015	3,334	From November 17, 2015 to November 17, 2018	$15.00
December 15, 2016	250,001	From June 15, 2017 to June 15, 2022	$6.75

Debenture

The following is a summary of the material terms of the Debenture. The form of Debenture is included as an exhibit to the registration statement of which this prospectus is a part.

Interest and Conversion. Interest on the Debenture accrues at a rate of 8.0% per annum and is payable quarterly on February 9, May 9, August 9 and November 9, commencing on May 9, 2017, as well as the dates on which principal payments are made, as described in the Debenture in cash, or upon notice to the holder and compliance with certain equity conditions as set forth in the Debenture in shares of the Company’s common stock. The number of shares of common stock to be paid for any interest payment equals the quotient of (x) the applicable dollar amount to be paid divided by (y) the Conversion Price (as defined below). Subject to certain limitations including the beneficial ownership limitation and the maximum issuable shares limitation equal to 19.99% of the issued and outstanding common stock of the Company (the “Maximum Share Limitation”), which may be removed upon receipt of shareholder approval, the Debenture is convertible at any time at the option of the holder at a conversion price of $22.50 per share, subject to adjustments provided in the Debenture.

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Redemption. Subject to certain equity conditions, the Company has the option to redeem the Debenture before its maturity by payment in cash of 120% or 110% (depending on the timing of the redemption) of the then outstanding principal amount plus accrued interest and other charges. The Company is required to redeem 25% of the initial principal amount plus accrued unpaid interest and other charges on November 9, 2017, February 9, 2018, May 9, 2018, and August 9, 2018 (each, a “Periodic Redemption”). In lieu of a cash Periodic Redemption payment, the Company may, upon notice to the holder and compliance with certain equity conditions, elect to pay all or part of a Periodic Redemption in shares of common stock based on a conversion price equal to the conversion price.

Default Events. Each of the following events constitutes an event of default under the Debenture: failure to make a payment obligation, failure to observe certain covenants of the Debenture or related agreements (subject to applicable cure periods), breach of a representation or warranty, bankruptcy, default under another significant contract or credit obligation, delisting of the common stock, a change in control, or failure to deliver stock certificates in a timely manner. In the event of a default, the holder shall have the right to accelerate all amounts outstanding under the Debenture and demand a mandatory default payment in an amount (the “Mandatory Default Amount”) equal to the greater of (i) the outstanding principal amount of the Debenture, plus all accrued and unpaid interest, divided by the conversion price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an event of default) or otherwise due or (B) paid in full, whichever has a lower conversion price, multiplied by the VWAP (as defined in the Debenture) on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 125% of the outstanding principal amount plus 100% of accrued and unpaid interest, and (b) all other amounts, costs, expenses and liquidated damages due in respect of the Debenture.

Security. The Debenture is secured with a subordinated lien by certain property of the Company in accordance with the terms of a Security Agreement, dated August 9, 2016 by and among the Company, each of its subsidiaries and the holder. Each of the subsidiaries also entered into a guarantee in favor of the holder, pursuant to which each subsidiary guaranteed the complete payment and performance by the Company of its obligations under the Debenture and related agreements.

Indemnification of Directors and Officers

Section 78.7502 of the Nevada Revised Statutes (“NRS”) provides, in general, that a corporation incorporated under the laws of the State of Nevada, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person (a) is not liable pursuant to Section 73.138 of the NRS, and (b) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Nevada corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person (a) is not liable pursuant to Section 73.138 of the NRS, and (b) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation.

Our Articles of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. In addition, our director and officer indemnification agreements with each of our directors and officers provide, among other things, for the indemnification to the fullest extent permitted or required by Nevada law, provided that no indemnitee will be entitled to indemnification in connection with any claim initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of the claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to maintain insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

79

Anti-Takeover Effect of Nevada Law, Certain By-Law Provisions

We may in the future become subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders of record, at least 100 of whom are residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. The Company currently has fewer than 100 stockholders of record who are residents of Nevada and does not do business in Nevada.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law any longer.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights for the control shares, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for two years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage a party interested in taking control of the Company from doing so if it cannot obtain the approval of our Board.

Blank Check Preferred Stock

The ability to authorize “blank check” preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company.

80

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to $10,000,000 of Class A Units and Class B Units. Each Class A Unit will consist of one share of our common stock and one warrant to purchase one half share of our common stock. The Class A Units will not be certificated and the shares of common stock and warrant part of such unit are immediately separable and will be issued separately in this offering.

We are also offering to those purchasers, if any, whose purchase of Class A Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing Class A Units, to purchase Class B Units. Each Class B Unit will consist of one share of Series 2 Preferred, with a stated value of $       per share and convertible into one of our common stock, at a conversion price of not less than       % of the public offering price of the Units, and one warrant to purchase one half share of our common stock. The Class B Units will not be certificated and the share of Series 2 Preferred and Warrants part of such unit are immediately separable and will be issued separately in this offering.

Common Stock

The material terms of our common stock and our other capital stock are described in the section of this prospectus entitled “Description of Securities” beginning on page 77 of this prospectus.

Series 2 Preferred

The material terms of our Series 2 Preferred and our other capital stock are described in the section of this prospectus entitled “Description of Securities - Series 2 Preferred” beginning on page 77 of this prospectus. For more information, please refer to the terms of the Series 2 Preferred set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series 2 Preferred to be filed as an exhibit to the registration statement of which this prospectus is a part.

Warrants to Purchase Common Stock

The material terms of the warrants to be issued are summarized below. For more information, please refer to the terms of the form of warrant to be filed as an exhibit to the registration statement of which this prospectus is a part.

The warrants to be issued will have an initial exercise price per share equal to $       , which is       % of the last reported sale price of our common stock on The NASDAQ Capital Market on the date we entered into the underwriting agreement. Each warrant will be exercisable for one half share of our common stock from its date of issuance and at any time up to the date that is five years after its original date of issuance. A holder shall have no right to exercise any portion of a warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock upon such exercise (subject to the right of the holder to increase such beneficial ownership limitation upon not less than 61 days prior notice provided that such limitation can never exceed 9.99% and such 61 day period cannot be waived). Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Holders of warrants who are subject to such beneficial ownership limitation are and will remain responsible for ensuring their own compliance with Regulation 13D-G promulgated under the Exchange Act, consistent with their individual facts and circumstances. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Exchange Act, any person who acquires such warrants with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock.

The warrants are exercisable for cash or, solely in the absence of an effective registration statement or prospectus, by cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares will be issued upon the exercise of a warrant. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

The exercise price of the warrants is subject to adjustment (but not below the par value of our common stock) in the case of stock dividends or other distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also, subject to limitations, upon any distribution of assets, including cash, stock or other property to our stockholders.

81

In addition, if we effect a fundamental transaction, then upon any subsequent exercise of the warrants, the holder thereof shall have the right to receive, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor's or acquiring corporation's common stock or of our common stock, if we are the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock into which the warrants are exercisable immediately prior to such fundamental transaction. A fundamental transaction means: (i) our merger or consolidation with or into another entity, (ii) any sale or other disposition of all or substantially all of our assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer allowing holders of our common stock to tender or exchange their shares for cash, property or securities, and has been accepted by the holders of 50% or more of the outstanding common stock (iv) any reclassification of our common stock or any compulsory share exchange by which common stock is effectively converted into or exchanged for other securities, cash or property, or (v) consummation of a stock or share purchase agreement or other business combination with another person whereby such other person acquires more than 50% of the outstanding shares of common stock. Any successor to us or surviving entity shall assume the obligations under the warrants and shall, at the option of the holder, deliver to the holder in exchange for the warrant a security of the successor entity which is exercisable for a corresponding number of shares of capital stock of such successor entity equivalent to the shares of common stock acquirable and receivable upon exercise of the warrant prior to such fundamental transaction, and with an exercise price which applies the exercise price under the warrant to such shares of capital stock (but taking into account the relative value of the shares of common stock pursuant to such fundamental transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of the warrant immediately prior to the consummation of such fundamental transaction). In addition, as further described in the warrant, in the event of any fundamental transaction completed for cash, as a transaction under Rule 13e-3 of the Exchange Act, or involving a person not trading on a national securities exchange, the holders of the warrants will have the right to require us to purchase the warrants for an amount in cash that is determined in accordance with a formula set forth in the warrant.

Prior to the exercise of any warrants to purchase common stock, holders of the warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including voting rights, however, the holders of the warrants will have certain rights to participate in distributions or dividends paid on our common stock to the extent set forth in the warrants.

The provisions of the warrants may be amended as a single class if we have obtained the written consent of holders representing not less than two-thirds of the shares of our common stock then exercisable under the warrants collectively (in which case such amendments shall be binding on all holders of warrants). However, the number of shares of our common stock exercisable, the exercise price or the exercise period may not be amended without the written consent of the holder of each such warrant. The warrants are governed by New York law and if either party commences an action, suit or proceeding to enforce any provisions of the warrants, other than pursuant to federal securities laws, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

The warrants will be issued in book-entry form under a warrant agent agreement between Corporate Stock Transfer Inc. as warrant agent, and us, and shall initially be represented by one or more book-entry certificates deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. We do not intend to apply for listing of the warrants on The NASDAQ Capital Market. No assurance can be given that a market for the warrants will develop.

82

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Mitchell Silberberg & Knupp LLP, New York, New York. Certain legal matters in connection with this offering have been passed upon for the underwriter by Pryor Cashman LLP, New York, New York.

EXPERTS

The consolidated financial statements of Inpixon as of December 31, 2016 and 2015 and for each of the two years in the period ended December 31, 2016 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of Marcum LLP, an independent registered public accounting firm, given the authority of such firm as experts in auditing and accounting.

83

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

You may read and copy all or any portion of the registration statement without charge at the public reference room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of the registration statement may be obtained from the Securities and Exchange Commission at prescribed rates from the public reference room of the Securities and Exchange Commission at such address. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. In addition, registration statements and certain other filings made with the Securities and Exchange Commission electronically are publicly available through the Securities and Exchange Commission’s website at http://www.sec.gov . The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the Securities and Exchange Commission. You may also read all or any portion of the registration statement on our website at www.inpixon.com.

We are subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, are required to file annual reports containing financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the Securities and Exchange Commission. You will be able to inspect and copy such periodic reports, proxy statements and other information at the Securities and Exchange Commission’s public reference room, the website of the Securities and Exchange Commission referred to above, and our website referred to above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such documents. These documents include periodic reports, such as proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than the portions of those documents not deemed to be filed, which is deemed not to be incorporated by reference in this prospectus). Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

These reports and documents can be accessed free of charge on our website at www.inpixon.com. We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, upon written and oral request, other than exhibits to such unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Please send written requests to:

Inpixon

Attn: Chief Financial Officer

2479 E. Bayshore Road, Suite 195

Palo Alto, CA 94303

(408) 702-2167

84

INPIXON

F-1

INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value data)

	March 31,	December 31,
	2017	2016
	(Unaudited)	(Audited)
Assets
Current Assets
Cash and cash equivalents	$738	$1,821
Accounts receivable, net	6,418	11,788
Notes and other receivables	341	362
Inventory	782	1,061
Prepaid licenses and maintenance contracts	10,907	13,321
Assets held for sale	23	23
Prepaid assets and other current assets	1,347	1,768

Total Current Assets	20,556	30,144

Prepaid licenses and maintenance contracts, non-current	4,282	5,169
Property and equipment, net	1,278	1,385
Software development costs, net	2,183	2,058
Intangible assets, net	16,308	17,691
Goodwill	9,028	9,028
Other assets	942	998

Total Assets	$54,577	$66,473

The accompanying notes are an integral part of these financial statements.

F-2

INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)

(In thousands, except number of shares and par value data)

	March 31,	December 31,
	2017	2016
	(Unaudited)	(Audited)
Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$22,528	$23,027
Accrued liabilities	4,280	4,169
Deferred revenue	12,382	15,043
Short-term debt	4,618	6,887
Liabilities held for sale	2,046	2,041

Total Current Liabilities	45,854	51,167

Long Term Liabilities
Deferred revenue, non-current	4,932	5,960
Long-term debt	4,342	4,047
Other liabilities	374	371
Acquisition liability - Integrio	1,558	1,648
Acquisition liability - LightMiner	--	567
Total Liabilities	57,060	63,760

Commitments and Contingencies

Stockholders' (Deficit) Equity

Preferred stock - $0.001 par value; 5,000,000 shares authorized; 2,250 issued and outstanding which are designated as Convertible Series 1 Preferred Stock	--	--
Convertible Series 1 Preferred Stock - $1,000,00 stated value; 2,250 issued and outstanding at March 31, 2017 and December 31, 2016. Liquidation preference of $2,250,000 at March 31, 2017 and December 31, 2016	1,340	1,340
Common stock - $0.001 par value; 50,000,000 shares authorized; 2,197,667 and 2,171,886 issued and 2,181,745 and 2,155,964 outstanding at March 31, 2017 and December 31, 2016, respectively	2	2
Additional paid-in capital	64,997	64,148
Treasury stock, at cost, 15,922 shares	(695)	(695)
Due from Sysorex Consulting Inc.	(666)	(666)
Accumulated other comprehensive income	63	52
Accumulated deficit (excluding $2,442 reclassified to additional paid in capital in quasi-reorganization)	(65,525)	(59,473)

Stockholders' (Deficit) Equity Attributable to Inpixon	(484)	4,708

Non-controlling Interest	(1,999)	(1,995)

Total Stockholders' (Deficit) Equity	(2,483)	2,713

Total Liabilities and Stockholders' (Deficit) Equity	$54,577	$66,473

The accompanying notes are an integral part of these financial statements.

F-3

INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	For the Three Months Ended
	March 31,
	2017	2016
	(Unaudited)
Revenues
Products	$9,448	$10,348
Services	4,033	3,739
Total Revenues	13,481	14,087

Cost of Revenues
Products	8,054	8,042
Services	2,139	2,098
Total Cost of Revenues	10,193	10,140

Gross Profit	3,288	3,947

Operating Expenses
Research and development	558	587
Sales and marketing	2,040	2,501
General and administrative	4,658	3,965
Acquisition related costs	3	20
Amortization of intangibles	1,383	1,056

Total Operating Expenses	8,642	8,129

Loss from Operations	(5,354)	(4,182)

Other Income (Expense)
Interest expense	(684)	(143)
Change in fair value of shares to be issued	--	(1)
Change in fair value of derivative liability	56	--
Other (expense) income	(65)	20
Total Other Income (Expense)	(693)	(124)

Net Loss from Continuing Operations	(6,047)	(4,306)

Loss from Discontinued Operations, Net of Tax	(9)	--

Net Loss	(6,056)	(4,306)

Net Loss Attributable to Non-controlling Interest	(4)	(4)

Net Loss Attributable to Stockholders of Inpixon	$(6,052)	$(4,302)

Net Loss Per Share - Basic and Diluted	$(2.79)	$(2.57)

Weighted Average Shares Outstanding
Basic and Diluted	2,170,909	1,673,714

The accompanying notes are an integral part of these financial statements.

F-4

INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

	For the Three Months Ended
	March 31,
	2017	2016
	(Unaudited)

Net Loss	$(6,056)	$(4,306)

Unrealized foreign exchange gain/(loss) from cumulative translation adjustments	11	17

Comprehensive Loss	$(6,045)	$(4,289)

The accompanying notes are an integral part of these financial statements.

F-5

INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIT) EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(Unaudited)

(In thousands, except per share data)

	Series 1 Convertible				Additional			Due from Sysorex	Accumulated Other		Non-	Total Stockholders'
	Preferred Stock		Common Stock		Paid-In	Treasury Stock		Consulting,	Comprehensive	Accumulated	Controlling	(Deficit)
	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Inc.	Income (Loss)	Deficit	Interest	Equity

Balance - January 1, 2017	2,250	$1,340	2,171,886	$2	$64,148	(15,922)	$(695)	$(666)	$52	$(59,473)	$(1,995)	$2,713

Common shares issued for services	--	--	5,380	--	21	--	--	--	--	--	--	21
Stock options granted to employees for services	--	--	--	--	262	--	--	--	--	--	--	262
Common shares issued for LightMiner Acquisition	--	--	18,905	--	566	--	--	--	--	--	--	566
Fractional shares issued for stock split	--	--	1,496	--	--	--	--	--	--	--	--	--
Cumulative Translation Adjustment	--	--	--	--	--	--	--	--	11	--	--	11
Net loss	--	--	--	--	--	--	--	--	--	(6,052)	(4)	(6,056)

Balance - March 31, 2017	2,250	$1,340	2,197,667	$2	$64,997	(15,922)	$(695)	$(666)	$63	$(65,525)	$(1,999)	(2,483)

The accompanying notes are an integral part of these financial statements.

F-6

INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended
	March 31,
	2017	2016
	(Unaudited)
Cash Flows from Operating Activities
Net loss	$(6,056)	$(4,306)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	401	263
Amortization of intangible assets	1,383	1,056
Stock based compensation	283	364
Change in fair value of shares to be issued	--	1
Change in fair value of derivative liability	(56)	--
Amortization of technology	17	--
Amortization of deferred financing costs	43	--
Amortization of debt discount	294	--
Provision for doubtful accounts	--	212
Other	13	2

Changes in operating assets and liabilities:
Accounts receivable and other receivables	5,392	787
Inventory	278	(67)
Other current assets	420	140
Prepaid licenses and maintenance contracts	3,301	446
Other assets	(3)	1
Accounts payable	(499)	(848)
Accrued liabilities	168	(1,323)
Deferred revenue	(3,689)	3,371
Other liabilities	(82)	(103)
Total Adjustments	7,664	4,302

Net Cash Provided by (Used in) Operating Activities	1,608	(4)

Cash Flows Used in Investing Activities
Purchase of property and equipment	(82)	(48)
Investment in capitalized software	(351)	(414)

Net Cash Flows Used in Investing Activities	(433)	(462)

Cash Flows provided by Financing Activities
Advances (repayment) of line of credit	(2,269)	(588)
Repayment of term loan	--	(167)
Repayments to related party	--	(3)

Net Cash Used In Financing Activities	(2,269)	(758)

Effect of Foreign Exchange Rate on Changes on Cash	11	17

Net Decrease in Cash and Cash Equivalents	(1,083)	(1,207)

Cash and Cash Equivalents - Beginning of period	1,821	4,060

Cash and Cash Equivalents - End of period	$738	$2,853

Supplemental Disclosure of cash flow information:
Cash paid for:
Interest	$237	$142
Income Taxes	--	--

The accompanying notes are an integral part of these financial statements.

F-7

INPIXON AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

Note 1 - Organization and Nature of Business and Going Concern

Inpixon, through its wholly-owned subsidiaries, Inpixon USA, Inpixon Federal, Inc. (“Inpixon Federal”), Inpixon Canada, Inc. (“Inpixon Canada”) and the majority-owned subsidiary, Sysorex Arabia LLC (“Sysorex Arabia”) (unless otherwise stated or the context otherwise requires, the terms “Inpixon” “we,” “us,” “our” and the “Company” refer collectively to Inpixon and the above subsidiaries), provides Big Data analytics and location based products and related services for the cyber-security and Internet of Things markets. The Company is headquartered in California, and has sales and subsidiary offices in Virginia, Hawaii, State of Washington, California, Vancouver, Canada and Riyadh, Saudi Arabia.

On November 21, 2016, and as more fully described in Note 4, the Company completed the acquisition of substantially all of the assets and certain liabilities of Integrio Technologies, LLC, which is in the U.S. Federal Government IT contracts business.

As of March 31, 2017, the Company has a working capital deficiency of approximately $25.3 million. For the three months ended March 31, 2017, the Company incurred a net loss of approximately $6.1 million. The aforementioned factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern within one year after the date the financial statements are issued.

On August 9, 2016, the Company entered into a Securities Purchase Agreement with Hillair Capital Investments L.P. pursuant to which it issued and sold (i) an 8% Original Issue Discount Senior Convertible Debenture in an aggregate principal amount of $5,700,000 due on August 9, 2018 and (ii) 2,250 shares of newly created Series 1 Convertible Preferred Stock, par value $0.001 per share, for an aggregate purchase price of $5,000,000. The Company also has a credit facility with GemCap Lending I for up to $10 million (the “Credit Facility”) which we borrow against based on eligible assets of which approximately $4.4 million is utilized. The Credit Facility has a maturity date of November 14, 2018. During the third quarter of 2016, the Company implemented a cost cutting program that would reduce operating expenses by approximately $1.8 million on an annual basis.

The Company’s capital resources as of March 31, 2017, availability on the $10.0 million Credit Facility (of which $4.4 million is utilized as of March 31, 2017), higher margin business line expansion and credit limitation improvements, may not be sufficient to fund planned operations during 2017. The Company will need to raise outside capital under structures availability to it including debt and/or equity offerings. The Company also has an effective registration statement on Form S-3 which will may allow it to raise additional capital from the sale of its securities, subject to certain limitations for registrants with a market capitalization of less than $75 million. The information in this Form 10-Q concerning the Company’s Form S-3 registration statement does not constitute an offer of any securities for sale. If these sources do not provide the capital necessary to fund the Company’s operations during the next twelve months, the Company may need to curtail certain aspects of its expansion activities or consider other means of obtaining additional financing, such as through the sale of assets or of a business segment, although there is no guarantee that the Company could obtain the financing necessary to continue its operations.

F-8

INPIXON AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

Note 2 - Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles (“GAAP”) for interim financial information, which are the accounting principles that are generally accepted in the United States of America. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of the Company’s operations for the three month period ended March 31, 2017 is not necessarily indicative of the results to be expected for the year ending December 31, 2017.  These interim condensed consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements and notes for the years ended December 31, 2016 and 2015 included in the annual report Form 10-K filed with the U.S. Securities and Exchange Commission on April 17, 2017.

Note 3 - Summary of Significant Accounting Policies

The Company’s complete accounting policies are described in Note 2 to the Company’s audited consolidated financial statements and notes for the years ended December 31, 2016 and 2015.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during each of the reporting periods. Actual results could differ from those estimates. The Company’s significant estimates consist of:

●	the valuation of stock-based compensation;

●	the allowance for doubtful accounts;

●	the valuation allowance for the deferred tax asset; and

●	impairment of long-lived assets and goodwill.

Revenue Recognition

The Company provides Information Technology solutions and services to customers and derives revenues primarily from the sale of third-party hardware and software products, software, assurance, licenses and other consulting services, including maintenance services and recognizes revenue once the following four criteria are met: (1) persuasive evidence of an arrangement exists; (2) the price is fixed and determinable, (3) shipment (software and hardware) or fulfillment (maintenance) has occurred,; and (4) there is reasonable assurance of collection of the sales proceeds (the “Revenue Recognition Criteria”). In addition, the Company also records revenues in accordance with Accounting Standards Codification (“ASC”) Topic 605-45 “Principal Agent Consideration” (“ASC 605-45”). The Company evaluates the sales of products and services on a case by case basis to determine whether the transaction should be recorded gross or net, including, but not limited to, assessing whether or not the Company: (1) is the primary obligor in the transaction; (2) has inventory risk with respect to the products and/or services sold; (3) has latitude in pricing; and (4) changes the product or performs part of the services sold. The Company evaluates whether revenues received from the sale of hardware and software products, licenses, and services, including maintenance and professional consulting services, should be recognized on a gross or net basis on a transaction by transaction basis. As of March 31, 2017, the Company has determined that all revenues received should be recognized on a gross basis in accordance with applicable standards.

F-9

INPIXON AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

Note 3 - Summary of Significant Accounting Policies (continued)

Cooperative reimbursements from vendors, which are earned and available, are recorded during the period the related transaction has occurred. Cooperative reimbursements are recorded as a reduction of cost of sales in accordance with ASC Topic 605-50 “Accounting by a Customer (including reseller) for Certain Consideration Received from a Vendor.” Provisions for returns are estimated based on historical collections and credit memo analysis for the period. The Company receives Marketing Development Funds from vendors based on quarterly or annual sales performance to promote the marketing of vendor products and services. The Company must file claims with vendors for these cooperative reimbursements by providing invoices and receipts for marketing expenses. Reimbursements are recorded as a reduction of marketing expenses and other applicable selling, general and administrative expenses ratably over the period in which the expenses are expected to occur. The Company receives vendor rebates which are recorded to cost of sales.

The Company also enters into sales transactions whereby customer orders contain multiple deliverables, and reports its multiple deliverable arrangements under ASC 605-25 “Revenue Arrangements with Multiple Deliverables” (“ASC-605-25”). These multiple deliverable arrangements primarily consist of the following deliverables: the Company’s design, configuration, installation, integration, warranty/maintenance and consulting services; and third-party computer hardware, software and warranty maintenance services. In situations where the Company bundles all or a portion of the separate elements, Vendor Specific Objective Evidence (“VSOE”) is determined based on prices when sold separately. For the three months ended March 31, 2017 and 2016 revenues recognized as a result of customer contracts requiring the delivery of multiple elements were $3.1 million and $5.3 million, respectively.

Hardware, Software and Licensing Revenue Recognition

Generally, the Revenue Recognition Criteria are met with respect to the sales of hardware and software products when they are shipped to the customer. The delivery of products to our customers occurs in a variety of ways, including (i) as a physical product shipped from the Company’s warehouse, (ii) via drop-shipment by a third-party vendor, or (iii) via electronic delivery with respect to software licenses. The Company leverages drop-ship arrangements with many of its vendors and suppliers to deliver products to customers without having to physically hold the inventory at its warehouse. In such arrangements, the Company negotiates the sale price with the customer, pays the supplier directly for the product shipped, bears credit risk of collecting payment from its customers and is ultimately responsible for the acceptability of the product and ensuring that such product meets the standards and requirements of the customer. As a result, the Company recognizes the sale of the product and the cost of such upon receiving notification from the supplier that the product has shipped. Vendor rebates and price protection are recorded when earned as a reduction to cost of sales or merchandise inventory, as applicable. Vendor product price discounts are recorded when earned as a reduction to cost of sales.

Maintenance and Professional Services Revenue Recognition

With respect to sales of our maintenance, consulting and other service agreements including our digital advertising and electronic services, the Revenue Recognition Criteria is met once the service has been provided. Revenue on time and material contracts is recognized based on a fixed hourly rate as direct labor hours are expended. The fixed rate includes direct labor, indirect expenses, and profits. Materials, or other specified direct costs, are reimbursed as actual costs and may include markup. Anticipated losses are recognized as soon as they become known. For the three months ended March 31, 2017 and 2016, the Company did not incur any such losses. These amounts are based on known and estimated factors. Revenues from time and material or firm fixed price long-term and short-term contracts are derived principally with various United States government agencies and commercial customers.

F-10

INPIXON AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

Note 3 - Summary of Significant Accounting Policies (continued)

The Company recognizes revenue for sales of all services billed as a fixed fee ratably over the term of the arrangement as such services are provided. Billings for such services that are made in advance of the related revenue recognized are recorded as deferred revenue and recognized as revenue ratably over the billing coverage period. Amounts received as prepayments for services to be rendered are recognized as deferred revenue. Revenue from such prepayments is recognized when the services are provided.

The Company’s storage and computing maintenance services agreements permit customers to obtain technical support from the Company and/or the manufacturer and to update, at no additional cost, to the latest technology when new software updates are introduced when and if available during the period that the maintenance agreement is in effect. Since the Company assumes certain responsibility for product staging, configuration, installation, modification, and integration with other client systems, or retains general inventory risk upon customer return or rejection and is most familiar with the customer and its required specifications, it generally serves as the initial contact with the customer with respect to any storage and computing maintenance services required and therefore will perform all or part of the required service.

Typically, the Company sells maintenance contracts for a separate fee with initial contractual periods ranging from one to three years with renewal for additional periods thereafter. The Company generally bills maintenance fees in advance and records the amounts received as deferred revenue with respect to any portion of the fee for which services have not yet been provided. The Company recognizes the related revenue ratably over the term of the maintenance agreement as services are provided. In situations where the Company bundles all or a portion of the maintenance fee with products, VSOE for maintenance is determined based on prices when sold separately.

Customers that have purchased maintenance/warranty services have a right to cancel and receive a refund of the amounts paid for unused services at any time during the service period upon advance written notice to the Company. Cancellation and refund privileges with respect to maintenance/warranty services lapse as to any period during the term of the agreement for which such services have already been provided. Customers do not have the right to a refund of paid fees for maintenance/warranty services that the Company has earned and recognized as revenue. Invoices issued for maintenance/warranty services not yet rendered are recorded as deferred revenue and then recognized as revenue ratably over the service period. As a result, (1) the warranty and maintenance service fees payable by each customer are separately accounted for in each customer purchase order as a separate line item, and (2) upon the Company’s receipt and acceptance of a request for refund of maintenance/warranty services not yet provided, the Company’s obligation to perform any additional maintenance/warranty services will end. Sales are recorded net of discounts and returns.

F-11

INPIXON AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

Note 3 - Summary of Significant Accounting Policies (continued)

Stock-Based Compensation

The Company accounts for options granted to employees by measuring the cost of services received in exchange for the award of equity instruments based upon the fair value of the award on the date of grant. The fair value of that award is then ratably recognized as expense over the period during which the recipient is required to provide services in exchange for that award.

Options and warrants granted to consultants and other non-employees are recorded at fair value as of the grant date and subsequently adjusted to fair value at the end of each reporting period until such options and warrants vest, and the fair value of such instruments, as adjusted, is expensed over the related vesting period.

The Company incurred stock-based compensation charges, net of estimated forfeitures of $283,000 and $364,000 for the three months ended March 31, 2017 and 2016, respectively, which is included in general and administrative expenses. The following table summarizes the nature of such charges for the periods then ended (in thousands):

	For the Three Months Ended March 31,
	2017	2016
Compensation and related benefits	$262	$338
Professional and legal fees	14	26
Acquisition transaction costs	7	--
Totals	$283	$364

Net Loss Per Share

The Company computes basic and diluted earnings per share by dividing net loss by the weighted average number of common shares outstanding during the period. Basic and diluted net loss per common share were the same since the inclusion of common shares issuable pursuant to the exercise of options and warrants in the calculation of diluted net loss per common shares would have been anti-dilutive.

The following table summarizes the number of common shares and common share equivalents excluded from the calculation of diluted net loss per common share for the three months ended March 31, 2017 and 2016:

	For the Three Months Ended March 31,
	2017	2016
Options	381,330	321,141
Warrants	287,417	37,417
Shares accrued but not issued	1,000	122,800
Convertible preferred stock	100,000	--
Convertible debenture	253,333	--
Totals	1,023,080	481,358

F-12

INPIXON AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

Note 3 - Summary of Significant Accounting Policies (continued)

Preferred Stock

The Company applies the accounting standards for distinguishing liabilities from equity under GAAP when determining the classification and measurement of its convertible preferred stock. Preferred shares subject to mandatory redemption are classified as liability instruments and are measured at fair value. Conditionally redeemable preferred shares (including preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, preferred shares are classified as permanent equity.

Reclassification

Certain accounts in the prior year’s financial statements have been reclassified for comparative purposes to conform to the presentation in the current year’s financial statements. These reclassifications have no effect on previously reported earnings.

Derivative Liabilities

During the year ended December 31, 2016, the Company issued a convertible debenture that included reset provisions considered to be down-round protection. In addition, the Company issued warrants that include a fundamental transaction clause which provide for the warrant holders to be paid in cash the fair value of the warrants as computed under a black scholes valuation model. The Company determined that the conversion feature and warrants are derivative instruments pursuant to ASC 815 “Derivatives and Hedging” issued by the Financial Accounting Standards Board (“FASB”). The accounting treatment of derivative financial instruments requires that the Company bifurcate the conversion feature and record it as a liability at fair value and the fair value of the warrants were computed as defined in the agreement. The instruments are marked-to-market at fair value as of each balance sheet date. Any change in fair value is recorded as a change in the fair value of derivative liabilities for each reporting period. The fair value of the conversion feature was determined using the Binomial Lattice model. The Company reassesses the classification at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. As of March 31, 2017, the fair value of the derivative liability was $154,000 and was included in accrued liabilities.

Recent Accounting Standards

In January 2017, the FASB issued ASU 2017-04: “Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”), which removes Step 2 from the goodwill impairment test. It is effective for annual and interim periods beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment test performed with a measurement date after January 1, 2017. The Company is currently evaluating the standard to determine the impact of its adoption on the consolidated financial statements.

Reverse Stock Split

The board of directors was authorized by the Company’s stockholders to effect a 1 for 15 reverse stock split of its issued and outstanding shares of common stock which was effective March 1, 2017. The financial statements and accompanying notes give effect to the 1 for 15 reverse stock split as if it occurred at the beginning of the first period presented.

F-13

INPIXON AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

Note 3 - Summary of Significant Accounting Policies (continued)

Subsequent Events

The Company evaluates events and/or transactions occurring after the balance sheet date and before the issue date of the condensed consolidated financial statements to determine if any of those events and/or transactions requires adjustment to or disclosure in the consolidated financial statements.

Note 4 - Integrio Technologies, LLC Asset Acquisition

On November 14, 2016, the Company and its wholly-owned subsidiary, Sysorex Government Services, Inc. (collectively, the “Buyer”), entered into an Asset Purchase Agreement, as amended by the Amendment No. 1 to Asset Purchase Agreement (as so amended, the “Purchase Agreement”) with Integrio Technologies, LLC (“Integrio”) and Emtec Federal, LLC, a wholly-owned subsidiary of Integrio, (collectively, the “Seller”) which are in the business of providing IT integration and engineering services to customers, primarily government agencies. The transaction closed on November 21, 2016. The consideration paid for the assets included an aggregate of (A) $1,800,000 in cash, of which $1,400,000 minus certain amounts payable to creditors of the Seller were paid upon the closing of the acquisition and $400,000 will be paid in two annual installments of $200,000 each on the respective anniversary dates of the closing, subject to certain set offs and recoupment by Buyer; (B) 35,333 unregistered restricted shares of the Company’s voting common stock valued at $22.50 per share; (C) certain specified assumed liabilities as detailed in the purchase price table below; and (D) up to an aggregate of $1,200,000 in earnout payments, of which up to $400,000 shall be payable to the Seller per year for the three years following the closing. Inpixon acquired these assets to pursue its previously stated strategy to expand its business into the federal government sector because of the large long-term contracts that the government sector offers. Inpixon started with bidding on government contracts directly and this acquisition provided an opportunity to accelerate this expansion. In addition, the acquisition allows Inpixon to offset the revenue softening in the commercial vertical for this business segment that it experienced in 2016.

The total recorded purchase price for the transaction was $2,332,000 at closing on November 21, 2016 (“Closing”) which consisted of the cash paid at Closing of $753,000, $400,000 cash that will be paid in two annual installments of $200,000 each on the respective anniversary dates of the Closing, $1,078,000 in contingent earnout payments and $101,000 representing the fair value of the stock issued at Closing.

The purchase price is allocated as follows (in thousands):

Assets Acquired:
Cash	$189
Accounts receivable	2,365
Other receivables	377
Prepaid assets	4,164
Fixed assets	64
Other assets	34
Customer relationships	1,873
Supplier relationships	2,985
Goodwill (A)	3,261
15,312
Liabilities Assumed:
Accounts payable	$8,341
Accrued liabilities	344
Deferred revenue	4,252
Other long term liabilities	43
12,980
Total Purchase Price	$2,332

(A)	The goodwill will be deductible for tax purposes once the contingent and assumed liabilities are settled.

F-14

INPIXON AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

Note 5 – Proforma Financial Information

The following unaudited proforma financial information presents the consolidated results of operations of the Company and Integrio for the three months ended March 31, 2016, as if the acquisition of Integrio had occurred on January 1, 2016 instead of November 21, 2016. The proforma information does not necessarily reflect the results of operations that would have occurred had the entities been a single company during those periods. The financial information for LightMiner was deminimis.

(in thousands, except share amounts )	For the Three Months Ended March 31, 2016
Revenues	$25,756
Net Loss Attributable to Common Shareholder	$(4,946)
Weighted Average Number of Common Shares Outstanding, Basic and Diluted	1,708,659
Loss Per Common Share - Basic and Diluted	$(2.89)

Note 6 – Related Party

Due from Related Parties

Non-interest bearing amounts due on demand from a related party were $666,000 as of March 31, 2017 and December 31, 2016, and consist primarily of amounts due from Sysorex Consulting, Inc. (“SCI”). Subsequent to December 31, 2014, SCI is no longer a direct shareholder or investor in the Company. The amounts due from SCI as of March 31, 2017 and December 31, 2016 have been classified in and as a reduction of stockholders’ equity. Subsequent to March 31, 2017, the Company is in negotiations with SCI for the repayment and settlement of this receivable through the purchase of Sysorex India, a wholly owned subsidiary of SCI. The Company cannot provide assurance it will be successful in the consummation of the arrangement.

F-15

INPIXON AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

Note 7 - Inventory

Inventory at March 31, 2017 and December 31, 2016 consisted of the following (in thousands):

	March 31, 2017	December 31, 2016
Raw materials	$220	$326
Work in process	7	238
Finished goods	555	497
Total Inventory	$782	$1,061

Note 8 - Discontinued Operations

As of December 31, 2015, the Company’s management decided to close its Saudi Arabia legal entity as business activities and operations have been strategically shifted according to the business plan of the Company.

In accordance with ASC topic 360 “Property, Plant and Equipment”, the Company has classified the assets and liabilities as discontinued assets and liabilities in the accompanying consolidated financial statements.

The major categories of assets and liabilities held for sale in the condensed consolidated balance sheets at March 31, 2017 and December 31, 2016 (in thousands):

	March 31, 2017	December 31, 2016
Assets
Accounts receivable, net	1	1
Notes and other receivables	8	8
Other assets	14	14
Total Current Assets	23	23

Other assets	--	--
Total Assets	$23	$23

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$178	$178
Accrued liabilities	908	904
Deferred revenue	236	236
Due to related party	2	1
Short-term debt	722	722
Total Current Liabilities	2,046	2,041

Long Term Liabilities	--	--

Total Liabilities	$2,046	$2,041

The Company has entered into surety bonds with a financial institution in Saudi Arabia which guaranteed performance on certain contracts. Deposits for surety bonds amounted to $0 as of March 31, 2017 and December 31, 2016, as a reserve was placed against the deposit balance during the year ended December 31, 2016 due to the uncertainty of when the bond will be released.

F-16

INPIXON AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

Note 8 - Discontinued Operations (continued)

The Company did not recognize any depreciation or amortization expense related to discontinued operations during the three months ended March 31, 2017 and 2016. There were no significant capital expenditures or non-cash operating or investing activities of discontinued operations during the periods presented. The operations of Sysorex Arabia were insignificant for the three months ended March 31, 2017 and 2016.

End of Service Indemnity Provision

In accordance with local labor laws, Sysorex Arabia is required to accrue benefits payable to its employees at the end of their services with Sysorex Arabia. For the three months ended March 31, 2017 and 2016, no amounts were required to be accrued under this provision.

Note 9 – Debt

Debt as of March 31, 2017 and December 31, 2016 consisted of the following (in thousands):

	March 31, 2017	December 31, 2016
Short-Term Debt
Notes payable	$170	$170
Revolving line of credit (A)	4,448	6,717
Total Short-Term Debt	$4,618	$6,887

Long-Term Debt
Notes payable	$212	$212
Senior secured convertible debenture, less debt discount of $1,570 and $1,865	4,130	3,835
Total Long-Term Debt	$4,342	$4,047

(A)  Revolving Lines of Credit

GemCap Loan and Security Agreement Amendment 2

On January 24, 2017, the Company, and its U.S. wholly-owned subsidiaries, Inpixon USA and Inpixon Federal, entered into Amendment Number 2 to the Loan and Security Agreement to amend that certain Loan and Security Agreement and Loan Agreement Schedule, both dated as of November 14, 2016, with GemCap Lending I, LLC whereby Section (21) of the definition of “Eligible Accounts” in Section 1.29 of the Loan Agreement was deleted and restated in its entirety as follows: Accounts that satisfy the criteria set forth in the foregoing items (1) – (20), which are owed by any other single Account Debtor or its Affiliates so long as such Accounts, in the aggregate, constitute no more than twenty percent (20%) of all Eligible Accounts, provided, that only for the period commencing on January 24, 2017 through and including April 24, 2017, Accounts in the aggregate only from and owed by Centene Corporation or its Affiliates may exceed twenty percent (20%) of all Eligible Accounts by an amount not to exceed $500,000, provided, further, that, from and after April 25, 2017, Accounts in the aggregate that are owed by Centene Corporation or its Affiliates that satisfy the criteria set forth in the foregoing items (1) – (20) shall not exceed twenty percent (20%) of all Eligible Accounts; and Borrower shall have paid to Lender an accommodation fee in the amount of $5,000 on February 2, 2017.

F-17

INPIXON AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

Note 10 - Common Stock

During the three months ended March 31, 2017, the Company issued 1,767 shares of common stock related to the acquisition of Integrio Technologies, LLC which were fully vested upon the date of grant. The Company recorded an expense of $7,050 for the fair value of those shares.

During the three months ended March 31, 2017, the Company issued 3,613 shares of common stock for services which were fully vested upon the date of grant. The Company recorded an expense of $14,092 for the fair value of those shares.

During the three months ended March 31, 2017, the Company issued 18,905 of common stock for the settlement of $567,000 of shares held in escrow related to the LightMiner asset acquisition.

Note 11 - Stock Options

In September 2011, the Company adopted the 2011 Employee Stock Incentive Plan which provides for the granting of incentive and non-statutory common stock options and stock based incentive awards to employees, non-employee directors, consultants and independent contractors. The plan was amended and restated in May 2014. Incentive stock options are granted at exercise prices not less than 100% of the estimated fair market value of the underlying common stock at date of grant. The exercise price per share for incentive stock options may not be less than 110% of the estimated fair value of the underlying common stock on the grant date for any individual possessing more that 10% of the total outstanding common stock of the Company. Unless terminated sooner by the Board of Directors, this plan will terminate on August 31, 2021.

Options granted under the Company’s plan vest over periods ranging from immediately to four years and are exercisable over periods not exceeding ten years. The aggregate number of shares that may be awarded under the Company’s plan as of December 31, 2016 is 450,402. As of March 31, 2017, 381,330 of options were granted to employees and consultants of the Company (including 41,667 shares outside of our plan) and 110,739 options were available for future grant under our plan.

During the three months ended March 31, 2017, the Company granted options for the purchase of 25,627 shares of common stock to employees and directors of the Company. These options vest pro-rata over 48 months and have a life of ten years and an exercise price of $3.90 per share. The Company valued the stock options using the Black-Scholes option valuation model and the fair value of the awards was determined to be $51,000. The fair value of the common stock as of the grant date was determined to be $3.90 per share.

During the three months ended March 31, 2017 and 2016, the Company recorded a charge of $283,000 and $364,000, respectively, for the amortization of employee stock options.

As of March 31, 2017, the fair value of non-vested options totaled $1,993,000 which will be amortized to expense over the weighted average remaining term of 1.23 years.

The fair value of each employee option grant is estimated on the date of the grant using the Black-Scholes option-pricing model. Key weighted-average assumptions used to apply this pricing model during the three months ended March 31, 2017 and 2016 were as follows:

	For the Three Months Ended March 31,
	2017	2016
Risk-free interest rate	2.27%	1.47%
Expected life of option grants	7 years	7 years
Expected volatility of underlying stock	47.34%	49.02%
Dividends assumption	$ --	$ --

F-18

INPIXON AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

Note 11 - Stock Options (continued)

The expected stock price volatility for the Company’s stock options was determined by the historical volatilities for industry peers and used an average of those volatilities. The Company attributes the value of stock-based compensation to operations on the straight-line single option method. Risk free interest rates were obtained from U.S. Treasury rates for the applicable periods. The dividends assumptions was $0 as the Company historically has not declared any dividends and does not expect to.

Note 12 - Credit Risk and Concentrations

Financial instruments that subject the Company to credit risk consist principally of trade accounts receivable and cash and cash equivalents. The Company performs certain credit evaluation procedures and does not require collateral for financial instruments subject to credit risk. The Company believes that credit risk is limited because the Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowances is limited.

The Company maintains cash deposits with financial institutions, which, from time to time, may exceed federally insured limits. Cash is also maintained at foreign financial institutions for its Canadian subsidiary and its majority-owned Saudi Arabia subsidiary. Cash in foreign financial institutions as of March 31, 2017 and December 31, 2016 was immaterial. The Company has not experienced any losses and believes it is not exposed to any significant credit risk from cash.

The following table sets forth the percentages of revenue derived by the Company from those customers which accounted for at least 10% of revenues during the three months ended March 31, 2017 and 2016 (in thousands):

	For the Three Months Ended March 31, 2017		For the Three Months Ended March 31, 2016
	$	%	$	%
Customer A	--	--	5,209	36%
Customer B	1,616	12%	1,841	13%

As of March 31, 2017, Customer D represented approximately 12% of total accounts receivable. As of March 31, 2016, Customer C represented approximately 33% and Customer A represented approximately 17% of total accounts receivable.

As of March 31, 2017, one vendor represented approximately 38% of total gross accounts payable. Purchases from this vendor during the three months ended March 31, 2017 were $1.0 million. As of March 31, 2016, two vendors represented approximately 38% and 10% of total gross accounts payable. Purchases from these vendors during the three months ended March 31, 2016 were $4.5 million and $0.9 million.

For the three months ended March 31, 2017, three vendors represented approximately 16%, 12%, and 10% of total purchases. For the three months ended March 31, 2016, three vendors represented approximately 55%, 11% and 10% of total purchases.

F-19

INPIXON AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

Note 13 - Segment Reporting and Foreign Operations

Effective January 1, 2017 the Company has changed the way it analyzes and assesses divisional performance of the Company. The Company has therefore re-aligned its operating segments along those division business lines and has created the following operating segments. The Company has retroactively applied these new segment categories to the prior periods presented below for comparative purposes.

●	Indoor Positioning Analytics: This segment includes Inpixon’s proprietary products and services delivered on premise or in the Cloud as well as our hosted Software-as-a-Service (SaaS) based solutions. Our Indoor Positioning Analytics product is based on a unique and patented sensor technology that detects and locates accessible cellular, Wi-Fi and Bluetooth devices and then uses a lightning fast data-analytics engine to deliver actionable insights and intelligent reports for security, marketing, asset management, etc.

●	Infrastructure: This segment includes third party hardware, software and related maintenance/warranty products and services that Inpixon resells to commercial and government customers. It includes but is not limited to products for enterprise computing; storage; virtualization; networking; etc. as well as services including custom application/software design; architecture and development; staff augmentation and project management.

The following tables present key financial information of the Company’s reportable segments before unallocated corporate expenses (in thousands):

	Indoor Positioning Analytics	Infrastructure	Consolidated

For the Three Months Ended March 31, 2017:

Net revenues	$981	$12,500	$13,481
Cost of net revenues	$(343)	$(9,850)	$(10,193)
Gross profit	$638	$2,650	$3,288
Gross margin %	65%	21%	24%
Depreciation and amortization	$76	$325	$401
Amortization of intangibles	$864	$519	$1,383

For the Three Months Ended March 31, 2016:

Net revenues	$1,024	$13,063	$14,087
Cost of net revenues	$(286)	$(9,854)	$(10,140)
Gross profit	$738	$3,209	$3,947
Gross margin %	72%	25%	28%
Depreciation and amortization	$77	$186	$263
Amortization of intangibles	$864	$192	$1,056

F-20

INPIXON AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

Note 13 - Segment Reporting and Foreign Operations (continued)

Reconciliation of reportable segments’ combined income from operations to the consolidated loss before income taxes is as follows (in thousands):

	For the Three Months Ended March 31,
	2017	2016
Income from operations of reportable segments	$3,288	$3,947
Unallocated operating expenses	(8,642)	(8,129)
Interest expense	(684)	(143)
Other income (expense)	(9)	19
Loss from discontinued operations	(9)	--
Consolidated net loss	$(6,056)	$(4,306)

The Company’s operations are located primarily in the United States, Canada and Saudi Arabia. Revenues by geographic area are attributed by country of domicile of our subsidiaries. The financial data by geographic area are as follows (in thousands):

	United		Saudi
	States	Canada	Arabia	Eliminations	Total
For the Three Months Ended March 31, 2017:
Revenues by geographic area	$13,425	$56	$--	$--	$13,481
Operating loss by geographic area	$(4,953)	$(401)	$--	$--	$(5,354)
Net loss by geographic area	$(5,647)	$(401)	$(9)	$--	$(6,056)

For the Three Months Ended March 31, 2016:
Revenues by geographic area	$14,049	$38	$--	$--	$14,087
Operating loss by geographic area	$(3,790)	$(383)	$(9)	$--	$(4,182)
Net loss by geographic area	$(3,914)	$(383)	$(9)	$--	$(4,306)

As of March 31, 2017:
Identifiable assets by geographic area	$54,019	$535	$23	$--	$54,577
Long lived assets by geographic area	$28,422	$375	$--	$--	$28,797

As of December 31, 2016:
Identifiable assets by geographic area	$66,050	$400	$23	$--	$66,473
Long lived assets by geographic area	$29,843	$319	$--	$--	$30,162

F-21

INPIXON AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

Note 14 - Commitments and Contingencies

Litigation

Certain conditions may exist as of the date the condensed consolidated financial statements are issued which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed, unless they involve guarantees, in which case the guarantees would be disclosed. There can be no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

During the year ended December 31, 2011, a judgment in the amount of $936,000 was levied against Sysorex Arabia in favor of Creative Edge, Inc. in connection with amounts advanced for operations. Of that amount, $214,000 has been repaid, and the remaining $722,000 has been accrued and is included as a component of liabilities held for sale as of March 31, 2017 and December 31, 2016 in the condensed consolidated balance sheets.

Note 15 - Subsequent Events

On April 10, 2017, the Company issued 50,000 shares of common stock for services which were fully vested upon the date of grant. The Company recorded an expense of $141,000 for the fair value of those shares.

On April 19, 2017, Inpixon entered into an exchange agreement (the “Exchange Agreement”) with Hillair Capital Investments L.P. in connection with an interest payment due on May 9, 2017 pursuant to the Company’s 8% Original Issue Discount Senior Secured Convertible Debenture in the principal amount of $5,700,000. In accordance with the Exchange Agreement, solely in respect of the interest payment in the amount of $343,267 due on May 9, 2017, the parties agreed that $315,700 of such interest payment will be made in in the form of 110,000 shares of the Company’s common stock issued at an interest conversion rate equal to $2.87 per share. The shares were issued on April 20, 2017.

On May 8, 2017, Hillair Capital Investments L.P. delivered a conversion notice to the Company pursuant to which it converted 2,250 shares of the Company’s Series 1 Convertible Preferred Stock into 100,000 shares of the Company’s common stock. Such shares of common stock were issued on May 9, 2017.

F-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Inpixon and Subsidiaries

We have audited the accompanying consolidated balance sheets of Inpixon and Subsidiaries (formerly known as Sysorex Global and Subsidiaries) (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Inpixon and Subsidiaries (formerly known as Sysorex Global and Subsidiaries), as of December 31, 2016 and 2015, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has recurring losses from operations and expects to continue to have losses in the foreseeable future. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter,

/s/ Marcum llp

Marcum llp

New York, NY
April 17, 2017

F-23

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value data)

	December 31,
	2016	2015
Assets

Current Assets
Cash and cash equivalents	$1,821	$4,060
Accounts receivable, net	11,788	12,209
Notes and other receivables	362	1,340
Inventory	1,061	755
Prepaid licenses and maintenance contracts	13,321	7,509
Assets held for sale	23	772
Prepaid assets and other current assets	1,768	1,967

Total Current Assets	30,144	28,612

Prepaid licenses and maintenance contracts, non-current	5,169	6,586
Property and equipment, net	1,385	1,392
Software development costs, net	2,058	1,281
Intangible assets, net	17,691	17,161
Goodwill	9,028	13,166
Other assets	998	517

Total Assets	$66,473	$68,715

The accompanying notes are an integral part of these consolidated financial statements.

F-24

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

CONSOLIDATED BALANCE SHEETS (CONTINUED)

(In thousands, except number of shares and par value data)

	December 31,
	2016	2015

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$23,027	$9,320
Accrued liabilities	4,169	2,992
Deferred revenue	15,043	9,095
Short-term debt, net	6,887	9,417
Liabilities held for sale	2,041	2,026

Total Current Liabilities	51,167	32,850

Long Term Liabilities
Deferred revenue, non-current	5,960	7,666
Long-term debt, net	4,047	1,226
Other liabilities	371	542
Acquisition liability - Integrio	1,648	--
Acquisition liability - LightMiner	567	3,475
Total Liabilities	63,760	45,759

Commitments and Contingencies

Stockholders' Equity

Preferred stock - $0.001 par value; 5,000,000 shares authorized; 0 issued and outstanding	--	--
Convertible Series 1 Preferred Stock - $1,000.00 stated value; 5,000,000 shares authorized; 2,250 and 0 issued and outstanding at December 31, 2016 and 2015, respectively. Liquidation preference of $2,250,000 and $0 at December 31, 2016 and 2015, respectively.	1,340	--
Common stock - $0.001 par value; 50,000,000 shares authorized; 2,171,886 and 1,687,324 issued and 2,155,964 and 1,671,402 outstanding at December 31, 2016 and 2015, respectively	2	2
Additional paid-in capital	64,148	58,249
Treasury stock, at cost, 15,922 shares	(695)	(695)
Due from Sysorex Consulting Inc.	(666)	(666)
Accumulated other comprehensive income	52	31
Accumulated deficit (excluding $2,442 reclassified to additional paid in capital in quasi-reorganization)	(59,473)	(32,359)

Stockholders' Equity Attributable to Inpixon	4,708	24,562

Non- controlling Interest	(1,995)	(1,606)

Total Stockholders' Equity	2,713	22,956

Total Liabilities and Stockholders' Equity	$66,473	$68,715

The accompanying notes are an integral part of these consolidated financial statements.

F-25

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	For the Years Ended
	December 31,
	2016	2015
Revenues
Products	$37,510	$51,381
Services	15,657	15,576
Total Revenues	53,167	66,957

Cost of Revenues
Products	29,025	40,763
Services	9,215	6,865
Total Cost of Revenues	38,240	47,628

Gross Profit	14,927	19,329

Operating Expenses
Research and development	2,277	635
Sales and marketing	8,500	11,531
General and administrative	15,269	14,226
Acquisition related costs	876	355
Impairment of goodwill	7,400	--
Amortization of intangibles	4,328	3,994

Total Operating Expenses	38,650	30,741

Loss from Operations	(23,723)	(11,412)

Other Income (Expense)
Interest expense	(1,743)	(448)
Other income/(expense)	(266)	25
Change in fair value of derivative liability	51	--
Loss on the settlement of obligation	--	(85)
Reserve for the recoverability of note receivable	(1,077)	--
Change in fair value of shares to be issued	13	211
Total Other Income (Expense)	(3,022)	(297)

Net Loss from Continuing Operations	(26,745)	(11,709)

Net Loss from Discontinued Operations, Net of Tax	(758)	(20)

Net Loss	(27,503)	(11,729)

Net Loss Attributable to Non-controlling Interest	(389)	(10)

Net Loss Attributable to Stockholders of Inpixon	$(27,114)	$(11,719)

Net Loss Per Basic and Diluted Common Share
Loss from continuing operations attributable to common stockholders	$(15.40)	$(8.29)
Loss from discontinued operations, net of tax	$(0.21)	$(0.01)
Net Loss Per Basic and Diluted Common Share	$(15.61)	$(8.30)

Weighted Average Shares Outstanding
Basic and Diluted	1,737,120	1,412,094

The accompanying notes are an integral part of these consolidated financial statements.

F-26

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

	For the Years Ended
	December 31,
	2016	2015

Net Loss	$(27,503)	$(11,729)

Unrealized foreign exchange gain from cumulative translation adjustments	21	49

Comprehensive Loss	$(27,482)	$(11,680)

The accompanying notes are an integral part of these consolidated financial statements.

F-27

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2016

(In thousands, except per share data)

	Series 1 Convertible				Additional			Due from	Accumulated Other		Non-	Total
	Preferred Stock		Common Stock		Paid-In	Treasury Stock		Sysorex	Comprehensive	Accumulated	Controlling	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Consulting, Inc.	Income (Loss)	Deficit	Interest	Equity
Balance - January 1, 2015	-	$-	1,313,817	$2	$52,139	-	$-	$(666)	$(18)	$(20,640)	$(1,596)	$29,221

Common shares issued for services	--	--	23,416	--	455	--	--	--	--	--	--	455
Stock options granted to employees and consultants for services	--	--	--	--	958	--	--	--	--	--	--	958
Warrants granted to consultants for services	--	--	--	--	12	--	--	--	--	--	--	12
Returned shares from AirPatrol holdback	--	--	--	--	--	(15,922)	(695)	--	--	--	--	(695)
Common shares issued for options exercised	--	--	91	--	--	--	--	--	--	--	--	--
Common shares issued for net cash proceeds from a public offering	--	--	350,000	--	4,685	--	--	--	--	--	--	4,685
Cumulative translation adjustment	--	--	--	--	--	--	--	--	49	--	--	49
Net loss	--	--	--	--	--	--	--	--	--	(11,719)	(10)	(11,729)

Balance - December 31, 2015	--	$--	1,687,324	$2	$58,249	(15,922)	$(695)	$(666)	$31	$(32,359)	$(1,606)	$22,956

Series 1 redeemable convertible preferred stock issued	2,250	1,340	--	--	--	--	--	--	--	--	--	1,340
Common shares issued for services	--	--	13,000	--	71	--	--	--	--	--	--	71
Issuance of LightMiner acquisition shares	--	--	102,895	--	2,896	--	--	--	--	--	--	2,896
Stock options granted to employees for services	--	--	--	--	1,306	--	--	--	--	--	--	1,306
Reclassification of warrants to derivative liabilities	--	--	--	--	(209)	--	--	--	--	--	--	(209)
Issuance of common stock for Integrio acquisition	--	--	35,333	--	101	--	--	--	--	--	--	101
Common shares and warrants issued for cash	--	--	333,333	--	1,734	--	--	--	--	--	--	1,734
Cumulative translation adjustment	--	--	--	--	--	--	--	--	21	--	--	21
Net loss	--	--	--	--	--	--	--	--	--	(27,114)	(389)	(27,503)

Balance - December 31, 2016	2,250	$1,340	2,171,885	$2	$64,148	(15,922)	$(695)	$(666)	$52	$(59,473)	$(1,995)	2,713

The accompanying notes are an integral part of these consolidated financial statements.

F-28

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Years Ended
	December 31,
	2016	2015

Cash Flows from Operating Activities
Net loss	$(27,503)	$(11,729)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,333	653
Amortization of intangible assets	4,328	3,994
Impairment of goodwill	7,400	--
Stock based compensation	1,377	1,424
Change in fair value of shares to be issued	(13)	(211)
Change in fair value of derivative liability	(51)	--
Amortization of deferred financing costs	--	23
Amortization of debt discount	491	--
Compensation expense, note receivable related party	--	90
Provision for doubtful accounts	93	1,032
Reserve for settlement of bond	749	--
Reserve for note receivable	1,077	--
Amortization of technology	133	--
Other	64	19
(Gain)/Loss on settlement of obligations	(1,541)	85
Treasury shares received upon settlement of escrow	--	(695)

Changes in operating assets and liabilities:
Accounts receivable and other receivables	2,968	(5,066)
Inventory	(305)	(145)
Other current assets	67	(510)
Prepaid licenses and maintenance contracts	(232)	(744)
Other assets	(711)	69
Accounts payable	6,907	1,944
Accrued liabilities	623	586
Deferred revenue	(10)	1,127
Other liabilities	(29)	(147)
Total Adjustments	24,718	3,528
Net Cash Used in Operating Activities	(2,785)	(8,201)

Cash Flows Used in Investing Activities
Purchase of property and equipment	(525)	(355)
Investment in capitalized software	(1,576)	(1,176)
Investment in LightMiner	--	(19)
Cash acquired in Integrio Technologies acquisition	189	--
Cash paid for the acquisition of Integrio Technologies	(753)	--
Net Cash Flows Used in Investing Activities	(2,665)	(1,550)
Cash Flows provided by Financing Activities
Advances (repayment) of lines of credit	(1,863)	4,682
Advances from term loan	--	2,000
Repayment of term loan	(1,611)	(764)
Proceeds from debenture and convertible preferred stock	5,000	--
Net proceeds from the issuance of common stock and warrants	1,734	--
Advances to related party	(3)	--
Advances from related party	3	2
Net proceeds from issuance of common stock	--	4,685
Repayment of notes payable	(70)	(71)
Net Cash (Used In) Provided by Financing Activities	3,190	10,534
Effect of Foreign Exchange Rate on Changes on Cash	21	49
Net (Decrease) Increase in Cash and Cash Equivalents	(2,239)	832
Cash and Cash Equivalents - Beginning of period	4,060	3,228

Cash and Cash Equivalents - End of period	$1,821	$4,060

Supplemental Disclosure of cash flow information:
Cash paid for:
Interest	$837	$426
Income Taxes	$--	$--

Non-cash investing and financing activities
Reclassification of warrants to derivative liabilities	$(209)	$--
Fees paid and original issue discount related to the issuance of debt	$2,356	$--
Shares issued for settlement of LightMiner debt	$2,896	$--
Issuance of shares for Integrio Acquisition	$101	$--

Acquisition of LightMiner: (Note 3)
Assumption of assets other than cash (property and equipment)	$--	$225
Assumption of assets - developed technology and export license	$--	$3,479

Acquisition of Integrio Technologies: (Note 4)
Assumption of assets other than cash	$15,124	$--
Assumption of liabilities	$(15,313)	$--

The accompanying notes are an integral part of these consolidated financial statements.

F-29

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 1 - Organization and Nature of Business and Going Concern

Inpixon f/k/a Sysorex Global, through its wholly-owned subsidiaries, Inpixon USA f/k/a Sysorex USA, Inpixon Federal, Inc. f/k/a Sysorex Government Services, Inc. (“Inpixon Federal”), Inpixon Canada, Inc. f/k/a Sysorex Canada Corp. (“Inpixon Canada”) and the majority-owned subsidiary, Sysorex Arabia LLC (“Sysorex Arabia”) (unless otherwise stated or the context otherwise requires, the terms “Inpixon” “we,” “us,” “our” and the “Company” refer collectively to Inpixon and the above subsidiaries), provides Big Data analytics and location based products and related services for the cyber-security and Internet of Things markets. The Company is headquartered in California, and has subsidiary offices in Virginia, Maryland, Oregon, Hawaii, State of Washington, California, Vancouver, Canada and Riyadh, Saudi Arabia.

On April 24, 2015, and as more fully described in Note 3, the Company completed the acquisition of substantially all of the assets of LightMiner Systems, Inc. which is in the business of developing and commercializing in-memory SQL databases. On November 21, 2016, and as more fully described in Note 4, the Company completed the acquisition of substantially all of the assets and certain liabilities of Integrio Technologies, LLC which is in the U.S. Federal Government IT contracts business.

As of December 31, 2016, the Company has a working capital deficiency of approximately $21.0 million. For the year ended December 31, 2016, the Company incurred a net loss of approximately $27.5 million and utilized cash in operations of approximately $2.8 million. The aforementioned factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern within one year after the date the financial statements are issued.

On August 9, 2016, the Company entered into a Securities Purchase Agreement with Hillair Capital Investments L.P. pursuant to which it issued and sold (i) an 8% Original Issue Discount Senior Convertible Debenture in an aggregate principal amount of $5,700,000 due on August 9, 2018 and (ii) 2,250 shares of newly created Series 1 Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”, together with the Debenture, the “Securities”), for an aggregate purchase price of $5,000,000 (the “Transaction”). The Company also has a credit facility for up to $10 million which we borrow against based on eligible assets of which approximately $6.7 million is utilized. The credit facility has a maturity date of November 14, 2018. During the third quarter of 2016 the Company implemented a cost cutting program that would reduce operating expenses by approximately $1.8 million on an annual basis.

The Company’s capital resources as of December 31, 2016, including increased credit facility, net proceeds from our stock offering, convertible debenture offering, and recent contract awards, including prepayments anticipated to be received may not be sufficient to fund planned operations during 2017. While the Company also has an effective registration statement on Form S-3 which will allow it to raise additional capital from the sale of its securities, subject to certain limitations for registrants with a market capitalization of less than $75 million, if additional financing is needed we anticipate such financing will come from an increase in our credit facility rather than through a sale of equity, however, our decision will be based on our capital requirements and the terms of the various types of financing that will be available to us when we need it. The information in these consolidated financial statements concerning the Company’s Form S-3 registration statement does not constitute an offer of any securities for sale. If these sources do not provide the capital necessary to fund the Company’s operations during the next twelve months, the Company may need to further reduce costs and curtail certain aspects of our expansion activities or consider other means of obtaining additional financing, such as through a sale of its assets or a business segment, although there is no guarantee that the Company could obtain the financing necessary to continue its operations.

F-30

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements have been prepared using the accounting records of Inpixon and its wholly-owned subsidiaries in 2016, Inpixon USA, Inpixon Federal, Inpixon Canada and its majority-owned subsidiary, Sysorex Arabia. All material inter-company balances and transactions have been eliminated.

The Company owns 50.2% of Sysorex Arabia. As of December 31, 2016 there is $23,000 reported as assets held for sale and $2,041,000 as liabilities held for sale. The Company’s Board of Directors authorized management on October 29, 2015 to close its Saudi Arabia legal entity at an appropriate time and manner as business activities have been shifted to resellers and strategic partners in the region. During the years ended December 31, 2016 and 2015 Sysorex Arabia had immaterial operations. The Company plans to close down the Sysorex Arabia entity during the year ended December 31, 2017.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during each of the reporting periods. Actual results could differ from those estimates. The Company’s significant estimates consist of:

●

The valuation of the assets and liabilities acquired of Lightminer and Integrio Technologies, LLC as described in Note 3 and Note 4, respectively, as well as the valuation of the Company’s common shares issued in the transaction;

●	The valuation of stock-based compensation;

●	The allowance for doubtful accounts;

●	The valuation allowance for the deferred tax asset; and

●	Impairment of long-lived assets and goodwill.

Business Combinations

The Company accounts for business combinations under Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 805 “Business Combinations” using the acquisition method of accounting, and accordingly, the assets and liabilities of the acquired business are recorded at their fair values at the date of acquisition. The excess of the purchase price over the estimated fair value is recorded as goodwill. All acquisition costs are expensed as incurred. Upon acquisition, the accounts and results of operations are consolidated as of and subsequent to the acquisition date.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash, checking accounts, money market accounts and temporary investments with maturities of three months or less when purchased. As of December 31, 2016 and 2015 the Company had no cash equivalents.

F-31

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 2 - Summary of Significant Accounting Policies (continued)

Restricted Cash

In connection with certain transactions, the Company may be required to deposit assets, including cash or investment shares, in escrow accounts. The assets held in escrow are subject to various contingencies that may exist with respect to such transactions. Upon resolution of those contingencies or the expiration of the escrow period, some or all the escrow amounts may be used and the balance released to the Company. As of December 31, 2016 the Company had $280,000 deposited in escrow as restricted cash for the Shoom acquisition, of which any amounts not subject to claims shall be released to the Shoom Stockholders, on a pro-rata basis, on each of the next (4) anniversary dates of the Closing Date. $70,000 of that amount is current and included in Prepaid Assets and Other Current Assets and $210,000 is non-current and included in Other Assets on the balance sheet. As of December 31, 2015 the Company had $350,000 deposited in escrow of which $70,000 was part of Prepaid Assets and Other Current Assets and the non-current portion of $282,000 was part of Other Assets on the consolidated balance sheet.

Accounts Receivable, net and Allowance for Doubtful Accounts

Accounts receivables are stated at the amount the Company expects to collect. The Company recognizes an allowance for doubtful accounts to ensure accounts receivables are not overstated due to un-collectability. Bad debt reserves are maintained for various customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer’s inability to meet its financial obligation, such as in the case of bankruptcy filings, or deterioration in the customers’ operating results or financial position. If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted. The Company has recorded an allowance for doubtful accounts of $378,000 and $285,000 as of December 31, 2016 and 2015, respectively.

Inventory

Inventory is stated at the lower of cost or market utilizing the first-in, first-out method. The Company continually analyzes its slow-moving, excess and obsolete inventories. Based on historical and projected sales volumes and anticipated selling prices, the Company establishes reserves. If the Company does not meet its sales expectations, these reserves are increased. Products that are determined to be obsolete are written down to net realizable value. As of December 31, 2016 and 2015, the Company deemed any such allowance nominal.

Deferred Financing Costs

Cost incurred in conjunction with the credit line has been capitalized and will be amortized to interest expense using the straight line method, which approximates the interest rate method, over the term of the credit line and is included as a component of other assets. The Company incurred $341,000 of deferred financing costs and amortized $14,000 of those costs during the year ended December 31, 2016. As of December 31, 2016 accumulated amortization approximated $14,000. During the year ended December 31, 2015 the Company amortized $23,000 of remaining deferred financing costs from the $144,000 incurred in the year ended December 31, 2013. Costs incurred with our debt financings have been presented as a direct deduction from the carrying amount of the debt obligation, consistent with debt discounts.

Prepaid Licenses and Maintenance Contracts

Prepaid licenses and maintenance contracts represent payments made by the Company directly to the manufacturer. The Company acts as the principal and the primary obligor in the transaction and amortizes the capitalized costs ratably over the term of the contract to cost of revenues, generally one to five years.

Property and Equipment, net

Property and equipment are recorded at cost less accumulated depreciation and amortization. The Company depreciates its property and equipment for financial reporting purposes using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years. Leasehold improvements are amortized over the lesser of the useful life of the asset, or the initial lease term. Expenditures for maintenance and repairs, which do not extend the economic useful life of the related assets, are charged to operations as incurred, and expenditures, which extend the economic life, are capitalized. When assets are retired, or otherwise disposed of, the costs and related accumulated depreciation or amortization are removed from the accounts and any gain or loss on disposal is recognized.

F-32

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 2 - Summary of Significant Accounting Policies (continued)

Intangible Assets

Intangible assets primarily consist of developed technology, customer lists/relationships, non-compete agreements, export license and trade names/trademarks. They are amortized ratably over a range of one to seven years which approximates customer attrition rate and technology obsolescence. The Company assesses the carrying value of its intangible assets for impairment each year. Based on its assessments, the Company did not incur any impairment charges for the years ended December 31, 2016 and 2015.

Goodwill

Purchased goodwill is not amortized, but instead are tested for impairment annually or when indicators of impairment exist. Goodwill impairment testing involves a comparison of the estimated fair value of reporting units to the respective carrying amount, which may be performed utilizing either a qualitative or quantitative assessment. A reporting unit is defined as an operating segment or one level below an operating segment (also known as a component). If the estimated fair value exceeds the carrying amount, then no impairment exists. If the carrying amount exceeds the estimated fair value, then a second step is performed to determine the amount of impairment, if any. An impairment charge is the amount by which the carrying amount of goodwill exceeds the estimated implied fair value of goodwill. We estimate the implied fair value of goodwill as the excess of the estimated fair value of the reporting unit over the estimated fair value of its identifiable net assets. This is the same manner we use to recognize goodwill from a business combination. Goodwill impairment testing involves judgment, including the identification of reporting units, the estimation of the fair value of each reporting unit and, if necessary, the estimation of the implied fair value of goodwill. We have multiple operating segments, which are the same as our reportable segments. These operating segments are comprised of divisions (components), for which discrete financial information is available. Components are aggregated into reporting units for purposes of goodwill impairment testing to the extent that they share similar economic characteristics.

Fair value can be determined using market, income or cost-based approaches. Our determination of estimated fair value of the reporting units is based on a combination of the income-based and market-based approaches. Under the income-based approach, we use a discounted cash flow model in which cash flows anticipated over several future periods, plus a terminal value at the end of that time horizon, are discounted to their present value using an appropriate risk-adjusted rate of return. We use our internal forecasts to estimate future cash flows and include an estimate of long-term growth rates based on our most recent views of the long-term outlook for each reporting unit. Actual results may differ materially from those used in our forecasts. We use discount rates that are commensurate with the risks and uncertainty inherent in the respective reporting units and in our internally-developed forecasts. Under the market-based approach, we determine fair value by comparing our reporting units to similar businesses or guideline companies whose securities are actively traded in public markets. To further confirm fair value, we compare the aggregate fair value of our reporting units to our total market capitalization. Estimating the fair value of reporting units requires the use of estimates and significant judgments that are based on a number of factors including actual operating results. The use of alternate estimates and assumptions or changes in the industry or peer groups could materially affect the determination of fair value for each reporting unit and potentially result in goodwill impairment. We performed annual impairment testing in fiscal 2016 and 2015 and, with the exception of our Mobile, IoT & Big Data Products division which was fully impaired in fiscal 2016, we concluded that there were no other impairments of goodwill, as the estimated fair value of each of the remaining reporting units exceeded its carrying value. As discussed further in Note 12 of the “Notes to Consolidated Financial Statements”, during the fourth quarter of fiscal 2016 we recognized a $7.4 million non-cash goodwill impairment charge (net of tax). The impairment charge was primarily precipitated by the continued decline in stock price in the latter part of the year, accumulated losses in AirPatrol and the stepped up needs for liquidity more than expected in conjunction with the acquisition and integration of Integrio.

Software Development Costs

The Company develops and utilizes internal software for the processing of data provided by its customers. Costs incurred in this effort are accounted for under the provisions of FASB ASC 350-40, Internal Use Software and ASC 985-20, Software – Cost of Software to be Sold, Leased or Marketed, whereby direct costs related to development and enhancement of internal use software is capitalized, and costs related to maintenance are expensed as incurred. The Company capitalizes its direct internal costs of labor and associated employee benefits that qualify as development or enhancement. These software development costs are amortized over the estimated useful life which management has determined ranges from one to five years.

Research and Development

Research and development costs consist primarily of professional fees and compensation expense. All research and development costs are expensed as incurred.

Impairment of Long-Lived Assets

The Company assesses the recoverability of its long-lived assets, including property and equipment and intangible assets, when there are indications that the assets might be impaired. When evaluating assets for potential impairment, the Company compares the carrying value of the asset to its estimated undiscounted future cash flows. If an asset’s carrying value exceeds such estimated cash flows (undiscounted and with interest charges), the Company records an impairment charge for the difference.

Based on its assessments, the Company did not record any impairment charges for the years ended December 31, 2016 and 2015.

F-33

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 2 - Summary of Significant Accounting Policies (continued)

Income Taxes

The Company accounts for income taxes using the asset and liability method. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rate is recognized in income or expense in the period that the change is effective. Income tax benefits are recognized when it is probable that the deduction will be sustained. A valuation allowance is established when it is more likely than not that all or a portion of a deferred tax asset will either expire before the Company is able to realize the benefit, or that future deductibility is uncertain.

Non-Controlling Interest

The Company has a 50.2% equity interest in Sysorex Arabia as of December 31, 2016 and 2015. The portion of the Company’s deficiency attributable to this third-party non-controlling interest was approximately $2.0 million and $1.6 million as of December 31, 2016 and 2015, respectively.

Deferred Rent Expense

The Company has operating leases which contain predetermined increases and rent holidays in the rentals payable during the term of such leases. For these leases, the aggregate rental expense over the lease term is recognized on a straight-line basis over the lease term. The difference between the expense charged to operations in any year and the amount payable under the lease during that year is recorded as deferred rent expense on the Company’s balance sheet, which will reverse to the statement of operations over the lease term.

Foreign Currency Translation

Assets and liabilities related to the Company’s foreign operations are calculated using the Saudi Riyal and Canadian Dollar and are translated at end-of-period exchange rates, while the related revenues and expenses are translated at average exchange rates prevailing during the period. Translation adjustments are recorded as a separate component of consolidated stockholders’ equity and were an income of $21,000 and an income of $49,000 for the years ended December 31, 2016 and 2015, respectively. Gains or losses resulting from transactions denominated in foreign currencies are included in other income (expense) in the consolidated statements of operations. The Company engages in foreign currency denominated transactions with customers that operate in functional currencies other than the U.S. dollar. Aggregate foreign currency net transaction losses were not material for the years ended December 31, 2016 and 2015, respectively.

Comprehensive Income (Loss)

The Company reports comprehensive income (loss) and its components in its consolidated financial statements. Comprehensive loss consists of net loss, foreign currency translation adjustments and unrealized gains and losses from marketable securities, affecting stockholders’ equity that, under US GAAP, are excluded from net loss.

Revenue Recognition

The Company provides IT solutions and services to customers and derives revenues primarily from the sale of third-party hardware and software products, software, assurance, licenses and other consulting services, including maintenance services and recognizes revenue once the following four criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed and determinable, (3) shipment (software and hardware) or fulfillment (maintenance) has occurred, and (4) there is reasonable assurance of collection of the sales proceeds (the “Revenue Recognition Criteria”). In addition, the Company also records revenues in accordance with Accounting Standards Codification (“ASC”) Topic 605-45 “Principal Agent Consideration” (“ASC 605-45”). The Company evaluates the sales of products and services on a case by case basis to determine whether the transaction should be recorded gross or net, including, but not limited to, assessing whether or not the Company: 1) is the primary obligor in the transaction; 2) has inventory risk with respect to the products and/or services sold; 3) has latitude in pricing; and 4) changes the product or performs part of the services sold. The Company evaluates whether revenues received from the sale of hardware and software products, licenses, and services, including maintenance and professional consulting services, should be recognized on a gross or net basis on a transaction by transaction basis. As of December 31, 2016, the Company has determined that all revenues received should be recognized on a gross basis in accordance with applicable standards.

F-34

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 2 - Summary of Significant Accounting Policies (continued)

Cooperative reimbursements from vendors, which are earned and available, are recorded during the period the related transaction has occurred. Cooperative reimbursements are recorded as a reduction of cost of sales in accordance with ASC Topic 605-50 “Accounting by a Customer (including reseller) for Certain Consideration Received from a Vendor.” Provisions for returns are estimated based on historical collections and credit memo analysis for the period. The Company receives Marketing Development Funds (MDF) from vendors based on quarterly or annual sales performance to promote the marketing of vendor products and services. The Company must file claims with vendors for these cooperative reimbursements by providing invoices and receipts for marketing expenses. Reimbursements are recorded as a reduction of marketing expenses and other applicable selling, general and administrative expenses ratably over the period in which the expenses are expected to occur. The Company receives vendor rebates which are recorded to cost of sales.

The Company also enters into sales transactions whereby customer orders contain multiple deliverables, and reports its multiple deliverable arrangements under ASC 605-25 “Revenue Arrangements with Multiple Deliverables” (“ASC-605-25”). These multiple deliverable arrangements primarily consist of the following deliverables: the Company’s design, configuration, installation, integration, warranty/maintenance and consulting services; and third-party computer hardware, software and warranty maintenance services. In situations where the Company bundles all or a portion of the separate elements, Vendor Specific Objective Evidence (“VSOE”) is determined based on prices when sold separately. For the years ended December 31, 2016 and 2015 revenues recognized as a result of customer contracts requiring the delivery of multiple elements was $19.7 million and $33.7 million, respectively.

Hardware, Software and Licensing Revenue Recognition

Generally, the Revenue Recognition Criteria are met with respect to the sales of hardware and software products when they are shipped to the customer. The delivery of products to our customers occurs in a variety of ways, including (i) as a physical product shipped from the Company’s warehouse, (ii) via drop-shipment by a third-party vendor, or (iii) via electronic delivery with respect to software licenses. The Company leverages drop-ship arrangements with many of its vendors and suppliers to deliver products to customers without having to physically hold the inventory at its warehouse. In such arrangements, the Company negotiates the sale price with the customer, pays the supplier directly for the product shipped, bears credit risk of collecting payment from its customers and is ultimately responsible for the acceptability of the product and ensuring that such product meets the standards and requirements of the customer. As a result, the Company recognizes the sale of the product and the cost of such upon receiving notification from the supplier that the product has shipped. Vendor rebates and price protection are recorded when earned as a reduction to cost of sales or merchandise inventory, as applicable. Vendor product price discounts are recorded when earned as a reduction to cost of sales.

Maintenance and Professional Services Revenue Recognition

With respect to sales of our maintenance, consulting and other service agreements including our digital advertising and electronic services, the Revenue Recognition Criteria is met once the service has been provided. Revenue on time and material contracts is recognized based on a fixed hourly rate as direct labor hours are expended. The fixed rate includes direct labor, indirect expenses, and profits. Materials, or other specified direct costs, are reimbursed as actual costs and may include markup. Anticipated losses are recognized as soon as they become known. For the three and twelve months ended December 31, 2016 and 2015, the Company did not incur any such losses. These amounts are based on known and estimated factors. Revenues from time and material or firm fixed price long-term and short-term contracts are derived principally with various United States government agencies and commercial customers.

F-35

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 2 - Summary of Significant Accounting Policies (continued)

The Company recognizes revenue for sales of all services billed as a fixed fee ratably over the term of the arrangement as such services are provided. Billings for such services that are made in advance of the related revenue recognized are recorded as deferred revenue and recognized as revenue ratably over the billing coverage period. Amounts received as prepayments for services to be rendered are recognized as deferred revenue. Revenue from such prepayments is recognized when the services are provided.

The Company’s storage and computing segment maintenance services agreements permit customers to obtain technical support from the Company and/or the manufacturer and to update, at no additional cost, to the latest technology when new software updates are introduced and available during the period that the maintenance agreement is in effect. Since the Company assumes certain responsibility for product staging, configuration, installation, modification, and integration with other client systems, or retains general inventory risk upon customer return or rejection and is most familiar with the customer and its required specifications, it generally serves as the initial contact with the customer with respect to any storage and computing maintenance services required and therefore will perform all or part of the required service.

Typically, the Company sells maintenance contracts for a separate fee with initial contractual periods ranging from one to three years with renewal for additional periods thereafter. The Company generally bills maintenance fees in advance and records the amounts received as deferred revenue with respect to any portion of the fee for which services have not yet been provided. The Company recognizes the related revenue ratably over the term of the maintenance agreement as services are provided. In situations where the Company bundles all or a portion of the maintenance fee with products, VSOE for maintenance is determined based on prices when sold separately.

Customers that have purchased maintenance/warranty services have a right to cancel and receive a refund of the amounts paid for unused services at any time during the service period upon advance written notice to the Company. Cancellation and refund privileges with respect to maintenance/warranty services lapse as to any period during the term of the agreement for which such services have already been provided. Customers do not have the right to a refund of paid fees for maintenance/warranty services that the Company has earned and recognized as revenue. Invoices issued for maintenance/warranty services not yet rendered are recorded as deferred revenue and then recognized as revenue ratably over the service period. As a result (1) the warranty and maintenance service fees payable by each customer are separately accounted for in each customer purchase order as a separate line item, and (2) upon the Company’s receipt and acceptance of a request for refund of maintenance/warranty services not yet provided, the Company’s obligation to perform any additional maintenance/warranty services will end. Sales are recorded net of discounts and returns.

Shipping and Handling Costs

Shipping and handling costs are expensed as incurred as part of cost of revenues. These costs were deemed to be nominal during each of the reporting periods.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs, which are included in selling, general and administrative expenses, were deemed to be nominal during each of the reporting periods.

Stock-Based Compensation

The Company accounts for options granted to employees by measuring the cost of services received in exchange for the award of equity instruments based upon the fair value of the award on the date of grant. The fair value of that award is then ratably recognized as expense over the period during which the recipient is required to provide services in exchange for that award.

F-36

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 2 - Summary of Significant Accounting Policies (continued)

Options and warrants granted to consultants and other non-employees are recorded at fair value as of the grant date and subsequently adjusted to fair value at the end of each reporting period until such options and warrants vest, and the fair value of such instruments, as adjusted, is expensed over the related vesting period.

The Company incurred stock-based compensation charges, net of estimated forfeitures of $1.4 million for each of the years ended December 31, 2016 and 2015 which is included in general and administrative expenses. The following table summarizes the nature of such charges for the periods then ended (in thousands):

	Years Ended December 31,
	2016	2015
Compensation and related benefits	$1,306	$956
Professional and legal fees	71	468
Totals	$1,377	$1,424

Net Loss Per Share

The Company computes basic and diluted earnings per share by dividing net loss by the weighted average number of common shares outstanding during the period. Basic and diluted net loss per common share were the same since the inclusion of common shares issuable pursuant to the exercise of options and warrants in the calculation of diluted net loss per common shares would have been anti-dilutive.

The following table summarizes the number of common shares and common share equivalents excluded from the calculation of diluted net loss per common share for the years ended December 31, 2016 and 2015:

	Years Ended December 31,
	2016	2015
Options	366,859	316,870
Warrants	287,417	37,417
Shares accrued but not issued	18,905	122,800
Convertible preferred stock	100,000	--
Convertible debenture	253,333	--
Totals	1,026,514	477,087

Preferred Stock

The Company applies the accounting standards for distinguishing liabilities from equity under U.S. GAAP when determining the classification and measurement of its convertible preferred stock. Preferred shares subject to mandatory redemption are classified as liability instruments and are measured at fair value. Conditionally redeemable preferred shares (including preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, preferred shares are classified as permanent equity.

F-37

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 2 - Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

Financial instruments consist of cash and cash equivalents, accounts receivable, notes receivable, accounts payable, and short term debt. The Company determines the estimated fair value of such financial instruments presented in these financial statements using available market information and appropriate methodologies. These financial instruments, except for short term debt, are stated at their respective historical carrying amounts which approximate fair value due to their short term nature. Short-term debt approximates market value based on similar terms available to the Company in the market place.

Segment Reporting

In accordance with ASC 280 “Segment Reporting”, operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. Our chief decision maker, as defined under the FASB’s guidance, is the Chief Executive Officer. It is determined that the Company operates in four business segments and three geographic segments, Saudi Arabia, Canada and the United States.

Reclassification

Certain accounts in the prior year’s financial statements have been reclassified for comparative purposes to conform to the presentation in the current year’s financial statements. These reclassifications have no effect on previously reported earnings.

Derivative Liabilities

During the year ended December 31, 2016, the Company issued a convertible debenture that included reset provisions considered to be down-round protection. In addition the company issued a warrant that includes a fundamental transaction clause which provided for the warrant holder to be paid in cash the fair value of the warrants as computed under a black scholes valuation model. The Company determined that the conversion feature and warrants are derivative instruments pursuant to FASB ASC 815 “Derivatives and Hedging.” The accounting treatment of derivative financial instruments requires that the Company bifurcate the conversion feature and record it as a liability at fair value and the fair value of the warrants were computed as defined in the agreement. The instruments are marked-to-market at fair value as of each balance sheet date. Any change in fair value is recorded as a change in the fair value of derivative liabilities for each reporting period. The fair value of the conversion feature was determined using the Binomial Lattice model. The Company reassesses the classification at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. As of December 31, 2016 the fair value of the derivative liability was $210,000 and included in accrued liabilities.

Recent Accounting Standards

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers,” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in ASC 605 - Revenue Recognition and most industry-specific guidance throughout the ASC. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application. To allow entities additional time to implement systems, gather data and resolve implementation questions, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, in August 2015, to defer the effective date of ASU No. 2014-09 for one year, which is fiscal years beginning after December 15, 2017. The Company is currently evaluating the impact of the adoption of ASU 2014-09 on its financial statements or disclosures. In addition, the FASB issued ASU 2016-08 in March 2016, to help provide interpretive clarifications on the new guidance in ASC Topic 606. The Company is currently evaluating the accounting, transition, and disclosure requirements of the standard to determine the impact, if any, on its financial statements.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements – Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 explicitly requires management to evaluate, at each annual or interim reporting period, whether there are conditions or events that exist which raise substantial doubt about an entity’s ability to continue as a going concern and to provide related disclosures. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and annual and interim periods thereafter, with early adoption permitted. The adoption of ASU No. 2014-15 impacted disclosure in the Company’s financial statements, but did not have any impact on the Company’s financial position or results of operations.

In April 2015, the FASB issued ASU No. 2015-03, "Simplifying the Presentation of Debt Issuance Costs, (“ASU 2015-03”). This standard amends existing guidance to require the presentation of debt issuance costs in the balance sheet as a deduction from the carrying amount of the related debt liability instead of a deferred charge. It is effective for annual reporting periods beginning after December 15, 2015, but early adoption is permitted. The adoption of ASU 2015-03 did not have a material impact on the Company’s financial statements.

F-38

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 2 - Summary of Significant Accounting Policies (continued)

In July 2015, the FASB issued ASU No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory,” (“ASU 2015-11”). ASU 2015-11 amends the existing guidance to require that inventory should be measured at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using last-in, first-out or the retail inventory method. ASU 2015-11 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The Company is currently evaluating the effects of ASU 2015–11 on its financial statements.

In November 2015, the FASB issued ASU No. 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes” (“ASU 2015-17”). The FASB issued ASU 2015-17 as part of its ongoing Simplification Initiative, with the objective of reducing complexity in accounting standards. The amendments in ASU 2015-17 require entities that present a classified balance sheet to classify all deferred tax liabilities and assets as a noncurrent amount. This guidance does not change the offsetting requirements for deferred tax liabilities and assets, which results in the presentation of one amount on the balance sheet. Additionally, the amendments in ASU 2015-17 align the deferred income tax presentation with the requirements in International Accounting Standards (IAS) 1, Presentation of Financial Statements. The amendments in ASU 2015-17 are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company does not anticipate that the adoption of ASU 2015-17 will have a material impact on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. ASU 2016-02 will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating ASU 2016-02 and its impact on its financial statements.

In March 2016, the FASB issued ASU No. 2016-08, “Revenue from Contracts with Customers - Principal versus Agent Considerations.” This update provides clarifying guidance regarding the application of ASU No. 2014-09 - Revenue from Contracts with Customers when another party, along with the reporting entity, is involved in providing a good or a service to a customer. In these circumstances, an entity is required to determine whether the nature of its promise is to provide that good or service to the customer (that is, the entity is a principal) or to arrange for the good or service to be provided to the customer by the other party (that is, the entity is an agent). The amendments in the Update clarify the implementation guidance on principal versus agent considerations. The update is effective, along with ASU 2014-09, for annual and interim periods beginning after December 15, 2017. The company is evaluating it's impact on it's financial statements.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718)” (“ASU 2016-09”). ASU 2016-09 requires an entity to simplify several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016, with early adoption permitted. The Company is currently evaluating ASU 2016-09 and its impact on its financial statements or disclosures.

On May 9, 2016, the FASB issued ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2016-12”). ASU 2016-12 provides clarifying guidance in a few narrow areas and adds some practical expedients to the guidance. The effective date and transition requirements for this ASU are the same as the effective date and transition requirements for ASU 2014-09. The Company is evaluating the effect of ASU 2014-09, if any, on its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments,” which addresses the diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows with respect to eight specific cash flow issues. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. The amendments should be applied using a retrospective transition method to each period presented, if practical. Early adoption is permitted, including the interim period, and any adjustments should be reflected as of the beginning of the fiscal period. The Company is currently evaluating ASU 2016-15 and its impact on its financial statements or disclosures.

In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force)”, which clarifies how entities should present restricted cash and restricted cash equivalents in the statement of cash flows, and as a result, entities will no longer present transfers between cash and cash equivalents and restricted cash and restricted cash equivalents in the statement of cash flows. An entity with a material balance of restricted cash and restricted cash equivalents must disclose information about the nature of the restrictions. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. Early adoption is permitted and the new guidance must be applied retroactively to all periods presented. The company is evaluating the new guidance’s impact on its financial statements.

In January 2017, the FASB issued ASU 2017-01 “Business Combinations (Topic 805): Clarifying the Definition of a Business”, which clarifies the definition of a business to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The standard introduces a screen for determining when assets acquired are not a business and clarifies that a business must include, at a minimum, an input and a substantive process that contribute to an output to be considered a business. This standard is effective for fiscal years beginning after December 15, 2017, including interim periods within that reporting period. The Company is evaluating the impact this pronouncement will have on the consolidated financial statement and disclosures.

F-39

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 2 - Summary of Significant Accounting Policies (continued)

In January 2017, the Financial Accounting Standard Board (the “FASB”) issued Accounting Standards Update (ASU) 2017-04: “Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”), which removes Step 2 from the goodwill impairment test. It is effective for annual and interim periods beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment test performed with a measurement date after January 1, 2017. The Company is currently evaluating the standard to determine the impact of its adoption on the consolidated financial statements.

Reverse Stock Split

The board of directors was authorized by the Company’s stockholders to effect a 1 for 15 reverse stock split of its common stock which was effective March 1, 2017. The financial statements and accompanying notes give effect to the 1 for 15 reverse stock split as if it occurred at the beginning of the first period presented.

Subsequent Events

The Company evaluates events and/or transactions occurring after the balance sheet date and before the issue date of the condensed consolidated financial statements to determine if any of those events and/or transactions requires adjustment to or disclosure in the consolidated financial statements.

Note 3 - LightMiner Systems, Inc. Asset Acquisition

On April 24, 2015, in accordance with the terms and conditions of an asset purchase agreement, the Company completed the acquisition of substantially all of the assets of LightMiner Systems, Inc. (“LightMiner”), which is in the business of developing and commercializing in-memory SQL databases for manipulation. At closing, the Company paid $19,000 in cash to the owner of approximately 19% of LightMiner’s outstanding securities prior to closing (the “Owner”) and agreed to issue to LightMiner or its designees upon the one year anniversary of the closing, shares of the Company’s common stock in an amount equal to the quotient of (A) $3,200,000 divided by (B) the Sysorex Weighted Average Price (as defined below) as of the fifth trading day prior to the First Anniversary, less a hold back of Seller Stock Consideration having an aggregate value of $567,150, as determined by the Sysorex Weighted Average Price, for the purpose of satisfying indemnification obligations of LightMiner. The Sysorex Weighted Average Price means the volume-weighted daily average of the price of the Company’s Common Stock for the twenty (20) trading days immediately prior to the date of determination; however, the price may not be less than $30.00 per share.

The Company also agreed to issue to the Owner (i) on the first anniversary of the date of closing, an aggregate of 127,000 restricted shares of the Company’s common stock with a fair value of $286,000 at the date of closing and (ii) an option to purchase up to 100,000 shares of Company’s common stock in accordance with the terms and conditions of the Company’s 2011 Employee Stock Incentive Plan, as amended, pursuant to an at-will employment offer letter. In addition, the Company agreed to issue to another pre-acquisition principal of LightMiner additional shares of the Company’s common stock equal to $200,000 divided by the Sysorex Weighted Average Price, however the price may not be less than $30.00 per share.

The Company evaluated the common stock to be issued in accordance with ASC 815 “Derivatives and Hedging”. Accordingly, the common stock to be issued is recorded as a liability at fair value as of each reporting date and marked to market through earnings. The number of shares to be issued under this arrangement was limited to a price of not less than $30.00 per share.

The Company acquired LightMiner to provide analytics to its indoor positioning customers. LightMiner’s in-memory columnar database is optimized for speed which now allows Inpixon to process very large volumes of data rapidly and deliver real-time or near real-time alerts and/or information to its customers. LightMiner is now integrated with Inpixon’s indoor positioning technology formerly known as AirPatrol and is sold together.

The total recorded purchase price for the transaction was $3,705,000 which consisted of the cash paid of $19,000 and $3,686,000 representing the value of the stock to be issued upon the one year anniversary of the closing.

Assets Acquired (in thousands):

Fixed Assets	$225
Export License	14
Developed Technology	3,466

Total Purchase Price	$3,705

On August 2, 2016 the Company issued 102,895 shares of common stock for the settlement of $2,896,000 of the amount payable. As of December 31, 2016 the fair value of $567,000 remained accrued and in escrow which represented 18,905 shares of common stock. Subsequent to December 31, 2016 the escrow was released and the Company issued the shares to settle the liability.

F-40

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 4 - Integrio Technologies, LLC Asset Acquisition

On November 14, 2016, the Company and its wholly-owned subsidiary, Sysorex Government Services, Inc. (collectively, the “Buyer”), entered into an Asset Purchase Agreement with Integrio Technologies, LLC (“Integrio”) and Emtec Federal, LLC, a wholly-owned subsidiary of Integrio, (collectively, the “Seller”) which are in the business of providing IT integration and engineering services to customers, primarily government agencies. The transaction closed on November 21, 2016. The consideration paid for the assets included an aggregate of (A) $1,800,000 in cash, of which $1,400,000 minus the Seller’s Cash On Hand (as defined in the Purchase Agreement) and certain amounts payable to creditors of the Seller were paid upon the closing of the Acquisition (the “Closing”) and $400,000 will be paid in two annual installments of $200,000 each on the respective anniversary dates of the Closing, subject to certain set offs and recoupment by Buyer; (B) 35,333 unregistered restricted shares of the Company’s voting common stock valued at $22.50 per share; (C) the aggregate amount of certain specified assumed liabilities; and (D) up to an aggregate of $1,200,000 in earnout payments, of which up to $400,000 shall be payable to the Seller per year for the three years following the Closing. Inpixon acquired these assets to pursue its previously stated strategy to expand its business into the federal government sector because of the large long-term contracts that the government sector offers. Inpixon started with bidding on government contracts directly and this acquisition provided an opportunity to accelerate this expansion. In addition, the acquisition allows Inpixon to offset the revenue softening in the commercial vertical for this business segment that it experienced in 2016.

The total recorded purchase price for the transaction was $2,332,000 which consisted of the cash paid at Closing of $753,000, $400,000 cash that will be paid in two annual installments of $200,000 each on the respective anniversary dates of the Closing, $1,078,000 in contingent earnout payments and $101,000 representing the fair value of the stock issued upon closing.

The purchase price is allocated as follows (in thousands):

Assets Acquired:
Cash	$189
Accounts receivable	2,365
Other receivables	377
Prepaid assets	4,164
Fixed assets	64
Other assets	34
Customer Relationships	1,873
Supplier Relationships	2,985
Goodwill (A)	3,261
15,312
Liabilities Assumed:
Accounts payable	$8,341
Accrued liabilities	344
Deferred revenue	4,252
Other long term liabilities	43
12,980
Total Purchase Price	$2,332

(A)	The goodwill will be deductible for tax purposes once the contingent and assumed liabilities are settled.

Note 5 – Proforma Financial Information

The following unaudited proforma financial information presents the consolidated results of operations of the Company and Integrio for the years ended December 31, 2016 and 2015, as if the acquisition of Integrio had occurred on January 1, 2015 instead of November 21, 2016. The proforma information does not necessarily reflect the results of operations that would have occurred had the entities been a single company during those periods. The financial information for LightMiner was deminimis.

	For the Years Ended December 31,
(in thousands, except share amounts )	2016	2015
Revenues	$103,955	$149,155
Net Loss Attributable to Common Shareholder	$(27,276)	$(12,775)
Weighted Average Number of Common Shares Outstanding, Basic and Diluted	1,772,454	1,447,330
Loss Per Common Share - Basic and Diluted	$(15.39)	$(8.83)

F-41

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 6 – Related Party

Due from Related Parties

Non-interest bearing amounts due on demand from a related party were $666,000 as of December 31, 2016 and 2015, and consist primarily of amounts due from Sysorex Consulting, Inc. (SCI). Subsequent to December 31, 2014, SCI is no longer a direct shareholder or investor in the Company. The amounts due from SCI as of December 31, 2016 and 2015 have been classified in and as a reduction of stockholders’ equity. Subsequent to December 31, 2016 the Company is in negotiations with SCI for the repayment and settlement of this receivable through the purchase of Sysorex India, a wholly owned subsidiary of SCI. The Company cannot provide assurance it will be successful in the consummation of the arrangement.

Consulting Services Ordering Agreement Amendment

On March 25, 2016 but effective as of March 16, 2016, the Company entered into an Amendment No. 3 to its Consulting Services Ordering Agreement with Mr. A Salam Qureishi, who served as Chairman of the Board and a Director of the Company (the “Consultant”) until September 30, 2016 (the “Amended Agreement”), pursuant to which the Company agreed to pay the Consultant a fee of $20,000 per month for all consulting services performed during the term of the Consulting Services Ordering Agreement. In addition, the Amended Agreement provided for an extension of the original term of the Consulting Services Ordering Agreement for an additional nine months from March 31, 2016 to December 31, 2016. For the years ended December 31, 2016 and 2015 the Company recorded a charge of $270,000 and $360,000, respectively.

Note 7 - Notes and Other Receivables

Notes and other receivables at December 31, 2016 and 2015 consisted of the following (in thousands):

	December 31, 2016	December 31, 2015
Notes receivable	$--	$900
Other receivables	362	440
Total Notes and Other Receivables	$362	$1,340

Note Receivable

On July 17, 2014, the Company loaned $900,000 to a third party pursuant to the terms of a promissory note. The promissory note accrues interest at a rate of 8% per annum. The Company and the third party are negotiating an extension of the note. A recoverability reserve has been placed against the receivable and accrued interest as of December 31, 2016.

Other Receivables

Other receivables primarily consist of receivables for cooperative reimbursements from vendors; marketing development funds from vendors; interest receivables; and revenue earned under contracts in advance of billings.

Note 8 - Inventory

Inventory at December 31, 2016 and 2015 consisted of the following (in thousands):

	December 31, 2016	December 31, 2015
Raw materials	$326	$153
Work in process	238	64
Finished goods	497	538
Total Inventory	$1,061	$755

F-42

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 9 - Property and Equipment, net

Property and equipment at December 31, 2016 and 2015 consisted of the following (in thousands):

	As of December 31,
	2016	2015
Computer and office equipment (1)	$2,662	$1,528
Furniture and fixtures (1)	378	274
Leasehold improvements	53	68
Software	163	253
Total	3,256	2,123
Less: accumulated depreciation and amortization (1)	(1,871)	(731)

Total Property and Equipment, Net	$1,385	$1,392

(1) Includes assets under capital lease arrangements (see Note 16).

Depreciation and amortization expense was $543,000 and $480,000 for the years ended December 31, 2016 and 2015, respectively.

Note 10 - Software Development Costs

Capitalized software development costs as of December 31, 2016 and 2015 consisted of the following (in thousands):

	As of December 31,
	2016	2015
Capitalized software development costs	$3,044	$1,468
Accumulated amortization	(986)	(187)
Software development costs, net	$2,058	$1,281

The weighted average remaining amortization period for the Company’s software development costs is 3.146 years.

Amortization expense for internally-developed and externally marketed computer software was $790,000 and $173,000 for the years ended December 31, 2016 and 2015, respectively.

Future amortization expense on the computer software is anticipated to be as follows (in thousands):

Years Ending December 31,	Amount
2017	$870
2018	578
2019	230
2020	208
2021	172
Total	$2,058

F-43

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 11 - Intangible Assets

Intangible assets at December 31, 2016 and 2015 consisted of the following (in thousands):

Amortized Intangible Assets	Gross Carrying Amount		Accumulated Amortization
	December 31,		December 31,
	2016	2015	2016	2015
Trade Name/Trademarks	$4,030	$4,030	$(2,396)	$(1,517)
Customer Relationships	6,623	4,750	(2,705)	(2,054)
Supplier Relationships	2,985	--	(83)	--
Developed Technology	15,696	15,696	(6,503)	(3,915)
Non-compete Agreements	400	400	(364)	(240)
Export License - LMS	13	13	(5)	(2)
Totals	$29,747	$24,889	$(12,056)	$(7,728)

During the year ended December 31, 2016 the Company through the acquisition of Integrio has added approximately $1,426,000 of customer relationships and approximately $2,985,000 of supplier relationships These assets were determined to have a life of 6 and 3 years, respectively.

Aggregate Amortization Expense:

Aggregate amortization expense for the years ended December 31, 2016 and 2015 were $4,328,000 and $3,994,000, respectively.

Future amortization expense on intangibles assets is anticipated to be as follows (in thousands):

Years Ending December 31,	Amount
2017	5,013
2018	4,616
2019	4,533
2020	2,450
2021	793
2022	287
Total	$17,691

The weighted average remaining amortization periods for the Company’s trade names/trademarks, customer relationships, supplier relationships, developed technology, non-compete agreements, and export license are 0.37, 0.93, 0.48, 2.06, 0, and 0 years, respectively.

F-44

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 12 - Goodwill

The following table summarizes the changes in the carrying amount of Goodwill, by segment and in total for the years ended December 31, 2016 and 2015 (in thousands):

	Mobile, IoT & Big Data Products	Storage and Computing	SaaS Revenues	Consolidated

Balance as of December 31, 2015	$7,400	$4,543	$1,223	$13,166
Goodwill acquired, net of purchase price adjustment	--	3,262	--	3,262
Goodwill impairment (level 3 fair value adjustment)	(7,400)	--	--	(7,400)
Balance at December 31, 2016	$--	$7,805	$1,223	$9,028

The increase in the Storage and Computing segment goodwill during the year ended December 31, 2016 was in connection with the Integrio acquisition. Goodwill in connection with this acquisition primarily represents the expected benefits from synergies of integrating this business, the existing workforce of the acquired entity, and expected growth from new customers and new products. See Note 4 for further discussion on this acquisition. During the fourth quarter of 2016, we recognized a $7.4 million impairment charge for our Mobile, IoT & Big Data products division.

Note 13 - Discontinued Operations

As of December 31, 2015, the Company’s management decided to close its Saudi Arabia legal entity as business activities and operations have been strategically shifted according to the business plan of the Company.

In accordance with ASC topic 360 “Property, Plant and Equipment”, the Company has elected to classify the assets and liabilities as discontinued assets and liabilities in the accompanying consolidated financial statements.

The major categories of assets and liabilities held for sale in the consolidated balance sheets at December 31, 2016 and 2015 (in thousands):

	December 31, 2016	December 31, 2015
Assets
Accounts receivable, net	1	1
Notes and other receivables	8	8
Other assets	14	763
Total Current Assets	23	772

Other assets	--	--
Total Assets	$23	$772

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$178	$178
Accrued liabilities	904	888
Deferred revenue	236	236
Due to related party	1	2
Short-term debt	722	722
Total Current Liabilities	2,041	2,026

Long Term Liabilities	--	--

Total Liabilities	$2,041	$2,026

The Company has entered into surety bonds with a financial institution in Saudi Arabia which guaranteed performance on certain contracts. Deposits for surety bonds amounted to $0 and $749,000 (which was a significant portion of the loss from discontinued operations) as of December 31, 2016 and 2015, respectively. During the year ended December 31, 2016 a reserve was placed against the deposit balance due to the uncertainty of when the bond will be released. Deposits are included on the consolidated balance sheets in assets held for sale during the year ended December 31, 2015.

The Company did not recognize any depreciation or amortization expense related to discontinued operations during the years ended December 31, 2016 or 2015. There were no significant capital expenditures or non-cash operating or investing activities of discontinued operations during the periods presented. The operations of Sysorex Arabia were insignificant for the years ended December 31, 2016 and 2015.

F-45

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 13 - Discontinued Operations (continued)

End of Service Indemnity Provision

In accordance with local labor laws, Sysorex Arabia LLC is required to accrue benefits payable to the employees of the Company at the end of their services with the Company. For the years ended December 31, 2016 and 2015, no amounts were required to be accrued under this provision.

Note 14 - Deferred Revenue

Deferred revenue as of December 31, 2016 and 2015 consisted of the following:

	December 31, 2016	December 31, 2015
Deferred Revenue, Current
Maintenance agreements	$14,873	$9,025
Service agreements	170	70
Total Deferred Revenue, Current	15,043	9,095

Deferred Revenue, Non-Current
Maintenance agreements	5,960	7,666

Total Deferred Revenue	$21,003	$16,761

The fair value of the deferred revenue approximates the services to be rendered.

Note 15 – Debt

Debt as of December 31, 2016 and 2015 consisted of the following (in thousands):

	December 31, 2016	December 31, 2015
Short-Term Debt
Notes payable	$170	$170
Revolving line of credit (A)	6,717	8,580
Term loan (B)	--	667
Total Short-Term Debt	$6,887	$9,417

Long-Term Debt
Notes payable	$212	$282
Term loan, non-current portion (B)	--	944
Senior secured convertible debenture, less debt discount of $1,865 (C)	3,835	--
Total Long-Term Debt	$4,047	$1,226

F-46

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 15 – Debt (continued)

(A)	Revolving Lines of Credit

Western Alliance Revolving Line of Credit

On May 4, 2015 (effective as of April 29, 2015), the Company and Bridge Bank entered into Amendment 4 to Bridge Bank’s Business Financing Agreement (“BFA”) dated March 15, 2013 to add the Company, Sysorex Federal, AirPatrol and Shoom as borrowers under the agreement (collectively, the “Borrowers”), amend certain financial covenants, increase the credit limit to $10.0 million and provide for a second term loan of $2 million which was scheduled to mature on April 29, 2018.

Effective as of September 30, 2015 the Borrowers, entered into Amendment 5 (the “Amendment”), dated October 7, 2015, to the BFA, with Western Alliance Bank, as successor in interest (“Western Alliance”) to Bridge Bank. Pursuant to Amendment 5, Western Alliance assumed the rights and obligations of Bridge Bank as successor in interest to Bridge Bank and as the lender under the Agreement. The Amendment also amended certain financial covenants of the Borrowers required by the Agreement.

Western Alliance Amendment

On March 25, 2016, Inpixon, together with Inpixon USA and Inpixon Federal (collectively, the “Borrowers”) entered into an amendment and waiver (the “Amendment”) to the BFA with Western Alliance (the “Lender”), pursuant to which the Lender waived any non-compliance by the Borrowers with respect to the minimum adjusted EBITDA requirements as of December 31, 2015. In addition, the Lender and the Borrowers agreed that the adjusted EBITDA for the six months ended March 31, 2016 would not be less than $(2,200,000) and on or before April 30, 2016, the Borrowers and Lender were to agree to additional financial covenants for the fiscal quarters ended June 30, 2016, September 30, 2016 and December 31, 2016. The Lender agreed to extend the April 30, 2016 deadline and the parties negotiated the additional financial covenants in Amendments No. 6 and No. 7 (as described below).

Western Alliance Amendment No. 6

On June 3, 2016, the Borrowers entered into Amendment No. 6 to Business Financing Agreement and Forbearance Agreement (the “Amendment”) with Western Alliance Bank, as successor in interest to Bridge Bank National Association (the “Lender”). Pursuant to the Amendment, the Lender agreed to (i) amend the Financing Agreement dated March 15, 2013 (the “Original Agreement”) as described below, (ii) forbear from the exercise of its rights and remedies under the Original Agreement until June 30, 2016, subject to compliance by the Borrowers with certain other conditions as set forth in the Amendment, and (iii) waive certain defaults of the Borrowers, including the Borrowers’ failure to repay over advances, as defined in the Original Agreement.

Material changes made to the Original Agreement by the Amendment included, but were not limited to: (i) agreement by the Lender to allow the Company to finance a receivable from a customer outside of the United States for a limited period of time; (ii) modification of the date for the repayment of the Term Advance to June 30, 2016; (iii) agreement by the Borrowers to maintain, beginning on June 30, 2016, an Asset Coverage Ratio of not less than 1.25 to 1; and (iv) revisions to the definition of certain terms that are included in the Original Agreement and providing definitions for certain terms that are included in the Amendment.

Western Alliance Financing Agreement Amendment No. 7

On August 5, 2016, the Borrowers entered into Amendment No. 7 to Business Financing Agreement with Western Alliance Bank, as successor in interest to Bridge Bank National Association (the “Lender”). Pursuant to the 7th Amendment the Lender agreed to (among other things), (1) waive any non-compliance by the Borrowers with respect to any defaults and consented to the sale to an institutional investor of (i) an 8% Original Issue Discount Senior Convertible Debenture in an aggregate principal amount of $5,700,000 due on August 9, 2018 and (ii) 2,250 shares of newly created Series 1 Convertible Preferred Stock for an aggregate purchase price of $5,000,000 (the “Transaction”) and (2) the Borrowers agreed to pay the outstanding principal amount of the Term Advance upon the earlier of the closing of the Transaction and August 10, 2016. In addition, the Company agreed to pay a fee of $200,000 in lieu of issuing an additional warrant to the Lender and agreed to negotiate in good faith to further amend the Agreement to provide for certain financial covenants for periods after August 31, 2016.

F-47

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 15 – Debt (continued)

GemCap Lending Loan Agreement

The Company and its wholly-owned subsidiaries, Inpixon USA and Inpixon Federal (jointly and severally, the “Borrower”), entered into a Loan and Security Agreement (the “Loan Agreement”) with GemCap Lending I, LLC, a Delaware limited liability company (the “Lender”) dated as of November 14, 2016.

Under the terms of the Loan Agreement, and subject to the satisfaction of certain conditions to funding, the Lender has agreed to make revolving credit loans to the Borrower in an aggregate principal amount which does not exceed 85% of Eligible Accounts (as defined in the Loan Agreement) at any one time outstanding, net of all taxes, discounts, allowances and credits given or claimed, provided that in no event can the aggregate amount of the revolving credit loans outstanding at any time exceed $10 million (subject to certain conditions). All amounts due under the Loan Agreement upon funding will be secured by the assets of the Company.

Borrowings pursuant to the Loan Agreement bears interest at an annual rate equal to the greater of (a) 9.5% and (b) the sum of (i) the Prime Rate, adjusted as and when such Prime Rate changes, plus (ii) 6%. The interest rate on borrowings is subject to increase by 4% if an event of default has occurred and is continuing. The Loan Agreement includes in its definition of an event of default the failure to pay any principal when due within two business days, the termination, winding up, liquidation or dissolution of borrower, the filing of a tax lien by a governmental agency against borrower, and any reduction in ownership of its wholly owned subsidiaries Inpixon USA and Inpixon Federal.

In connection with the Loan Agreement, the Borrower paid to the Lender a $100,000 closing fee. The Lender will also receive (a) an annual line fee equal to $100,000; (b) an unused line fee equal to 0.5% of the daily average unused portion of the maximum amount of Availability (as defined in the Loan Agreement), calculated on an annualized basis, due and payable monthly; (c) a loan administration and monitoring fee equal to 0.5% of the daily average used portion of Availability calculated on a monthly basis, due and payable monthly; and (d) certain other audit and wire fees.

Upon closing, the Loan Agreement provided the Borrower with a revolving line of credit, the proceeds of which were used to repay in full the existing indebtedness owed to Western Alliance Bank, as successor in interest to Bridge Bank, N.A. and to pay certain expenses related to obtaining the revolving line of credit and for general working capital purposes.

GemCap Loan Agreement and Loan Schedule Amendment 1

On December 9, 2016, the Borrower entered into that certain Amendment Number 1 to the Loan and Security Agreement and to the Loan Agreement Schedule (the “Amendment”), to amend the Loan Agreement and Loan Agreement Schedule (the “Loan Schedule”), both dated as of November 14, 2016, with the Lender including:

●	Amending the definition of “Borrowing Base” in the Loan Agreement, under which Borrower Base will be calculated at any time as the sum of (i) at any time as the product obtained by multiplying the outstanding amount of all Eligible Accounts (not including and specifically excluding Eligible Unbilled Accounts), net of all taxes, discounts, allowances and credits given or claimed, by up to eighty-five percent (85%), and (ii) (A) for the period from December 9, 2016 through and including January 9, 2017, the product obtained by multiplying the amount of only Eligible Unbilled Accounts net of all taxes, discounts, allowances and credits given or claimed, by up to eighty- five percent (85%), (B) for the period from January 10, 2017 through and including February 8, 2017, the product obtained by multiplying the amount of only Eligible Unbilled Accounts net of all taxes, discounts, allowances and credits given or claimed, by up to seventy percent (70%), (C) for the period from February 9, 2017 through and including March 9, 2017, the product obtained by multiplying the amount of only Eligible Unbilled Accounts net of all taxes, discounts, allowances and credits given or claimed, by up to fifty percent (50%), and (D) from and after March 10, 2017, the product obtained by multiplying the amount of only Eligible Unbilled Accounts net of all taxes, discounts, allowances and credits given or claimed, by zero percent (0%), it being the understanding of Borrower, that on and after March 10, 2017, Lender shall not make advances against Eligible Unbilled Accounts; provided, that, at all times, the aggregate amount of Eligible Unbilled Accounts shall not exceed twenty percent (20%) of the aggregate amount of Eligible Accounts.

F-48

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 15 – Debt (continued)

●	Adding the definition of “Eligible Unbilled Accounts” to the Loan Agreement, which means accounts (i) for which goods are to be provided to an account debtor or work or services are to be performed for an account debtor and the Borrower has not invoiced the account debtor within thirty (30) days after such accounts are first included on the Borrowing Certificate, and (ii) which otherwise satisfy (1), (3), (5) through and including (12) and (14) through and including (22) of the definition of Eligible Accounts as provided in the Loan Agreement.

●	Amending the deadline for Borrower to deliver Monthly Financial Statements (as defined in the Loan Schedule) to Lender from not later than twenty (20) days after the end of each calendar month to not later than thirty (30) days after the end of each calendar month.

●	Adding “Inventory schedules” to the definition of “Other Weekly Reports” under the Loan Schedule.

In connection with the Amendment, Lender agreed to (i) waive any default of Borrower under the Loan Agreement and the Loan Schedule arising from Borrower’s failure to deposit Collections of Accounts (as defined in the Loan Agreement) received by Borrower in the account designated by Lender for the period from November 21, 2016 through and including December 6, 2016 and (ii) provide Borrower with additional availability for unbilled accounts in accordance with the Amendment.

In consideration of Lender’s consent to waive the default and accommodation to provide additional availability, Borrower agreed to pay all of Lender’s fees and costs including Lender’s attorneys’ fees and costs in respect of the transactions regarding the Amendment and an accommodation fee of $50,000.

(B)	Western Alliance Term Loan

On May 4, 2015 (effective as of April 29, 2015), the Company and Western Alliance Bank f/k/a Bridge Bank entered into Amendment 4 to the BFA dated March 15, 2013 which provided for a second term loan of $2 million which matures on April 29, 2018 of which $167,000 was used to pay off the balance of the initial term loan. The term loan accrued interest at Western Alliance’s prime rate plus 2%. At December 31, 2015 the interest rate was 5.5%. The Company was required to make payments of $56,000 on the term loan on the first day of each month commencing on May 1, 2015 until the loan amount was paid in full. The balance due on the term loan was scheduled to be paid in full during the year ending December 31, 2018. In accordance with Amendment 7 of the Western Alliance banking arrangements as described above, the term loan was paid in full in August 2016 with the closing of the sale to an institutional lender of a convertible debenture, as described below.

(C)	Convertible Debenture and Preferred Stock Financing

On August 9, 2016, the Company entered into a Purchase Agreement with Hillair Capital Investments L.P. pursuant to which it issued and sold (i) an 8% Original Issue Discount Senior Convertible Debenture in an aggregate principal amount of $5,700,000 due on August 9, 2018 and (ii) 2,250 shares of newly created Series 1 Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”, together with the Debenture, the “Securities”), for an aggregate purchase price of $5,000,000. The original issue discount of $700,000 has been included as a component of the debt discount. The Company allocated the fair value of the debt and preferred stock under a relative fair value methodology.

F-49

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 15 – Debt (continued)

The debenture is due on August 9, 2018 and interest is payable quarterly on February 9, May 9, August 9 and November 9, commencing on May 9, 2017, as well as the dates on which principal payments are made, as described in the debenture in cash, or upon notice to the holder and compliance with certain equity conditions as set forth in the debenture in shares of the Company’s common stock. The debenture is convertible any time at the option of the holder at a conversion price of $22.50 per share, subject to adjustments provided in the debenture. Subject to certain equity conditions, the Company has the option to redeem the debenture before its maturity by payment in cash of 120% or 110% (depending on the timing of the redemption) of the then outstanding principal amount plus accrued interest and other charges. The Company is required to redeem 25% of the initial principal amount of the debenture plus accrued unpaid interest and other charges in November 2017, February 2018, May 2018, and August 2018.

The debenture is convertible into common stock at any time by the holder at $22.50 per share. In addition, under the terms of the debenture if, at any time following the six month anniversary of the original issue date or, in the event the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues any shares of common stock or common stock equivalents at an effective price per share that is lower than the conversion price then the conversion price is reduced to equal the lower price. The Company included approximately $189,000 of related debt issuance cost, which was primarily professional fees, as a component of the debt discount which will be amortized to interest over the term of the debt.

The Company evaluated the embedded conversion feature within the debenture in accordance with FASB ASC 815 “Derivatives and Hedging.” The conversion price was deemed to have a reset provision with down round protection and was recorded as a derivative liability. The Company calculated the fair value of $51,000 for the embedded conversion feature using the Binomial Lattice Model which was recorded as a discount to the debenture using the residual method. The debt discount is charged to interest expense ratably over the term of the debenture and the derivative liability will be marked to market through earnings at the end of each reporting period. For the year ended December 31, 2016 the Company recorded amortization of the debt discount of $491,000.

The weighted-average assumptions used to apply this pricing model were as follows:

Risk-free interest rate	0.71%
Expected life of the debt	2 years
Expected volatility	49%
Dividends assumption	$ --

The expected volatility was calculated using comparable companies, the risk free interest rate was obtained from US Treasury rates for the applicable period and the dividend assumption was $0 as the Company historically has not declared any dividends and does not expect to.

The proceeds from the sale of the Securities were and are used for the repayment of the outstanding balance on the Company’s term loan with Western Alliance Bank, as successor in interest to Bridge Bank National Association in an amount equal to approximately $1.4 million, the repayment of accounts payable of at least $1 million, business development activities, capital expenditures, working capital and general and administrative expenses.

Note 16 - Capital Lease Obligations

During the year ended December 31, 2014, the Company entered into a lease arrangement for furniture with Madison Funding. The lease term is from March 2014 through February 2019. Monthly minimum lease payments are $3,000 and the lease required a security deposit of $14,000. The Company exercised the buy-out option and the lease was paid in full on January 27, 2016.

During the year ended December 31, 2014, the Company entered into a lease arrangement for equipment with Cambridge TelCom Services, Inc. The lease term is from November 2014 through April 2019. Monthly minimum lease payments are $13,000.

F-50

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 16 - Capital Lease Obligations (continued)

The following is an analysis of the property under capital leases included in property and equipment (see Note 9) (in thousands):

	As of December 31,
	2016	2015
Furniture and fixtures	$--	$127
Accumulated depreciation	--	(45)
Net furniture and fixtures	$--	$82

Computer and office equipment	$649	$649
Accumulated depreciation	(281)	(151)
Net computer and office equipment	$368	$498

Depreciation expense for leased property and equipment for the years ended December 31, 2016 and 2015 were $130,000 and $156,000, respectively.

Future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 2016 (in thousands):

Years Ending December 31,	Equipment
2017	161
2018	161
2019	54
Total Minimum Lease Payments	376
Less: Imputed interest	(32)
Capital Lease Obligations (A)	$344

(A)	Capital lease obligations are included on the Consolidated Balance Sheets in Accrued liabilities for the current portion due and Other liabilities for the non-current portion due as of December 31, 2016.

Note 17 - Preferred Stock

The Company is authorized to issue up to 5,000,000 shares of preferred stock with a par value of $0.001 per share with rights, preferences, privileges and restrictions as to be determined by the Company’s Board of Directors. There were 2,250 and 0 shares of preferred stock issued and outstanding as of December 31, 2016 and 2015, respectively.

Note 18 - Equity Raise

September 2015 Equity Raise

On September 25, 2015, the Company entered into an underwriting agreement with B. Riley & Co., LLC, as representative of the several underwriters named therein, relating to the issuance and sale of 350,000 shares of the Company common stock, par value $0.001 per share. The price to the public in this offering was $15.00 per share. Under the terms of the Underwriting Agreement, the Company also granted the Underwriters an option, exercisable for 30 days from the closing date, to purchase up to an additional 52,500 shares at the public offering price. The offering was made pursuant to the Company’s registration statement on Form S-3 (Registration Statement No. 333-204159) filed with the Securities and Exchange Commission and declared effective May 28, 2015 and a related prospectus supplement filed with the Securities and Exchange Commission.

The offering closed September 30, 2015. After deducting underwriting discounts and commissions and offering expenses, the net proceeds from the offering were approximately $4.7 million.

F-51

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 18 - Equity Raise (continued)

December 2016 Equity Raise

On December 12, 2016, the Company entered into a Securities Purchase Agreement with certain investors (the “Investors”) for the sale by the Company of 333,333 shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $6.00 per share. Concurrently with the sale of the Common Shares, pursuant to the Purchase Agreement the Company also sold warrants to purchase up to 250,000 shares of Common Stock (the “Warrants”). The aggregate gross proceeds for the sale of the Common Shares and Warrants was approximately $2.0 million. Subject to certain ownership limitations, the Warrants will be exercisable on the 6-month anniversary of the issuance date at an exercise price equal to $6.75 per share of Common Stock (the “Exercise Price”), subject to adjustments as provided under the terms of the Warrants. The Warrants are exercisable for five and a half years from the initial issuance date. The warrants included a fundamental transaction clause which provided for the warrant holder to be paid in cash upon an event as defined in the warrant. The cash payment is to be computed under a Black-Scholes valuation model for the unexercised portion of the warrant. Accordingly under ASC 815 Derivatives and Hedging the warrants were deemed to be derivative liability and are marked to market at each reporting period.

The net proceeds to the Company from the transactions, after deducting the placement agent’s fees and expenses but before paying the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants was approximately $1.8 million. The Company used the net proceeds from the transaction for general corporate purposes, which included business development activities, capital expenditures, working capital and general and administrative expenses.

The Common Shares (but not the Warrants or shares issuable upon exercise of the Warrants) were offered and sold by the Company pursuant to a prospectus supplement dated as of December 12, 2016, which was filed with the Securities and Exchange Commission (the “SEC”), in connection with a takedown from the Company’s effective shelf registration statement on Form S-3, which was filed with the SEC on May 14, 2016 and subsequently declared effective on May 28, 2016 (File No. 333-204159), and a related prospectus dated as of May 28, 2016 contained in such Registration Statement.

Note 19 - Common Stock

On July 1, 2015, the Company issued 91 shares of common stock to employees who had exercised employee stock options in a cashless exercise.

On September 30, 2015, and as more fully described in Note 18, the Company issued 350,000 of common stock at $15.00 per share for proceeds of approximately $4.7 million, after deducting the underwriting discounts, fees and commissions.

During the year ended December 31, 2015, the Company issued 23,416 shares of common stock for services which were fully vested upon the date of grant. The Company recorded an expense of $455,000 for the fair value of those shares.

During the year ended December 31, 2016, the Company issued 13,000 shares of common stock for services which were fully vested upon the date of issuance. The Company recorded an expense of $371,000 for the fair value of those shares.

During the year ended December 31, 2016, the Company issued an aggregate of 102,895 shares of common stock for the settlement of $2,895,000 of amounts accrued in accordance with the terms of the LightMiner Asset Purchase Agreement, dated April 24, 2015. As of December 31, 2016 the fair value of $567,000 was accrued and held in escrow which represented 18,905 shares of common stock. Subsequent to December 31, 2016 the escrow was released and the Company issued the shares for settlement of the liability.

F-52

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 19 - Common Stock (continued)

On December 12, 2016, and as more fully described in Note 18, the Company issued 333,333 of common stock at $6.00 per share for proceeds of approximately $1.8 million, after deducting the underwriting discounts, fees and commissions.

On November 21, 2016, and as more fully described in Note 4, the Company issued 35,333 shares of restricted common stock in connection with the purchase of Integrio Technologies, LLC. The Company recorded the $101,000 value of the shares as part of the purchase price of the assets during the year ended December 31, 2016.

Note 20 - Convertible Series 1 Preferred Stock

On August 9, 2016, the Company entered into a Securities Purchase Agreement pursuant to which it issued and sold (i) an 8% Original Issue Discount Senior Convertible Debenture in an aggregate principal amount of $5,700,000 and (ii) 2,250 shares of newly created Series 1 Convertible Preferred Stock for an aggregate purchase price of $5,000,000. (See Note 15) The Company allocated the fair value of the debt and preferred stock under a relative fair value methodology.

The Series 1 Convertible Preferred Stock authorized has a stated price of $1,000 per share, par value of $0.001. The Series 1 Convertible Preferred Stock is not cumulative, has no redemption features outside the control of the Company and has a liquidation preference of $2,250,000 and is subject to certain typical anti-dilution provisions, such as stock dividend or stock splits.

The Series 1 Convertible Preferred Stock is convertible at any time by the shareholder. The number of shares of common stock to be issued is computed by dividing the Stated Value of the share of Preferred Stock, defined as $15,000, by the Conversion Price, defined as $22.50. In addition under the terms of the agreement if, at any time following the six month anniversary of the original issue date or, in the event the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues any shares of common stock or common stock equivalents at an effective price per share that is lower than the conversion price, then the conversion price is reduced to equal the lower price. The holders of the Company’s Series 1 Convertible Preferred Stock have no voting rights. Because the conversion option associated with the Series 1 Convertible Preferred Stock is clearly and closely related to the host instrument, the conversion option does not require bifurcation and classification as a derivative liability.

Note 21 - Stock Options

In September 2011, the Company adopted the 2011 Employee Stock Incentive Plan which provides for the granting of incentive and non-statutory common stock options and stock based incentive awards to employees, non-employee directors, consultants and independent contractors. The plan was amended and restated in May 2014. Incentive stock options are granted at exercise prices not less than 100% of the estimated fair market value of the underlying common stock at date of grant. The exercise price per share for incentive stock options may not be less than 110% of the estimated fair value of the underlying common stock on the grant date for any individual possessing more that 10% of the total outstanding common stock of the Company. Unless terminated sooner by the Board of Directors, this Plan will terminate on August 31, 2021.

Options granted under the Company’s plan vest over periods ranging from immediately to four years and are exercisable over periods not exceeding ten years. The aggregate number of shares that may be awarded under the Company’s plan as of December 31, 2016 is 450,402. As of December 31, 2016 83,543 options were available for future grant.

During the three months ended March 31, 2015, the Company granted options for the purchase of 15,767 shares of common stock to employees of the Company. These options vest pro-rata over 48 months and have a life of ten years and an exercise price of $23.40 per share. The Company valued the stock options using the Black-Scholes option valuation model and the fair value of the awards was determined to be $162,000. The fair value of the common stock as of the grant date was determined to be $23.40 per share.

During the three months ended June 30, 2015, the Company granted options for the purchase of 43,367 shares of common stock to employees of the Company. These options vest pro-rata over 48 months and have a life of ten years and exercise prices that ranged from $32.10 to $34.80 per share. The Company valued the stock options using the Black-Scholes option valuation model and the fair value of the awards was determined to be $654,000. The fair value of the common stock as of the grant date was determined to range from $32.10 to $34.80 per share.

During the three months ended September 30, 2015, the Company granted options for the purchase of 90,529 shares of common stock to employees of the Company. These options vest pro-rata over 48 months and have a life of ten years and exercise prices that ranged from $23.70 to $26.25 per share. The Company valued the stock options using the Black-Scholes option valuation model and the fair value of the awards was determined to be $1,243,000. The fair value of the common stock as of the grant date was determined to range from $23.70 to $26.25 per share.

F-53

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 21 - Stock Options (continued)

During the three months ended December 31, 2015, the Company granted options for the purchase of 28,100 shares of common stock to employees of the Company. These options are one hundred percent vested or vest pro-rata over 48 months, have a life of ten years and exercise prices that ranged from $10.05 to $14.85 per share. The Company valued the stock options using the Black-Scholes option valuation model and the fair value of the awards was determined to be $199,000. The fair value of the common stock as of the grant date was determined to range from $10.05 to $14.85 per share.

During the three months ended March 31, 2016, the Company granted options for the purchase of 6,833 shares of common stock to employees of the Company. These options vest pro-rata over 48 months and have a life of ten years and an exercise price of $7.80 per share. The Company valued the stock options using the Black-Scholes option valuation model and the fair value of the awards was determined to be $27,000. The fair value of the common stock as of the grant date was determined to be $7.80 per share.

During the three months ended June 30, 2016, the Company granted options for the purchase of 75,460 shares of common stock to employees of the Company. These options vest pro-rata over 48 months and have a life of ten years and an exercise price of $7.80 per share. The Company valued the stock options using the Black-Scholes option valuation model and the fair value of the awards was determined to be $292,000. The fair value of the common stock as of the grant date was determined to be $7.80 per share.

During the three months ended September 30, 2016, the Company granted options for the purchase of 23,167 shares of common stock to employees of the Company. These options vest pro-rata over 48 months and have a life of ten years and an exercise price of $7.05 per share. The Company valued the stock options using the Black-Scholes option valuation model and the fair value of the awards was determined to be $81,000. The fair value of the common stock as of the grant date was determined to be $7.05 per share.

During the year ended December 31, 2016 and 2015 the Company recorded a charge of $1,377,000 and $1,424,000, respectively, for the amortization of employee stock options.

As of December 31, 2016, the fair value of non-vested options totaled $2,262,000 which will be amortized to expense over the weighted average remaining term of 1.33 years.

The fair value of each employee option grant is estimated on the date of the grant using the Black-Scholes option-pricing model. Key weighted-average assumptions used to apply this pricing model during the years ended December 31, 2016 and 2015 were as follows:

	2016	2015
Risk-free interest rate	1.35-1.47%	1.73-2.27%
Expected life of option grants	7 years	7 years
Expected volatility of underlying stock	47.47%-49.02%	39.4%-51.45%
Dividends assumption	$ --	$ --

The expected stock price volatility for the Company’s stock options was determined by the historical volatilities for industry peers and used an average of those volatilities. The Company attributes the value of stock-based compensation to operations on the straight-line single option method. Risk free interest rates were obtained from U.S. Treasury rates for the applicable periods. The dividends assumptions was $0 as the Company historically has not declared any dividends and does not expect to.

F-54

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 21 - Stock Options (continued)

The following table summarizes the changes in options outstanding during the years ended December 31, 2016 and 2015:

	Number of Options	Weighted Average Exercise Price	Aggregate Intrinsic Value (in thousands)
Outstanding at January 1, 2015	183,969	$39.30	$14,820
Granted	177,763	25.65	--
Exercised	(188)	--	--
Expired	(8,694)	--	--
Forfeitures	(35,980)	--	--
Outstanding at December 31, 2015	316,870	$30.00	$1,815
Granted	105,460	7.64	--
Exercised	--	--	--
Expired	(28,500)	--	--
Forfeitures	(26,971)	--	--
Outstanding at December 31, 2016	366,859	$24.87	$(116,726)

Exercisable at December 31, 2015	108,536	$28.20	$1,815

Exercisable at December 31, 2016	158,120	$29.99	$(62,454)

Note 22 - Warrants

On November 17, 2015, the Company granted warrants for the purchase of 3,333 shares of common stock to a consultant. The warrants were fully vested upon grant, have a three year life and an exercise price of $15.00 per share. The Company valued the warrants using the Black-Scholes option valuation model and the fair value of the award was determined to be $11,400.

On December 12, 2016, the Company granted warrants for the purchase of 250,000 shares of common stock in connection with a securities purchase agreement and as more fully described in Note 18. The warrants are exercisable on the 6-month anniversary of the issuance date at an exercise price equal to $6.75 per share of common stock, subject to adjustments as provided under the terms of the warrants.

F-55

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 22 - Warrants (continued)

The following table summarizes the changes in warrants outstanding during the years ended December 31, 2016 and 2015:

	Number of Options	Weighted Average Exercise Price	Aggregate Intrinsic Value (in thousands)
Outstanding at January 1, 2015	34,084	$30.60	--
Granted	3,333	15.00	--
Exercised	--	--	--
Outstanding at December 31, 2015	37,417	$29.24	$--

Granted	250,000	6.75	--
Exercised	--	--	--
Outstanding at December 31, 2016	287,417	$9.68	$--

Exercisable at December 31, 2015	37,417	--	--

Exercisable at December 31, 2016	37,417	--	--

Note 23 - Income Taxes

The domestic and foreign components of income (loss) before income taxes from continuing operations for the years ended December 31, 2016 and 2015 are as follows (in thousands):

	2016	2015
Domestic	$(24,847)	$(13,691)
Foreign	(1,885)	1,963

Loss from Continuing Operations before Provision for Income Taxes	$(26,732)	$(11,728)

F-56

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 23 - Income Taxes (continued)

The income tax provision (benefit) for the years ended December 31, 2016 and 2015 consists of the following (in thousands):

	2016	2015
Foreign
Current	$-	$-
Deferred	(1,295)	1,786
U.S. federal
Current	-	-
Deferred	(5,247)	(5,706)
State and Local
Current	(1)	--
Deferred	(1,845)	(1,073)
	(8,388)	(4,993)
Change in valuation allowance	8,387	4,993

Income Tax Provision	$(1)	$-

The reconciliation between the U.S. statutory federal income tax rate and the Company’s effective rate for the years ended December 31, 2016 and 2015 is as follows:

	2016	2015
U.S. federal statutory rate	34.0%	34.0%
State income taxes, net of federal benefit	3.4	6.3
Impairment of goodwill	(9.4)
Incentive stock options	(1.0)	(2.3)
State rate change and other	1.1	(0.2)
US-Foreign income tax rate difference	(0.6)	1.3
Other permanent items	3.9	3.5
Change in valuation allowance	(31.4)	(42.6)
Effective Rate	0.0%	0.0%

F-57

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

As of December 31, 2016 and 2015, the Company’s deferred tax assets consisted of the effects of temporary differences attributable to the following:

(in 000s)	2016	2015
Deferred Tax Asset
Net operating loss carryovers	$18,293	$13,149
Deferred revenue	4,663	2,732
Stock based compensation	556	606
Deb debenture	130	--
Research credits	159	159
Accrued compensation	296	130
Reserves	846	--
Other	887	228

Total Deferred Tax Asset	25,830	17,004
Less: valuation allowance	(19,472)	(11,085)

Deferred Tax Asset, Net of Valuation Allowance	$6,358	$5,919

Deferred Tax Liabilities	2016	2015
Intangible assets	$(5,312)	$(4,917)
Fixed assets	(312)	(209)
Other	(12)	(80)
Prepaid maintenance	(20)	(145)
Capitalized research	(702)	(568)
Total deferred tax liabilities	(6,358)	(5,919)

Net Deferred Tax Asset (Liability)	$--	$--

As of December 31, 2016 and 2015, the Company had approximately $41.1 million and $32.3 million, respectively, of U.S. federal and state net operating loss (“NOL”) carryovers available to offset future taxable income. These NOLs, if not utilized, begin expiring in the year 2023.

In accordance with Section 382 of the Internal Revenue Code, deductibility of the Company’s net operating loss carryover may be subject to an annual limitation in the event of a change of control, as defined by the regulations. On April 18, 2014, the Company acquired 100% of the outstanding capital stock of AirPatrol Corporation. As of April 18, 2014, AirPatrol had approximately $17.2 million of U.S. federal and state NOL carryovers available to offset future taxable income. In accordance with Section 382, these NOL carryovers are subject to an annual limitation of approximately $978,000. The Company also performed a preliminary evaluation as to whether a change of control has taken place and concluded that Softlead, Inc. experienced a change of ownership upon the completion of the reverse merger transaction in July 2011. It is estimated that Softlead’s NOLs are subject to an annual limitation of $331,000 for NOLs generated up through the date of the reverse merger in July 2011.

F-58

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

As of December 31, 2016 and 2015, the Company had approximately $1,233,000 and $1,199,000 respectively of Saudi Arabian NOL carryovers available to offset future taxable income. Although the carryover period is unlimited, only 25% of taxable income in any given year may be offset by the Company’s NOL carryovers. As of December 31, 2016 and 2015, AirPatrol Canada, which was acquired on April 18, 2014 as part of the AirPatrol Merger Agreement, had approximately $7,405,000 and $3,924,000 respectively, of Canadian NOL carryovers available to offset future taxable income. These NOLs, if not utilized, begin expiring in the year 2026. As of December 31, 2015 the Company’s management decided to close its Saudi Arabia legal entity. This may impact our carry forward of the NOL upon the completion of our plans.

No provision was made for U.S. taxes on the undistributed earnings of AirPatrol Canada, as such earnings are considered to be permanently reinvested. Such earnings have been, and will continue to be, reinvested, but could become subject to additional tax, if they were remitted as dividends, loaned to the Company, or if the Company should sell its stock in AirPatrol Canada. It is not practicable to determine the amount of additional tax, if any, that might be payable on the undistributed foreign earnings.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. In assessing the realization of deferred tax assets, management considers, whether it is “more likely than not”, that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible.

ASC 740, “Income Taxes” requires that a valuation allowance be established when it is “more likely than not” that all, or a portion of, deferred tax assets will not be realized. A review of all available positive and negative evidence needs to be considered, including the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies. After consideration of all the information available, management believes that uncertainty exists with respect to future realization of its deferred tax assets and has, therefore, established a full valuation allowance as of December 31, 2016 and 2015. As of December 31, 2016 and December 31, 2015, the change in valuation allowance was $8,387,000 and $4,993,000, respectively.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities.  ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  The Company is required to file income tax returns in the United States (federal), Canada, Saudi Arabia and in various state jurisdictions in the United States. Based on the Company’s evaluation, it has been concluded that there are no material uncertain tax positions requiring recognition in the Company’s financial statements for the years ended December 31, 2016 and 2015.

The Company’s policy for recording interest and penalties associated with unrecognized tax benefits is to record such interest and penalties as interest expense and as a component of selling, general and administrative expense, respectively.  There were no amounts accrued for interest or penalties for the years ended December 31, 2016 and 2015.  Management does not expect any material changes in its unrecognized tax benefits in the next year.

The Company operates in multiple tax jurisdictions and, in the normal course of business, its tax returns are subject to examination by various taxing authorities. Such examinations may result in future assessments by these taxing authorities. The Company is subject to examination by U.S. tax authorities beginning with the year ended December 31, 2013. In general, the Canadian Revenue Authority may reassess taxes four years from the date the original notice of assessment was issued. The tax years that remain open and subject to Canadian reassessment are 2012- 2016. The Company is also subject to examination in Saudi Arabia for five years following the filing of the income tax return.

F-59

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 24 – Fair Value

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices available in active markets for identical assets or liabilities trading in active markets.

Level 2 - Observable inputs other than quoted prices included in Level 1, such as quotable prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar valuation techniques that use significant unobservable inputs.

Financial instruments, including accounts receivable, accounts payable, and deferred revenues are carried at cost, which management believes approximates fair value due to the short-term nature of these instruments. The Company’s other financial instruments include debt payable, the carrying value of which approximates fair value, as the notes bear terms and conditions comparable to market for obligations with similar terms and maturities, as well as warrant and embedded conversion liabilities that are accounted for at fair value on a recurring basis as of December 31, 2016, by level within the fair value hierarchy (in thousands):

	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Embedded Conversion Feature	$--	$--	$1	$1
Warrant liability	--	--	209	209
Derivative liability – December 31, 2016	$--	$--	$210	$210

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable. The Company’s level 3 liabilities shown in the above table consist of warrants that contain a cashless exercise feature that provides for their net share settlement at the option of the holder. Settlement at fair value upon the occurrence of a fundamental transaction would be computed using the Black Scholes Option Pricing Model.

Assumptions utilized in the valuation of Level 3 liabilities are described as follows:

For the Year Ended December 31, 2016
Risk-free interest rate	2.10%
Expected life of option grants	5 years
Expected volatility of underlying stock	47.09%
Dividends assumption	$--

F-60

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 24 – Fair Value (continued)

The expected stock price volatility for the Company’s stock options was determined by the historical volatilities for industry peers and used an average of those volatilities. Risk free interest rates were obtained from U.S. Treasury rates for the applicable periods. The expected term used is the contractual life of the instrument being valued. The dividends assumptions was $0 as the Company historically has not declared any dividends and does not expect to.

The following table presents the fair value reconciliation of Level 3 liabilities measured at fair value during the year ended December 31, 2016 (in thousands):

	Warrant Liability	Embedded Conversion Feature	Total Derivative Liabilities

Balance at January 1, 2016	$--	$--	$--
Included in Debt Discount	--	52	52
Reclassification of warrants to derivative liabilities	209	--	209
Change in fair value of derivative	--	(51)	(51)
Balance at December 31, 2016	$209	$1	$210

Note 25 - Credit Risk and Concentrations

Financial instruments that subject the Company to credit risk consist principally of trade accounts receivable and cash and cash equivalents. The Company performs certain credit evaluation procedures and does not require collateral for financial instruments subject to credit risk. The Company believes that credit risk is limited because the Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowances is limited.

The Company maintains cash deposits with financial institutions, which, from time to time, may exceed federally insured limits. Cash is also maintained at foreign financial institutions for its Canadian subsidiary and its majority-owned Saudi Arabia subsidiary. Cash in foreign financial institutions as of December 31, 2016 and 2015 was immaterial. The Company has not experienced any losses and believes it is not exposed to any significant credit risk from cash.

The following table sets forth the percentages of revenue derived by the Company from those customers which accounted for at least 10% of revenues during the years ended December 31, 2016 and 2015 (in thousands):

	Year Ended December 31, 2016		Year Ended December 31, 2015
	$	%	$	%
Customer A	11,650	28%	16,705	25%
Customer B	--	--	7,492	11%

As of December 31, 2016, Customer C represented approximately 29%, Customer A represented approximately 18%, and Customer B represented approximately 14% of total accounts receivable. As of December 31, 2015, Customer A represented approximately 12%, Customer E represented approximately 12%, Customer G represented approximately 12% and Customer B represented approximately 11% of total accounts receivable.

As of December 31, 2016, one vendor represented approximately 43% of total gross accounts payable. Purchases from this vendor during the year ended December 31, 2016 were $16.3 million. As of December 31, 2015, two vendors represented approximately 40% and 22% of total gross accounts payable. Purchases from this vendor during the year ended December 31, 2015 were $24.6 million and $2.8 million.

For the year ended December 31, 2016, one vendor represented approximately 50% of total purchases. For the year ended December 31, 2015, two vendors represented approximately 56% and 11% of total purchases.

F-61

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 26 - Segment Reporting and Foreign Operations

The Company operates in the following business segments:

●

Mobile, IoT & Big Data Products: This segment currently includes our Inpixon product (formerly AirPatrol and Lightminer but now integrated as one). Inpixon’s indoor positioning and data analytics is based on a unique and proprietary sensor technology that finds all accessible cellular, Wi-Fi and Bluetooth signals and then uses a lightning fast data mining engine to deliver visibility and business intelligence based on the industry.

●	Storage and Computing: This segment includes third party hardware, software and related maintenance/warranty products and services that Inpixon resells. It includes but is not limited to products for enterprise computing; storage; virtualization; networking; etc.

●	SaaS Revenues: These are Software-as-a-Services (SaaS) or internet based hosted services including the Shoom product line and other data science services;

●	Professional Services: These are general IT services including but not limited to: custom application/software design; architecture and development; project management; C4I system consulting; strategic outsourcing; staff augmentation; data center design and operations services; data migration services and other non-SaaS services.

The following tables present key financial information of the Company’s reportable segments before unallocated corporate expenses (in thousands):

	Mobile, IoT & Big Data Products	Storage and Computing	SaaS Revenues	Professional Services	Consolidated

Twelve Months Ended December 31, 2016:

Net revenues	$1,617	$36,071	$3,258	$12,221	$53,167
Cost of net revenues	$(553)	$(28,472)	$(938)	$(8,277)	$(38,240)
Gross profit	$1,064	$7,599	$2,320	$3,944	$14,927
Gross margin %	66%	21%	71%	32%	28%
Depreciation and amortization	$474	$832	$24	$3	$1,333
Amortization of intangibles	$2,913	$871	$544	$--	$4,328

Twelve Months Ended December 31, 2015:

Net revenues	$1,651	$49,978	$3,692	$11,636	$66,957
Cost of net revenues	$(510)	$(40,295)	$(824)	$(5,999)	$(47,628)
Gross profit	$1,141	$9,683	$2,868	$5,637	$19,329
Gross margin %	69%	19%	78%	48%	29%
Depreciation and amortization	$164	$122	$111	$2	$399
Amortization of intangibles	$2,681	$769	$544	$--	$3,994

F-62

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 26 - Segment Reporting and Foreign Operations (continued)

Reconciliation of reportable segments’ combined income from operations to the consolidated loss before income taxes is as follows (in thousands):

	For the Years Ended December 31,
	2016	2015
Income from operations of reportable segments	$14,927	$19,329
Unallocated operating expenses	(38,650)	(30,741)
Interest expense	(1,743)	(448)
Other income (expense)	(1,279)	151
Loss from discontinued operations	(758)	(20)
Consolidated net loss	$(27,503)	$(11,729)

The Company’s operations are located primarily in the United States, Canada and Saudi Arabia. Revenues by geographic area are attributed by country of domicile of our subsidiaries. The financial data by geographic area are as follows (in thousands):

	United		Saudi
	States	Canada	Arabia	Eliminations	Total
Year Ended December 31, 2016:
Revenues by geographic area	$53,348	$54	$--	$(235)	$53,167
Operating loss by geographic area	$(21,838)	$(1,860)	$(25)	$--	$(23,723)
Net loss by geographic area	$(24,861)	$(1,860)	$(782)	$--	$(27,503)

Year Ended December 31, 2015:
Revenues by geographic area	$66,916	$41	$--	$--	$66,957
Operating loss by geographic area	$(10,412)	$(1,000)	$--	$--	$(11,412)
Net loss by geographic area	$(13,691)	$1,983	$(21)	$--	$(11,729)

As of December 31, 2016:
Identifiable assets by geographic area	$66,050	$400	$23	$--	$66,473
Long lived assets by geographic area	$29,843	$319	$--	$--	$30,162

As of December 31, 2015:
Identifiable assets by geographic area	$67,538	$405	$772	$--	$68,715
Long lived assets by geographic area	$32,759	$241	$--	$--	$33,000

F-63

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 27 - Commitments and Contingencies

Operating Leases

The Company leases facilities located in California, Washington State, Oregon, Virginia, Maryland, Hawaii, and Canada for its office space under non-cancelable operating leases that expire at various times through 2022. The total amount of rent expense under the leases is recognized on a straight-line basis over the term of the leases. As of December 31, 2016 and 2015, deferred rent payable was $139,000 and $135,000, respectively. Rent expense under the operating leases for the years ended December 31, 2016 and 2015 was $1.4 million and $1.4 million, respectively. The Company receives rental income from subleasing the Maryland office space. The rental income is recorded as a contra account to rent expense.

Future minimum lease payments under the above operating lease commitments at December 31, 2016 are as follows (in thousands):

For the Years Ending December 31,	Operating Lease Amounts	Sublease Income	Minimum Payments
2017	$1,427	$(129)	$1,298
2018	1,161	(129)	1,032
2019	658	--	658
2020	490	--	490
2021	444	--	444
Thereafter	55	--	55
Total	$4,235	$(258)	$3,977

Litigation

Certain conditions may exist as of the date the consolidated financial statements are issued which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed, unless they involve guarantees, in which case the guarantees would be disclosed. There can be no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

F-64

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 27 - Commitments and Contingencies (continued)

During the year ended December 31, 2011, a judgment in the amount of $936,000 was levied against Sysorex Arabia LLC in favor of Creative Edge, Inc. in connection with amounts advanced for operations. Of that amount, $214,000 has been repaid, and the remaining $722,000 has been accrued and is included as a component of liabilities held for sale as of December 31, 2016 and 2015 in the consolidated balance sheets.

Employee Benefit Plans

On January 1, 2015 all of the defined contribution retirement plans were merged into one plan under Inpixon (“The Inpixon 401(k) Plan”). The Inpixon 401(k) Plan covered all of its eligible employees after their completion of six months of service and upon attaining the age of 21. The Inpixon 401(k) Plan provides that employees can contribute a percentage of their compensation limited to amounts prescribed by the Internal Revenue Service, adjusted annually. Matching contributions are made at the discretion of management. No employer-matching contributions were made to the Inpixon 401(k) Plan for the years ended December 31, 2016 or 2015.

Contingent Consideration

Under the terms of the Lilien Asset Purchase Agreement, the Company was liable for the payment of additional cash consideration to the extent that the recipients of the 200,000 shares of the Company’s common stock receive less than $6.0 million from the sale of those shares, less customary commissions, on or before March 20, 2015. This obligation expired on March 31, 2015 with no payment from the Company required.

Under the terms of the AirPatrol Agreement and Plan of Merger (the “AirPatrol Agreement”), the AirPatrol Merger Consideration also includes an earn-out, half of the value of which shall be in stock and the other half in cash (unless otherwise agreed or required pursuant to the AirPatrol Agreement) payable to the former stockholders of AirPatrol in 2015 in accordance with the following formula: if for the five quarter period ending March 31, 2015, AirPatrol Net Income meets or exceeds $3.5 million, the Company shall pay to the former AirPatrol stockholders an earn-out payment equal to two times AirPatrol Net Income, provided that the total earn-out payment shall not exceed $10,000,000. AirPatrol did not meet or exceed the required threshold and nothing is owed for the earn-out.

Under the terms of the Integrio Technologies Purchase Agreement, the Integrio acquisition consideration includes up to an aggregate of $1,200,000 in earnout payments, of which up to $400,000 shall be payable to the seller per year for the three years following the Closing. The present value of the expected earnout payment has been calculated by the Company as $1,078,000. The Company also may pay up to an additional $170,000 in commissions on the Integrio acquisition based on the earnout earned by the seller.

Quasi-Reorganization

On June 30, 2009, Sysorex Government Services, Inc., in connection with the Company’s expansion into the government services industry, performed a deficit reclassification quasi-reorganization whereby $2,441,960 of the Company’s accumulated deficit was reduced by a transfer from the Company’s additional paid in capital. Therefore, the Sysorex Government Services’ portion of Retained Earnings on the balance sheet are those Retained Earnings accumulated since July 1, 2009.

Note 28 - Subsequent Events

GemCap Loan and Security Agreement Amendment 2

On January 24, 2017, the Company, and its U.S. wholly-owned subsidiaries, Inpixon USA and Inpixon Federal, entered into Amendment Number 2 to the Loan and Security Agreement to amend that certain Loan and Security Agreement and Loan Agreement Schedule, both dated as of November 14, 2016, with GemCap Lending I, LLC whereby Section (21) of the definition of “Eligible Accounts” in Section 1.29 of the Loan Agreement was deleted and restated in its entirety as follows: Accounts that satisfy the criteria set forth in the foregoing items (1) – (20), which are owed by any other single Account Debtor or its Affiliates so long as such Accounts, in the aggregate, constitute no more than twenty percent (20%) of all Eligible Accounts, provided, that only for the period commencing on January 24, 2017 through and including April 24, 2017, Accounts in the aggregate only from and owed by Centene Corporation or its Affiliates may exceed twenty percent (20%) of all Eligible Accounts by an amount not to exceed $500,000, provided, further, that, from and after April 25, 2017, Accounts in the aggregate that are owed by Centene Corporation or its Affiliates that satisfy the criteria set forth in the foregoing items (1) – (20) shall not exceed twenty percent (20%) of all Eligible Accounts; and Borrower shall have paid to Lender an accommodation fee in the amount of $5,000 on February 2, 2017.

F-65

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 28 - Subsequent Events (continued)

Company Name Change and Stock Split

On February 27, 2017, Sysorex Global, n/k/a Inpixon, entered into an Agreement and Plan of Merger with Inpixon, its wholly-owned Nevada subsidiary formed solely for the purpose of changing the Company’s corporate name from Sysorex Global to Inpixon. In accordance with the Merger Agreement, effective as of March 1, 2017, the subsidiary was merged with and into the Company with the Company as the surviving corporation.

As part of the Company’s Name Change, each of the Company’s subsidiaries also amended their corporate charters to change their names from Sysorex USA, Sysorex Government Services, Inc., and Sysorex Canada Corp. to Inpixon USA, Inpixon Federal, Inc., and Inpixon Canada, Inc., respectively, effective as of March 1, 2017.

Also on the Effective Date, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada to effect a 1-for-15 reverse stock split of the Company’s common stock, par value $0.001 per share. Pursuant to the Amendment, every 15 shares of the issued and outstanding Common Stock were converted into one share of Common Stock, without any change in the par value per share.

F-66

Through and including      , 2017 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

Class A Units Consisting of Common Stock and Warrants

Class B Units Consisting of Series 2 Convertible Preferred Stock and Warrants

PROSPECTUS

Aegis Capital Corp.

                , 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates, except for the Commission registration fee.

SEC registration fee		$1,738.50
FINRA filing fee		$2,250.00
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Transfer agent fees	$	*
Miscellaneous	$	*
TOTAL	$	*

* To be completed by amendment.

ITEM 14.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Nevada Revised Statutes provide that we may indemnify our officers and directors against losses or liabilities which arise in their corporate capacity. The effect of these provisions could be to dissuade lawsuits against our officers and directors.

The Nevada Revised Statutes Section 78.7502 provides that:

1) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if the person: (a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if the person: (a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

II-1

The Nevada Revised Statutes Section 78.751 provides that:

1) Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to Section 78.751 subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2) The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3) The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred. (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Article X of our bylaws provides that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise shall be indemnified and held harmless to the fullest extent permissible by the Nevada Revised Statutes from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith, except any expense or payments incurred in connection with any claim or liability established to have arisen out of his own willful misconduct or gross negligence.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO OUR DIRECTORS, OFFICERS AND CONTROLLING PERSONS PURSUANT TO THE FORGOING PROVISIONS OR OTHERWISE, WE HAVE BEEN ADVISED THAT, IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THAT ACT AND IS, THEREFORE, UNENFORCEABLE.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

On January 24, 2014, the Company issued 5,000 shares of common stock having a value of $20,300 under the terms of a consulting services agreement which were fully vested upon date of grant.

On February 28, 2014, the Company issued 400,000 shares of common stock having a value of $2,080,000 to Geneseo Communications, under the terms of a Securities Purchase Agreement.

On April 2, 2014, the Company issued 16,731 shares of common stock pursuant to the terms of a consulting services agreement which were fully vested upon date of grant. The Company recorded an expense of $87,000 for the value of those shares on that date.

On April 18, 2014, the Company issued 1,842,808 shares of restricted common stock to former security holders, directors, officers and consultants of AirPatrol, pursuant to the terms of the Airpatrol Merger Agreement. Out of these shares, 800,000 shares were issued to an escrow holder for the benefit of former stockholders and warrant holders of AirPatrol Corporation.

On June 24, 2014, the Company issued 64,000 shares of common stock under the terms of a consulting agreement which were fully vested upon date of grant. The Company recorded an expense of $320,000 which was included as part of Acquisition transaction costs.

II-2

On July 10, 2014, the Company issued 30,000 shares of common stock under the terms of a consulting services agreement which were fully vested upon date of grant and reflected total consideration of approximately $87,000.

On August 1, 2014, the Company issued 7,895 shares of common stock under the terms of a consulting services agreement which were fully vested upon date of grant and reflected total consideration of approximately $320,000.

On December 23, 2014, the Company issued 62,909 shares of common stock to a consultant under the terms of a consulting services agreement which were fully vested upon date of grant.

On January 26, 2015, the Company issued 7,895 shares of common stock to a company under the terms of a consulting services agreement which were fully vested upon date of grant and reflected total consideration of approximately $11,211.

On April 24, 2015 (the “Closing Date”), the Company entered into an Asset Purchase Agreement with LightMiner Systems, Inc. (“LightMiner”) and Chris Baskett (the “Owner”), pursuant to which the Company acquired substantially all of LightMiner’s assets as specifically described in the Asset Purchase Agreement. As part of the consideration for the purchased assets, the Company agreed to issue to LightMiner, or its designees, on the first anniversary of the Closing Date (the “Purchase Price Delivery Date”), such number of restricted shares of the Company’s common stock equal to the quotient of (A) $3,200,000 divided by (B) the Sysorex Weighted Average Price (as defined below) as of the fifth trading day prior to the Purchase Price Delivery Date (the “Seller Stock Consideration”), less a hold back of Seller Stock Consideration having an aggregate value of $567,150, as determined by the Sysorex Weighted Average Price, for the purpose of satisfying indemnification obligations of LightMiner under the Asset Purchase Agreement. The Sysorex Weighted Average Price means the volume-weighted daily average of the price of the Company’s common stock for the twenty (20) trading days immediately prior to the date of determination; however, the price may not be less than $30.00 per share.

As additional consideration for the purchased assets and the non-compete provisions agreed to by LightMiner and the Owner in the Asset Purchase Agreement, the Company agreed to (i) issue to the Owner an aggregate of 127,000 restricted shares of common stock (the “Owner Stock Consideration”) on the Purchase Price Delivery Date and (ii) issue to the Owner an option to purchase up to 100,000 shares of common stock in accordance with the terms and conditions of the Plan, pursuant to an at-will employment offer letter. In addition, the Company agreed to issue such number of additional shares of the Company’s restricted common stock as shall be equal to $200,000 divided by the Sysorex Weighted Average Price to another pre-acquisition principal of LightMiner.

On May 26, 2015, the Company issued 3,968 shares of common stock to a company under the terms of a consulting agreement which were fully vested upon date of grant and reflected total consideration of approximately $7,500.

On September 9, 2015, the Company issued 39,412 shares of common stock to certain service providers under the terms of consulting agreements which were fully vested upon date of grant and reflected total consideration of approximately $62,000.

On October 1, 2015, the Company issued 10,000 shares of common stock to a consultant under the terms of a consulting services agreement which were fully vested upon date of grant.

On October 5, 2015, the Company issued 56,500 shares of common stock to consultants under the terms of a consulting services agreements which were fully vested upon date of grant.

On December 29, 2015, the Company issued 20,715 shares of common stock to a director under the terms of a director services agreement which were fully vested upon date of grant.

On January 1, 2016, the Company issued 10,000 shares of common stock to a service provider under the terms of a consulting agreement which was fully vested upon date of grant and reflected total consideration of approximately $5,900.

On May 17, 2016, the Company issued 10,000 shares of common stock to a service provider under the terms of a consulting agreement which was fully vested upon date of grant and reflected total consideration of approximately $3,100.

On August 2, 2016, the Company issued an aggregate of 1,827,000 shares of common stock to LMS Holding Corp., Chris Baskett and Matthew and Hannah Granade, which were issued in accordance with the terms of that certain Asset Purchase Agreement, dated April 24, 2015 by and among the Company, LightMiner and Chris Baskett.

On August 9, 2016, the Company entered into a Purchase Agreement with Hillair Capital Investments L.P. (“Hillair”), pursuant to which it issued and sold to Hillair (i) an 8% Original Issue Discount Senior Convertible Debenture in an aggregate principal amount of $5,700,000 due on August 9, 2018 and (ii) 2,250 shares of newly created Series 1 Convertible Preferred Stock, par value $0.001 per share, for an aggregate purchase price of $5,000,000.

II-3

The debenture is due on August 9, 2018 and interest is payable quarterly on February 9, May 9, August 9 and November 9, commencing on May 9, 2017, as well as the dates on which principal payments are made, as described in the agreement in cash, or upon notice to the holder and compliance with certain equity conditions as set forth in the agreement in shares of the Company’s common stock. Subject to certain equity conditions, the Company has the option to redeem the debenture before its maturity by payment in cash of 120% or 110% (depending on the timing of the redemption) of the then outstanding principal amount plus accrued interest and other charges. The Company is required to redeem 25% of the initial principal amount of the debenture plus accrued unpaid interest and other charges in November 2017, February 2018, May 2018, and August 2018.

The debenture is convertible into common stock at any time at the option of the holder at a conversion price of $22.50 per share, subject to adjustments provided in the agreement. In addition, under the terms of the debenture if, at any time following the six month anniversary of the original issuance date or, in the event the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues any shares of common stock or common stock equivalents at an effective price per share that is lower than the conversion price then the conversion price is reduced to equal the lower price. The conversion price will have a floor price of $7.05 per share.

The Series 1 Convertible Preferred Stock authorized has a stated price of $1,000 per share, par value of $0.001 and the Company is authorized to issue 5,000,0000 shares. The Series 1 Convertible Preferred Stock is not cumulative, has no redemption features outside the control of the Company, has a liquidation preference of $2,250,000 and is subject to certain typical anti-dilution provisions, such as in the event of the payment of a stock dividend or upon the Company effecting a stock split.

The Series 1 Convertible Preferred Stock is convertible at any time by the shareholder at $22.50 per share. In addition, under the terms of the certificate of designation if, at any time following the six month anniversary of the original issuance date or, in the event the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues any shares of common stock or common stock equivalents at an effective price per share that is lower than the conversion price, then the conversion price is reduced to equal the lower price. The conversion price will have a floor price of $7.05 per share. The holders of the Company’s Series 1 Convertible Preferred Stock have no voting rights however, the Company shall not take certain actions without the consent of a majority of the outstanding holder(s) of the Series 1 Convertible Preferred Stock.

The proceeds from the sale of the debenture and the Series 1 Convertible Preferred Stock were used for the repayment of the outstanding balance on the Company’s term loan with Western Alliance Bank in an amount equal to approximately $1.4 million, the repayment of accounts payable of at least $1 million, business development activities, capital expenditures, working capital and general and administrative expenses.

On December 12, 2016, the Company entered into a Securities Purchase Agreement with certain investors (the “Investors”) for the sale by the Company of 333,333 shares of common stock (the “Common Shares”) at a purchase price of $6.00 per share, pursuant to a prospectus supplement dated as of December 12, 2016 filed in connection with a takedown from the Company’s effective shelf registration statement on Form S-3. Concurrently with the sale of the common stock and pursuant to the Securities Purchase Agreement, the Company also sold warrants to purchase up to 250,000 shares of common stock (the “Warrants”). The aggregate gross proceeds for the sale of the Common Shares and Warrants was approximately $2.0 million. Subject to certain ownership limitations, the Warrants will be exercisable on or after the 6-month anniversary of the issuance date (the “Initial Exercise Date”) at an exercise price equal to $6.75 per share of common stock, subject to adjustments as provided under the terms of the Warrants. The Warrants are exercisable for five years from the Initial Exercise Date.

The net proceeds to the Company from the transactions, after deducting the placement agent’s fees and expenses but before paying the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants was approximately $1.8 million. The Company used the net proceeds from the transactions for general corporate purposes, which may include business development activities, capital expenditures, working capital and general and administrative expenses.

The Company engaged Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC as exclusive placement agent for the issuance and sale of the Common Shares and Warrants, and paid Wainwright an aggregate fee equal to 7% of the gross proceeds received by the Company from the sale of the securities. The Company also paid Wainwright’s expenses of $75,000.

On December 19, 2016 the Company issued 3,333 shares of common stock to a consultant under the terms of a consulting services agreement which were fully vested upon date of grant.

On December 23, 2016 the Company issued 3,333 shares of common stock to consultants under the terms of a consulting services agreements which were fully vested upon date of grant.

II-4

During the three months ended March 31, 2017, the Company issued 1,767 shares of common stock to 2 individuals and 1 entity as a settlement on the acquisition of Integrio Technologies, LLC. The Company recorded an expense of $7,050 for the fair value of those shares.

During the three months ended March 31, 2017, the Company issued 18,905 of common stock for the settlement of $567,000 of shares held in escrow related to the LightMiner asset acquisition dated April 24, 2015.

On April 10, 2017, the Company issued 50,000 shares of common stock for services which were fully vested upon the date of grant. The Company recorded an expense of $141,000 for the fair value of those shares.

On April 19, 2017, the Company entered into an exchange agreement (the “Exchange Agreement”) with Hillair in connection with an interest payment due on May 9, 2017 pursuant to the Company’s 8% Original Issue Discount Senior Secured Convertible Debenture in the principal amount of $5,700,000. In accordance with the Exchange Agreement, solely in respect of the interest payment in the amount of $343,267 due on May 9, 2017, the parties agreed that $315,700 of such interest payment will be made in in the form of 110,000 shares of the Company’s common stock issued at an interest conversion rate equal to $2.87 per share. The shares were issued on April 20, 2017.

On May 8, 2017, Hillair delivered a conversion notice to the Company pursuant to which it converted 2,250 shares of the Company’s Series 1 Convertible Preferred Stock into 100,000 shares of the Company’s common stock. Such shares of common stock were issued on May 9, 2017.

The securities were issued in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering and where noted pursuant to Regulation D under the Securities Act. The Company relied on the representations made in the various subscription agreements, stock purchase agreements or other agreements signed by the persons receiving the securities. Unless otherwise specified above, no commissions were paid and no underwriter or placement agent was involved in these transactions.

II-5

ITEM 16.    Exhibits

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

1.1*	Form of Underwriting Agreement

2.1†	Asset Purchase and Merger Agreement dated March 1, 2013 by and among Sysorex Global Holdings Corp., Lilien, LLC and Lilien Systems.	S-1	333-190574	2.1	August 12, 2013

2.2	Agreement and Plan of Merger dated August 31, 2013 by and among Sysorex Global Holdings Corp., Sysorex Merger Sub, Inc., Shoom, Inc. and the Shareholder Representative.	S-1	333-191648	2.4	October 9, 2013

2.3	Agreement and Plan of Merger dated as of December 20, 2013, by and among Sysorex Global Holdings Corp., AirPatrol Corporation, AirPatrol Acquisition Corp. I, AirPatrol Acquisition Corp. II, and Shareholders Representative Services LLC.	S-1/A	333-191648	2.6	January 21, 2014

2.4	Amendment No. 1 to Agreement and Plan of Merger dated February 28, 2014 with AirPatrol Corporation.	S-1/A	333-191648	2.7	March 13, 2014

2.5	Amendment No. 2 to Agreement and Plan of Merger dated April 18, 2014 with AirPatrol Corporation.	8-K	001-36404	2.8	April 24, 2014

2.6	Waiver and Amendment No. 3 to Agreement and Plan of Merger dated May 30, 2014 with AirPatrol Corporation.	S-1	333-198502	2.9	August 29, 2014

2.7†	Asset Purchase Agreement, dated as of April 24, 2015, between Sysorex Global Holdings Corp., LightMiner Systems, Inc. and Chris Baskett.	8-K	001-36404	2.1	April 30, 2015

2.8	Agreement and Plan of Merger, dated as of December 14, 2015, between Sysorex Global Holdings Corp. and Sysorex Global.	8-K	001-36404	10.3	December 18, 2015

2.9†	Asset Purchase Agreement, dated November 14, 2016, among Integrio Technologies, LLC, Emtec Federal, LLC, Sysorex Government Services, Inc. and Sysorex Global.	8-K	001-36404	2.1	November 18, 2016

2.10	Amendment No. 1 to Asset Purchase Agreement, dated as of November 21, 2016, by and among Sysorex Global, Sysorex Government Services, Inc., Integrio Technologies, LLC and Emtec Federal, LLC.	8-K	001-36404	2.2	November 28, 2016

II-6

2.11	Agreement and Plan of Merger, dated as of February 27, 2017, between Sysorex Global and Inpixon.	8-K	001-36404	2.1	March 1, 2017

3.1	Restated Articles of Incorporation.	S-1	333-190574	3.1	August 12, 2013

3.2	Certificate of Amendment to Articles of Incorporation					X

3.3	Certificate of Amendment to Articles of Incorporation (Reverse Split)	8-K	001-36404	3.1	April 10, 2014

3.4	Articles of Merger (renamed Sysorex Global).	8-K	001-36404	3.1	December 18, 2015

3.5	Certificate of Designation of Preferences, Rights and Limitations of Series 1 Convertible Preferred Stock.	8-K	001-36404	3.1	August 10, 2016

3.6	Certificate of Correction.	8-K	001-36404	3.2	August 10, 2016

3.7	Articles of Merger (renamed Inpixon).	8-K	001-36404	3.1	March 1, 2017

3.8	Certificate of Amendment to Articles of Incorporation (Reverse Split)	8-K	001-36404	3.2	March 1, 2017

3.9*	Form of Certificate of Designation of Preferences, Rights and Limitations of Series 2 Convertible Preferred Stock.

3.10	Bylaws, as amended.	S-1	333-190574	3.2	August 12, 2013

4.1	Specimen Stock Certificate of the Corporation.	S-1	333-190574	4.1	August 12, 2013

4.2	Warrant to purchase common stock dated March 20, 2013 held by Bridge Bank N.A.	S-1	333-190574	4.3	August 12, 2013

4.3	Warrant to purchase common stock dated August 29, 2013 held by Bridge Bank N.A.	S-1	333-191648	4.5	October 9, 2013

4.4	Form of Underwriter’s Warrant.	S-1/A	333-191648	4.7	December 9, 2013

4.5	Warrant to purchase common stock dated December 15, 2016.	8-K	001-36404	4.1	December 12, 2016

4.6	8% Original Issue Discount Senior Convertible Debenture issued to Hillair Capital Investments L.P.	8-K	001-36404	4.1	August 10, 2016

II-7

4.7*	Form of Warrant to Purchase Common Stock.

5.1*	Legal Opinion of Mitchell Silberberg & Knupp LLP.

10.1+	Employment Agreement dated July 1, 2010, by and between the Corporation and Nadir Ali, as amended.	S-1	333-191648	10.7	October 9, 2013

10.2+	Amended and Restated 2011 Employee Stock Incentive Plan.	S-8	333-195655	10.22	May 2, 2014

10.3+	Form of Employment Agreement effective March 2013 between the Corporation and each of Geoffrey Lilien, Dhruv Gulati and Bret Osborn.	S-1	333-190574	10.5	August 12, 2013

10.4	Business Financing Agreement dated March 15, 2013 by and among the Sysorex Government Services, Inc., Lilien Systems and Bridge Bank, N.A.	S-1	333-190574	4.2	August 12, 2013

10.5+	Consulting Services Ordering Agreement dated as of April 1, 2013 by and between the Company and A. Salam Qureishi.	S-1	333-191648	10.16	March 13, 2014

10.6	Amendment to Business Financing Agreement, Waiver of Default and Consent dated as of August 29, 2013 between the Sysorex Global Holdings Corp. and Bridge Bank, N.A.	S-1	333-191648	10.3	October 9, 2013

10.7	Amendment Number Two to Business Financing Agreement, Waiver and Consent dated May 13, 2014 among Bridge Bank National Association, Lilien Systems and Sysorex Government Services, Inc.	10-Q	001-36404	4.4	May 15, 2014

10.8+	Director Services Agreement with Leonard A. Oppenheim dated October 21, 2014.	8-K	001-36404	10.1	October 27, 2014

10.9+	Director Services Agreement with Thomas L. Steding dated October 21, 2014.	8-K	001-36404	10.2	October 27, 2014

10.10+	Director Services Agreement with Kareem M. Irfan dated October 21, 2014.	8-K	001-36404	10.3	October 27, 2014

10.11+	Director Services Agreement with Tanveer A. Khader dated October 21, 2014.	8-K	001-36404	10.4	October 27, 2014

10.12+	Form of Non-Qualified Stock Option Agreement.	8-K	001-36404	10.5	October 27, 2014

II-8

10.13+	Form of Restricted Stock Award Agreement.	8-K	001-36404	10.6	October 27, 2014

10.14+	Employment Agreement, effective as of October 1, 2014, between Wendy Loundermon and the Company.	8-K	001-36404	10.8	October 27, 2014

10.15+	Form of Incentive Stock Option Agreement.	8-K	001-36404	10.9	October 27, 2014

10.16+	Release Agreement, dated January 30, 2015, between William Frederick and the Company.	8-K	001-36404	10.1	February 5, 2015

10.17	Amendment Number Three to Business Financing Agreement, Waiver and Consent dated December 31, 2014 among Bridge Bank National Association, Lilien Systems and Sysorex Government Services, Inc.	10-K	001-36404	10.18	March 27, 2015

10.18†	Amendment Number Four To Business Financing Agreement dated April 29, 2015 among Bridge Bank, N.A., Lilien Systems, Sysorex Government Services, Inc., Sysorex Federal, Inc., Sysorex Global Holdings Corp., Shoom, Inc. and AirPatrol Corporation.	8-K	001-36404	10.1	May 7, 2015

10.19+	Employment Agreement dated as of October 6, 2015 by and between Sysorex Global Holdings Corp. and Kevin R. Harris.	8-K	001-36404	10.1	October 13, 2015

10.20†	Amendment Number Five To Business Financing Agreement dated October 7, 2015 among Western Alliance Bank, Lilien Systems, Sysorex Government Services, Inc., Sysorex Federal, Inc., Sysorex Global Holdings Corp., Shoom, Inc. and AirPatrol Corporation.	8-K	001-36404	10.2	October 13, 2015

10.21+	Consulting Agreement dated as of November 1, 2015 by and between Sysorex Global Holdings Corp. and Thomas L. Steding.	10-Q	001-36404	10.3	November 13, 2015

10.22	Stock Assignment Agreement dated as of December 14, 2015 by and between Sysorex Federal, Inc., Sysorex Global Holdings Corp., and Lilien Systems	8-K	001-36404	10.1	December 18, 2015

10.23	Stock Assignment Agreement dated as of December 14, 2015 by and between AirPatrol Corporation and Sysorex Global Holdings Corp.	8-K	001-36404	10.2	December 18, 2015

II-9

10.24	Amendment Number Five To Business Financing Agreement dated March 25, 2016 among Western Alliance Bank, Sysorex USA, Sysorex Government Services, Inc. and Sysorex Global.	10-K	001-36404	10.37	March 30, 2016

10.25	Consulting Services Ordering Agreement Amendment No. 3 dated March 25, 2016 by and between the Company and A. Salam Qureishi.	10-K	001-36404	10.36	March 30, 2016

10.26	Amendment No. Six to Business Financing Agreement and Forbearance Agreement dated June 3, 2016 among Western Alliance Bank, Sysorex USA, and Sysorex Government Services, Inc.	8-K	001-36404	10.1	June 9, 2016

10.27	Amendment Number Seven to Business Financing Agreement by and between the Company and its subsidiaries and Western Alliance Bank, dated August 5, 2016.	8-K	001-36404	10.4	August 10, 2016

10.28	Securities Purchase Agreement dated as of August 9, 2016 by and between Sysorex Global and Hillair Capital Investments L.P.	8-K	001-36404	10.1	August 10, 2016

10.29	Security Agreement dated as of August 9, 2016 by and among Sysorex Global, Sysorex USA, Sysorex Government Services, Inc., Sysorex Canada Corp., Sysorex Arabia LLC and Hillair Capital Investments L.P.	8-K	001-36404	10.2	August 10, 2016

10.30	Subsidiary Guarantee dated as of August 9, 2016 made by Sysorex Global, Sysorex USA, Sysorex Government Services, Inc., Sysorex Canada Corp. and Sysorex Arabia LLC in favor of Hillair Capital Investments L.P.	8-K	001-36404	10.3	August 10, 2016

10.31	Loan and Security Agreement dated November 14, 2016 by and among GemCap Lending I, LLC and Sysorex Global, Sysorex USA and Sysorex Government Services, Inc.	8-K	001-36404	10.1	November 18, 2016

10.32	Loan Agreement Schedule dated November 14, 2016 by and among GemCap Lending I, LLC and Sysorex Global, Sysorex USA and Sysorex Government Services, Inc.	8-K	001-36404	10.2	November 18, 2016

10.33	Secured Promissory Note dated November 14, 2016 and issued to GemCap Lending I, LLC by Sysorex Global, Sysorex USA and Sysorex Government Services, Inc.	8-K	001-36404	10.3	November 18, 2016

II-10

10.34	Pre-Funding and Post-Closing Agreement dated November 14, 2016 by and among GemCap Lending I, LLC and Sysorex Global, Sysorex USA and Sysorex Government Services Inc.	8-K	001-36404	10.4	November 18, 2016

10.35	Subcontract Agreement Pending Novation, dated as of November 21, 2016, by and among Sysorex Global, Sysorex Government Services, Inc., Integrio Technologies, LLC and Emtec Federal, LLC.	8-K	001-36404	10.1	November 28, 2016

10.36	Securities Purchase Agreement dated December 12, 2016.	8-K	001-36404	10.1	December 12, 2016

10.37	Amendment Number 1 to the Loan and Security Agreement and to the Loan Agreement Schedule by and among GemCap Lending I, LLC and Sysorex Global, Sysorex USA and Sysorex Government Services, Inc.	8-K	001-36404	10.1	December 12, 2016

10.38	Engagement Letter between Sysorex Global and Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, dated as of December 10, 2016.	8-K	001-36404	10.2	December 12, 2016

10.39+	Employment Agreement dated November 4, 2016, by and between Sysorex USA and Soumya Das.	10-K	001-36404	10.51	April 17, 2017

10.40	Lease dated December 22, 2015, by and between Brandywine Operating Partnership, L.P. and Spectrum Systems, LLC (acquired by Inpixon Federal, Inc.)	10-K	001-36404	10.52	April 17, 2017

10.41	Commercial Lease Amendment dated September 19, 2016, by and between 424116 B.C. Ltd. and Sysorex Canada Corp.	10-K	001-36404	10.53	April 17, 2017

10.42	Addendum No. 3 to Lease dated April 30, 2008, dated February 6, 2017, by and between Balboa & Victory Partnership and Sysorex USA.	10-K	001-36404	10.54	April 17, 2017

10.43	Office Lease 101 Larkspur Landing Circle dated September 28, 2016, by and between Savoy Corporation and Sysorex USA.	10-K	001-36404	10.55	April 17, 2017

10.44	Early Occupancy Letter Agreement dated July 19, 2013, by and between St. John Properties, Inc. and AirPatrol Corporation (merged in to Inpixon USA).	10-K	001-36404	10.56	April 17, 2017

II-11

10.45	Lease Agreement dated August 21, 2014, by and between ECI Two Bayshore LLC and Sysorex Global Holdings Corp.	10-K	001-36404	10.57	April 17, 2017

10.46+	Offer Letter dated June 20, 2014, by and between Lilien Systems and Craig Harper.	10-K	001-36404	10.58	April 17, 2017

10.47+	Compensation Letter dated June 7, 2016, by and between Sysorex and Bret Osborn.	10-K	001-36404	10.59	April 17, 2017

10.48	Exchange Agreement by and between Inpixon and Hillair Capital Investments L.P., dated April 19, 2017.	8-K	001-36404	10.1	April 20, 2017

21	List of Subsidiaries of the Corporation.	10-K	001-36404	21	April 17, 2017

23.1	Consent of Marcum LLP.					X

23.2*	Consent of Mitchell Silberberg & Knupp LLP. (included in Exhibit 5.1).

24.1	Power of Attorney (see signature page hereto).					X

99.1	Master Services Agreement dated February 24, 2014 by and between Geneseo Communications, Inc. and the Corporation.	S-1/A	333-191648	99.1	March 21, 2014

101.INS*	XBRL Instant Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

*	To be filed by amendment.

+	Indicates a management contract or compensatory plan.

†	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the registrant undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the Commission.

II-12

ITEM 17.     UNDERTAKINGS.

(a)          The undersigned registrant hereby undertakes:

1.       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post -effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.     That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to the offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.       That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)        The undersigned registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on the 22nd day of May, 2017.

INPIXON

By:	/s/ Nadir Ali
Nadir Ali, Chief Executive Officer

By:	/s/ Kevin R. Harris
Kevin R. Harris, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nadir Ali and Kevin R. Harris, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) and any registration statement related thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nadir Ali	Chief Executive Officer and Director
Nadir Ali	(Principal Executive Officer)	May 22, 2017

/s/ Kevin R. Harris	Chief Financial Officer
Kevin R. Harris	(Principal Financial and Accounting Officer)	May 22, 2017

/s/ Tanveer Khader
Tanveer Khader	Director	May 22, 2017

/s/ Leonard Oppenheim
Leonard Oppenheim	Director	May 22, 2017

/s/ Kareem Irfan
Kareem Irfan	Director	May 22, 2017

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EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

1.1*	Form of Underwriting Agreement

2.1†	Asset Purchase and Merger Agreement dated March 1, 2013 by and among Sysorex Global Holdings Corp., Lilien, LLC and Lilien Systems.	S-1	333-190574	2.1	August 12, 2013

2.2	Agreement and Plan of Merger dated August 31, 2013 by and among Sysorex Global Holdings Corp., Sysorex Merger Sub, Inc., Shoom, Inc. and the Shareholder Representative.	S-1	333-191648	2.4	October 9, 2013

2.3	Agreement and Plan of Merger dated as of December 20, 2013, by and among Sysorex Global Holdings Corp., AirPatrol Corporation, AirPatrol Acquisition Corp. I, AirPatrol Acquisition Corp. II, and Shareholders Representative Services LLC.	S-1/A	333-191648	2.6	January 21, 2014

2.4	Amendment No. 1 to Agreement and Plan of Merger dated February 28, 2014 with AirPatrol Corporation.	S-1/A	333-191648	2.7	March 13, 2014

2.5	Amendment No. 2 to Agreement and Plan of Merger dated April 18, 2014 with AirPatrol Corporation.	8-K	001-36404	2.8	April 24, 2014

2.6	Waiver and Amendment No. 3 to Agreement and Plan of Merger dated May 30, 2014 with AirPatrol Corporation.	S-1	333-198502	2.9	August 29, 2014

2.7†	Asset Purchase Agreement, dated as of April 24, 2015, between Sysorex Global Holdings Corp., LightMiner Systems, Inc. and Chris Baskett.	8-K	001-36404	2.1	April 30, 2015

2.8	Agreement and Plan of Merger, dated as of December 14, 2015, between Sysorex Global Holdings Corp. and Sysorex Global.	8-K	001-36404	10.3	December 18, 2015

2.9†	Asset Purchase Agreement, dated November 14, 2016, among Integrio Technologies, LLC, Emtec Federal, LLC, Sysorex Government Services, Inc. and Sysorex Global.	8-K	001-36404	2.1	November 18, 2016

2.10	Amendment No. 1 to Asset Purchase Agreement, dated as of November 21, 2016, by and among Sysorex Global, Sysorex Government Services, Inc., Integrio Technologies, LLC and Emtec Federal, LLC.	8-K	001-36404	2.2	November 28, 2016

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2.11	Agreement and Plan of Merger, dated as of February 27, 2017, between Sysorex Global and Inpixon.	8-K	001-36404	2.1	March 1, 2017

3.1	Restated Articles of Incorporation.	S-1	333-190574	3.1	August 12, 2013

3.2	Certificate of Amendment to Articles of Incorporation					X

3.3	Certificate of Amendment to Articles of Incorporation (Reverse Split)	8-K	001-36404	3.1	April 10, 2014

3.4	Articles of Merger (renamed Sysorex Global).	8-K	001-36404	3.1	December 18, 2015

3.5	Certificate of Designation of Preferences, Rights and Limitations of Series 1 Convertible Preferred Stock.	8-K	001-36404	3.1	August 10, 2016

3.6	Certificate of Correction.	8-K	001-36404	3.2	August 10, 2016

3.7	Articles of Merger (renamed Inpixon).	8-K	001-36404	3.1	March 1, 2017

3.8	Certificate of Amendment to Articles of Incorporation (Reverse Split)	8-K	001-36404	3.2	March 1, 2017

3.9*	Form of Certificate of Designation of Preferences, Rights and Limitations of Series 2 Convertible Preferred Stock.

3.10	Bylaws, as amended.	S-1	333-190574	3.2	August 12, 2013

4.1	Specimen Stock Certificate of the Corporation.	S-1	333-190574	4.1	August 12, 2013

4.2	Warrant to purchase common stock dated March 20, 2013 held by Bridge Bank N.A.	S-1	333-190574	4.3	August 12, 2013

4.3	Warrant to purchase common stock dated August 29, 2013 held by Bridge Bank N.A.	S-1	333-191648	4.5	October 9, 2013

4.4	Form of Underwriter’s Warrant.	S-1/A	333-191648	4.7	December 9, 2013

4.5	Warrant to purchase common stock dated December 15, 2016.	8-K	001-36404	4.1	December 12, 2016

4.6	8% Original Issue Discount Senior Convertible Debenture issued to Hillair Capital Investments L.P.	8-K	001-36404	4.1	August 10, 2016

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4.7*	Form of Warrant to Purchase Common Stock.

5.1*	Legal Opinion of Mitchell Silberberg & Knupp LLP.

10.1+	Employment Agreement dated July 1, 2010, by and between the Corporation and Nadir Ali, as amended.	S-1	333-191648	10.7	October 9, 2013

10.2+	Amended and Restated 2011 Employee Stock Incentive Plan.	S-8	333-195655	10.22	May 2, 2014

10.3+	Form of Employment Agreement effective March 2013 between the Corporation and each of Geoffrey Lilien, Dhruv Gulati and Bret Osborn.	S-1	333-190574	10.5	August 12, 2013

10.4	Business Financing Agreement dated March 15, 2013 by and among the Sysorex Government Services, Inc., Lilien Systems and Bridge Bank, N.A.	S-1	333-190574	4.2	August 12, 2013

10.5+	Consulting Services Ordering Agreement dated as of April 1, 2013 by and between the Company and A. Salam Qureishi.	S-1	333-191648	10.16	March 13, 2014

10.6	Amendment to Business Financing Agreement, Waiver of Default and Consent dated as of August 29, 2013 between the Sysorex Global Holdings Corp. and Bridge Bank, N.A.	S-1	333-191648	10.3	October 9, 2013

10.7	Amendment Number Two to Business Financing Agreement, Waiver and Consent dated May 13, 2014 among Bridge Bank National Association, Lilien Systems and Sysorex Government Services, Inc.	10-Q	001-36404	4.4	May 15, 2014

10.8+	Director Services Agreement with Leonard A. Oppenheim dated October 21, 2014.	8-K	001-36404	10.1	October 27, 2014

10.9+	Director Services Agreement with Thomas L. Steding dated October 21, 2014.	8-K	001-36404	10.2	October 27, 2014

10.10+	Director Services Agreement with Kareem M. Irfan dated October 21, 2014.	8-K	001-36404	10.3	October 27, 2014

10.11+	Director Services Agreement with Tanveer A. Khader dated October 21, 2014.	8-K	001-36404	10.4	October 27, 2014

10.12+	Form of Non-Qualified Stock Option Agreement.	8-K	001-36404	10.5	October 27, 2014

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10.13+	Form of Restricted Stock Award Agreement.	8-K	001-36404	10.6	October 27, 2014

10.14+	Employment Agreement, effective as of October 1, 2014, between Wendy Loundermon and the Company.	8-K	001-36404	10.8	October 27, 2014

10.15+	Form of Incentive Stock Option Agreement.	8-K	001-36404	10.9	October 27, 2014

10.16+	Release Agreement, dated January 30, 2015, between William Frederick and the Company.	8-K	001-36404	10.1	February 5, 2015

10.17	Amendment Number Three to Business Financing Agreement, Waiver and Consent dated December 31, 2014 among Bridge Bank National Association, Lilien Systems and Sysorex Government Services, Inc.	10-K	001-36404	10.18	March 27, 2015

10.18†	Amendment Number Four To Business Financing Agreement dated April 29, 2015 among Bridge Bank, N.A., Lilien Systems, Sysorex Government Services, Inc., Sysorex Federal, Inc., Sysorex Global Holdings Corp., Shoom, Inc. and AirPatrol Corporation.	8-K	001-36404	10.1	May 7, 2015

10.19+	Employment Agreement dated as of October 6, 2015 by and between Sysorex Global Holdings Corp. and Kevin R. Harris.	8-K	001-36404	10.1	October 13, 2015

10.20†	Amendment Number Five To Business Financing Agreement dated October 7, 2015 among Western Alliance Bank, Lilien Systems, Sysorex Government Services, Inc., Sysorex Federal, Inc., Sysorex Global Holdings Corp., Shoom, Inc. and AirPatrol Corporation.	8-K	001-36404	10.2	October 13, 2015

10.21+	Consulting Agreement dated as of November 1, 2015 by and between Sysorex Global Holdings Corp. and Thomas L. Steding.	10-Q	001-36404	10.3	November 13, 2015

10.22	Stock Assignment Agreement dated as of December 14, 2015 by and between Sysorex Federal, Inc., Sysorex Global Holdings Corp., and Lilien Systems	8-K	001-36404	10.1	December 18, 2015

10.23	Stock Assignment Agreement dated as of December 14, 2015 by and between AirPatrol Corporation and Sysorex Global Holdings Corp.	8-K	001-36404	10.2	December 18, 2015

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10.24	Amendment Number Five To Business Financing Agreement dated March 25, 2016 among Western Alliance Bank, Sysorex USA, Sysorex Government Services, Inc. and Sysorex Global.	10-K	001-36404	10.37	March 30, 2016

10.25	Consulting Services Ordering Agreement Amendment No. 3 dated March 25, 2016 by and between the Company and A. Salam Qureishi.	10-K	001-36404	10.36	March 30, 2016

10.26	Amendment No. Six to Business Financing Agreement and Forbearance Agreement dated June 3, 2016 among Western Alliance Bank, Sysorex USA, and Sysorex Government Services, Inc.	8-K	001-36404	10.1	June 9, 2016

10.27	Amendment Number Seven to Business Financing Agreement by and between the Company and its subsidiaries and Western Alliance Bank, dated August 5, 2016.	8-K	001-36404	10.4	August 10, 2016

10.28	Securities Purchase Agreement dated as of August 9, 2016 by and between Sysorex Global and Hillair Capital Investments L.P.	8-K	001-36404	10.1	August 10, 2016

10.29	Security Agreement dated as of August 9, 2016 by and among Sysorex Global, Sysorex USA, Sysorex Government Services, Inc., Sysorex Canada Corp., Sysorex Arabia LLC and Hillair Capital Investments L.P.	8-K	001-36404	10.2	August 10, 2016

10.30	Subsidiary Guarantee dated as of August 9, 2016 made by Sysorex Global, Sysorex USA, Sysorex Government Services, Inc., Sysorex Canada Corp. and Sysorex Arabia LLC in favor of Hillair Capital Investments L.P.	8-K	001-36404	10.3	August 10, 2016

10.31	Loan and Security Agreement dated November 14, 2016 by and among GemCap Lending I, LLC and Sysorex Global, Sysorex USA and Sysorex Government Services, Inc.	8-K	001-36404	10.1	November 18, 2016

10.32	Loan Agreement Schedule dated November 14, 2016 by and among GemCap Lending I, LLC and Sysorex Global, Sysorex USA and Sysorex Government Services, Inc.	8-K	001-36404	10.2	November 18, 2016

10.33	Secured Promissory Note dated November 14, 2016 and issued to GemCap Lending I, LLC by Sysorex Global, Sysorex USA and Sysorex Government Services, Inc.	8-K	001-36404	10.3	November 18, 2016

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10.34	Pre-Funding and Post-Closing Agreement dated November 14, 2016 by and among GemCap Lending I, LLC and Sysorex Global, Sysorex USA and Sysorex Government Services Inc.	8-K	001-36404	10.4	November 18, 2016

10.35	Subcontract Agreement Pending Novation, dated as of November 21, 2016, by and among Sysorex Global, Sysorex Government Services, Inc., Integrio Technologies, LLC and Emtec Federal, LLC.	8-K	001-36404	10.1	November 28, 2016

10.36	Securities Purchase Agreement dated December 12, 2016.	8-K	001-36404	10.1	December 12, 2016

10.37	Amendment Number 1 to the Loan and Security Agreement and to the Loan Agreement Schedule by and among GemCap Lending I, LLC and Sysorex Global, Sysorex USA and Sysorex Government Services, Inc.	8-K	001-36404	10.1	December 12, 2016

10.38	Engagement Letter between Sysorex Global and Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, dated as of December 10, 2016.	8-K	001-36404	10.2	December 12, 2016

10.39+	Employment Agreement dated November 4, 2016, by and between Sysorex USA and Soumya Das.	10-K	001-36404	10.51	April 17, 2017

10.40	Lease dated December 22, 2015, by and between Brandywine Operating Partnership, L.P. and Spectrum Systems, LLC (acquired by Inpixon Federal, Inc.)	10-K	001-36404	10.52	April 17, 2017

10.41	Commercial Lease Amendment dated September 19, 2016, by and between 424116 B.C. Ltd. and Sysorex Canada Corp.	10-K	001-36404	10.53	April 17, 2017

10.42	Addendum No. 3 to Lease dated April 30, 2008, dated February 6, 2017, by and between Balboa & Victory Partnership and Sysorex USA.	10-K	001-36404	10.54	April 17, 2017

10.43	Office Lease 101 Larkspur Landing Circle dated September 28, 2016, by and between Savoy Corporation and Sysorex USA.	10-K	001-36404	10.55	April 17, 2017

10.44	Early Occupancy Letter Agreement dated July 19, 2013, by and between St. John Properties, Inc. and AirPatrol Corporation (merged in to Inpixon USA).	10-K	001-36404	10.56	April 17, 2017

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10.45	Lease Agreement dated August 21, 2014, by and between ECI Two Bayshore LLC and Sysorex Global Holdings Corp.	10-K	001-36404	10.57	April 17, 2017

10.46+	Offer Letter dated June 20, 2014, by and between Lilien Systems and Craig Harper.	10-K	001-36404	10.58	April 17, 2017

10.47+	Compensation Letter dated June 7, 2016, by and between Sysorex and Bret Osborn.	10-K	001-36404	10.59	April 17, 2017

10.48	Exchange Agreement by and between Inpixon and Hillair Capital Investments L.P., dated April 19, 2017.	8-K	001-36404	10.1	April 20, 2017

21	List of Subsidiaries of the Corporation.	10-K	001-36404	21	April 17, 2017

23.1	Consent of Marcum LLP.					X

23.2*	Consent of Mitchell Silberberg & Knupp LLP. (included in Exhibit 5.1).

24.1	Power of Attorney (see signature page hereto).					X

99.1	Master Services Agreement dated February 24, 2014 by and between Geneseo Communications, Inc. and the Corporation.	S-1/A	333-191648	99.1	March 21, 2014

101.INS*	XBRL Instant Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

*	To be filed by amendment.

+	Indicates a management contract or compensatory plan.

†	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the registrant undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the Commission.

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